As filed with the Securities and Exchange Commission on March 9, 2005

                                      Investment Company Act File No. 811-21655

 ===============================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2
                        (Check appropriate box or boxes)

|X| REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X| Amendment No. 2

                           A T FUNDS INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)

                             ----------------------

                      300 Pacific Coast Highway, Suite 305
                       Huntington Beach, California 92648
                    (Address of Principal Executive Offices)
               Registrant's Telephone Number, including Area Code:
                                 (714) 969-0521

                             ----------------------
                               Alexander L. Popof
                      300 Pacific Coast Highway, Suite 305
                       Huntington Beach, California 92648
                     (Name and Address of Agent for Service)

                          Copies of Communications to:

                              David A. Hearth, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                          55 Second Street, 24th Floor
                      San Francisco, California 94105-3441

                                       and

                            Mitchell E. Nichter, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                          55 Second Street, 24th Floor
                      San Francisco, California 94105-3441

                             ----------------------



This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Securities of Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may be made only by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Registrant.

================================================================================

                              CROSS REFERENCE SHEET

                                  PARTS A AND B

  Item No.                        Caption                                               Location
  --------                        -------                                               --------

PART A -- INFORMATION REQUIRED IN A PRIVATE PLACEMENT MEMORANDUM (PPM)
1.             Outside Front Cover Page........................  Outside Front Cover Page
2.             Inside Front and Outside Back Cover Page........  Inside Front and Outside Back Cover Page
3.             Fee Table and Synopsis..........................  Summary of Terms; Summary of Fund Expenses
4.             Financial Highlights............................  Not Applicable
5.             Plan of Distribution............................  Subscriptions for Shares
6.             Selling Shareholders............................  Not Applicable
7.             Use of Proceeds.................................  Use of.Proceeds
8.             General Description of the Registrant...........  Outside Front Cover Page; The Fund; Structure; Investment
                                                                 Program
9.             Management......................................  Management of the Fund; Board of Trustees; Management Team
10.            Capital Stock, Long-Term Debt, and Other          Inside Front Page; Voting; Capital Accounts and
               Securities......................................  Allocations; Tax.Aspects; Additional Information Regarding
                                                                 Trust Agreement
11.            Defaults and Arrears on Senior Securities.......  Not Applicable
12.            Legal Proceedings...............................  Not Applicable

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION (SAI)

13.            Table of Contents of the Statement of             Table of Contents of Statement of Additional Information
               Additional Information..........................  (SAI)
14.            Cover Page of SAI...............................  SAI
15.            Table of Contents of SAI........................  SAI
16.            General Information and History.................  Not Applicable
17.            Investment Objective and Policies...............  Investment Program.(PPM)
18.            Management......................................  Management of the Fund; Board of Trustees (PPM); Trustees
                                                                 and Officers (SAI)
19.            Control Persons and Principal Holders of          Not Applicable
               Securities......................................
20.            Investment Advisory and Other Services..........  Management of the Fund; The Adviser; The Subadviser; The
                                                                 Administrator (PPM); Approval of Advisory Services (SAI)
21.            Brokerage Allocation and Other Practices........  Brokerage (SAI)
22.            Tax Status......................................  Tax.Aspects (PPM)
23.            Financial Statements............................  Financial Statements (SAI)

                                TABLE OF CONTENTS
                                                                                                               Page


CROSS REFERENCE SHEET............................................................................................2

SUMMARY OF TERMS.................................................................................................3

SUMMARY OF FUND EXPENSES........................................................................................12

THE FUND........................................................................................................14

USE OF PROCEEDS.................................................................................................14

STRUCTURE.......................................................................................................14

INVESTMENT PROGRAM..............................................................................................14

         Investment Objective...................................................................................14

INVESTMENT STRATEGY.............................................................................................15

SELECTION AND CONTINUED EVALUATION OF PORTFOLIO FUNDS...........................................................17

ADDITIONAL INFORMATION ABOUT THE SUBADVISER'S INVESTMENT STRATEGY...............................................21

TYPES OF INVESTMENTS AND RELATED RISKS..........................................................................21

GENERAL.........................................................................................................21

                  General Economic and Market Conditions........................................................21

                  Market Risk...................................................................................21

                  Highly Volatile Markets.......................................................................21

                  Achievement of the Fund's Investment Goal and Objective.......................................22

                  General Trading Risks.........................................................................22

                  Multiple Subadvisers..........................................................................22

                  Availability of Investment Strategies.........................................................22

                  Commercial and Residential Mortgage-Backed Securities and Asset-Backed Securities.............22

                  Interest Rate Risk............................................................................23

                  Corporate Debt Obligations....................................................................23

                  Variable and Floating Rate Securities.........................................................23

                  Performance-Based Compensation Arrangements with Portfolio Managers...........................23

                  Lack of Diversification.......................................................................23

                  Activities of Portfolio Funds.................................................................24

                  Lack of Operating History.....................................................................24

                  Limits on Information.........................................................................24

                  Leverage; Short Sales; Options................................................................24

                  Illiquidity...................................................................................25

                  Foreign Securities............................................................................25

                  Currency Risks................................................................................26

                  High Yield Securities.........................................................................26

                  Futures Contracts.............................................................................26

                  Derivative Instruments........................................................................26

                  Equity-Related Instruments in General.........................................................27

                  Risk of Portfolio Investments.................................................................27

                  Risks of Arbitrage Strategies.................................................................27

                  Convergence Risk..............................................................................27

                  Absence of U.S. Regulation....................................................................27

                  Potential Conflicts of Interest...............................................................28

                  Other Clients of Portfolio Managers...........................................................28

                  When-Issued and Forward Commitment Securities.................................................28

                  Additional Risks..............................................................................28

OTHER RISKS.....................................................................................................28

         Lack of Operating History of the Fund..................................................................28

         Lack of Operating History of the Adviser...............................................................29

         Availability of Investment Opportunities...............................................................29

         Liquidity Risks........................................................................................29

         Repurchase Risks.......................................................................................29

         Potential Significant Effect of the Performance of a Limited Number of Investments.....................29

         Counterparty Credit Risk...............................................................................30

         Inadequate Return......................................................................................30

         Inside Information.....................................................................................30

         Recourse to the Fund's Assets..........................................................................30

         Possible Exclusion of a Shareholder Based on Certain Detrimental Effects...............................30

         Limitations on Transfer; No Market for Shares..........................................................31

LIMITS OF RISK DISCLOSURES......................................................................................31

CONFLICTS OF INTEREST...........................................................................................31

         Adviser and Subadviser.................................................................................31

                  Voting Rights in Private Funds................................................................31

                  Client Relationships..........................................................................32

                  Diverse Shareholders; Relationships with Shareholders.........................................32

                  Management of the Fund........................................................................32

                  Other Matters.................................................................................32

         Portfolio Managers.....................................................................................33

                  Performance-Based Compensation Arrangements...................................................33

MANAGEMENT OF THE FUND..........................................................................................33

         Board of Trustees......................................................................................33

         The Adviser............................................................................................33

         The Subadviser.........................................................................................33

         The Administrator......................................................................................34

         The Subadministrator...................................................................................34

         The Custodian..........................................................................................34

         Management Team........................................................................................34

                  Dennis Rhee...................................................................................35

                  Yung Lim......................................................................................35

                  Yoshihiko Nagakura............................................................................36

                  Jack Weiner...................................................................................36

                  Peter Ortiz...................................................................................37

                  Khemaridh Hy..................................................................................37

VOTING..........................................................................................................37

FEES AND EXPENSES...............................................................................................38

         Expenses...............................................................................................38

                  Non-Fund Expenses.............................................................................38

                  Fund Expenses.................................................................................38

                  Portfolio Fund Fees and Expenses..............................................................38

                  Expense Limitation............................................................................38

                  Organizational Expenses.......................................................................39

         Fees...................................................................................................39

                  Management Fee................................................................................39

SUBSCRIPTIONS FOR SHARES........................................................................................39

         Subscription Terms.....................................................................................39

         Eligible Investors.....................................................................................40

         Placement Fees.........................................................................................40

REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES................................................................40

         No Right of Redemption.................................................................................40

         Repurchases of Shares..................................................................................41

         Repurchase Procedures..................................................................................42

         Repurchase Fee.........................................................................................43

         Mandatory Repurchase...................................................................................43

         Transfers of Shares....................................................................................44

CAPITAL ACCOUNTS AND ALLOCATIONS................................................................................45

         Capital Accounts.......................................................................................45

         Allocation of Net Profits and Net Losses...............................................................45

         Allocation of Special Items - Certain Withholding Taxes and Other Expenditures.........................45

         Reserves...............................................................................................46

TAX ASPECTS.....................................................................................................46

         Tax Treatment of the Fund's Operations.................................................................46

                  Classification of the Fund....................................................................46

                  Allocation of Profits and Losses..............................................................47

                  Tax Elections; Returns; Tax Audits............................................................48

         Tax Consequences to a Withdrawing Shareholder..........................................................48

                  Distributions of Property.....................................................................48

         Tax Treatment of Fund Investments......................................................................49

                  In General....................................................................................49

                  Currency Fluctuations - "Section 988" Gains or Losses.........................................50

                  "Section 1256 Contracts"......................................................................50

                  Certain Securities Futures Contracts..........................................................51

                  Mixed Straddle Election.......................................................................51

                  Short Sales...................................................................................51

                  Effect of Straddle Rules on Shareholders' Securities Positions................................52

                  Limitation on Deductibility of Interest and Short Sale Expenses...............................52

                  Deductibility of Fund Investment Expenditures by Non-Corporate Shareholders...................52

                  Application of Rules for Income and Losses from Passive Activities............................53

                  Application of Basis and "At Risk" Limitations on Deductions..................................53

                  "Phantom Income" from Fund Investments........................................................53

         Non-U.S. Taxes.........................................................................................53

         Unrelated Business Taxable Income......................................................................54

         Certain Matters Relating to Specific Exempt Organizations..............................................55

                  Private Foundations...........................................................................55

                  Qualified Retirement Plans....................................................................56

                  Endowment Funds...............................................................................56

         Tax Shelter Reporting Requirements.....................................................................56

         Certain State and Local Taxation Matters...............................................................57

         ERISA Considerations...................................................................................57

FISCAL YEAR.....................................................................................................58

REPORTS TO SHAREHOLDERS.........................................................................................58

NET ASSET VALUE.................................................................................................58

ADDITIONAL INFORMATION REGARDING THE TRUST AGREEMENT............................................................61

         Liability of Shareholders..............................................................................61

         Liability of Trustees and Officers.....................................................................61

         Amendment of the Trust Agreement.......................................................................61

         Power of Attorney......................................................................................62

         Term, Dissolution and Liquidation......................................................................62

PRIVACY NOTICE FOR INDIVIDUAL INVESTORS.........................................................................62

INQUIRIES.......................................................................................................63

APPENDIX A FORM OF DECLARATION OF TRUST........................................................................A-1

APPENDIX B ADDITIONAL INFORMATION..............................................................................B-1

PART B:  STATEMENT OF ADDITIONAL INFORMATION......................................................................

PART C:  OTHER INFORMATION........................................................................................

SIGNATURES........................................................................................................

                          PRIVATE PLACEMENT MEMORANDUM

               Date of Private Placement Memorandum: March 9, 2005




                                A T FUND OF FUNDS



                                 A T FUNDS, LLC

                                     Adviser
                                ================


                             TREESDALE PARTNERS, LLC
                                   Subadviser

                                ================


                      ALLEGIANCE INVESTMENT MANAGEMENT, LLC
                                  Administrator

                                ================

                       FORUM ADMINISTRATIVE SERVICES, LLC
                                Subadministrator


         The A T Fund of Funds (the "Fund") is the sole series of the A T Funds Investment Trust (the "Company"), which is a newly formed Delaware statutory trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company. The Fund will operate as a "fund-of-hedge funds." The Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns by investing in investment funds ("Portfolio Funds") managed by various investment managers ("Portfolio Managers") that use a variety of investment strategies. The Fund cannot guarantee that its investment objective will be achieved or that its portfolio design and risk monitoring strategies will be successful. See "TYPES OF INVESTMENT AND RELATED RISKS" on page 21 and "OTHER RISKS" on page 28 of this Private Placement Memorandum.

         This Private Placement Memorandum ("PPM") applies to the private placement of shares of common stock of the Fund ("Shares"). The Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The Fund will issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This PPM shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this PPM. Neither the U.S. Securities and

Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or determined if this PPM is truthful or complete. Any representation to the contrary is a criminal offense.

         If you purchase Shares of the Fund, you will become bound by the terms and conditions of the Company's Agreement and Declaration of Trust ("Trust Agreement"). A copy of the Trust Agreement is attached as an appendix to the PPM.


--------------------------------------------------------------------------------------------
                       Offering Price       Maximum Placement Fee (1)     Proceeds to the Fund
--------------------------------------------------------------------------------------------
Per Share              $100                 3%                            $97
--------------------------------------------------------------------------------------------
Minimum Total (2)      $20,000,000          3%                            $19,400,000
--------------------------------------------------------------------------------------------
Maximum Total (2)      N/A                  N/A                           N/A
--------------------------------------------------------------------------------------------


         (1) Investors may be charged Placement Fees of up to three percent (3%), in the sole discretion of their account executives. Financial intermediaries and other entities may be retained by the Fund to assist in the placement of Shares ("Placement Agents"). A Placement Agent may charge investors a sales commission of up to three percent (3%) (the "Placement Fee"), based on the amount invested in the Fund through the Placement Agent. The Placement Fee will be deducted from the investor's subscription amount, will not constitute an investment in Shares and it will not form part of the assets of the Fund.

         (2) The minimum aggregate subscription amount is the amount that the Adviser determines is sufficient for the Fund to implement its investment objectives and strategies. The Adviser currently anticipates the minimum aggregate subscription amount to be $20 million, but it may be less.

         The Shares will not be listed on any securities exchange and it is not anticipated that a secondary market for the Shares will develop. The Shares are also subject to substantial restrictions in transferability and resale and may not be transferred or resold except as permitted under the Trust Agreement. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor's option nor will they be exchangeable for interests or shares of any other fund, because the Company is a closed-end investment company. As a result, you may not be able to sell or otherwise liquidate your Shares. If the Fund does not repurchase your Shares within two years after your request that the Fund repurchase all of your Shares, the Fund will be liquidated. It may take the Fund a substantial period of time to liquidate its assets. As a result, your investment could be locked up for two years or substantially longer depending on the Fund's ability to repurchase Shares or liquidate its assets. Your investment is also at risk of possible loss of the total amount invested. The Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment. See "TYPES OF INVESTMENT AND RELATED RISKS" on page 21, "OTHER RISKS" on page 28 and "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES" on page 39 of this PPM.

         You should not construe the contents of this PPM as legal, tax or financial advice. You should consult your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

         This PPM concisely provides the information that you should know about the Fund before investing. You are advised to read this PPM carefully and to retain it for future reference. The Fund's Statement of Information ("SAI"), dated March 9, 2005, is filed with this PPM, and the table of contents for the SAI can be found in Part B of this registration statement. Additional information about the Company has been filed with the SEC and is available upon request and without charge by writing to the Company at the address above. You can also obtain other information about the Company, on the SEC's website (http://www.sec.gov). The address of the SEC's Internet site is provided solely for the information of prospective investors and is not intended to be an active link.

         The date of this PPM is March 9, 2005.

                                SUMMARY OF TERMS

The Fund A T Fund of Funds (the "Fund") is the sole series of A T Investment Trust (the "Company"), which is a newly formed Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified, management investment company.

                          The Fund is a specialized investment vehicle that may be referred to as a private "fund-of-hedge funds." It is similar to certain other investment funds in that shares of common stock of the Fund (the "Shares") will be sold in large minimum denominations to high net worth individuals and institutional investors ("Investors") and will be subject to substantial restrictions on transferability. However, unlike certain other investment funds, the Fund has registered under the 1940 Act to be able to offer the Shares without limiting the number of Investors who can participate in its investment program.

Adviser A T Funds, LLC, a Delaware limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), will serve as the Fund's investment adviser (the "Adviser"). The Adviser is a direct subsidiary owned equally by the Subadviser and the Administrator.

Subadviser                Treesdale Partners, LLC, a Delaware limited liability
                          company and an investment adviser registered under the Advisers Act, will serve as the Fund's subadviser (the
                          "Subadviser"), and will be responsible for management of the Fund's investment portfolio.

                          The Subadviser is headquartered in New York, New York. It currently operates as a specialized asset management company managing a sector fund of hedge funds focusing on `best of breed' relative value fixed income funds. As of January 1, 2005, the Subadviser had approximately $316 million of assets under management.

Administrator             Allegiance Investment Management, LLC, a Delaware
                          limited liability company carrying on business as Allegiance Capital, will serve as the Fund's primary administrator and will provide certain administrative services to the Fund (the "Administrator").

Subadministrator          Forum Administrative Services, LLC, a Delaware limited
                          liability company, will serve as the Fund's subadministrator (the "Subadministrator"). The
                          Subadministrator is an indirect, wholly-owned subsidiary of Citigroup Inc. The Fund will reimburse the Administrator for the fees paid to the Subadministrator.

Investment                The Fund's investment objective is to seek
Program                   risk-adjusted, fixed-income, absolute returns
                          regardless of the market conditions. The Fund will operate as a "fund of hedge funds."

                          The Fund will seek to accomplish its objective by investing its assets in investment funds ("Portfolio Funds") that are managed by various investment managers ("Portfolio Managers") that use an "absolute return" investment strategy. An "absolute return" investment strategy refers to a broad class of investment strategies that historically have exhibited limited correlation to each other or to the performance of major equity and debt market indices. The Subadviser expects the selected Portfolio Funds to invest primarily in relative value, market neutral strategies in the fixed-income markets that are intended to generate consistent returns. The Subadviser also expects the Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios.

                          The Portfolio Funds may invest in various instruments, including, among other things, public and private, leveraged and non-leveraged, U.S. and foreign, long and short positions in fixed-income debt instruments, cash and cash equivalents, options, warrants, futures and other commodities, currencies, over-the-counter derivative instruments (such as swaps), securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments; and real estate related securities (collectively, "Financial Instruments").

                          In addition to investments in Portfolio Funds, the Fund may, to the extent permitted by applicable law on exemptive relief obtained by the Fund, allocate assets directly to Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor. Portfolio Managers to whom managed account or special purpose investment vehicle allocations are made are referred to in this PPM as "Direct Allocation Portfolio Managers." For purposes of the Fund's investment objectives, strategies, policies and restrictions and investment limitations under the 1940 Act, the Fund will "look through" to the underlying investments of any managed accounts or special purpose investment vehicles it creates for the specific purpose of facilitating management of the Fund's assets by a Direct Allocation Portfolio Manager (as opposed to Portfolio Funds formed and managed by third parties). Other Portfolio Funds in which the Fund invests, however, are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act.

                          See "INVESTMENT PROGRAM."

Selection and             It will be the responsibility of the Subadviser to
Continued                 research and select the Portfolio Funds, to satisfy
Evaluation of             itself as to the suitability of the terms and
Portfolio Funds           conditions of the Portfolio Funds or, where relevant,
                          negotiate the respective portfolio management agreements with the Portfolio Managers, and to allocate and reallocate the assets of the Fund among Portfolio Funds. The Subadviser will make its allocation decisions based on its view of the optimal mix of investment sectors and styles, using advanced risk analytics and asset allocation analysis. The risk profile of the Fund's portfolio will be monitored using advanced risk management tools. The major types of risks that will be evaluated include duration, convexity, volatility, prepayment, basis, liquidity, leverage and financing.

                          Portfolio Funds are chosen on the basis of selection criteria and risk parameters established by the Subadviser, including an analysis of the Portfolio Fund's performance during various time periods and market cycles and the Portfolio Manager's reputation, experience, training and investment philosophy and policies. In addition, the Portfolio Manager's ability to provide timely and accurate reporting and its internal controls will be considered. In an effort to optimize its investment program, the Subadviser may allocate a portion of the Fund's assets to Portfolio Funds that lack historical track records but, in the Subadviser's judgment, offer exceptional potential. The Subadviser will also maintain an ongoing "qualified and preferred" list of Portfolio Funds.

                          The Subadviser will monitor each Portfolio Fund on an ongoing basis, and investment policies and philosophy will be discussed with each Portfolio Manager regularly. The identity and number of Portfolio Funds for the Fund is likely to change over time. The Subadviser may remove a Portfolio Fund or allocate to a new Portfolio Fund without prior notice to or the consent of the Shareholders.

                          The Fund may invest through investment partnerships, corporations and other entities managed by Direct Allocation Portfolio Managers, as well as through accounts managed by Direct Allocation Portfolio Managers. To the extent permitted by applicable law, some of the investments may be made through one or more investment entities for which the Subadviser or an associated person may serve as the general partner, sponsor or manager.

Potential Benefits        The Fund will offer the benefits associated with the
of Investing in the       Portfolio Funds' individual investment strategies. In
                          addition, by allocating its assets among a number of Portfolio Funds, the Fund

Fund has the potential to invest in a wider array of investments than would be possible by investing in a single Portfolio Fund. The Subadviser expects that by allocating the Fund's assets for investment among multiple Portfolio Funds, the Fund may reduce the volatility inherent in a direct investment in any single Portfolio Fund.

                          An investment in the Fund will enable investors to have their assets managed by a group of Portfolio Managers whose services generally are not available to the general investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also will enable investors to invest with a cross section of Portfolio Funds without being subject to the high minimum investment requirements that Portfolio Funds typically impose on investors.

Risk Factors              The investment program of the Fund is speculative and
                          involves substantial risks. There can be no assurance that the investment objective of the Fund will be achieved. The investment performance of the Fund will depend on the performance of the Portfolio Funds with which the Fund invests, and the Subadviser's ability to select Portfolio Funds and to allocate and reallocate effectively the Fund's assets among Portfolio Funds. The value of an investment in the Fund will fluctuate with changes in the values of the Portfolio Fund's investments.

                          The general risks of an investment in the Fund including the following:

                          Investing in the Fund can result in a loss of capital invested.

                          Shares will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer and have very limited liquidity.

                          Portfolio Funds may borrow, issue debt or other senior securities and utilize other forms of leverage. If a Portfolio Fund issues preferred stock, the holders of such preferred stock may have voting rights superior to those of other investors in such Portfolio Fund, including the Fund, and may be able to block actions that are in the best interests of such other investors, including the Fund. The use of leverage presents opportunities for increasing total return, but it also has the effect of potentially increasing losses. The cumulative effect of the use of leverage in a market that moves adversely to a leveraged investment could result in a substantial loss that would be greater than if leverage were not used. In periods of extreme market volatility, the need to sell assets in a declining market can cause even greater losses, as prices may be artificially depressed. Claims of creditors with respect to the borrowed funds may be senior to those of the Fund and other investors in such Portfolio Funds.

                          The use of short sales and derivative transactions by Portfolio Funds can result in significant losses to the Fund.

                          The Fund is a non-diversified fund and invests in Portfolio Funds that may not have diversified investment portfolios and may, in some cases, concentrate their investments in a single sector or group of related sectors, thereby increasing investment risk.

                          The Fund is, and certain Portfolio Funds may be, newly formed and have no operating histories upon which investors can evaluate their performance.

                          By investing in Portfolio Funds indirectly through the Fund, an investor indirectly bears a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an investor in Portfolio Funds. These are in addition to the fees paid by the Fund to the Adviser and the operating expenses of the Fund.

                          The incentive-based allocations assessed by Portfolio Managers and borne by the Fund may create an incentive for Portfolio Managers to make investments that are riskier or more speculative than those that might have been made in the absence of incentive-based allocations. In addition, because an incentive-based allocation will generally be calculated on a basis that includes unrealized appreciation of a Portfolio Fund's assets, the allocation may be greater than if it were based solely on realized gains. Because the Portfolio Managers value the Portfolio Funds they manage, which directly impacts the amount of incentive-based allocations they receive, Portfolio Managers face a conflict of interest in performing such valuations.

                          Each Portfolio Manager will receive any
                          incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Funds and the Fund generally. Accordingly, a Portfolio Manager that manages a Portfolio Fund with positive performance may receive incentive-based compensation from the Fund, which will be borne indirectly by the Fund's investors, even if the Fund's overall returns are negative.

                          Investment decisions for Portfolio Funds are made by Portfolio Managers independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing securities of an issuer whose securities are being sold by another Portfolio Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

                          Various risks are associated with the securities and other instruments in which Portfolio Funds may invest, their investment strategies and the specialized investment techniques they may use.

                          Portfolio Funds often will not be registered as investment companies under the 1940 Act. Therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds. There are no restrictions on the proportion of its assets the Fund may invest in unregistered investment companies. To the extent that all of the Portfolio Funds in which the Fund invests are unregistered investment companies, the Fund's entire portfolio will lack 1940 Act protections, even though the Company is itself registered under the 1940 Act.

                          Portfolio Funds may invest in securities of companies in foreign countries, which involves potential risks not typically involved in investing in domestic securities. Such risks may include the instability of foreign governments, possibility of expropriation, limitations on the use or removal of assets, changes in governmental administration or economic or monetary policy, changes in dealings between nations, foreign tax laws or confiscatory taxation, exchange rate risk, higher expenses due to the costs of conversions between various currencies and foreign brokerage commissions, less liquidity, more volatility, less governmental supervision, lack of uniform accounting, auditing and financial reporting standards, and potential difficulties in enforcing contractual obligations.

                          Certain Portfolio Managers may not be willing to fully disclose the investment positions of the Portfolio Funds on a timely basis. Even in cases where the Portfolio Manager does provide information to the Subadviser, the Subadviser may have little or no means of independently verifying information provided. Therefore, the Subadviser may not be able to ascertain whether Portfolio Funds are adhering to their disclosed investment strategies and their investment and risk management policies. A Portfolio Fund may use proprietary investment strategies that are not fully disclosed to the Subadviser, which may involve risks under some market conditions that are not anticipated by the Subadviser.

                          To the extent the Fund purchases non-voting securities of a Portfolio Fund or waives its right to vote its securities with respect to Portfolio Funds, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Fund's investment in the Portfolio Fund. Although the Fund does not currently intend to invest primarily in non-voting securities, there are no restrictions on the Fund's ability to invest in such securities. If all of the Fund's assets were invested in non-voting securities, the Fund would have no voting rights with respect to its portfolio holdings.

                          To the extent the Fund invests in Portfolio Funds that allow its investors to effect withdrawals only at certain specified times, the Fund may not be able to withdraw its investment in a Portfolio Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund's investment return. There are no restrictions as to the proportion of its assets the Fund may invest in such Portfolio Funds. To the extent that all of the Portfolio Funds in which the Fund invests place restrictions on the Fund's ability to withdraw its investment, the Fund's entire portfolio may be illiquid at any particular time.

                          To the extent the Fund invests in Portfolio Funds that are permitted to distribute securities in kind to investors making withdrawals, upon the Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, the Fund may receive securities that are illiquid or difficult to value.

                          The investment activities of the Adviser, Subadviser, Portfolio Managers and their affiliates for their own accounts and for other accounts they manage may give rise to conflicts of interest that may disadvantage the Fund.

                          See "TYPES OF INVESTMENTS AND RELATED RISKS," "OTHER RISKS" and "CONFLICTS OF INTEREST."


Board of Trustees         The Board of Trustees of the Company (individually, a
                          Trustee and collectively, the Board of Trustees) has overall responsibility for the management and supervision of the operations of the Fund. The initial
                          Trustees serving on the Board of Trustees have been elected by the organizer of the Company. By signing the Trust Agreement, each investor in Shares (a
                          "Shareholder") will be deemed to have voted for the election of each of the Trustees. Any vacancy on the Board of Trustees may be filled by the remaining
                          Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders. Seventy-five percent (75%) of the Trustees are persons who are not "interested persons" (as defined by the 1940 Act) of the Company, the Adviser, the Subadviser or their affiliates (the "Independent Trustees"). See
                          "MANAGEMENT OF THE FUND" and "VOTING."

Expenses The Adviser and the Subadviser will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Funds and the fees and expenses of any distributors (other than Placement Agents) that may be retained by them. The Adviser may share a portion of its Management Fee with outside distribution agents. The Administrator will bear the expenses for sales, marketing, distribution and client servicing with respect to the Fund. The Fund will bear all other ordinary operating and extraordinary expenses, including, among other things, all expenses related to the formation and organization of the Fund, initial and on-going registration requirements of the Fund, and day-to-day operations, administration, third-party research, record keeping and compliance of the Fund.

                          The Adviser has contractually agreed to reduce its fees, or to pay or absorb the ordinary operating expenses of the Fund, to the extent necessary to limit the ordinary operating expenses of the Fund to 2.5% per annum of the Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses reduced, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred. Subject to authorization by the Board of Trustees, the Fund will reimburse the Adviser for such amounts carried forward, which reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders.

                          See "FEES AND EXPENSES."

Management Fee            In consideration of the advisory and other services
                          provided by the Adviser to the Fund, the Fund will pay the Adviser a monthly fee of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets (the
                          "Management Fee"). The Management Fee will be an expense out of the Fund's assets. The Fund will not pay any separate fees to the Subadviser and the Administrator, but they will be compensated through their respective ownership of the Adviser. The Fund will reimburse the Administrator for any fees the Administrator pays to the Subadministrator.

                          See "FEES AND EXPENSES."

Repurchase                Fee If a Shareholder tenders any of its Shares to the
                          Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were initially purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied against the Shareholder. The Fund will retain that repurchase fee.

Eligibility               Each prospective investor will be required to certify
                          that the Shares subscribed for are being acquired directly or indirectly for the account of an "accredited investor" (within the meaning of Regulation D under the Securities Act - see
                          "SUBSCRIPTIONS FOR SHARES - Eligible Investors").
                          Investors who are "accredited investors" are referred to in this PPM as "Eligible Investors." Existing
                          Shareholders subscribing for additional Shares will be required to qualify as "Eligible Investors" at the time of the additional subscription. The qualifications required to invest in the Fund will appear in a subscription agreement that must be completed by each prospective investor.

Suitability               An investment in the Fund involves substantial risks
                          and is not necessarily suitable for all Eligible
                          Investors. You may lose some or all of your investment in the Fund. Before making a decision to invest in the Fund, you should consider whether the investment is consistent with your investment goals and needs and your personal financial situation, considering such factors as personal net worth, income, age, risk tolerance and liquidity needs.

Subscription              Each Shareholder must subscribe for a minimum initial
for Shares                minimum initial investment in the Fund of $100,000.
                          Additional investments in the Fund must be made in a minimum amount of $50,000. The minimum initial and additional investments may be reduced by the Board of Trustees with respect to individual investors or classes of investors (as, for example, with respect to certain control persons, officers and employees of the Company, the Adviser, the Subadviser, the Administrator or their affiliates).

                          The offering is contingent upon receipt of a minimum aggregate subscription amount that the Adviser determines is sufficient for the Fund to implement its investment objectives and strategies as contemplated in this PPM. The Adviser currently anticipates the minimum aggregate subscription amount to be $20 million, but it may be less. All subscription amounts may be held in escrow for a period of up to 120 days following the initial closing date. If the Fund has not received a sufficient aggregate subscription amount by the end of such 120 day period, all subscription amounts received and held in escrow will be returned to subscribing investors, without payment of interest. Notwithstanding the above, the offering date may be extended a reasonable period, upon appropriate disclosure to subscribing investors. If the period is extended, the Fund will provide subscribing investors a reconfirmation offer, under which those subscribers must affirmatively elect to reconfirm their subscription. Any subscribing investor not reconfirming a subscription will have its subscription funds returned, without payment of interest.

                          The Fund intends to accept initial and additional subscriptions for Shares as of the first business day of each calendar month, except that the Fund may offer Shares more or less frequently as determined by the Board of Trustees. All subscriptions are subject to the receipt by the Fund of cleared funds prior to the applicable subscription date in the full amount of the subscription. A prospective investor must also submit a completed subscription agreement before the applicable subscription date, provided that such subscription agreement may require both earlier submission of the completed agreement and earlier receipt by the Fund of cleared funds. The Board of Trustees reserves the right to reject any subscription for Shares (or portions of Shares) and may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.

Initial Closing Date      The initial closing date (the "Closing Date") for
                          subscriptions for Shares is March 31, 2005; provided, however, that the Fund, in its sole discretion, may postpone the initial Closing Date for up to 95 days.

Placement Agents          Financial institutions and other entities may be
                          retained by the Fund to assist in the placement of Shares. These entities ("Placement Agents"), which may be affiliated with the Adviser, will generally be entitled to receive a sales commission of up to three percent (3%) (the "Placement Fee") from each investor purchasing Shares through a Placement Agent. The
                          Placement Fee will be based on a formula that takes into account the amount invested through the Placement
                          Agent, and will be deducted from a prospective investor's subscription amount. The Placement Fee will not constitute an investment in Shares and it will not form part of the assets of the Fund. The Placement Fee may be adjusted or waived at the sole discretion of the Placement Agent, and is expected to be waived for institutional investors, and certain control persons, officers and employees of the Company, Adviser, Subadviser, Administrator, Placement Agents and certain of their affiliates. See "SUBSCRIPTIONS FOR
                          SHARES - PLACEMENT FEES."

Transfer Restrictions     Any Shares (or portion of a Share) held by a
                          Shareholder may be transferred only (i) by operation of law due to the death, divorce, bankruptcy, insolvency or dissolution of the Shareholder, or (ii) under certain limited circumstances, with the prior written consent of the Board of Trustees (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

                          A Shareholder who transfers any Share will be charged reasonable expenses incurred by the Fund or the Board of Trustees in connection with the transfer. Such expenses may include attorneys' and accountants' fees. Such expenses will vary depending on the complexity of the transfer and other circumstances and whether an opinion of legal counsel is required. Generally, a simple transfer of Shares (which would typically not include a transfer in which an opinion of counsel was required) should not be expected to incur expenses of more than approximately $500 to $1,000, but actual expenses could be less or greater than this estimate.

                          See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF
                          SHARES."

Redemptions and           Shares are not redeemable and a Shareholder has no
Repurchases of            right to require the Fund to redeem its Shares.
Shares by the Fund

                          The Fund will from time to time make offers to repurchase Shares from Shareholders, at such times and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendations of the Adviser. The Board of Trustees will also consider the following factors, among others, in making this determination: (i) whether any Shareholders have requested the Fund to repurchase Shares; (ii) the liquidity of the Fund's assets; (iii) the investment plans and working capital requirements of the Fund; (iv) the relative economies of scale with respect to the size of the Fund; (v) the history of the Fund in repurchasing Shares; (vi) the economic condition of the securities markets; and
                          (vii) the anticipated tax consequences of any proposed repurchases of Shares.

                          The Trust Agreement generally provides that the Fund will be dissolved if the Shares of any Shareholder that has submitted a written request to the Fund for the repurchase of all of its Shares, in accordance with the terms of the Trust Agreement, are not repurchased by the Fund within a period of two years following the date the request is received by the Fund.

                          If a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase, the Fund may choose to repurchase only a pro rata portion of the Shares tendered by each Shareholder. In addition, a Shareholder who tenders for repurchase only a portion of its Shares will be required to maintain a minimum Share account balance of $100,000, or such lesser amount as the Board of Trustees may determine. The Fund maintains the right to reduce the portion of the Shares to be repurchased from a Shareholder so that the required minimum Share account balance is maintained.

                          The Fund may repurchase all or part of a Shareholder's Shares if, among other reasons, ownership of Shares by a Shareholder would cause the Fund or the Adviser to be in violation of the securities, commodities or other laws of the U.S. or any other relevant jurisdiction.

                          See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF
                          SHARES."

Taxation The Fund intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Fund itself should not be subject to U.S. federal income tax, and each Shareholder will be required to report on his, her or its own annual tax return the Shareholder's distributive share of the Fund's taxable income or loss. If the Fund was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund generally would be treated as dividends to the extent of the Fund's earnings and profits. See "TAX ASPECTS."


Employee Benefit          Investors subject to the Employee Retirement Income
Plans and Other           Security Act of 1974, as amended ("ERISA") and other
Tax-Exempt                tax-exempt entities (each, a "tax-exempt entity") may
Entities                  purchase Shares in the Fund. Because the Fund has
                          registered as an investment company under the 1940
                          Act, so long as that registration is in effect the Fund's assets would not be deemed to be "plan assets" for purposes of ERISA, and would not be considered
                          "plan assets" for purposes of the fiduciary responsibility rules and prohibited transaction rules contained in ERISA and Section 4975 of the Code.

                          Portfolio Funds may utilize leverage in connection with their investment or trading activities with the result that a tax-exempt entity that is a Shareholder may incur income tax liability with respect to its share of the net profits derived from these leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" within the meaning of the Code. The Fund will provide to Shareholders that are tax-exempt entities such accounting information as is available to the Fund to assist the Shareholders in reporting unrelated business taxable income for income tax purposes.

                          Investment in the Fund by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this PPM and to consult their legal, tax and accounting advisors with respect to their consideration of an investment in the Fund.

                          See "TAX ASPECTS."

Fiscal Year               For accounting purposes, the Fund's fiscal year is the
                          12-month period ending on March 31. The first fiscal year of the Fund will commence on the Closing Date and will end on March 31, 2005. The 12-month period ending
                          December 31 of each year will be the taxable year of the Fund.

Reports to                The Fund will furnish to Shareholders as soon as
Shareholders              practicable after the end of each taxable year
                          information as is required by law to assist the Shareholders in preparing their tax returns. A
                          Portfolio Manager's delay in providing this information to the Fund could delay the Fund's preparation of tax information for investors, which might require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders also will be sent quarterly reports regarding the Fund's operations during each quarter. See "TYPES OF INVESTMENTS AND RELATED RISKS."

Custodian                 Citibank, N.A. (the "Custodian"), will provide certain
                          custodial services to the Fund. Fees payable to the Custodian for these services, and reimbursement for the Custodian's out-of-pocket expenses, will be paid by the Fund.

Term The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Trust Agreement.

                            SUMMARY OF FUND EXPENSES

         By investing in the Fund, Shareholders will directly pay the fees and expenses charged by the Fund, and will indirectly bear the fees and expenses incurred by the Fund, including fees and expenses charged by the Portfolio Funds. The following table illustrates the fees and expenses that the Fund will charge Shareholders and the fees and expenses that the Fund expects to incur and that Shareholders will bear indirectly. However, the table does not illustrate the fees and expenses that the Portfolio Funds will charge the Fund.

     Shareholder Transaction Expenses

        Maximum Placement Fee (percentage of investment amount) (1)      3.0%

        Repurchase Fee (percentage of repurchase value) (2)              2.0%

     Annual Expenses (as a percentage of the Fund's net assets)

        Management Fee (to the Adviser)                                  2.0%

        Other expenses (3)                                               0.5%

        Total Annual Expenses (4) (5)                                    2.5%

     (1) In connection with initial and additional investments, investors may be charged Placement Fees of up to three percent (3%) based on the amounts transmitted in connection with their subscriptions, in the sole discretion of their account executives. See "SUBSCRIPTIONS FOR SHARES - PLACEMENT FEES."

     (2) If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were initially purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied by the Fund against the Shareholder.

     (3) "Other expenses" is an estimate based on anticipated payments to the Fund and anticipated expenses for the first year of the Fund's operations, and includes professional fees and other expenses that the Fund will bear directly, including, among other things, organizational expenses and administrative, custody and accounting fees and expenses. Any fees or expenses charged by Direct Allocation Portfolio Managers or affiliates of the Adviser, including any incentive fees, are included within this amount. The Fund does not intend to issue any debt or other senior securities and, therefore, there is no interest expense included within "other expenses." All of the "other expenses" have been taken into consideration in the example calculations on the next page of this PPM. See "FEES AND EXPENSES."

     (4) Investors also indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an investor in the Portfolio Funds or special purpose investment vehicles. These indirect fees and expenses are not ascertainable at this time. However, it is currently expected that the Fund will generally be charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee currently expected to range 15% to 20% of any realized and unrealized capital appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles. The fee arrangements with Portfolio Funds or special purpose vehicles may or may not provide for a "clawback" (i.e., recovery by the Fund of incentive fees paid on unrealized appreciation that later turned into realized depreciation) or a "high water mark" (i.e., whether appreciation would be determined based on a prior high value or whether prior losses would need to be recovered before a performance fee is payable). If there is no "clawback" provision, the Fund may pay incentive fees without ultimately realizing any appreciation. If there is no "high water mark" provision, prior losses would not have to be recovered before the Fund pays further incentive fees (i.e., the Fund may pay incentive fees on appreciation that does nothing more than make up all or a portion of prior losses).

     (5) The Adviser has contractually agreed to reduce its fees, or to pay or absorb the ordinary operating expenses of the Fund, to the extent necessary to limit the ordinary operating expenses of the Fund to 2.5% per annum of the Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses reduced, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred. Subject to authorization by the Board of Trustees, the Fund will reimburse the Adviser for such amounts carried forward, which reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders.

         The purpose of the table above is to assist prospective investors in understanding the various costs and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see "FEES AND EXPENSES" and "SUBSCRIPTIONS FOR SHARES."

Example

         You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

           1 year           3 years           5 years            10 years
           ------           -------           -------            --------
           $64.23           $127.07           202.57             $400.27

         The Example is based on the fees and expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. Because the Expense Limitation will remain in effect for the term of the Management Agreement, which has an initial term of two years, the contractual Expense Limitation has been taken into consideration in the Example only for the first two years.

                                    THE FUND

         The Fund, A T Fund of Funds, which is a closed-end, non-diversified, management investment company, was formed as the sole series of A T Funds Investment Trust, a statutory trust organized under the laws of Delaware on October 8, 2004 and has no operating history. The Fund's principal office is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. Investment advisory services are provided to the Fund by the Adviser, A T Funds, LLC, a limited liability company organized under Delaware law, and investment sub-advisory services are provided to the Adviser and the Fund by the Subadviser, Treesdale Partners, LLC, a limited liability company organized under Delaware law. Responsibility for monitoring and overseeing the Fund's investment program and its management and operation is vested in the individuals who serve on the Board of Trustees (individually, a "Trustee" and collectively, the "Board of Trustees"). See "THE BOARD OF TRUSTEES".

                                 USE OF PROCEEDS

         The proceeds from the sale of shares of common stock of the Fund ("Shares"), not including the amount of any Placement Fees paid by investors, will be invested by the Fund to pursue its investment program and objectives as soon as practicable, consistent with market conditions, after receipt of the proceeds by the Fund.

                                    STRUCTURE

         The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as "private investment funds," with those of a closed-end registered investment company. Private investment funds are unregistered, commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the Securities Act in large minimum denominations (often over $1 million) to a limited number of high net worth individuals and institutional investors. The general partners or investment advisers of these funds, which in the United States are typically structured as limited partnerships, are usually compensated through asset-based fees and incentive-based allocations. Closed-end registered investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies. These registered companies impose relatively modest minimum investment requirements, and publicly offer their shares to a broad range of investors. Unlike many other registered investment companies, the Fund is not offering its Shares to the public.
 The advisers to these closed-end investment companies are typically compensated through asset-based (but not performance or incentive-based) fees.

         The Fund shares a number of key elements with private investment funds. The portfolios of the Portfolio Funds may be actively managed and Shares will be sold in relatively large minimum denominations in private placements solely to high net worth individuals and institutional investors. Unlike many private investment funds, however, the Fund, as a registered closed-end investment company, can offer Shares without limiting the number of investors that can participate in its investment program. The structure of the Fund is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in a sophisticated investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of investors faced by many of those private investment funds.

                               INVESTMENT PROGRAM

Investment Objective

         The Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns regardless of the market conditions. It intends to pursue this objective by investing its assets primarily in various Portfolio Funds managed by a select group of Portfolio Managers primarily in fixed income markets. This form of investment structure is commonly known as a "fund-of-hedge funds."

         The investment objective of the Fund is fundamental and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act.

         The Subadviser expects that each Portfolio Fund will use an "absolute return" investment strategy, which refers to a broad class of investment strategies that historically have exhibited limited correlation to each other or to the performance of major equity and debt market indices. The Subadviser expects the selected Portfolio Funds to invest primarily in relative value, market neutral strategies in the fixed-income markets that are designed to generate consistent returns. The Subadviser also expects the Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios.

         The Portfolio Funds may invest in various Financial Instruments, including, among other things, public and private, leveraged and non-leveraged, U.S. and foreign, long and short positions in fixed-income debt instruments, cash and cash equivalents, options, warrants, futures and other commodities, currencies, over-the-counter derivative instruments (such as swaps), securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments; and real estate related securities.

Investment Strategy

         The Subadviser expects to allocate Fund assets among broad categories of investment strategies and techniques primarily in the fixed income markets. However, there are no restrictions as to the proportion of its assets the Fund may invest in any particular investment strategy or technique. To the extent that all of the Portfolio Funds in which the Fund invests use the same investment strategy or technique, the Fund's entire portfolio, although invested in multiple Portfolio Funds, may be subject to risks associated with concentration of its investments in a particular investment strategy or technique. (See "TYPES OF INVESTMENTS AND RELATED RISKS - Lack of Diversification.") Portfolio Funds will be permitted to invest in public and private, U.S. and foreign, long and short positions in fixed income securities, options, convertible securities, financial and commodity futures, warrants, preferred stocks, currency forward contracts, over-the-counter derivative instruments, securities that lack active public markets, and other related financial instruments. Investment and trading strategies used may include hedging and arbitrage strategies, short sales and leveraging.

         Until investments of the type described above are made, the Subadviser may temporarily invest the Fund's available monies in securities or financial instruments such as certificates of deposit, money market funds or other cash equivalents.

         The Fund has the authority to borrow and may do so primarily to pay redemptions, which would otherwise result in the premature liquidation of investments. Generally, such borrowing will be limited to 25% of the Fund's net asset value at the time of the borrowing. In addition, Portfolio Funds may be permitted to borrow.

         The Subadviser may monitor the exposure of the Fund to different markets and may enter into futures or options and other transactions, and may purchase government securities, for hedging purposes or to achieve the overall investment objective of the Fund. In addition, the Subadviser may monitor the exposure of the Fund to currency risk and may enter into currency transactions principally, but not solely, for hedging purposes. The Subadviser does not expect to conduct such monitoring or to engage in such hedging transactions, although it reserves the right to do so.

         The Subadviser is responsible for selecting Portfolio Funds and determining the portion of the Fund's assets to be allocated to each Portfolio Fund, subject to the general supervision of the Adviser. The Subadviser will seek to select Portfolio Funds that possess an advantage that sets them apart from other funds following similar strategies. Such advantages may include superior market models, a team of talented and experienced investment professionals, or a strategy or strategy implementation that cannot be easily duplicated by competitors.

         The Subadviser will endeavor to allocate the Fund's investment portfolio to a variety of Portfolio Funds and strategies to limit the negative impact that any single fund might have on the risk and return targets of the overall portfolio if such fund should perform below expectations. To minimize the risk of insufficient diversification, the Subadviser will not allocate more than 20% of the Fund's assets to any single Portfolio Fund, measured at the time of investment. This limit may be exceeded over time as a result of relative outperformance of a Portfolio Fund, and the Subadviser may or may not adjust the portfolio allocations in such event.

         Pursuant to the requirements of the 1940 Act, the Fund will limit its investment in any one Portfolio Fund to less than 5% of the Portfolio Fund's voting securities, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) permitting investments constituting a greater percentage of such securities. However, to permit the investment of more of its assets in a Portfolio Fund deemed attractive by the Subadviser, the Fund may purchase non-voting securities of Portfolio Funds or contractually forgo its voting rights, on a case-by-case basis, by expressly waiving such rights in the appropriate documentation required to effect purchases of securities in the Portfolio Funds, subject to a limitation that the Fund will not purchase voting and non-voting interest in a Portfolio Fund that in the aggregate represent 25% or more of a Portfolio Fund's outstanding equity, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) providing that investments of a greater percentage would not constitute control of a Portfolio Fund.

         In addition to investments in Portfolio Funds, the Fund may, to the extent permitted by applicable law on exemptive relief obtained by the Fund, allocate assets directly to Direct Allocation Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor. For purposes of the Fund's investment objectives, strategies, policies and restrictions and investment limitations under the 1940 Act, the Fund will "look through" to the underlying investments of any managed accounts or special purpose investment vehicles it creates for the specific purpose of facilitating management of the Fund's assets by a Direct Allocation Portfolio Manager (as opposed to Portfolio Funds formed and managed by third parties). Other Portfolio Funds in which the Fund invests, however, are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act.

         The Fund may invest in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Portfolio Funds, to maintain the liquidity necessary to effect repurchases of Shares, temporarily during periods of adverse market conditions in the securities markets, or for other purposes.

         Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) as to the types of securities that may be owned, the types of trading strategies that may be employed and in some cases, the amount of leverage that may be used. Portfolio Funds selected by the Subadviser may invest and trade in a wide range of Financial Instruments and markets and may pursue a variety of investment strategies. The investment programs of Portfolio Funds may also involve use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including: short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other financial instruments such as swaps, index options, futures contracts and options on futures. These techniques may, in some cases, be an integral part of Portfolio Funds' investment programs and involve significant risks. Portfolio Funds are generally not limited in the markets in which they invest or the investment discipline that they may employ. Portfolio Managers have full discretion, without the Fund's input, to purchase and sell securities and other investments for their respective Portfolio Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Portfolio Funds.

         The strategies employed by the Portfolio Funds in which the Fund may invest may include basic yield oriented strategies in which securities are purchased primarily for the yield that they generate. However, many Portfolio Funds will also utilize complex strategies involving many types of risks. Strategies used include, but may not be limited to, strategies such as fixed-income/relative value arbitrage or out-of-favor securities investing.

         Portfolio Funds pursuing fixed-income/relative value arbitrage strategies generally attempt to profit from anomalous price differences in fixed-income instruments and related derivatives. Fixed-income/relative value arbitrage funds often take arbitrage positions among similar bonds, among bonds of different maturities and among securities and related derivatives. Many fixed-income/relative value arbitrage funds attempt to mitigate exposure to the risk of changing interest rates, the risk of changing foreign exchange rates and the risk that a company may be unable or unwilling to pay its debts. One sub-strategy of fixed-income/relative value arbitrage is mortgage-backed securities arbitrage, which attempts to exploit inexpensive mortgage-backed securities and may attempt to hedge the associated risks using a variety of fixed-income securities and interest rate derivatives. Fixed-income/relative value arbitrage funds generally seek to have relatively low correlation to major market indices.

         Portfolio Funds pursuing out-of-favor securities investing strategies generally invest in bank loans, trade claims, debt securities or other securities of companies that are in financial distress, such as companies with unusually large amounts of debt, or already in default, such as companies in bankruptcy. The securities of companies in distressed or defaulted situations typically trade at substantial discounts due to a number of factors including difficulty in valuation, inadequate coverage in the financial news and inability of traditional investors to value their claims. Out-of-favor securities funds typically take long positions, but may use various strategies involving hedged or short positions. Out-of-favor securities funds generally seek to have relatively low correlation to major market indices.

Selection and Continued Evaluation of Portfolio Funds

         The Subadviser's team of highly experienced investment professionals is responsible for identifying prospective Portfolio Funds, performing due diligence and review of those Portfolio Funds, analyzing the various strategies by Portfolio Funds and monitoring risk management, evaluating Portfolio Funds, reviewing ongoing performance of Portfolio Funds, and allocating and reallocating the Fund's assets among Portfolio Funds. The Subadviser will apply a rigorous investment process, and the selection of Portfolio Funds will result from the methodologies, relationships, networks of practitioners and academics, and processes that have contributed to the past success of the senior professionals of the Subadviser. However, no assurances can be given that those levels of success will be achieved by the Fund. The sophisticated selection and allocation process used by the Subadviser is highly complex and may fail to achieve its objectives for many reasons, including reasons not currently anticipated.

         Portfolio Funds in which the Fund invests may use leverage. In addition, the Fund may borrow to invest in Portfolio Funds on a secured or unsecured basis, in connection with its investment activities, for cash management purposes or to fund repurchases or as further described below. Each Portfolio Fund may invest, for defensive purposes or otherwise, some or all of its assets in fixed income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances.

         Additional information about the types of investments that are expected to be made by the Portfolio Funds, their investment practices and related risk factors is provided below. The Fund's investment policies and restrictions are not fundamental and may be changed without a vote of Shareholders.

         The Subadviser has developed a disciplined and detailed program for identifying, evaluating and monitoring Portfolio Funds. After allocating assets to a Portfolio Fund, the Subadviser regularly reviews investment performance and other factors in determining whether allocation of the Fund's assets to the Portfolio Fund continues to be appropriate. In addition, the Subadviser may remove Portfolio Funds or allocate to new Portfolio Funds as it sees fit based on the overall investment strategy of the Fund.

         The Subadviser uses both qualitative and quantitative criteria as part of the Portfolio Fund selection process. These criteria include, among other things, analysis of a Portfolio Fund's performance, historical performance and return patterns during various time periods and market cycles, investment strategy and style, and the Portfolio Manager's decision-making process, risk management procedures, reputation, experience, training, organizational infrastructure, ability to provide timely and accurate reporting, and internal controls. The Subadviser may allocate a portion of the Fund's assets to Portfolio Funds that lack historical track records but, in the Subadviser's judgment, offer exceptional potential.

         Each investment made for the Fund's investment portfolio will be subjected to a rigorous due diligence process. In evaluating investment opportunities and conducting due diligence, the Subadviser generally, but not in every case, focuses on the following key variables relating to Portfolio Managers and Portfolio Funds:

Investment Strategy                                          Terms of Investment

o        Differentiation and durability of strategy          o        Management and incentive fees
o        Adaptability of strategy to changing and market     o        Redemption policies
         conditions                                          o        Conflict of interest
o        Investment universe and criteria                    o        High-water mark details
o        Research capabilities                               o        Future capacity
o        Investment decision making                          o        Transparency and openness to sharing
o        Trade examples (both profitable and unprofitable             information
         examples, plus lessons learned)
o        Breadth and consistency of returns

   Track Record                                                 Depth and Quality of Management Team

o        Length of record                                    o        Level of hedge fund experience
o        Attribution of investment performance to key        o        Size, diversity and training of staff
         professionals                                       o        Allocation of responsibilities
o        Long/short positions performance attribution        o        Style and approach of organization
o        Ability to generate returns on the long and short   o        Compensation and incentive structure
       side                                                  o        Ownership structure
o        Consistency and distribution of returns             o        Cohesion and experience of team
o        Strength in various economic cycles                 o        Average tenure of staff
o        Risk level and investment thesis at the time of     o        Backgrounds and reputation of team members
         investment                                          o        Organizational stability, business structure
o        Performance relative to benchmarks and peer group            and sustainability
         of managers with similar investment style           o        Formal and informal reference checks
o        Examination of peak-to-valley drawdowns             o        Decision-making process

   Risk Controls                                                Administration

o        Investment restrictions                             o        Portfolio Fund and management company structure
o        Historical leverage (net market exposure gross      o        Back office audit
         leverage) o Prime brokerage relationships           o        Minimum and maximum market
         exposure and leverage                               o        Level and depth of reporting (both audited and
         levels                                                       unaudited)
o        Exposure to various risk parameters including       o        List of service providers
         yield curve, convexity, pre-payments and spread     o        Level of internal controls
o        Position sizing
o        Sell discipline
o        Liquidity of the portfolio
o        Volatility and expected drawdown



         Provided that relevant information is made available by a Portfolio Manager, the Subadviser will engage in an ongoing analysis of each of the Portfolio Fund's investments in an effort to monitor its strategies and operations. The Subadviser may withdraw from or invest in Portfolio Funds in its discretion. Withdrawal may be for structural or strategic reasons (e.g., to emphasize a certain strategy based on market conditions) or for specific reasons (e.g., strategy/style drift; departure of key personnel; under performance relative to peers or relative to expectations). The Subadviser will generally divest from investments that it believes are unjustifiably operating outside the scope of their objectives or investment skills, or that are otherwise failing to meet expectations. In addition, in constructing the Fund's investment portfolio, the Subadviser will consider the degree of liquidity available from the Portfolio Funds to help assure that the Fund has appropriate flexibility to adjust its investment positions, consistent with its investment goals, and offers reasonable liquidity to enable the Fund to make offers to repurchase Shares.

         The Subadviser will evaluate each Portfolio Fund with a frequency deemed appropriate for the Portfolio Fund's investment strategy and market conditions to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance and other investment selection criteria are satisfactory. The Fund's assets may be reallocated among Portfolio Funds, and existing Portfolio Funds may be removed and additional Portfolio Funds selected, subject to the condition that the retention of a Direct Allocation Portfolio Manager will require approval of the Board of Trustees and of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. The termination of a Direct Allocation Portfolio Manager will only require the approval of the Board of Trustees. Certain of the Portfolio Managers may be registered as investment advisers under the 1940 Act, or similar state statutes, but the Subadviser does not require any Portfolio Managers to be so registered.

         The Subadviser monitors various factors with respect to the Portfolio Managers and Portfolio Funds. Depending on the specific Portfolio Manager or Portfolio Fund, the factors monitored may include one or more of the following, or may include other factors:

        o Availability of Information. Certain Portfolio Managers may not be willing to fully disclose the investment positions of the Portfolio Fund on a timely basis. Even in cases where the Portfolio Manager does provide information to the Subadviser, the Subadviser may have little or no means of independently verifying information provided.

        o Use of Leverage: Leverage risk is a measure of economic risk relative to capital. The Subadviser believes that the use of leverage should depend on the liquidity of a particular investment strategy and the Portfolio Manager's overall investing skills.

        o Liquidity Risk: There is always some possibility that the Financial Instruments in which a Portfolio Fund invests cannot be liquidated in time to meet redemption or margin calls without affecting the remaining investors. Liquidity risk may occur when Portfolio Funds mismatch assets and liabilities.

        o Basis Risk: When modeling the relationships between price movements and underlying factors or calculating hedge ratios for investment positions maintained by a Portfolio Fund, tracking errors may occur. If not properly adjusted, this basis risk will skew the hedged positions taken by Portfolio Funds, and may lead to losses.

        o Spread Risk: Portfolio Funds take on spread risk when using strategies that are based on the future convergence of spreads between different Financial Instruments, based either on observed historical patterns or on mathematical models. The risk is that spreads may not converge, but rather may widen for a period of time, causing the Portfolio Fund to close out the position at a loss.

        o Crowded Trade Risk: When many Portfolio Funds attempt to effect the same trade at the same time, the momentum of their transactions heavily affects the supply and demand relationship. This may change the patterns and behaviors of Financial Instrument prices, thus increasing the magnitude of loss if all Portfolio Funds close out the same position at the same time.

        o Interest Rate Risk: Most of the investments held by a Portfolio Fund, as well as a Portfolio Fund's borrowings, are subject to risks associated with movements in interest rates. Arbitrageurs can use instruments such as Treasury futures or interest rate swaps to manage interest rate risk.

        o Credit Risk: Debt-based Financial Instruments are sensitive to the market's evaluation or perception of their creditworthiness. In addition, the credit profile of some such Financial Instruments may deteriorate rapidly in reaction to specific corporate or sovereign events. While it is possible to hedge some components of credit risk, this is generally expensive and hedges may not work as anticipated.

        o Currency Risk: Portfolio Funds may trade currencies in the interbank market, a network of institutions in the United States, France, Germany, Japan, Switzerland and other nations. The interbank market is not directly regulated by any government agency and trading may be subject to certain risks not applicable to trading on U.S. and foreign exchanges, including, without limitation, illiquidity, unlimited daily price volatility, wide spreads, counterparty default and the effects of government intervention.

                Certain Portfolio Funds may hold Financial Instruments denominated in currencies other than the U. S. Dollar. Accordingly, in addition to other market factors, the value of such Financial Instruments may be effected by the change in value of foreign currencies relative to the U. S. Dollar.

        o Counterparty Risk: When Portfolio Funds enter into transactions with third parties there is a risk that the third party will fail to perform its obligations. This risk can occur in connection with financing, swaps and other over-the-counter ("OTC") derivatives.

        o Marking of Positions: This is a concern when Portfolio Funds invest in Financial Instruments that do not trade actively in public markets. The lack of information on market price could allow Portfolio Managers to manipulate pricing of positions and smooth out returns.

        o Operational Risk: To execute investment decisions timely and correctly and to clear a large amount of trades efficiently every day, Portfolio Managers need to have back offices that can minimize operational risks in various areas such as trade clearance, reconciliation and price documentation.

        o A Decrease in or Lack of Volatility: Prolonged reductions in the volatility of Financial Instruments with discreet or embedded optionality can affect their value. If volatility decreases or disappears, option premiums can be lost.

        o Overall Monitoring: Provided that relevant information is made available by a Portfolio Manager, the Subadviser monitors both the Fund's investments in Portfolio Funds and the performance and composition of the Fund's portfolio as a whole. When possible, the Subadviser will review the following with such frequency as it deems appropriate:

                o       Each Portfolio Fund's gross long/short exposure;

                o       Individual and overall leverage;

                o       Liquidity of entire portfolio;

                o       Position concentration;

                o Exposure to various risk parameters including yield curve, convexity, pre-payments and spread

                o       Breakdown of performance of various strategies;

                o The gross and net amount of derivatives in the portfolio, specified into various categories;

                o Each Portfolio Fund's near-term outlook and response to changing market environments; and

                o Each Portfolio Fund's discipline to asset growth/inflows.

        o Tracking of Exposure: Each Portfolio Fund's leverage and exposures to any subcategories is monitored in order to ensure appropriate diversification of investments and appropriate leverage levels.

        o Monitoring Markets and Asset Classes: The Subadviser may perform its own independent research into the relative attractiveness of each sub-asset class.

        o Portfolio Manager Visits and Conference Calls. Using the above-mentioned exposure and market data, the Subadviser may visit and/or call the Portfolio Managers to discuss portfolio strategy, risk management, individual trades, business issues and related matters.

        o Trade Analysis: The Subadviser may choose to monitor a sample of a Portfolio Fund's trades on a periodic basis in order to gauge the relative attractiveness or riskiness of each of the strategies, or sub-strategies. Trades that did not succeed are evaluated to determine whether risk parameters have been violated.

Additional Information About the Subadviser's Investment Strategy

         Additional information about the Subadviser's investment strategy can be found in Appendix B attached hereto.

                     TYPES OF INVESTMENTS AND RELATED RISKS

General

         Discussed below are the investments generally made by the Portfolio Funds and the principal risks associated with those investments. The risk to a Portfolio Fund managed by a Portfolio Manager will, in turn, have an effect on the Fund. The value of the Fund's total net assets may be expected to fluctuate in response to fluctuations in the value of the Portfolio Funds in which it invests. To the extent that a Portfolio Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager is increased. A Portfolio Fund's use of leverage is likely to cause the value of a Portfolio Fund it manages to appreciate or depreciate at a greater rate than if the Portfolio Fund did not use leverage. Each individual trading strategy to which the Fund allocates capital will involve a different set of complex risks, many of which are not disclosed in this PPM. The principal risks are described below.

         General Economic and Market Conditions

         The success of the Fund's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and liquidity of the Fund's investments. Unexpected volatility or liquidity could impair the Fund's profitability or result in its suffering losses.

         Market Risk

         Market risk is the risk of potential adverse changes to the value of financial instruments and their derivatives because of changes in market conditions like interest and currency-rate movements and volatility in commodity or security prices. Each trading strategy utilized by the Fund, even one that is "market neutral" or "non-directional", involves some, and occasionally a significant degree of, market risk. The profitability of the Portfolio Funds, and, consequently, the Fund, depends, in part, upon the Portfolio Managers correctly assessing future price movements of securities and other financial instruments. The Fund cannot assure any Shareholder that the Subadviser or Portfolio Managers will accurately predict these price movements.

         Highly Volatile Markets

         The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which a Portfolio Fund's assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. A Portfolio Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

         Achievement of the Fund's Investment Goal and Objective

         All securities, derivatives, commodities, financial futures, options and currency investments and trading risk the loss of capital. While the Subadviser believes that the Fund's investment program will moderate this risk to some degree through multiple Portfolio Funds and Portfolio Managers, no guarantee or representation is made that the program of the Fund will be successful. The investment program of the Fund may include the selection of Portfolio Funds that use such investment techniques as short sales, leverage, uncovered option and futures transactions, currency transactions and limited diversification, which practices can, in certain circumstances, increase the adverse impact to which the Fund may be subject.

         No assurance can be given that the Fund will achieve its goal of providing investors with the investment benefits of a variety of money managers while seeking to lessen the risks associated with any one money manager. In addition, no assurance can be given that the Fund will achieve its investment objective of long-term growth of capital with reduced volatility.

         General Trading Risks

         Substantial risks, including market risks, are involved in trading in U.S. and foreign government securities, corporate securities, derivatives, commodity and financial futures, options, and the various other financial instruments and investments in which the Portfolio Funds will trade. Substantial risks are also involved in borrowing and lending against such investments. The prices of these investments are volatile, market movements are difficult to predict and financing sources and related interest and exchange rates are subject to rapid change. One or more markets in which the Portfolio Funds will trade may move against the positions held by them, thereby causing substantial losses.

         Multiple Subadvisers

         Because the Fund invests in Portfolio Funds that make their trading decisions independently, it is theoretically possible that one or more of such Portfolio Funds may, at any time, take positions that may be opposite to positions taken by other Portfolio Funds. It is also possible that the Portfolio Funds in which the Fund invests may on occasion be competing with each other for similar positions at the same time. Also, a particular Portfolio Manager may take positions for its other clients that may be opposite to positions taken for the Portfolio Fund.

         Availability of Investment Strategies

         The success of the Fund's investment activities will depend on the Portfolio Managers' ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the securities markets. Identification and exploitation of the investment strategies to be pursued by the Portfolio Funds involves a high degree of uncertainty. No assurance can be given that the Portfolio Managers will be able to locate suitable investment opportunities in which to deploy all of the Fund's assets or to exploit discrepancies in the securities markets. A reduction in corporate and mortgage sector activities and the pricing inefficiency of the markets in which the Portfolio Funds will seek to invest, as well as other market factors, will reduce the scope for the Portfolio Funds' investment strategies.

         Commercial and Residential Mortgage-Backed Securities and Asset-Backed Securities

         Investing in commercial and residential mortgage-backed securities involves the general risks typically associated with investing in traditional fixed-income securities (including interest rate and credit risk) and certain additional risks and special considerations (including the risk of principal prepayment and the risk of indirect exposure to real estate markets). Mortgage-backed securities generally provide for the payment of interest and principal on the mortgage-backed securities on a frequent basis and there also exists the possibility, particularly with respect to residential mortgage-backed securities, that principal may be prepaid at any time due to, among other reasons, prepayments on the underlying mortgage loans or other assets. As a result of prepayments, the Portfolio Funds may be required to reinvest assets at an inopportune time, which may indirectly expose the Fund to a lower rate of return. The rate of prepayments on underlying mortgages affects the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective maturity beyond what was anticipated. Further, different types of mortgage-backed securities are subject to varying degrees of prepayment risk. Finally, the risks of investing in such instruments reflect the risks of investing in real estate securing the underlying loans, including the effect of local and other economic conditions, the ability of tenants to make payments, and the ability to attract and retain tenants.

         Interest Rate Risk

         The Fund is indirectly subject to interest rate risk. Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase. This risk will be greater for long-term securities than for short-term securities in which the Portfolio Funds invest.

         Corporate Debt Obligations

         The Fund may invest in Portfolio Funds that in turn invest in corporate debt obligations, including commercial paper. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations. Therefore, the Fund may be indirectly exposed to such risks associated with corporate debt obligations.

         Variable and Floating Rate Securities

         While variable and floating rate securities provide the Portfolio Funds and the Fund with a certain degree of protection against rises in interest rates, the Portfolio Funds and the Fund may participate in any declines in interest rates as well.

         Performance-Based Compensation Arrangements with Portfolio Managers

         The Fund typically enters into arrangements with Portfolio Managers which provide that Portfolio Managers be compensated, in whole or in part, based on the appreciation in value (including unrealized appreciation) of the account during specific measuring periods. In certain cases, Portfolio Managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Subadviser anticipates that Portfolio Managers who charge such fees will take into account prior losses. Such performance fee arrangements may create an incentive for such Portfolio Managers to make investments that are riskier or more speculative than would be the case in the absence of such performance-based compensation arrangements.

         In addition to the foregoing, the Fund may be required to pay an incentive fee or allocation to the Portfolio Managers who make a profit for the Fund in a particular fiscal year even though the Fund may in the aggregate incur a net loss for such fiscal year.

         Lack of Diversification

         The Fund will invest in a number of different Portfolio Funds with different strategies or styles, in an effort to invest its assets in a wider array of investments than is possible by investing in a single Portfolio Fund. However, it is possible that several Portfolio Funds may take substantial positions in the same security or group of securities at the same time. This possible concentration of investment may subject the Fund's portfolio to greater changes in value than would be the case if the assets of the Fund were less concentrated.

         It is possible that certain Portfolio Funds may impose on the Fund assessments and "capital calls" or require further contributions at the discretion of the Portfolio Fund. In that event, the Fund may have a greater proportion of its assets invested in such a Portfolio Fund than otherwise intended. In order to reduce such risk, in selecting Portfolio Funds the Subadviser will take into account their ability to assess or require further investments by the Fund and may reallocate the Fund's assets among Portfolio Funds.

         Activities of Portfolio Funds

         The Subadviser will have no control over the day-to-day operations of any of the selected Portfolio Funds. As a result, there can be no assurance that every Portfolio Fund in which the Fund invests will invest on the basis expected by the Subadviser.

         Lack of Operating History

         Some of the Portfolio Funds in which the Fund may invest have limited track records. Additionally, the past performance of any Portfolio Funds in which the Fund may invest may not be indicative of the future performance of such Portfolio Funds.

         Limits on Information

         The Subadviser selects Portfolio Funds based upon the factors described under "Risk Analysis and Monitoring" above. The Subadviser requests certain information from each Portfolio Manager regarding the Portfolio Fund's historical performance (if any) and investment strategy. However, the Subadviser may not be provided with information regarding all the investments made by the Portfolio Funds because certain of this information may be considered proprietary information of Portfolio Funds.

         For the Fund to complete its tax reporting requirements and to provide an audited annual report to Shareholders, the Fund must receive timely information from the Portfolio Managers. A Portfolio Manager's delay in providing this information could delay the Fund's preparation of tax information for Shareholder's, which could require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report.

         The Fund will not generally be in a position to furnish to Shareholders information regarding the securities positions of Portfolio Funds that would permit a Shareholder to determine whether his, her or its transactions in securities also held by Portfolio Funds should be treated as offsetting positions for purposes of the "straddle" rules for U.S. federal income tax purposes. See "TAX ASPECTS - Tax Treatment of Fund Investments - Effect of Straddle Rules on Shareholders' Securities Positions."

         Leverage; Short Sales; Options

         The Portfolio Funds to which the Fund allocates its funds may borrow, issue debt or other senior securities, and utilize various lines of credit, reverse repurchase agreements, "dollar" rolls, swaps, forward purchases, other off-balance sheet derivative transactions and other forms of leverage. The Portfolio Funds may also engage in the "short selling" of securities and may write or purchase options. While the use of leverage and "short sales" can substantially improve the return on invested capital, their use may also increase any adverse impact to which the investments of the Fund may be subject.

         Although leverage will increase investment return if a Portfolio Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if a Portfolio Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of investments held by Portfolio Funds that engage in this practice. In the event that a Portfolio Fund's equity or debt instruments decline in value, the Portfolio Fund could be subject to a "margin call" or "collateral call," pursuant to which the Portfolio Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of a Portfolio Fund's assets, the Portfolio Manager might not be able to liquidate assets quickly enough to pay off the Portfolio Fund's borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. Portfolio Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Creditors' claims against the Portfolio Funds using leverage may be senior to the rights of investors in the Portfolio Fund, including the Fund.

         The Subadviser expects Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios. However, there is no general restriction on the amount of leverage Portfolio Funds may use because the Subadviser believes that the use of leverage should depend on the liquidity of a particular investment strategy and the Portfolio Manager's overall investing skills. Each Portfolio Fund's leverage will be monitored by the Subadviser in an effort to ensure what it believes to be appropriate leverage levels. Certain Portfolio Managers may not be willing to fully disclose the leverage levels of the Portfolio Fund on a timely basis. Even in cases where the Portfolio Manager does provide such information, the Subadviser may have little or no means of independently verifying the information provided. Therefore, the Subadviser may not be able to ascertain whether the leverage levels of Portfolio Funds are in fact appropriate. In such case, Portfolio Funds may be extremely leveraged, using a very high degree of leverage that the Subadviser would not consider appropriate if it had more complete information.

         Selling securities short, while often used to hedge investments, does run the risk of losing an amount greater than the initial investment in a relatively short period of time. A short sale involves the risk of a theoretically unlimited increase in the market price of the particular investment sold short, which could result in an inability to cover the short position and a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase. The writing or purchasing of an option also runs the risk of losing the entire investment or of causing significant losses to the Fund in a relatively short period of time.

         Illiquidity

         Because of the limitation on redemption rights and the fact that shares are not tradable, and furthermore, due to the fact that the Fund may invest in Portfolio Funds that do not permit frequent redemptions, an investment in the Fund is a relatively illiquid investment and involves a high degree of risk.

         The Subadviser may invest in investment partnerships or other investment entities which may not allow withdrawals or redemptions for significant periods of time, especially if such investments are in illiquid instruments.

         A subscription for Shares should be considered only by persons financially able to maintain their investment and who can afford a substantial loss of their investment.

         Foreign Securities

         The Portfolio Funds to which the Fund allocates its assets may invest in securities of companies domiciled or operating in one or more foreign countries. Investing in these securities involves considerations and possible risks not typically involved in investing in securities of companies domiciled and operating in the United States, including instability of some foreign governments, the possibility of expropriation, limitations on the use or removal of funds or other assets, changes in governmental administration or economic or monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. The application of foreign tax laws (e.g., the imposition of withholding taxes on dividend, interest or other payments) or confiscatory taxation may also affect investment in foreign securities. Higher expenses may result from investment in foreign securities than would from investment in domestic securities because of the costs that must be incurred in connection with conversions between various currencies and foreign brokerage commissions that may be higher than the United States. Foreign securities markets also may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including lack of uniform accounting, auditing and financial reporting standards and potential difficulties in enforcing contractual obligations.

         Currency Risks

         The investments of Portfolio Funds in which the Fund invests that are denominated in a foreign currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Portfolio Funds may try to hedge these risks by investing in foreign currencies, foreign currency futures contracts and options thereon, forward foreign currency exchange contracts, or any combination thereof, but there can be no assurance that such strategies will be implemented, or if implemented, will be effective.

         High Yield Securities

         While it is anticipated that the Fund will invest primarily with Portfolio Funds that are primarily focused on securities with investment grade credit ratings, the Portfolio Funds in which the Fund invests may invest in "high yield" bonds and preferred securities that are rated in the lower rating categories by the various credit rating agencies (or in comparable non-rated securities). Securities in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities. The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities.

         Futures Contracts

         Trading in futures contracts is a highly specialized activity which may entail greater than ordinary investment risks. Commodity futures markets (including financial futures) are highly volatile and are influenced by factors such as changing supply and demand relationships, governmental programs and policies, national and international political and economic events and changes in interest rates. In addition, because of the low margin of deposit normally required in commodity futures trading, a high degree of leverage is typical of a commodity futures trading account. As a result, a relatively small price movement in a commodity futures contract may result in substantial losses to the trader. Commodity futures trading may also be illiquid. Certain commodity exchanges do not permit trading in a particular future beyond certain set limits. If prices fluctuate during a single day's trading beyond those limits - which conditions have in the past sometimes lasted for several days in certain contracts - the Portfolio Funds could be prevented from promptly liquidating unfavorable positions and thus subjecting the Fund to substantial losses.

         The Adviser, as the operator of the of the Trust, has filed a claim for exemption with the Commodity Futures Trading Commission. As a result, the Adviser is excluded from the definition of the term "commodity pool operator" and, therefore, is not subject to registration or regulation as a pool operator under the Commodity Exchange Act.

         Derivative Instruments

         To the extent the Portfolio Funds invest in swaps, derivative or synthetic instruments, repurchase agreements or other over-the-counter transactions or, in certain circumstances, non-U.S. securities, such Portfolio Funds may take a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions that generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered directly between two counterparties generally do not benefit from such protections and expose the parties to the risk of counterparty default.

         Equity-Related Instruments in General

         Portfolio Funds may use equity-related instruments in their investment programs. Certain options and other equity-related instruments may be subject to various types of risks, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risks of loss.

         Risk of Portfolio Investments

         The Fund may invest in Portfolio Funds that invest in diversified portfolios of "event driven" investments, including, without limitation, (i) risk arbitrage, (ii) restructurings, (iii) distressed liquidations, (iv) spin-offs and (v) spread trades. Certain investments of these Portfolio Funds' will be in specific securities of companies that are highly leveraged, with significant burdens on cash flow, and therefore will involve a high degree of financial risk. The Fund may also make investments in Portfolio Funds that invest in companies which are experiencing financial or operational difficulties or are otherwise out-of-favor. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be adversely affected by interest rate movements, changes in the general economic climate or the economic factors affecting a particular industry, or specific developments within such companies. Investments in Portfolio Funds that invest in companies operating in workout or bankruptcy modes also present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks.

         The Fund may invest in Portfolio Funds that invest in unlisted debt and warrants. These securities may be acquired with or without registration rights. Unregistered securities are highly illiquid and may not be freely traded for up to three years (although such investments may be redeemed, refinanced or registered prior to that time).

         Risks of Arbitrage Strategies

         The arbitrage strategies of certain Portfolio Funds may result in greater portfolio turnover and, consequently, greater transactions costs. The Portfolio Funds' investment strategies are designed to be relatively neutral with respect to the movements in the underlying fixed income or equity markets in which the Portfolio Funds will invest. However, depending upon the investment strategies employed and market conditions, the Fund may be adversely affected by unforeseen events involving such matters as changes in interest rates or the credit status of an issuer, forced redemptions of securities or acquisition proposals.

         Convergence Risk

         The Portfolio Funds may pursue relative value strategies by taking long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying the Portfolio Funds' trading positions were to fail to converge toward, or were to diverge further from, relationships expected by the Portfolio Funds, the Fund may incur a loss.

         Absence of U.S. Regulation

         The Portfolio Funds and accounts managed by Portfolio Managers are generally not subject to many provisions of the federal securities laws, particularly the Investment Company Act, that are designed to protect investors in pooled investment vehicles offered to the public in the United States, and may not generally be subject to regulation or inspection by U.S. or other governmental authorities or any comparable scheme of regulation or governmental oversight in their home jurisdiction. Many of such Portfolio Funds and accounts, and their Portfolio Managers, in which the Fund will invest funds may be located outside the United States and may not be subject to U.S. law or the jurisdiction of U.S. courts and regulatory authorities. The laws and regulations to which Portfolio Funds may be subject may be substantially different from U.S. laws and regulations, including different accounting regulations and different regulations regarding conflicts of interest. As a result, Portfolio Funds may account for financial matters other than in accordance with U.S. generally accepted accounting principles and Portfolio Funds may not be prohibited from engaging in certain transactions with affiliates which are prohibited under
Section 17 of the Investment Company Act.

         Potential Conflicts of Interest

         It should be noted that an affiliate of the Subadviser may also serve as the general partner of two U.S. limited partnerships, both of which have investment objectives substantially similar to that of the Fund. The Subadviser and its members, officers, affiliates and/or employees may have other clients, establish other client relationships (including funds and managed accounts) and give advice or take action with respect to such other clients that differs from the advice given with respect to the Fund, as well as trade for their own accounts. Similarly, the Portfolio Managers may serve as investment manager for other clients and invest for their own account and such other clients may have investments in the same or similar securities or use the same or similar strategies as the Fund. As a result of the foregoing, the Subadviser and the Portfolio Managers (and their respective principals, officers, affiliates and employees) may have conflicts of interest in allocating their time and activity between the Fund and other clients and in allocating investments among the Fund and other clients, including ones in which the Subadviser or the Portfolio Managers (and their respective affiliates) may have a greater financial interest.

         Other Clients of Portfolio Managers

         The Portfolio Managers will have exclusive responsibility for making trading decisions on behalf of the Fund to the extent the Fund has allocated assets to particular Portfolio Funds. The Portfolio Managers will have various levels of experience. In addition, the Portfolio Managers may also manage other accounts (including other funds and accounts in which the Portfolio Managers may have an interest) which, together with accounts already being managed, could increase the level of competition for the same trades the Fund might otherwise make, including the priorities of order entry. This could make it difficult to take or liquidate a position in a particular security or futures contract at a price indicated by the Portfolio Fund's strategy.

         When-Issued and Forward Commitment Securities

         Portfolio Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by a Portfolio Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Portfolio Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If a Portfolio Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund on a forward basis will not honor its purchase obligation. In such cases, a Portfolio Fund may incur a loss.

         Additional Risks

         Each strategy employed by the Portfolio Funds in which the Fund invests typically will involve a different set of complex risks, many of which are not described in this Memorandum. Each prospective investor should make such investigation and evaluation of such risks as he concludes is appropriate.

                                   OTHER RISKS

         Investing in the Fund will involve risks other than those associated with investments made by Portfolio Funds, including those described below:

Lack of Operating History of the Fund

         The Fund is a recently formed entity and has no operating history upon which investors can evaluate its performance. Notwithstanding that the Subadviser has experience managing investments and investment companies, and the personnel of the Subadviser responsible for managing the Fund's investment portfolio have experience in managing investments and private investment funds, the Subadviser has not previously advised an entity with an investment program identical to that which the Fund seeks to pursue. In addition the past performance of the Subadviser and its personnel provides no guarantee of future success of the Fund.

Lack of Operating History of the Adviser

         The Adviser is a recently formed entity and has no operating history upon which investors can evaluate its performance.

Availability of Investment Opportunities

         The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Moreover, identification of attractive investment opportunities by Portfolio Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, a Portfolio Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment funds sponsored, managed or advised by the Adviser or the Subadviser and their affiliates may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

Liquidity Risks

         Shares will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Shares from time to time, a Shareholder may not be able to liquidate Shares. The Adviser expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders on June 30, 2005, and, after that date, four times per year, effective on the last business day of each March, June, September and December. No assurances can be given that these repurchases will occur. Any repurchases of Shares before the first anniversary after purchase will be subject to a repurchase fee of two percent (2%). See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

Repurchase Risks

         With respect to any future repurchase offer, Shareholders tendering Shares, or a portion of thereof, for repurchase will be asked to give written notice of their intent to so tender by a date specified in the notice describing the terms of the repurchase offer (the "Notification Date"). The Notification Date generally will be 60 days prior to the date that the Shares to be repurchased are valued by the Fund (the "Valuation Date"). Shareholders will be permitted to tender their Shares with respect to any repurchase offer until 30 days prior to the Valuation Date (the "Expiration Date"). The Adviser expects that it not recommend repurchase of greater than 10% of outstanding Shares at any single Valuation Date. Shareholders that elect to tender Shares, or a portion of thereof, for repurchase will not know the price at which such Shares will be repurchased until the Valuation Date, which is 30 days after the Expiration Date. It is possible that during the time period between the Expiration Date and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of Shares. See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

Potential Significant Effect of the Performance of a Limited Number of
Investments

         The Subadviser expects that the Fund will participate in multiple investments. The Fund may, however, make investments in a limited number of the Portfolio Funds. A change in the value of a Portfolio Fund or an investment held by a Portfolio Fund may have a significant adverse effect or the value of the Fund.

Counterparty Credit Risk

         Many of the markets in which the Portfolio Funds effect their transactions are "over-the-counter" or "inter-dealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent a Portfolio Fund enters into swaps or transactions in derivatives or synthetic instruments, or other over-the-counter transactions, it is assuming a credit risk with regard to parties with which it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes a Portfolio Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Portfolio Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where a Portfolio Fund has concentrated its transactions with a single or small group of counterparties. Portfolio Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of Portfolio Funds to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

Inadequate Return

         No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information

         From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of that entity.

Recourse to the Fund's Assets

         The Fund's assets, including any investments made by the Fund and any interest in the Portfolio Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects

         The Fund may, as determined by the Board of Trustees, repurchase the Shares, or a portion thereof, held by a Shareholder or other person acquiring Shares from or through a Shareholder, or cause a Shareholder to sell the Shares held by such Shareholder to another Shareholder, if:

         o the Shares, or a portion thereof, have been transferred or has vested in any person other than by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetence of the Shareholder;

         o ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

         o continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business of the Fund (for example, if continued ownership by a Shareholder would result in legal, regulatory or money laundering issues for the Fund); or

         o any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true.

         The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return. Mandatory repurchases of Shares in the circumstances specified above will be effected in accordance with applicable state law. In the case of a mandatory repurchase of Shares, a Shareholder shall be paid the same value for such Shares as in a voluntary repurchase of Shares. See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES - Repurchase Procedures." No repurchase fee will apply to mandatory repurchases even if such repurchases occur before the first anniversary after such Shares were initially purchased by the Shareholder.

Limitations on Transfer; No Market for Shares

         No Shareholder will be permitted to transfer his, her or its Shares without the consent of the Board of Trustees. The transferability of Shares will be subject to certain restrictions contained in the Trust Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Shares, and the Adviser contemplates that one will not develop. Although the Adviser expects to recommend to the Board of Trustees that the Fund offer to repurchase Shares quarterly, no assurances can be given that the Fund will do so. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

                           LIMITS OF RISK DISCLOSURES

         The above discussions and the discussions contained in the SAI, of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire PPM, the SAI, and the Trust Agreement and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund's investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this PPM.

                              CONFLICTS OF INTEREST

Adviser and Subadviser

         Voting Rights in Private Funds

         From time to time, sponsors of Portfolio Funds may seek the approval or consent of the investors in the Portfolio Funds in connection with certain matters. In such a case, if the Subadviser has purchased voting securities or has not contractually waived its voting rights with respect to such securities, the Subadviser will have the right to vote in its discretion the interest in the Portfolio Fund held by the Fund, on behalf of the Fund. The Subadviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Subadviser and its affiliates, on the one hand, and the Portfolio Managers and affiliates of the Portfolio Funds on the other hand, other than as a result of the Fund's investment in the Portfolio Funds. As a result of these existing business relationships, the Subadviser may face a conflict of interest acting on behalf of the Fund and its Shareholders. The Subadviser shall, as far as possible, monitor any overlap in holdings by the Portfolio Funds to minimize the possibility of such conflicts. To the extent that such conflicts arise, the Subadviser shall act in the best interests of the Fund and its Shareholders, as determined by the Subadviser in its sole discretion.

         The Fund may, for regulatory reasons, limit the amount of voting securities it holds in any particular Portfolio Fund, and may as a result hold substantial amounts of non-voting securities in a particular Portfolio Fund.

The Fund's lack of ability to vote may result in a decision for a Portfolio Fund that is adverse to the interests of the Shareholders. In certain circumstances, the Fund may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws, or to resolve conflicts such as those referred to above.

         Client Relationships

         The Adviser, the Subadviser and their affiliates have existing and potential relationships with a significant number of sponsors of Portfolio Funds, corporations and institutions. In providing services to its clients and the Fund, the Adviser and the Subadviser may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Fund, the Shareholders and/or the Portfolio Funds. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Fund.

         Diverse Shareholders; Relationships with Shareholders

         The Shareholders are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual Shareholders may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of investments of the Fund, and the timing of disposition of investments. This structuring of the Fund's investments and other factors may result in different after-tax returns being realized by different Shareholders. Conflicts of interest may arise in connection with decisions made by the Subadviser, including decisions with respect to the nature or structuring of investments that may be more beneficial for one Shareholder than for another Shareholder, especially with respect to Shareholders' individual tax situations. In selecting Portfolio Funds for the Fund, the Subadviser will consider the investment and tax objectives of the Fund as a whole, not the investment, tax or other objectives of any Shareholder individually.

         Management of the Fund

         The Management Team and other employees of the Adviser, the Subadviser or their affiliates will devote such time as the Adviser, the Subadviser and their affiliates, in their discretion, deem necessary to carry out the operations of the Fund effectively. Officers and employees of the Adviser and its affiliates will also work on other projects (including other funds served by the Adviser, the Subadviser and their affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

         Other Matters

         To lessen the possibility that the Fund will be adversely affected by personal trading, the Company, the Adviser and the Subadviser have each adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with
Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

         The Adviser, the Subadviser and their affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees. These transactions would be effected in circumstances in which the Adviser and the Subadviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

         Future investment activities of the Adviser, the Subadviser and their affiliates and their principals, partners, directors, officers, members or employees may give rise to conflicts of interest other than those described above. If such future conflicts of interest arise and are determined to be material, and if the Fund is still selling Shares at that time, this PPM will be supplemented to describe such conflicts of interest; or, if the Fund has ceased selling Shares at that time, the Fund will describe such conflicts of interest in its annual or semi-annual report.

Portfolio Managers

         Performance-Based Compensation Arrangements

         Portfolio Managers may be compensated, in whole or in part, based on the appreciation in value of the Fund's investments in the applicable Portfolio Funds during specific measuring periods. Because the Portfolio Managers value the Portfolio Funds they manage, which directly impacts the amount of incentive-based allocations they receive, Portfolio Managers face a conflict of interest in performing such valuations.

                             MANAGEMENT OF THE FUND

Board of Trustees

         The Company's Board of Trustees has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation, and has approved the Fund's investment program. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Seventy-five percent (75%) of the Board of Trustees is comprised of persons who are Independent Trustees. The Board of Trustees will monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

The Adviser

         A T Funds, LLC, the Adviser, is registered as an investment adviser registered under the Advisers Act and serves as the investment adviser of the Fund. The Adviser is owned equally by the Subadviser and the Administrator and was formed by them to serve as the investment adviser of the Fund (See "The Subadviser" and "The Administrator"). The Adviser is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. The Adviser may in the future serve as an investment adviser of other registered and unregistered private investment companies.

         Under the investment management agreement between the Adviser and the Fund (the "Management Agreement"), the Adviser has the responsibility to manage the operations of the Fund and monitor the performance of the Subadviser and the Administrator, subject to the ultimate supervision of, and any policies established by, the Board of Trustees. In consideration for its services, the Fund pays the Adviser a monthly Management Fee of 1/12 of 2% (2% on an annualized basis ) of the Fund's net assets. The Management Fee is computed based on the net assets of the Fund determined as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within ten business days after the end of each calendar quarter.

The Subadviser

         Treesdale Partners, LLC, the Subadviser, is registered as an investment adviser registered under the Advisers Act and serves as the investment subadviser of the Fund. The Subadviser is located at 1330 Avenue of the Americas, 39th Floor, New York, New York 10019. The Subadviser is a specialized asset management company that has been managing a sector fund-of-funds focusing on `best of breed' relative value fixed income funds since August 2002. The Subadviser also provides a variety of consulting services related to fixed income hedge fund strategies. As of January 1, 2005, it had approximately $316 million of assets under management. The Subadviser may also serve as an investment adviser of other registered U.S. investment companies and unregistered U.S. and non-U.S. private investment funds pursuing investment strategies similar to the Fund's investment strategy.

         Under the investment subadvisory agreement between the Subadviser and the Adviser (the "Subadvisory Agreement"), the Subadviser is responsible for managing the investment portfolio of the Fund, subject to the supervision of the Adviser and the ultimate supervision of, and any policies established by, the Board of Trustees. The Subadviser is responsible for allocating the Fund's assets and evaluating regularly each Portfolio Fund to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance and other criteria are satisfactory. The Subadviser may reallocate the Fund's assets among Portfolio Funds, remove existing Portfolio Funds and allocate to new Portfolio Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Trustees and to the condition that the retention of any Direct Allocation Portfolio Manager will require approval of a majority of the Independent Trustees and, to the extent required by the 1940 Act, of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. The Adviser will be responsible for compensating the Subadviser for its services.

The Administrator

         Allegiance Investment Management, LLC, the Administrator, will serve as the Fund's primary administrator. The Administrator is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. The Administrator is an investment manager that provides investment advisory services with respect to taxable fixed income securities for pension and profit-sharing plans, banks, thrift institutions, companies, trusts, hospitals, foundations, endowments and high net worth individuals.

         Under the administration agreement between the Administrator and the Adviser (the "Administration Agreement"), the Administrator is responsible for providing various management and administrative services (including, among other things, all expenses related to the formation and organization of the Fund, initial and on-going registration requirements of the Fund, and day-to-day operations, administration, record keeping and compliance of the Fund), as well as sales, marketing, distribution and client services, subject to the supervision of the Adviser and the ultimate supervision of, and any policies established by, the Board of Trustees.

The Subadministrator

         Forum Administrative Services, LLC, the Subadministrator, will serve as the Fund's subadministrator. The Subadministrator is located at Two Portland Square, Portland, Maine, 04101. The Subadministrator provides administrative services to funds, including regulatory, financial, reporting, tax and compliance services, to enable funds to focus on asset management. The Subadministrator is an indirect, wholly-owned subsidiary of Citigroup Inc.

         Under the subadministration agreement between the Subadministrator and the Administrator (the "Subadministration Agreement"), the Administrator has retained the Subadministrator to assist it in performing the responsibilities described above. The Adviser will be responsible for compensating the Subadministrator for its services, but the Fund will reimburse the Administrator for its out-of-pocket expenses incurred in providing the management and administrative services, including for the Subadministrator's fee.

The Custodian

         Citibank, N.A., the Custodian, will serve as the Fund's custodian. The Custodian is located at 388 Greenwich Street, New York, New York 10013. The Custodian provides funds with transfer agency and custody services, including shareholder recordkeeping, shareholder servicing and intermediary support services.

         Under the custodian agreement between the Custodian and the Fund (the "Custodian Agreement"), the Custodian is responsible for the custody and safekeeping of the Fund's assets. The fees and expenses of the Custodian are part of the Fund's ordinary operating expenses that will be borne by the Fund.

Management Team

         The portfolio management team of the Subadviser (the "Management Team") is a group of experienced and educated investment professionals with substantial experience in the area of alternative investments. The investment process the Management Team follows contemplates an ongoing search for ideas, generated from travel, networking, academic research, the alternative manager community, prime brokers, conferences and other sources. The Management Team has identified, evaluated, structured, managed and monitored a wide range of alternative investments, including $238 million in fund-of-fund portfolios on behalf of the Subadviser, has access to portfolios chosen from numerous strategies and managers, and maintains a strong network within the alternative investment community as a result of its prior and ongoing experience. The Management Team has relationships with a large number of managers. The Management Team believes that, as a result of these relationships, the Fund should have access to a large number of Portfolio Managers and Portfolio Funds from which to select.

         The Management Team is composed of the following key personnel:

         Dennis Rhee

         Dennis Rhee is a Managing Partner of the Subadviser and a member of the Subadviser's Investment Executive Committee. Mr. Rhee co-founded the Subadviser with Yung Lim in August 2002. Mr. Rhee is responsible for new manager due diligence, business development, investor relations, and jointly supervises all aspects of the Subadviser's activities.

         Mr. Rhee has over fifteen years of Wall Street experience in various capacities in management, sales and trading, derivatives structuring, portfolio management, risk management and designing of electronic trading systems.

         Mr. Rhee served as senior vice president and head of Mortgage Backed Securities trading at Pedestal, a Reuters and Deutsche Bank sponsored electronic trading startup (February 2000 to August 2001). Mr. Rhee worked closely with Yung Lim to create one of the most respected and successful online fixed income operations. Mr. Rhee managed all aspects of Pedestal's most profitable business units, from sales and trading to negotiating strategic alliances and deals with investment banks, buy-side firms, hedge funds, and mortgage originators. Day to day business and technical operations of the securities trading unit ultimately reported up to Mr. Rhee.

         Mr. Rhee was head of product management at Deutsche Bank's fixed income electronic trading division (Nov 1997 to Feb 2000) where he was responsible for new product development and sales and marketing. Mr. Rhee initiated and established the strategic alliance between Deutsche Bank and Pedestal. Mr. Rhee was also part of the mortgage-backed securities (MBS) trading department as a trader.

         Mr. Rhee gained his asset management and entrepreneurial experience at Dongsuh Securities (March 1996 to July 1997), Korea's largest securities firm at the time. At Dongsuh, Martin Lee, an ex-Goldman colleague, and Mr. Rhee created Asia's very first hedge fund that invested in relative value fixed income strategies.

         Upon receiving an MBA from the University of Chicago in 1992, Mr. Rhee joined Goldman, Sachs & Co. in New York as a fixed income derivatives specialist. At Goldman (July 1992 to March 1996), Mr. Rhee generated top revenues in his peer group, and was then selected to head up Korea's country coverage and relocated to Goldman's Hong Kong office.

         Mr. Rhee has a MBA in Finance from the University of Chicago's Graduate School of Business and a BA in Government from Cornell University's School of Arts and Sciences in 1986.

         Yung Lim

         Yung Lim is a Managing Partner of the Subadviser and a member of the Subadviser's Investment Executive Committee. Mr. Lim co-founded the Subadviser with Dennis Rhee in August 2002. Mr. Lim is responsible for portfolio allocation decisions, portfolio risk analysis, manager due diligence, and jointly supervises all aspects of the Subadviser's activities.

         Mr. Lim has over seventeen years experience in the fixed income markets. His experiences include investment advisory for sophisticated portfolio strategies, advanced risk management, consulting for large fixed income institutional investors, trading analysis of complex mortgage-backed securities (MBS)/asset-backed securities (ABS) products, and developing and implementing new business initiatives.

         In March 1997, Mr. Lim founded Pedestal to provide a comprehensive electronic platform serving the mortgage market (March 1997 to August 2001). Mr. Lim guided the growth of Pedestal first as CEO and later as Chairman, making Pedestal a recognized name in the mortgage market for electronic trading. Pedestal's growth accelerated with equity financing from Reuters, Deutsche Bank and Battery Ventures, combined with strategic agreements with Deutsche Bank, Wells Fargo and Reuters.

         Mr. Lim was a senior consultant for Andrew Davidson & Co. (July 1992 to February 1997), a premier consulting and investment advisory firm specializing in fixed income markets and performing advisory work for major financial institutions. In addition to investment strategy and risk management work, his consulting services also addressed general corporate strategy issues. He also developed and marketed advanced analytical tools for mortgages.

         Mr. Lim spent six years at Merrill Lynch (April 1987 to June 1992), working in various roles focused on the mortgage and asset-backed markets. He was the vice president in charge of risk management for Merrill's mortgage desk, consistently one of the top three MBS/ABS dealers, managing the risk of $5 billion in trading inventory. Prior to this role, he served as the key senior portfolio strategist in the mortgage department, responsible for providing investment advice to major institutional clients. He evaluated clients' portfolios and balance sheets using advanced analytical tools and worked with traders and customers in generating appropriate trading strategies. During his initial years at Merrill, Mr. Lim served as a senior research analyst working on deal structuring and pricing as well as marketing of mortgage derivatives. He also authored numerous research publications including a comprehensive monthly publication on the mortgage and asset-backed markets.

         Mr. Lim has co-authored a book on advanced valuation and analysis techniques for mortgage securities titled "Collateral Mortgage Obligations," by Davidson, Ho, and Lim. He has also published various articles in major fixed-income publications, including "Bond and Mortgage Markets," edited by Frank Fabozzi. Mr. Lim has an MBA from the University of Chicago and BS in Electrical Engineering from the California Institute of Technology.

         Yoshihiko Nagakura

         Yoshihiko Nagakura is a Managing Director of the Subadviser where he is in charge of Japanese marketing and investor relations. He is also an active participant in the investment allocation process and overall portfolio strategy. He has over 17 years of Wall Street experience, serving in various capacities in the investment banking business at the New York offices of Goldman Sachs, Lehman Brothers and Morgan Stanley. Through his career on Wall Street, he had been involved in M&A, Real Estate, Securitization, and Debt/Equity underwriting transactions.

         Mr. Nagakura was previously Managing Partner of York Advisors, LLC, which he founded in 2003 to provide financial advisory services to major Japanese and U.S. institutions. Since its inception, the firm has worked with numerous clients in various industries to provide investment banking advisory services. Mr. Nagakura holds a Bachelor of Science degree from Keio University (Tokyo, Japan) and a MBA in Finance from the University of Chicago.

         Jack Weiner

         Jack Weiner is a Director of the Subadviser where he is involved with portfolio analysis, manager due diligence and client services. Mr. Weiner spent 10 years as a fixed income arbitrage trader, specializing in relative value relationships. In this capacity, he was responsible both for taking proprietary risk and managing customer flow while working for a number of multinational banks, including Deutsche Bank, Dresdner Bank and Daiwa Securities. While trading for these firms, Mr. Weiner held management positions in New York, London, Tokyo, Frankfurt and Hong Kong. Throughout his career, Mr. Weiner has constructed various risk control, pricing, and proprietary trading systems, models and analytics.

         Mr. Weiner earned his B.A. in Economics and Political Science at Duke University, graduating cum laude, and received an M.B.A. in Finance from Columbia University, with Highest Honors.

         Peter Ortiz

         Peter Ortiz is Director of Operations and Chief Compliance Officer of the Subadviser where he is responsible for administrative, accounting, compliance and operational functions for the family of the Subadviser's multi manager funds. Mr. Oritz works on compliance issues regarding due diligence inquiries, the review of profit and loss calculations, and is responsible for the continual day-to-day operations of the Subadviser. Mr. Oritz joined the Subadviser in April 2004.

         After graduating in 2001 and prior to joining the Subadviser, Mr. Ortiz was a fund administration associate with Kenmar, a multi-billion dollar fund-of-funds, where he worked on reviewing, finalizing, and distributing the month end net asset values for a variety of multi strategy fund-of-funds (September 2002 to April 2004). Prior to Kenmar, Mr. Ortiz worked at Diversified Investment Advisors as a registered representative from November 2001 to September 2002.

         Mr. Ortiz graduated from St. Johns University with a B.A. in Economics in 2001.

         Khemaridh Hy

         Khemaridh Hy is a Senior Analyst of the Subadviser where he is responsible for evaluating fixed income alternative investments for all of the Subadviser's multi manager funds. His teamwork participation includes portfolio analytics for the underlying fund managers, due diligence, manager selection, and ongoing monitoring for the Subadviser's funds-of-funds. He is also involved in risk management as an active member in the ongoing research and refinement of the Subadviser's proprietary process. Mr. Hy joined the Subadviser in September 2003.

         Prior to joining the Subadviser, Mr. Hy was an analyst at Broadview International, where he worked in mergers and acquisitions and restructuring advisory services for the technology sector (July 2002 to November 2003).

         After graduating in 2001, Mr. Hy served as a portfolio administrator for Fisher Investments in Woodside, California (August 2001 to March 2002).

         Mr. Hy received a B.S. in Computer Science with a concentration in Economics from Yale University in 2001.

                                     VOTING

         Generally, the Fund will not hold an annual meeting of Shareholders unless required by the 1940 Act. Shareholders have one vote per dollar net asset value of Shares owned. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Trustees, approval of any investment advisory agreement entered into by the Fund and certain other matters. Matters submitted to Shareholders must be approved by a majority of the outstanding Shares. At the request of the holders of at least 20% of the Shares, the Fund will hold a meeting to vote on the removal of a Trustee, which can occur by a vote of more than two-thirds of the outstanding Shares. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

                                FEES AND EXPENSES

Expenses

         Non-Fund Expenses

         The Adviser and the Subadviser will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Funds and the fees and expenses of any distributors (other than Placement Agents) that may be retained by them. The Adviser may share a portion of its Management Fee with outside distribution agents. The Administrator will bear all of its own expenses for sales, marketing, distribution and client services with respect to the Fund. The Adviser will be responsible for compensating the Subadviser and the Administrator from the Management Fee received by the Adviser.

         Fund Expenses

         The Fund will bear all of its own ordinary operating expenses and extraordinary expenses that are not specifically assumed by the Adviser, Subadviser or Administrator. Such expenses include, among other things, all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; the Management Fee payable to the Adviser; reimbursements to the Administrator, Custodian and other administrative service providers; the fees of the Subadministrator; and fees and travel-related expenses of the Independent Trustees of the Fund.

         Portfolio Fund Fees and Expenses

         Portfolio Funds will bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers generally will assess asset-based fees to and receive incentive-based allocations from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund itself. As an investor in the Portfolio Funds, the Fund will bear its proportionate share of the expenses and fees of the Portfolio Funds and will also be subject to incentive-based allocations to the Portfolio Managers.

         Expense Limitation

         Under the Management Agreement, the Adviser has agreed to the Expense Limitation whereby the Adviser will reduce its management fees and absorb expenses to maintain total operating expenses (excluding placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation) for the Fund at or below the annualized rate of 2.5% of the Fund's average net assets. Because placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation are excluded from the Expense Limitation, if the Fund incurs such costs the actual expenses of the Fund could be greater than 2.5% notwithstanding the Expense Limitation noted above. In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses reduced, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred. Subject to authorization by the Board of Trustees, the Fund will reimburse the Adviser for such amounts carried forward, which reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. It is also possible that the expenses recouped may be greater than the reduction in expense rate. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders. Following termination of the Management Agreement, the Adviser shall no longer be entitled to recoup any fees that were reduced prior to such termination.

         Organizational Expenses

         The Fund's organizational expenses are estimated at $185,000, which will be charged to expense as incurred and included as part of the Fund's other expenses that are borne by Shareholders, but only to the extent such inclusion does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation (see "SUMMARY OF FUND EXPENSES").

Fees

         Management Fee

         In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund will pay the Adviser the Management Fee each month at the rate of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets. The Management Fee will be an expense out of the Fund's assets, and will be borne by Shareholders (see "SUMMARY OF FUND EXPENSES"). Net assets for these purposes mean the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund. The Management Fee will be computed based on the net assets of the Fund as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten business days after the end of each calendar quarter.

                            SUBSCRIPTIONS FOR SHARES

Subscription Terms

         The minimum initial investment in the Fund from each investor is $100,000, and the minimum additional investment in the Fund is $50,000. For the purposes of these minimums, amounts constituting placement fees may be considered, even though placement fees are not deemed to be investments in, or subscriptions for, Shares. The minimum initial and additional investments may be reduced by the Fund with respect to individual investors or classes of investors (for example, with respect to certain key employees or directors of the Adviser, the Subadviser or their affiliates).

         The Fund anticipates that the initial Closing Date will be March 31, 2005; provided, however, that the Fund may postpone the initial Closing Date by up to 95 days. The Fund intends to accept initial and additional subscriptions for Shares made after the Closing Date and the commencement of the Fund's investment operations as of the first business day of each calendar month.

         The offering is contingent upon receipt of a minimum aggregate subscription amount that the Adviser determines is sufficient for the Fund to implement its investment objectives and strategies as contemplated in this PPM. The Adviser currently anticipates the minimum aggregate subscription amount to be $20 million, but it may be less. All subscription amounts may be held in escrow for a period of up to 120 days following the initial closing date. If the Fund has not received a sufficient aggregate subscription amount by the end of such 120 day period, all subscription amounts received and held in escrow will be returned to subscribing investors, without payment of interest. Notwithstanding the above, the offering date may be extended a reasonable period, upon appropriate disclosure to subscribing investors. If the period is extended, the Fund will provide subscribing investors a reconfirmation offer, under which those subscribers must affirmatively elect to reconfirm their subscription. Any subscribing investor not reconfirming a subscription will have its subscription funds returned, without payment of interest.

         All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. The investor must also submit a completed subscription agreement before the applicable subscription date, provided that such subscription agreement may require both earlier submission of the completed agreement and earlier receipt by the Fund of cleared funds. The Fund reserves the right to reject any subscription for Shares and the Adviser may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.

         Except as otherwise permitted by the Fund, initial and any additional subscriptions for Shares by any Shareholder must be paid in cash, and all payments must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional subscriptions for Shares of will be payable in one installment. Although the Fund may accept payments in the form of securities in the discretion of the Adviser, the Fund has no intention at present of accepting payments in the form of securities. If the Fund chooses to accept a payment in the form of securities, the securities would be valued in the same manner as the Fund values its other assets.

         Each new Shareholder must agree to be bound by all of the terms of the Trust Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing Shares for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Eligible Investors

         Each prospective investor in the Fund will be required to certify to the Fund that the Shares subscribed for are being acquired for the account of an "accredited investor." "Accredited investor" is defined in Regulation D under the Securities Act and includes individuals with a net worth, or joint net worth with such individual's spouse, that exceeds $1,000,000; individuals with an income in excess of $200,000 in each of the two most recent years, or joint income with such individual's spouse in excess of $300,000 in each of those years, and having a reasonable expectation of reaching the same income level in the current year; directors or executive officers of the Fund; and certain institutional investors as described in Regulation D. Such an investor is referred to in this PPM as an "Eligible Investor." Existing Shareholders who subscribe for additional Shares will be required to qualify as Eligible Investors at the time of each additional subscription. The specific investor qualifications that must be met in becoming a Shareholder are set out in the subscription agreement that must be completed by each prospective investor.

Placement Fees

         Placement Agents may be retained by the Fund or the Adviser to assist in the placement of Shares. A Placement Agent, which may be affiliated with the Adviser, will generally be entitled to receive a Placement Fee of up to three percent (3%) from each investor in the Fund whose Shares the Placement Agent places. The Placement Fee will be based on a formula that takes into account the amount invested through the Placement Agent, and will be deducted from a prospective investor's subscription amount. The Placement Fee will not constitute an investment in Shares and it will not form part of the assets of the Fund. The Placement Fee may be adjusted or waived at the sole discretion of the Placement Agent, and is expected to be waived for institutional investors and certain control persons, officers and employees of the Adviser, Subadviser, Placement Agents and certain of their affiliates.

                REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

         No Shareholder or other person holding Shares, or a portion of thereof acquired from a Shareholder, will have the right to require the Fund to redeem the Shares. No public market for Shares exists, and none will develop in the future. Consequently, Shareholders will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases of Shares

         The Fund may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times and on terms and conditions as the Board of Trustees may determine. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders on June 30, 2005, and, after that date, four times per year, effective on the last business day of each March, June, September and December. The Adviser expects that it will not recommend the repurchase of more than 10% of the outstanding Shares at any single Valuation Date. No assurances can be given that these repurchases will occur.

         In determining whether to accept such a recommendation from the Adviser, the Board of Trustees will consider the following factors, among others:

        o whether any Shareholders have requested to tender Shares to the Fund;

        o       the liquidity of the Fund's assets;

        o the investment plans and working capital requirements of the Fund;

        o the relative economies of scale of the tenders with respect to the size of the Fund;

        o       the history of the Fund in repurchasing Shares;

        o the availability of information as to the value of the Fund's interests in the Portfolio Funds;

        o       the existing economic condition of the securities markets; and

        o any anticipated tax consequences to the Fund of any proposed repurchases of Shares.

         When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity, and containing information on how to participate. The repurchase offer will be on terms and conditions that the Board of Trustees determines to be fair to the Fund, to all Shareholders, persons holding Shares acquired from Shareholders and/or applicable class or classes of Shareholders. The Fund will repurchase Shares on a pro rata basis from those Shareholders submitting written tenders in accordance with the repurchase offer. The value of a Shareholder's Shares that are being repurchased will be equal to the net asset value per Share of the Fund as of the date of the repurchase, multiplied by the number of the Shareholder's Shares that are being repurchased.

         Repurchases of Shares from Shareholders by the Fund may be paid, in the discretion of the Fund, in cash, or by the distribution of securities in-kind or partly in cash and partly in kind. The Fund, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not tendering Shares for repurchase. Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Shares from Shareholders. Any in-kind distribution of securities will be valued in accordance with the Trust Agreement and will be distributed to all tendering Shareholders on a proportional basis. The ability of the Fund to make an in-kind distribution of securities may be limited by restrictions imposed by the Portfolio Funds. In addition, Shareholders will continue to be subject to liquidation risk with respect to the securities distributed in-kind and Shareholders may not be able to liquidate such securities. Shareholders' ability to liquidate any securities distributed in-kind may be restricted by resale limitations or substantial restrictions on transfer imposed by the Portfolio Funds, by the issuers of securities in the case of in-kind distributions of securities of issuers held in directly managed accounts or special purposes investment vehicles, or by law. Shareholders may only be able to liquidate any securities distributed to them in-kind at a substantial discount from their value.

         The Fund does not impose any charges in connection with repurchases of Shares, other than the 2% redemption fee if Shares are repurchased before the first anniversary of the initial purchase of such Shares by the Shareholder (see "Repurchase Fee" below).

         The Trust Agreement provides that the Fund shall be dissolved if the Shares of any Shareholder that has submitted a written request for the repurchase of all of its Shares by the Fund, in accordance with the terms of the Trust Agreement, are not repurchased by the Fund within a period of two years following the date of the request; provided, however, that dissolution shall not be required if the Fund is unable to repurchase a Shareholder's Shares as a result of regulatory restrictions that prevent the Fund from fulfilling a repurchase request. Shares will be considered to have been repurchased upon delivery of a promissory note for the repurchase price as described under "Repurchase Procedures" below (a "Promissory Note"). Due to the possibility of limited liquidity of the Portfolio Funds, it may take the Fund a substantial period of time to liquidate its assets, although the Fund would not expect complete liquidation to take longer than 2 years. As a result, your investment could be locked up for two years or substantially longer depending on the Fund's ability to repurchase Shares or liquidate its assets.

Repurchase Procedures

         In light of liquidity constraints associated with the Fund's investments in Portfolio Funds and that the Fund may have to effect withdrawals from those Portfolio Funds to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

         Shares will be valued as of the Valuation Date, which will be the date Shares are to be repurchased. The Valuation Date is generally expected to be the last business day of March, June, September or December of each year.

         On the Notification Date, which will generally be approximately 60 days prior to each Valuation Date, the Fund will notify the Shareholders in writing of the commencement of a repurchase offer, describing the terms of the offer, including the amount of Shares that it intends to repurchase.

         Each Shareholder may accept the repurchase offer, or withdraw a previous acceptance of the repurchase offer, in writing until the Expiration Date, which will be 30 days prior to the Valuation Date. Any acceptance of the repurchase offer shall become a binding offer of tender if not withdrawn by the Shareholder by written notice to the Fund prior to the Expiration Date. Shareholders that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until the Valuation Date, which is 30 days after the Expiration Date. Shareholders will be subject to market risk during the time between the Expiration Date and the Valuation Date. It is possible that during this 30 day period, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of the Shares.

         In the event that the amount of Shares properly tendered by Shareholders as of the Expiration Date exceeds the amount of Shares specified in the Fund's repurchase offer, the Fund may choose to accept for repurchase only the amount of Shares specified in the repurchase offer or such greater amount of Shares as the Fund may determine, in its sole discretion. In the event the Fund does not purchase all of the Shares tendered, the Fund will repurchase those Shares tendered on a pro rata basis, according to the relative amounts of Shares tendered by each Shareholder as of the Expiration Date.

         A Shareholder who tenders for repurchase only a portion of its Shares will be required to maintain a minimum investment in Shares of $100,000, or such lesser amount as the Board of Trustees may determine. The Fund may reduce the portion of the Shares to be repurchased from a Shareholder so that the required minimum investment is maintained.

         No later than five business days after the Expiration Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a notice indicating the acceptance of such Shares.

         Within ten business days after the Valuation Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a Promissory Note entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares. The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

         The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to the estimated value of the repurchased Shares, determined as of the Valuation Date. The Initial Payment will be made as of the later of (i) within 30 days after the Valuation Date, or (ii) if the Fund has requested withdrawals of its capital from any Portfolio Funds in order to fund the repurchase of Shares, within ten business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from the Portfolio Funds, which in certain circumstances may take a substantial period of time due to the possibility of limited liquidity of the Portfolio Funds, although the Fund would not expect complete liquidation to take longer than 2 years.

         The second and final payment in respect of the Promissory Note (the "Second Payment") is expected to be in an amount equal to the excess, if any, of
(i) the value of the repurchased Shares, determined as of the Valuation Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Valuation Date occurs, over (ii) the Initial Payment. The Adviser anticipates that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each fiscal year of the Fund, and that the Second Payment will be made promptly after the completion of the audit.

         Although the amounts required to be paid by the Fund under the Promissory Note will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities. The ability of the Fund to pay amounts due by in-kind distributions will in certain circumstances be impacted by restrictions on in-kind distributions to which the Portfolio Funds may be subject.

         Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities, or (iii) interests in Portfolio Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Shareholders tendering Shares.

         If modification of the Fund's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

         Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund's investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Repurchase Fee

         If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied by the Fund against the Shareholder.

Mandatory Repurchase

         The Trust Agreement provides that the Fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including if:

         a. such Shares, or a portion thereof, have been transferred or have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder;

         b. ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation order, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

         c. continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser (for example, if continued ownership by a Shareholder would result in legal, regulatory or money laundering issues for the Fund), or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal consequences; or

         d. any of the representations and warranties made by a Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true.

Transfers of Shares

         Shares held by a Shareholder may be transferred only:

         a. by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of the Shareholder; or

         b. under certain limited circumstances, with the written consent of the Board of Trustees, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

         Notice to the Fund of any proposed transfer of Shares must include evidence satisfactory to the Board of Trustees that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) is an Eligible Investor. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Board of Trustees will not consent to a transfer of Shares by a Shareholder unless the transfer is to a single transferee or after the transfer of the Shares, the minimum investment in Shares of each of the transferee and transferor is not less than $100,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer Shares, the Board of Trustees may require the Shareholder requesting the transfer to obtain, at the Shareholder's expense, an opinion of counsel selected by the Board of Trustees as to such matters as the Board of Trustees may reasonably request.

         Any transferee acquiring Shares of a Shareholder in accordance with this PPM and the Trust Agreement will be entitled to all rights of a Shareholder. If a Shareholder transfers Shares with the approval of the Board of Trustees, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is recognized on the books and records of the Fund.

         In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board of Trustees, the Adviser, the Subadviser, the Administrator, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder in connection with any such transfer.

                        CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

         The Fund will maintain a separate capital account for each Shareholder (including the Adviser, the Subadviser or any of their respective affiliates to the extent any of them contributes capital to the Fund as a Shareholder). Each such capital account will have an opening balance equal to the Shareholder's initial contribution to the capital of the Fund and will be increased by the sum of the amount of cash and the value of any securities contributed by the Shareholder to the capital of the Fund, plus any amounts credited to the Shareholder's capital account as described below. Each Shareholder's capital account will be reduced by the sum of the amount of any repurchase by the Fund of the Share, or portion of an Share, held by the Shareholder, plus the amount of any distributions to the Shareholder that are not reinvested, plus any amounts debited against the Shareholder's capital account as described below. Shareholders will not be subject to assessments, "capital calls" or further contributions.

         Capital accounts of Shareholders are adjusted as of the close of business on the last day of each of the Fund's fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund; (iii) the day preceding any day on which a contribution to the capital of the Fund is made; (iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their "investment percentages". An "investment percentage" will be determined for each Shareholder as of the start of each fiscal period by dividing the balance of the Shareholder's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Shareholders as of that date.

Allocation of Net Profits and Net Losses

         Net profits or net losses of the Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of all Shareholders as of the last day of the fiscal period in accordance with Shareholders' respective investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Fund of Shares or portions of Shares, and excluding the amount of any items to be allocated among the capital accounts of the Shareholders other than in accordance with the Shareholders' investment percentages. Allocations for U.S. federal income tax purposes generally will be made among Shareholders so as to reflect equitably amounts credited or debited to each Shareholder's capital account for the current and prior calendar years. See "TAX ASPECTS - Tax Treatment of Fund's Operations - Allocation of Profits and Losses".

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

         Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Shareholder will be debited against the capital account of that Shareholder as of the close of the fiscal period during which the Fund paid those obligations, and any amounts distributable at or after that time to the Shareholder will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Shareholder and any successor to the Shareholder's Shares is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder, although in the event that the Fund determines that a Shareholder is eligible for a refund of any withholding tax, it may, at the request and expense of the Shareholder, assist the Shareholder in applying for the refund.

         Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Shareholders as of the close of the fiscal period during which the items were paid or accrued by the Fund.

Reserves

         The Fund may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Shareholders for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) that the Board of Trustees may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Shareholders at the time when the reserves are created, increased or decreased, regardless of whether they were Shareholders at the time, as determined by the Fund, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased. As a result, any reserves charged or credited to Shareholders that were not Shareholders at the time such contingent liability arose will be to the detriment of such Shareholders and to the benefit of those current and former Shareholders that were Shareholders at the time such contingent liability arose. Conversely, any reserves not charged or credited to Shareholders that were Shareholders at the time such contingent liability arose will be to the benefit of such former Shareholders and to the detriment of those Shareholders to which such reserves are charged or credited.

                                   TAX ASPECTS

         The following discussion is not intended to be a complete discussion of all applicable federal tax consequences of an investment in the Fund. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor has Paul, Hastings, Janofsky & Walker LLP expressed any opinion in respect thereof, except as described below.

         The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (the "Regulations") and rulings in effect on the date of this PPM, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.

         The summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies. In addition, nonresident aliens and other foreign persons are subject to different tax rules, and may be subject to United States federal income tax withholding on certain payments received from the Fund. Entities exempt from U.S. federal income tax, should, in addition to reviewing the discussions below, focus on those sections of the PPM regarding liquidity and other financial matters to determine whether the investment objectives of the Fund are consistent with their overall investment plans. Each prospective investor should consult with his, her or its own tax advisor in order fully to understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

Tax Treatment of the Fund's Operations

         Classification of the Fund

         The Fund will receive an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Fund, substantially to the effect that based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and the Trust Agreement and certain representations of the Board of Trustees, the Adviser and the Subadviser, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Paul, Hastings, Janofsky & Walker LLP also will provide the Fund with an opinion substantially to the effect that, based upon, among other things, the restrictions on transferability of the Shares in the Fund and the limitations on any right to have the Shares repurchased by the Fund at the request of the Shareholders, the anticipated operations of the Fund and certain representations of the Board of Trustees, the Adviser and the Subadviser, the Shares in the Fund will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Fund will not be treated as a "publicly traded partnership" taxable as a corporation.

         However, the opinions of counsel to be received by the Fund are not binding on the IRS or the courts and are based on representations from the Fund as to future operations. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the Fund's reporting position by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code and/or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of that income, other than in certain redemptions of Shares, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of the Fund; and Shareholders would not be entitled to report profits or losses realized by the Fund.

         The balance of the discussion below is based on the assumption that the Fund will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in a Portfolio Fund.

         As an entity taxed as a partnership, the Fund will not itself be subject to U.S. federal income tax. The Fund will file an annual partnership information return with the IRS that reports the results of its operations. Each Shareholder will be required to report separately on the Shareholder's income tax return the Shareholder's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Shareholder will be taxed on the Shareholder's distributive share of the Fund's taxable income and gain regardless of whether the Shareholder has received or will receive a distribution from the Fund. Companies such as the Fund with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of Fund audits. If the Fund is eligible, the Board of Trustees may elect to have such rules and procedures apply to the Fund if it believes that they may be beneficial to a majority of the Shareholders. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Shareholders. Because each Shareholder has unique tax circumstances and the possible items of income and deduction for the Fund are currently unknown, it is difficult to predict whether or how any Shareholder would be affected by such an election. Nevertheless, certain adverse effects could include (i) the limitation of certain items at the partnership (i.e., the Fund) level that would otherwise have been deductible by a Shareholder without limitation if no election had been made and (ii) the inability to use the character of certain long-term or short-term capital gains or losses to offset an individual Shareholder's other gains and losses because such gains and losses have been netted at the partnership level. Whether or not any such adverse effects are ultimately realized will be dependent upon each Shareholder's unique tax circumstances.

         Allocation of Profits and Losses

         Under the Trust Agreement, the Fund's net capital appreciation or net capital depreciation for each accounting period of the Fund is allocated among the Shareholders and to their capital accounts without regard to the amount of income or loss recognized by the Fund for U.S. federal income tax purposes. Items of income, deduction, gain, loss or credit recognized by the Fund for each taxable year will generally be allocated for income tax purposes among the Shareholders pursuant to the Regulations, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Shareholder's capital account for the current and prior taxable years.

         Under the Trust Agreement, the Board of Trustees has the discretion to specially allocate an amount of the Fund's capital gain (including short-term capital gain) and ordinary income or capital loss and ordinary loss for U.S. federal income tax purposes to a withdrawing Shareholder to the extent that the Shareholder's capital account exceeds his, hers or its U.S. federal income tax basis in his, her or its Shares, or such Shareholder's U.S. federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the Board of Trustees makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the Fund's gains allocable to the remaining Shareholders could be increased.

         Tax Elections; Returns; Tax Audits

         The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under Section 754 of the Code. The Board of Trustees, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Portfolio Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the Board of Trustees currently does not intend to make an election.

         The Board of Trustees decides how to report the partnership items on the Fund's tax returns, and all Shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency, which inconsistency is in accordance with federal tax laws. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the IRS, the tax treatment of the Fund's income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Shareholders. The Adviser will be the Fund's "Tax Matters Partner" and in that capacity will have the authority to bind Shareholders to settlement agreements and the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items.

Tax Consequences to a Withdrawing Shareholder

         A Shareholder receiving a cash liquidating distribution from the Fund, in connection with a complete or partial withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Shareholder and the Shareholder's adjusted tax basis in his, her or its Shares. The capital gain or loss will be short-term or long-term, depending upon the Shareholder's holding period for his, her or its Shares. A withdrawing Shareholder will, however, recognize ordinary income to the extent the Shareholder's allocable share of the Fund's "unrealized receivables" exceeds the Shareholder's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Shareholder would recognize ordinary income. A Shareholder receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Shareholder's adjusted tax basis in his, her or its Shares (except that the Shareholder could recognize ordinary income nevertheless with respect to a reduction in its share of "unrealized receivables").

         The Board of Trustees may specially allocate items of Fund capital gain (including short-term capital gain) or ordinary income to a withdrawing Shareholder to the extent the Shareholder's capital account would otherwise exceed the Shareholder's adjusted tax basis in his, her or its Shares. The special allocation may result in the withdrawing Shareholder recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Shareholder receives its liquidating distribution upon withdrawal.

         Distributions of Property

         A partner's receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of the Code. The Board of Trustees will determine at the appropriate time whether the Fund qualifies as an "investment partnership." If the Fund qualifies, and if a Shareholder is an "eligible partner," which term should include a Shareholder whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments

         In General

         The Fund expects that it and the Portfolio Funds will act as a trader or investor, and not as a dealer, with respect to their securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation.

         Generally, gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The Fund expects that its gains and losses from its securities transactions and the gains and losses from the Portfolio Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund or a Portfolio Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts, and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts", which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Fund's or a Portfolio Fund's holding period for a security is determined or may otherwise affect the characterization as short term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund or the Portfolio Funds.

         The Fund may acquire a derivative position with respect to other Portfolio Funds, which may be treated as constructive ownership of the other fund. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and contemporaneous maturity dates. If the Fund has long-term capital gain from a "constructive ownership transaction", the amount of the gain that may be treated as long-term capital gain by the Fund is limited to the amount that the Fund would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that the constructive ownership was open.

         The Fund may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. The Fund or a Portfolio Fund may hold debt obligations with "original issue discount," in which case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund or a Portfolio Fund may also acquire debt obligations with "market discount". Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount or its share of such market discount in the case of an obligation held by a Portfolio Fund that accrued during the period the debt obligation was held by the Fund or a Portfolio Fund. The Fund may realize ordinary income or loss with respect to its or a Portfolio Fund's investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund or a Portfolio Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" or "investment interest" which, for a noncorporate, non-managing Shareholder, may be subject to restrictions on their deductibility.

         Gain recognized by the Fund or a Portfolio Fund from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (i) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations.

         Shareholders may be treated as owning positions held by the Fund, including positions held by the Fund through different investment advisory agreements or Portfolio Funds. Those positions, and other positions held by a Shareholder, may be treated as positions in a straddle as described below under "Effect of Straddle Rules on Shareholders' Securities Positions".

         Currency Fluctuations - "Section 988" Gains or Losses

         To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund or a Portfolio Fund frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the U.S. dollar. Gains or losses with respect to the Fund's or a Portfolio Fund's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Fund or a Portfolio Fund on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund or a Portfolio Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund or a Portfolio Fund collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

         The Fund or a Portfolio Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Fund or a Portfolio Fund acquires currency futures contracts or option contracts, including those that are Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Fund with respect to the instruments will be ordinary, unless
(1) the contract is a capital asset in the hands of the Fund or a Portfolio Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 will govern the character of any gain or loss recognized on the contract.

         "Section 1256 Contracts"

         The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Fund or a Portfolio Fund at the end of a taxable year of the Fund or a Portfolio Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund or a Portfolio Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund's or a Portfolio Fund's obligations under the Contract), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund or a Portfolio Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

         Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions however, will be treated as ordinary income and losses unless certain conditions described under "Currency Fluctuations - `Section 988' Gains or Losses," above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (i) the loss does not exceed the net gain on Section 1256 Contracts for the year and (ii) the allowance of the carry back does not increase or produce a net operating loss for the year.

         Certain Securities Futures Contracts

         Under the Code, a "securities futures contract" is not treated as a
Section 1256 contract except when it meets the definitions of a "dealer securities futures contract." A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

         Any "dealer securities futures contract" is treated as a Section 1256 contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (2) is traded on a qualified board of trade or exchange.

         Mixed Straddle Election

         The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain temporary Regulations, the Fund (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Fund or the Portfolio Fund will be accepted by the IRS.

         Short Sales

         Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's or a Portfolio Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund or a Portfolio Fund for more than one year. Certain Regulations may suspend the running of the holding period of "substantially identical property" held by the Fund or a Portfolio Fund.

         Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Fund or a Portfolio Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Fund or a Portfolio Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Fund or a Portfolio Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund or a Portfolio Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Fund or a Portfolio Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

         Effect of Straddle Rules on Shareholders' Securities Positions

         The IRS may treat certain positions in securities held, directly or indirectly, by a Shareholder and his, her or its indirect interest in similar securities held by the Fund or a Portfolio Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a Shareholder's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Fund will not generally be in a position to furnish to Shareholders information regarding the securities positions of Portfolio Funds that would permit a Shareholder to determine whether his, her or its transactions in securities also held by Portfolio Funds should be treated as offsetting positions for purposes of the straddle rules.

         Limitation on Deductibility of Interest and Short Sale Expenses

         The Code limits the ability of non-corporate taxpayers to deduct "investment interest," which is interest on indebtedness, and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

         The Fund's (or a Portfolio Fund's) activities will be treated as giving rise to investment income for a Shareholder, and the investment interest limitation would apply to a non-corporate Shareholder's share of the interest and short sale expenses attributable to the Fund's (or a Portfolio Fund's) operation. In such case, a non-corporate Shareholder would be denied a deduction for all or part of that portion of his, her or its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Fund. A Shareholder that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Shareholder on money borrowed to finance his, her or its investment in the Fund. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

         Deductibility of Fund Investment Expenditures by Non-Corporate Shareholders

         Investment expenses, including, for example, investment advisory fees, of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of certain amounts to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent the excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount; or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

         Under certain temporary Regulations, the limitations on deductibility should not apply to a non-corporate Shareholder's share of the trade or business expenses of the Fund. These limitations will apply, however, to a non-corporate Shareholder's share of the investment expenses of the Fund (including the Management Fee, and any fee payable to a Portfolio Manager, to the extent these expenses are allocable to a Portfolio Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund). The Fund intends to treat its expenses attributable to a Portfolio Fund that it determines is engaged in trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to these limitations, although no assurance can be given that the IRS will agree with the treatment.

         The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Shareholders should consult their tax advisors with respect to the application of these limitations to their situation.

         Application of Rules for Income and Losses from Passive Activities

         The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain temporary Regulations, income or loss from the Fund's securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a non-managing Shareholder's share of such income and gain from the Fund. Income or loss attributable to the Fund's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

         Application of Basis and "At Risk" Limitations on Deductions

         The amount of any loss of the Fund that a Shareholder is entitled to include in his, her or its income tax return is limited to such Shareholder's adjusted tax basis in its Shares as of the end of the Fund's taxable year in which such loss occurred. Generally, a Shareholder's adjusted tax basis for its Shares is equal to the amount paid for such Shares, increased by the sum of (i) its share of the Fund's liabilities, as determined for Federal income tax purposes, and (ii) its distributive share of the Fund's realized income and gains, and decreased (but not below zero) by the sum of (a) distributions made by the Fund to such Shareholder and (b) such Shareholder's distributive share of the Fund's realized losses and expenses.

         Similarly, a Shareholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund to the extent that they exceed the amount such Shareholder has "at risk" with respect to its Shares at the end of the year. The amount that a Shareholder has "at risk" will generally be the same as its adjusted basis as described above, except that it will generally not include any amount attributable to liabilities of the Fund or any amount borrowed by the Shareholder on a non-recourse basis.

         Losses denied under the basis or "at risk" limitations are suspended and may be carried forward in subsequent taxable years, subject to these and other applicable limitations.

         "Phantom Income" from Fund Investments

         Under various "anti-deferral" provisions of the Code (the "passive foreign investment company," "controlled foreign corporation," and "foreign personal holding company" provisions), investments, if any, by the Fund in certain foreign corporations may cause a Shareholder (i) to recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

Non-U.S. Taxes

         Certain dividends and interest directly or indirectly received by the Fund from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Fund or a Portfolio Fund may be subject to non-U.S. capital gains taxes imposed by countries in which they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Fund cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Fund's assets to be invested in various countries is not known at this time.

         The Shareholders will be informed by the Fund as to their proportionate share of the non-U.S. taxes paid by the Fund or a Portfolio Fund that they will be required to include in their income. The Shareholders generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Shareholder will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

         An organization that is exempt from U.S. federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt (subject to the discussion of "unrelated debt financed income" below) even if it is realized from securities trading activity that constitutes a trade or business.

         This general exemption available to an exempt organization from U.S. federal income tax does not apply to the "unrelated business taxable income" ("UBTI") of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

         UBTI includes not only trade or business income or gain or gain as described above, but also "unrelated debt-financed income." This latter type of income generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which "acquisition indebtedness" is incurred at any time during the taxable year; and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

         The Fund may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Fund recognizes income in the form of dividends and interest from securities with respect to which "acquisition indebtedness" is incurred during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

         To the extent the Fund recognizes gain from securities with respect to which "acquisition indebtedness" is incurred at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

         The calculation of the Fund's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Fund from time to time; the amount of leverage used by Portfolio Funds; and other UBTI generated by those Funds. As a result of this complexity, the Fund cannot predict the percentage of its income and gains that will be treated as UBTI for a Shareholder that is an exempt organization. An exempt organization's share of the income or gains of the Fund that is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred).

         To the extent that the Fund generates UBTI, the applicable U.S. federal tax rate for an exempt Shareholder generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Shareholder. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will report to a Shareholder that is an exempt organization information as to the portion of its income and gains from the Fund for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Fund is highly complex, and for that reason, no assurance can be given that the Fund's calculation of UBTI will be accepted by the IRS.

         In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Fund generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. A title-holding Fund will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

Certain Matters Relating to Specific Exempt Organizations

         Private Foundations

         Private foundations and their managers are subject to U.S. federal excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

         Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

         To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Fund would most likely be classified as a nonfunctionally related asset. A determination that Shares in the Fund are a nonfunctionally related asset could cause cash flow problems for a prospective Shareholder that is a private foundation as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Shares. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Shares is not significant in relation to the value of other assets it holds.

         In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." In such a case, the foundation may be required to divest itself of its Shares in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and the Regulations. The Fund believes that it will likely meet the 95% gross income test, although it can give no absolute assurance with respect to the matter.

         A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, rules similar to those discussed above generally govern their operations.

         Qualified Retirement Plans

         Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Fund (see "ERISA Considerations").

         Endowment Funds

         Investment managers of endowment funds should consider whether the acquisition of Shares is legally permissible. This is not a matter of federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted in various forms by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Tax Shelter Reporting Requirements

         Under recently issued Regulations, the activities of the Fund and a Portfolio Fund may include one or more "reportable transactions," requiring the Fund and, in certain circumstances, a Shareholder to file information returns as described below. In addition, the Board of Trustees and other material advisors to the Fund may each be required to maintain for a specified period of time a list containing certain information regarding the "reportable transactions" and the Fund's investors, and the IRS could inspect such lists upon request.

         A "reportable transaction" of a partnership includes, among others, a transaction that results in a loss claimed under Section 165 of the Code (computed without taking into account offsetting income or gain items, and without regard to limitations on its deductibility) generally of at least $2 million in any one taxable year or an aggregate of at least $4 million over a period of six taxable years (beginning with the taxable year in which the transaction is entered into), unless the transaction has been exempted from reporting by the IRS. Subject to certain significant exemptions described below, a partner will be treated as participating in a partnership's "loss transaction," and thus be required to report the transaction, if (i) the partner's allocable share of such a partnership's loss exceeds certain thresholds, or (ii) the partner is an individual or a trust which is allocated in any one taxable year a loss of at least $50,000 from a Section 988 transaction (see "Currency Fluctuations - `Section 988' Gains or Losses").

         The IRS has published guidance exempting many transactions of the Portfolio Funds and the Fund from the reporting requirements, provided that the Fund or a Portfolio Fund has a "qualifying basis" in the assets underlying the transaction. An asset with a "qualifying basis" includes, among others, an asset purchased by the Fund or a Portfolio Fund for cash. However, even if the Fund or a Portfolio Fund has a "qualifying basis" in the asset generating the loss, each of the following transactions is still subject to the reporting requirements unless it is marked to market under the Code (e.g., a Section 1256 Contract):
(i) a transaction involving an asset that is, or was, part of a straddle (other than a mixed straddle), (ii) a transaction involving certain "stripped" instruments, (iii) the disposition of an Share in a pass-through entity (such as a Portfolio Fund), and (iv) a foreign currency transaction which generates an ordinary loss (see "Currency Fluctuations - `Section 988' Gains or Losses").

         The Regulations require the Fund to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for each taxable year in which the Fund participates in a "reportable transaction." Additionally, each Shareholder treated as participating in a reportable transaction of the Fund is required to file Form 8886 with its tax return. The Fund and any such Shareholder, respectively, must also submit a copy of the completed form with the IRS's Office of Tax Shelter Analysis. The Fund intends to notify the Shareholders that it believes (based on information available to the Fund) are required to report a transaction of the Fund or a Portfolio Fund, and intends to provide such Shareholders with any available information needed to complete and submit Form 8886 with respect to the transactions of the Fund and a Portfolio Fund.

         Under the above rules, a Shareholder's recognition of a loss upon its disposition of Shares in the Fund could also constitute a "reportable transaction" for such Shareholder. Investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

Certain State and Local Taxation Matters

         Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Fund. The Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Fund will be able to achieve this goal.

         State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. A partnership in which the Fund acquires an interest may conduct business in a jurisdiction that will subject to tax a Shareholder's share of the partnership's income from that business. A prospective Shareholder should consult his, her or its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is a resident.

ERISA Considerations

         ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in Section 4975(e)(1) of the Code ("Plans"). ERISA imposes general and specific responsibilities on persons who are "fiduciaries" for purposes of ERISA with respect to a Plan that is subject to ERISA ("an ERISA Plan"), including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the "DOL"), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (i) give appropriate consideration to, among other things, the role that the investment plays in the plan's portfolio, taking into account whether the investment is designed reasonably to further the plan's purposes; (ii) examine the risk and return factors associated with the investment; (iii) assess the portfolio's composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the plan; and
(iv) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the plan's funding objectives.

         Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL's regulations. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the plan, the fiduciary may be held personally liable for losses incurred by the plan as a result of the breach.

         Because the Fund will register as an investment company under the 1940 Act, the underlying assets of the Fund would not be considered to be "plan assets" of Plans investing in the Fund for purposes of ERISA's fiduciary responsibility rules and the prohibited transaction rules of ERISA and the Code. For that reason, neither the Adviser, the Subadviser nor any of the Portfolio Managers (including Direct Allocation Portfolio Managers) will be fiduciaries with respect to ERISA Plans investing in the Fund.

         The Board of Trustees will require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for its investments, are aware of and understand the Fund's investment objective, policies and strategies; and that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

         ERISA and the Code prohibit certain transactions between a Plan and persons who have certain specified relationships to such Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Certain prospective Plan investors may currently maintain relationships with the Adviser, the Subadviser or the Portfolio Managers, or with other entities that are affiliated with the Adviser, the Subadviser or the Portfolio Managers. Each of the Adviser, the Subadviser, the Portfolio Managers and their affiliates may be deemed to be a party in interest or disqualified person to any Plan to which it provides investment management, investment advisory or other services. Plan investors should consult with counsel to determine if an investment in the Fund is a transaction that is prohibited by ERISA or the Code. A Plan investing in the Fund will be required to make certain representations, including representations that the decision to invest in the Fund was made by a person that is independent of the Adviser, the Subadviser, the Portfolio Managers and their affiliates; that such person is duly authorized to make such investment decision; and that the Plan has not relied on any individualized advice or recommendation of the Adviser, the Subadviser, a Portfolio Manager or their affiliates, as a primary basis for the decision to invest in the Fund.

         The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this PPM is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

                                   FISCAL YEAR

         For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the Closing Date and will end on March 31, 2005. For tax purposes, the taxable year of the Fund is the 12-month period ending December 31 of each year.

                             REPORTS TO SHAREHOLDERS

         The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. A Portfolio Manager's delay, however, in providing this information could delay the Fund's preparation of tax information for investors, which might require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report. The Fund anticipates sending to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Shareholders also will be sent reports regarding the Fund's operations each month.

                                 NET ASSET VALUE

         The value of the Fund's net assets will be determined as of the last business day of each calendar month in accordance with the valuation procedures approved by the Board of Trustees and described below. The net asset value per Share will equal the net asset value of the Fund divided by the number of outstanding Shares.

         In accordance with these policies, investments in Portfolio Funds are valued at their "fair value." Ordinarily, this will be the values determined by the Portfolio Managers of the Portfolio Funds in accordance with the Portfolio Funds' valuation policies and as reported by the Portfolio Managers. As a general matter, the fair value of the Fund's interest in a Portfolio Fund will represent the amount that the Fund could reasonably expect to receive from the Portfolio Fund if the Fund's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. Because Portfolio Funds typically do not provide net asset value information to the Fund on a more frequent basis than monthly, and do not generally provide detailed information on their investment positions, except on an annual basis, the Fund generally will not be able to determine the fair value of its investments in Portfolio Funds or its net asset values other than as of the end of each month and may not be able to verify valuation information given to the Fund by Portfolio Managers (except in the case of Direct Allocation Portfolio Managers). In the event that a Portfolio Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of its interest in that Portfolio Fund based on the most recent value reported by the Portfolio Fund, as well as any other relevant information available at the time the Fund values its assets. The Board of Trustees has determined that any values of interests in Portfolio Funds reported as "estimated" or "final" values (using the nomenclature of the hedge fund industry) will be deemed to reasonably reflect market values of securities for which market quotations are available or the fair value of such securities.

         Before investing in any Portfolio Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. Although the procedures approved by the Board of Trustees provide that the Adviser will periodically review the valuations of interests in Portfolio Funds provided by the Portfolio Managers, the Adviser will not be able to confirm independently the accuracy of valuations of such interests provided by such Portfolio Managers (which are unaudited, except for year-end valuations).

         The Fund's valuation procedures require the Adviser to consider all relevant information reasonably available at the time the Fund values its assets. The Adviser or, in certain cases, the Board of Trustees, will consider such information, and may conclude in certain circumstances that the information provided by a Portfolio Manager does not represent the fair value of the Fund's interests in a Portfolio Fund. Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds typically will make available net asset value information to their investors which will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if a redemption request had been timely made or if, in accordance with the terms of the Portfolio Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in interests in a particular Portfolio Fund, the Fund could consider whether it was appropriate, in light of all relevant circumstances, to value such a position at the Portfolio Fund's net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. Any such decision must be made in good faith, and subject to the review and supervision of the Board of Trustees.

         The Portfolio Funds are required to provide estimated net asset value determinations to the Fund on a monthly basis, generally within one or two weeks following the end of the month. The Adviser attempts to confirm the accuracy of each Portfolio Fund's monthly valuation using various means, including: discussing monthly with Portfolio Managers their Portfolio Funds' values; reviewing Portfolio Fund portfolio positions, when available; periodically reviewing with third parties the equity balances of various Portfolio Funds; and analyzing audited financial statements of Portfolio Funds. Failure of a Portfolio Fund to provide on a timely or accurate basis required monthly valuation information to the Fund could result in an adjustment to the fair value given by the Fund to its investment in a Portfolio Fund or a decision by the Adviser to liquidate the Fund's investment in a Portfolio Fund. The valuations reported by the Portfolio Managers, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by the independent auditors of the Portfolio Funds and may be revised as a result of such audits. Other adjustments may occur from time to time.If Direct Allocation Portfolio Managers are engaged to manage a portion of the Fund's assets, or if the Fund holds any securities other than interests in Portfolio Funds, the portfolio securities managed by the Direct Allocation Portfolio Managers or held by the Fund will generally be valued at market value or, in the absence of a market value, at fair value as determined in good faith by the Subadviser pursuant to procedures approved by or under the direction of the Board of Trustees as follows:

    o Traded Securities. Securities that are primarily traded on a national or foreign securities exchange shall be valued at the last sale price, on the exchange on which they are primarily traded, on the business day as of which such value is being determined or, if there has been no sale on such day, at the mean between the most recent bid and asked prices on such day. Notwithstanding the foregoing, securities listed on the NASDAQ stock market will be priced at the NASDAQ official closing price ("NOCP"). If the NOCP is not available, such securities shall be valued at the last sale price on the NASDAQ on the day of valuation or, if there has been no sale on such day, at the mean between the bid and asked prices on the day of valuation.

    o OTC Securities. Securities traded in the over-the-counter market will be valued at the mean between the last available bid and asked price prior to the time of valuation.

    o Short-Term Securities. Short-term debt obligations with remaining maturities in excess of 60 days will be valued at current market prices, as discussed above. Short-term securities with 60 days or less remaining to maturity will be, unless conditions indicate otherwise, amortized to maturity based on their cost to the Fund if acquired within 60 days of maturity or, if already held by the Fund on the 60th day, based on the value determined on the 61st day.

    o Options. An option that is written by the Fund will be valued at the last sale price or, in the absence of the last sale price, the last offer price. An option that is purchased by the Fund will be valued at the last sale price or, in the absence of the last sale price, the mean between the last bid and asked prices. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking the contract to the current settlement price for a like contract on the valuation date of the futures contract if the securities underlying the futures contract experience significant price fluctuations after the determination of the settlement price. When a settlement price cannot be used, futures contracts will be valued at their fair market value as determined by the Subadviser in good faith in accordance with the good faith valuation procedures described below.

    o Other Securities. Corporate debt securities, U.S. government securities, mortgage-related securities and asset-backed fixed-income securities held by the Fund will be valued, at the option of the Fund (i) on the basis of valuations provided by dealers in those instruments, (ii) by an independent pricing service, or (iii) at fair value as determined by the Subadviser in good faith in accordance with the good faith valuation procedures described below. Any such pricing service, in determining value, will use information with respect to transactions in the securities being valued, quotations from dealers, market transactions in comparable securities, analyses and evaluations of various relationships between securities and yield-to-maturity information. If the pricing service does not provide market values, then the securities will be valued at fair value by the Subadviser in good faith in accordance with the Fund's valuation procedures described below.

    o Foreign Currencies. Any assets or liabilities initially expressed in terms of foreign currencies will be translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If neither of these alternatives is available or both are deemed not to provide a suitable methodology for converting a foreign currency into U.S. dollars, the Fund in good faith will establish a conversion rate for such currency in accordance with procedures adopted by the Board of Trustees.

         Securities and assets for which market quotations are not readily available (including restricted securities which are subject to limitations as to their sale) and all other assets of the Fund not described above, will be valued at fair value as determined in good faith by the Subadviser under the direction of the Board of Trustees. The fair value of such securities shall generally be determined as the amount that the Fund could reasonably expect to realize from an orderly disposition of such securities over a reasonable period of time. In making a good faith valuation, consideration shall generally be given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Fund in connection with such disposition). In addition, specific factors shall also generally be considered, such as (i) the cost of the investment, (ii) the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), (iii) the size of the holding, the prices of any recent transactions or offers with respect to such securities, and (iv) any available analysts' reports regarding the issuer. The Board of Trustees will periodically review all good faith valuations and the foregoing good faith valuation procedures.

         The Subadviser or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Subadviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund because the valuation procedures of other clients may differ from those of the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration, and since the fee rates may be different for the Fund and other clients.

         Expenses of the Fund, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

         Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund's net assets, which, in turn, would affect amounts paid on repurchases of Shares and the amount of fees paid, if the judgments made regarding appropriate valuations should be proven incorrect.

              ADDITIONAL INFORMATION REGARDING THE TRUST AGREEMENT

         The following is a summary description of the material provisions of the Trust Agreement that may not be described elsewhere in this PPM. The description of such provisions is not complete and reference should be made to the complete text of the Trust Agreement, which is attached hereto as Appendix A.

Liability of Shareholders

         Persons who purchase Shares in the offering being made hereby will be Shareholders. The Adviser may subscribe for Shares, and to that extent will be a Shareholder of the Fund. Under Delaware law and the Trust Agreement, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of any payments to the Fund for the subscription of Shares (plus any accretions in value thereof prior to repurchase) and a Shareholder, in the sole discretion of the Board of Trustees, may be obligated (i) to satisfy withholding tax obligations with respect to such Shareholders, or (ii) to return to the Fund amounts distributed to the Shareholder in accordance with the Trust Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund's assets.

Liability of Trustees and Officers

         The Trust Agreement provides that a Trustee or officer shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of the Trustee's or officer's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office. The Trust Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Trustee or officer by the Fund (but not by the Shareholders individually) against any liability and expense to which the Trustee or officer may be liable which arise in connection with the performance of the Trustee's or officer's activities on behalf of the Fund. Trustees or officers shall not be personally liable to any Shareholder for the repayment of any payments made by the Shareholder to the Fund for the subscription of Shares or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Trust Agreement shall not be construed so as to provide for indemnification of a Trustee or officer for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Trust Agreement to the fullest extent permitted by law.

Amendment of the Trust Agreement

         The Trust Agreement may generally be amended, in whole or in part, with the approval of the Board of Trustees (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required by the 1940 Act. Without limiting such power of the Board of Trustees to amend the Trust Agreement generally, the Board of Trustees will also have the power to amend the Trust Agreement to add to, delete, replace or otherwise modify any provisions relating to the Shares, without Shareholder approval provided that the Board of Trustees determines that such amendment is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by law. If Shares have been issued, Shareholder approval will be required to adopt any amendments to the Trust Agreement that would adversely affect to a material degree the rights and preferences of the Shares.

Power of Attorney

         In subscribing for Shares, an investor will appoint the Board of Trustees as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a statutory trust under Delaware law or signing all instruments effecting authorized changes in the Company or the Trust Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney, which will be contained in an investors' subscription agreement, is a special power-of-attorney and is coupled with an interest in favor of the Board of Trustees and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or any portion of the Shareholder's Shares, except that when the transferee of the Shares has been approved by the Board of Trustees for admission to the Fund as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

Term, Dissolution and Liquidation

         The Fund will be dissolved upon the affirmative vote to dissolve the Fund by: (i) the Board of Trustees; or (ii) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders. The Fund will also be dissolved as required by operation of law.

         Upon the occurrence of any event of dissolution, the Board of Trustees or Adviser, acting as liquidator under appointment by the Board of Trustees (or another liquidator, if the Board of Trustees does not appoint the Adviser to act as liquidator or the Adviser is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.

         Upon the liquidation of the Fund, its assets will be distributed (i) first, to satisfy the debts, liabilities and obligations of the Fund (other than debts of Shareholders) including actual or anticipated liquidation expenses,
(ii) next, to repay debts owing to the Shareholders, and (iii) finally, to the Shareholders proportionately in accordance with the value of their Shares. Assets may be distributed in kind on a proportionate basis if the Board of Trustees or liquidator determines that the distribution of assets in kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

                     PRIVACY NOTICE FOR INDIVIDUAL INVESTORS

         The Fund may collect or capture nonpublic information about Shareholders from the following sources:

         o      Forms, like the Fund's subscription booklet;

         o      Oral conversations with the Fund's representatives;

         o      Shareholder's transactions with the Fund;

         o      Electronic sources such as the Adviser's Web sites or e-mails;
                and

         o      Bank accounts used for transfers and wires

         The Fund does not disclose any nonpublic personal information about our customers or former customers to non-affiliated third parties without the customer's authorization, except as permitted by law or in response to inquiries from governmental authorities. The Fund restricts access to Shareholder's personal and account information to those employees who need to know that information to provide products and services to

Shareholders. The Fund also may disclose that information to unaffiliated third parties (such as the transfer agent or brokers) only as permitted by law and only as needed for the Fund to provide agreed services to Shareholders. The Fund maintains physical, electronic and procedural safeguards to guard nonpublic personal information.

                                    INQUIRIES

         Inquiries concerning the Fund and Shares (including information concerning subscription and withdrawal procedures) should be directed to Customer Service at 1-877-9ATFUND (1-877-928-3863).

                                   APPENDIX A
                          FORM OF DECLARATION OF TRUST

                                                                      Appendix A


                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           A T FUNDS INVESTMENT TRUST,
                           a Delaware Statutory Trust

        THIS AGREEMENT AND DECLARATION OF TRUST is made as of this 7th day of October, 2004 by the Trustees named hereunder for the purpose of forming A T Funds Investment Trust as a Delaware statutory trust in accordance with the provisions hereinafter set forth.

        NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold in trust all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

        1. NAME AND DEFINITIONS

                  1.1 NAME. This Trust shall be known as A T Funds Investment Trust, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                  1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                           (a) "Adviser" means a party furnishing services to
the Trust pursuant to any contract described in Section 4.9(a);

                           (b) "Bylaws" shall mean the Bylaws of the Trust as
amended from time to time and incorporated herein by reference;

                           (c) "Commission" shall have the meaning given it in
the Investment Company Act;

                           (d) "Declaration of Trust" shall mean this Agreement
and Declaration of Trust, as amended or restated from time to time;

                           (e) "Exchange" has the meaning set forth in Section
6.2;

                           (f) "General Assets" has the meaning set forth in
Section 3.7(a);

                           (g) "Interested Person" has the meaning given it in
the Investment Company Act;

                           (h) "Investment Company Act" refers to the Investment
Company Act of 1940, as amended, and the rules and regulations thereunder, as amended from time to time;

                           (i) "Person" means and includes individuals,
corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

                           (j) "Series" refers to each Series of Shares
established and designated under or in accordance with the provisions of Section 3;

                           (k) "Shareholder" means a record owner of outstanding
Shares;

                           (l) "Shares" means the shares of beneficial interest
into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

                           (m) "Statutory Trust Act" has the meaning set forth
in Section 8.8;

                           (n) "Trust" refers to the Delaware statutory trust
established by this Agreement and Declaration of Trust, as amended from time to time;

                           (o) "Trust Property" means any and all property, real
or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including without limitation, the rights referenced in
Section 8.11;

                           (p) "Trustees" refers to the person who has signed
this Agreement and Declaration of Trust, so long as he continues in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

                           (q) "Principal Underwriter" shall have the meaning
given it in the Investment Company Act.

         2. PURPOSE OF TRUST

         The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act through one or more Series investing primarily in securities.

         3. SHARES

                  3.1 DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $0.01 per Share. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one or no Series (or classes) shall be established, the Shares shall have the rights and preferences provided for herein and in Section 3.7 to the extent relevant and not otherwise provided for herein, and all references to Series (and classes) shall be construed (as the context may require) to refer to the Trust.

                  3.2 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or class of each Series). No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class of each Series) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or class of each Series) and as to the number of Shares of each Series (or class) held from time to time by each.

                  3.3 INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

                  3.4 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the Trust Property or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders will be liable for the debts and obligations of a Series only to the extent of any payments to the Series for the subscription of Shares (plus any accretions in value thereof prior to repurchase). Shareholders, in the sole discretion of the Board of Trustees, may be obligated (i) to satisfy withholding tax obligations with respect to such Shareholders, or (ii) to return to the Series amounts distributed to Shareholder in accordance with the this Declaration of Trust in certain circumstances where after giving effect to the distribution, certain liabilities of the Series exceed the fair market value of the assets of the Series.

                  3.5 AMENDMENT OF SHARE PROVISIONS. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the Investment Company Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of any Series (or class of any Series) or to increase or decrease the par value of the Shares of any Series (or class of any Series). Subject to the foregoing, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in
Section 3.7.

                  3.6 ESTABLISHMENT AND DESIGNATION OF SERIES. The establishment and designation of any Series (or class) of Shares shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or class). Each such resolution shall be incorporated herein by reference upon adoption.

                  3.7 RIGHTS AND PREFERENCES OF SHARES. Shares of each Series (or class) established pursuant to Section 3.6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

                           (a) Assets Held with Respect to a Particular Series.
All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                           (b)  Liabilities  Held With  Respect to a  Particular
Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that, Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and may be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have implicitly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

                           (c) Dividends, Distributions and Repurchases. The
holders of the Shares of any Series shall be entitled to receive dividends when, if and as declared with respect thereto in the manner provided in Section 6.1. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Section 8.4. All dividends and distributions shall be made ratably among all Shareholders of a particular class of a particular Series and, if no classes, of a particular Series from the assets held with respect to such Series according to the number of Shares of such class of such Series or of such Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Notwithstanding any other provisions of this Declaration of Trust, including without limitation, Section 6, no dividend or distribution, including without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                           (d) Voting. All Shares of the Trust entitled to vote
on a matter shall vote separately by Series (and, if applicable, by class); namely, the Shareholders of each Series (or class) shall have the right to approve or disapprove matters affecting the Trust and each respective Series (or class) as if the Series (or classes) were separate companies; provided, however, that there are two exceptions to voting by separate Series (or classes). First, if the Investment Company Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or classes), then all the Trust's Shares shall be entitled to vote on the basis of one vote for each dollar of net asset value per share. Second, if any matter affects only the interests of some but not all Series (or classes), then only the Shareholders of such affected Series (or classes) shall be entitled to vote on the matter.

                           (e) Equality. All the Shares of each particular
Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

                           (f) Fractions. Any fractional Share of a Series shall
carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, repurchase of Shares and termination of the Trust.

                           (g) Exchange Privilege. The Trustees shall have the
authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

                           (h) Combination and Division of Shares and Series.
The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby materially changing the proportionate beneficial interest of the Shares of that Series in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

                           (i) Elimination of Series. At any time that there are
no Shares outstanding of any particular Series (or class) previously established and designated or such other time and such manner not prohibited by the Investment Company Act or other applicable law, the Trustees may by resolution of a majority of the then Trustees abolish that Series (or class) and rescind the establishment and designation thereof.

                           (j) No Preemptive Rights. Shareholders shall have no
preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

         4. THE BOARD OF TRUSTEES

                  4.1 NUMBER, ELECTION AND TENURE. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be fewer than one (1) nor more than fifteen (15). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds (2/3) of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning twenty percent (20%) or more of the Shares of the Trust in the aggregate. Removal of one or more Trustees shall require a vote of more than two-thirds (2/3) of the outstanding Shares.

                  4.2 EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's Adviser(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the Investment Company Act.

                  4.3 TRUSTEE POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may:

                           (a) Adopt Bylaws not inconsistent with this
Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

                           (b) Fill vacancies in or remove from their number,
and may elect and remove such officers and appoint and terminate such agents as they consider appropriate;

                           (c) Appoint from their own number and establish and
terminate one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine;

                           (d) Employ one or more custodians of the assets of
the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

                           (e) Retain a transfer agent or a shareholder
servicing agent, or both;

                           (f) Provide for the issuance and distribution of
Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

                           (g) Repurchase and transfer Shares pursuant to
applicable law;

                           (h) Set record dates for the determination of
Shareholders with respect to various matters;

                           (i) Declare and pay dividends and distributions to
Shareholders of each Series from the assets of such Series; and

                           (j) In general, delegate such authority as they
consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter.

         Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

                  4.4 TRUSTEE MEETINGS. With the exception of meetings at which an investment management agreement, portfolio advisory agreement or underwriting agreement is approved by the Board, any meeting, regular or special, may be held by conference telephone or similar communication equipment, or on the Internet or other method of electronic transmission, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting. To the extent permitted by applicable law, if a Trustee grants consent through electronic means accompanied by an electronic signature, such consent shall be deemed to be in writing.

                  4.5 TRUST POWERS. Without limiting the powers of the Trustees, the Trust shall have power and authority:

                           (a) To invest and reinvest cash, to hold cash
uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including without limitation, all types of bonds, debentures, stocks, negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality thereof, any foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                           (b) To sell, exchange, lend, pledge, mortgage,
hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

                           (c) To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                           (d) To exercise powers and right of subscription or
otherwise which in any manner arise out of ownership of securities;

                           (e) To hold any security or property in a form not
indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                           (f) To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                           (g) To join with other security holders in acting
through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                           (h) To compromise, arbitrate or otherwise adjust
claims in favor of or against the Trust or any matter in controversy, including without limitation, claims for taxes;

                           (i) To enter into joint ventures, general or limited
partnerships and any other combinations or associations;

                           (j) To borrow funds or other property in the name of
the Trust exclusively for Trust purposes;

                           (k) To endorse or guarantee the payment of any notes
or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                           (l) To purchase and pay for entirely out of Trust
Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Advisers, Principal Underwriters or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Adviser, Principal Underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

                           (m) To adopt, establish and carry out pension,
profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

         The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

                  4.6 PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including without limitation, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Adviser, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

                  4.7 PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                  4.8 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  4.9 SERVICE CONTRACTS.

                           (a)   Advisory,    Management   and    Administrative
Contracts. Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person, and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Adviser or administrator to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

                           (b) Distributor and Underwriter Contracts. The
Trustees may also, at any time and from time to time, contract with any Person, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws, and any such contract may contain such other terms as the Trustees may determine.

                           (c)  Custodian  and  Transfer  and  Servicing   Agent
Contracts. The Trustees are also empowered, at any time and from time to time, to contract with any Person, appointing it the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

                           (d) Other Service Contracts. The Trustees are further
empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

         The fact that: (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, adviser, investment adviser, manager, principal underwriter, distributor, affiliate or agent of or for any Person, or for any parent or affiliate of a Person, with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or (ii) any such Person, or any parent or affiliate of such Person, (A) is a Shareholder or has an interest in the Trust, or (B) also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the Investment Company Act.

         5. SHAREHOLDERS' VOTING POWERS AND MEETINGS.

                  5.1 VOTING POWERS. Subject to the provisions of Section 3.7(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 4.1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. As appropriate, voting may be by Series (or class). Each dollar of net asset value of a Share shall be entitled to one vote as to any matter on which it is entitled to vote and each factional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet. A proxy shall be deemed signed if the Shareholder's name or personal identifying number (as determined by the Trustees) is placed on the vote (whether by manual signature or any electronic or telecommunications device) by the Shareholder or the Shareholder's attorney-in-fact. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                  5.2 VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Section 4.1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. To the extent permitted by applicable law, notice of a meeting by electronic means such as by electronic mail, shall be deemed to be in writing. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

                  5.3 QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, a majority of the dollar-weighted voting power of Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series (or classes) is to vote as a single class separate from any other Shares, a majority of the Shares of each such Series (or classes) entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Section 4.7(d), when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law.

                  5.4 ACTION BY WRITTEN CONSENT. Any action taken by shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Unless the Trustees declare otherwise, written consent may be given by any electronic or telecommunications devise, including telefax, telephone or through the Internet. Such consent shall be deemed signed if the voter's name or personal identifying number (as determined by the Trustees) is placed on the vote (whether by manual signature or any electronic or telecommunications device) by the shareholder or the shareholder's attorney-in-fact.

                  5.5  RECORD  DATES.   For  the  purpose  of  determining   the
Shareholders of any Series (or class) who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series (or class) having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or class) having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes).

                  5.6 ADDITIONAL PROVISIONS. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

         6. NET ASSET VALUE, DISTRIBUTIONS AND REPURCHASES

                  6.1 DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS. Subject to Section 3.7, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted vote of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

                  6.2 REPURCHASES. The Trust shall purchase such Shares as are tendered by any Shareholder, together with a proper instrument of transfer, in accordance with such procedures for repurchase as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof or such other amount specified by the Trustees, in accordance with the procedures adopted by the Trustees and applicable law. In the event that the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The repurchase price may in any case be paid wholly or partly in-kind or subject to other terms specified by the Trustees if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being repurchased. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment in-kind.

                  6.3 REPURCHASES AT THE OPTION OF THE TRUST. Subject to applicable law, the Trust also shall have the right, at its option and at any time, to repurchase Shares of any Shareholder at the net asset value thereof as described in Section 6.1:

                           (a) If at such time such Shareholder owns Shares of
any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees prior to the acquisition of said Shares;

                           (b) To the extent that such Shareholder owns Shares
of a particular Series equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of that Series;

                           (c) To the extent that such Shareholder owns Shares
equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series;

                           (d) In connection with the elimination of a Series
under Section 3.7(i) or Section 8.2;

                           (e) If such Shares, or a portion thereof, have been
transferred or have vested in any Person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of such Shareholder;

                           (f) If ownership of Shares by such Shareholder or
other Person is likely to cause the Trust or any Series to be in violation of, or require registration of any Shares under, or subject the Trust or any Series to additional registration or regulation order, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Trust or any Series or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

                           (g) If continued ownership of such Shares may be
harmful or injurious to the business or reputation of the Trust or any Series or the Adviser, or may subject the Trust or any Series or any of the Shareholders to an undue risk of adverse tax or other fiscal consequences; or

                           (h) If any of the representations and warranties made
by such Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true.

         7. COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

                  7.1 COMPENSATION OF TRUSTEES. The Trustees as such may receive reasonable compensation from the Trust, but only if and to the extent determined by the Board of Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                  7.2 INDEMNIFICATION AND LIMITATION OF LIABILITY. No Trustee or officer of the Trust shall be liable to the Trust or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of the Trustee's or officer's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office. To the fullest extent permitted by law, the Trust shall indemnify, out of its assets, and hold harmless each Trustee and officer of the Trust against any liability and expense to which the Trustee or officer may be liable that arise in connection with the performance of the Trustee's or officer's activities on behalf of the Trust; provided, however, that nothing herein shall be construed to provide for indemnification, exculpation or protection of a Trustee or officer for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability is a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of duties of such Trustee or officer or such indemnification, exculpation or protection would be in violation of applicable law.

                  7.3 FURTHER LIMITS ON LIABILITY. Trustees and officers of the Trust shall not be personally liable to any Shareholder for the repayment of any payments made by the Shareholder to the Trust or any Series for the subscription of Shares or by reason of any change in the federal or state income tax laws applicable to the Trust or any Series or its investors. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                  7.4 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  7.5 INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

         8. MISCELLANEOUS

                  8.1 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                  8.2 POWER OF ATTORNEY. Each Shareholder hereby appoints the Board of Trustees as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Trust as a statutory trust under Delaware law or signing all instruments effecting authorized changes in the Trust or this Declaration of Trust and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Trust or any Series. This power of attorney, which will be contained in an investors' subscription agreement, is a special power-of-attorney and is coupled with an interest in favor of the Board of Trustees and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or any portion of the Shareholder's Shares, except that when the transferee of the Shares has been approved by the Board of Trustees for admission to the Trust as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Trust pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

                  8.3 TERMINATION OF TRUST OR SERIES. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of two-thirds (2/3) of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of two-thirds (2/3) of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series. Any Series shall be terminated if the Shares of any Shareholder that has submitted a written request for the repurchase of all of its Shares by the Series, in accordance with the terms of this Declaration of Trust, are not repurchased by the Series within a period of two (2) years following the date of the request; provided, however, that termination shall not be required if the Series is unable to repurchase a Shareholder's Shares as a result of regulatory restrictions that prevent the Series from fulfilling a repurchase request.

                  8.4 LIQUIDATION. Upon termination of the Trust (or any Series, as the case may be), the Board of Trustees or Adviser, acting as liquidator under appointment by the Board of Trustees (or another liquidator, if the Board of Trustees does not appoint the Adviser to act as liquidator or the Adviser is unable to perform this function) shall wind up the affairs of each Series (or the applicable Series, as the case may be) and liquidate its assets. Upon the liquidation of a Series, its assets will be distributed (i) first, to satisfy the debts, liabilities and obligations of the Series (other than debts of Shareholders) including actual or anticipated liquidation expenses, (ii) next, to repay debts owing to the Shareholders of the Series, and (iii) finally, to the Shareholders of the Series proportionately in accordance with the value of their Shares. Assets may be distributed in-kind on a proportionate basis if the Board of Trustees or liquidator determines that the distribution of assets in-kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

                  8.5 MERGER AND CONSOLIDATION. The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another trust or company, (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 8.5, or
(iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. Such merger or consolidation, Share conversion or Share exchange need not be authorized by vote of the holders of Shares of the Trust, except to the extent required by applicable law; provided, however, that, to the extent approval of the holders of Shares is required, in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate statutory trust or trusts (or series thereof).

                  8.6 AMENDMENTS. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Trustees, including, if required by law, a majority of the non-interested Trustees, and, if required by law, approval of such amendment by Shareholders in accordance with Section 5.3. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                  8.7 COPIES AND INTERPRETATION. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof' and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                  8.8 APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Statutory Trust Act, as amended from time to time (the "Statutory Trust Act"). The Trust shall be a Delaware statutory trust pursuant to such Statutory Trust Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

                  8.9 CONFLICTS AND SEVERABILITY. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                  8.10 STATUTORY TRUST ONLY. It is the intention of the Trustees to create a statutory trust pursuant to the Statutory Trust Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Statutory Trust Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to such Statutory Trust Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  8.11 USE OF THE IDENTIFYING WORDS. The identifying words "A T Fund" and "A T Funds," including any derivations thereof, and all rights to the use of such identifying words belong to the Adviser. The Advisor hereby licenses the to Trust the right to use such identifying words in the Trust's name and the name of any Series thereof. If the Advisor or an affiliate of the Advisor is not appointed or ceases to be the adviser of the Trust, this non-exclusive license may be revoked by the Adviser upon written notice to the Trust, and the Trust and any Series thereof shall respectively cease using such identifying words unless otherwise consented to by the Adviser or any successor to its interests.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declaration of Trust as of the date first written above.



/s/ Mark Torline
--------------------------------------------
Mark Torline
Sole Initial Trustee

                                                                  Exhibit (b)(2)


                                  APPENDIX A TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           A T FUNDS INVESTMENT TRUST,
                           a Delaware Statutory Trust

         THIS APPENDIX A TO AGREEMENT AND DECLARATION OF TRUST (this "Appendix") is made as of this 28th day of February, 2005 by the Trustees named hereunder with respect to A T Funds Investment Trust, a Delaware statutory trust (the "Trust").

         WHEREAS, the Certificate of Trust for the Trust was filed with the Secretary of State of the State of Delaware on October 8, 2004;

         WHEREAS, the initial sole Trustee of the Trust entered into an Agreement and Declaration of Trust dated as of October 7, 2004 (the "Trust Agreement") for the purpose of forming the Trust as a Delaware statutory trust in accordance with the provisions thereof;

         WHEREAS, the Trustees of the Trust wish to establish A T Fund of Funds (the "Fund") and establish certain provisions with respect to the Fund as hereinafter set forth;

         WHEREAS, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement.

         NOW, THEREFORE, the Trustees hereby agree as follows:

         9. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended.

                  (b) "Fiscal Period" means a period beginning on the day after the last day of the preceding fiscal period and ending at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund; (iii) the day preceding any day on which a contribution to the capital of the Fund is made; (iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their Investment Percentages.

                  (c) "Fiscal Year" means the period commencing on the first date on or as of which a Person acquires Shares of the Fund and ending on December 31, 2005, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 10.4 of the Trust Agreement), unless and until the Board of Trustees shall elect another fiscal year for the Fund.

                  (d) "Investment Percentage" will be determined for each Shareholder as of the start of each Fiscal Period by dividing the positive balance of the Shareholder's Capital Account as of the commencement of the Fiscal Period by the sum of the positive balances of all Capital Accounts of all Shareholders as of that date.

                  (e) "Negative Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the
Code).

                  (f) "Negative Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Negative Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Negative Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(c) of this Appendix equal to its Negative Basis as of the effective date of such repurchase.

                  (g) "Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares.

                  (h) "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, and excluding the amount of any items to be allocated among the Capital Accounts of the Shareholders other than in accordance with the Shareholders' Investment Percentages.

                  (i) "Positive Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the
Code).

                  (j) "Positive Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Positive Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Positive Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(b) of this Appendix equal to its Positive Basis as of the effective date of such repurchase.

         10. SERIES ESTABLISHED AS A PARTNERSHIP. The Fund is hereby established as the initial Series of the Trust and is intended to be classified and operated as a separate partnership for federal and state income tax purposes.

         11. CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS.

             11.1 CONTRIBUTIONS TO CAPITAL.

                  (a) Minimum Contributions. The minimum initial contribution of each Shareholder to the capital of the Fund shall be $100,000, and the minimum subsequent contribution of each Shareholder to the capital of the Fund shall be $50,000, which minimum amounts are subject to change by the Board of Trustees, in its discretion. The amount of the initial contribution and any subsequent contributions of each Shareholder shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.

                  (b) Contributions by Trustees and Advisers. The Trustees shall not be entitled to make contributions of capital to the Fund as Trustees of the Trust, but may make contributions to the capital of the Fund as Shareholders. An Adviser may make contributions to the capital of the Fund as a Shareholder.

                  (c) No Mandatory Contributions. Shareholders may make additional contributions to the capital of the Fund effective as of such times as the Board of Trustees, in its discretion, may permit, subject to Section 3.3 of the Trust Agreement, but no Shareholder shall be obligated to make any additional contribution to the capital of the Fund, except pursuant to Section 3.6(c) of this Appendix.

                  (d) Payment in Cash. Initial and any additional contributions to the capital of the Fund by any Shareholder shall be payable in cash or payable in readily available funds at the date of the proposed acceptance of the contribution, except as otherwise permitted by the Board of Trustees.

             11.2 RIGHTS OF SHAREHOLDERS TO CAPITAL. No Shareholder shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Shareholder be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of a part or all of such Shareholder's Shares pursuant to Section 6 of the Trust Agreement, (b) pursuant to Section 3.6(c) of this Appendix, or (c) upon the liquidation of the Fund's assets pursuant to
Section 10.4 of the Trust Agreement. No Shareholder shall be liable for the return of any such amounts. No Shareholder shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

             11.3 CAPITAL ACCOUNTS.

                  (a) Capital Accounts. The Fund shall maintain a separate Capital Account for each Shareholder.

                  (b) Initial Balance. Each Shareholder's Capital Account shall have an initial balance equal to the amount of such Shareholder's initial contribution to the capital of the Fund.

                  (c) Increases. Each Shareholder's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any securities constituting additional contributions by such Shareholder to the capital of the Fund permitted pursuant to Section 3.1 of this Appendix, plus (ii) all amounts credited to such Shareholder's Capital Account pursuant to Sections 3.4 through
3.7 of this Appendix.

                  (d) Reductions. Each Shareholder's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Shares, or portion thereof, of such Shareholder or distributions to such Shareholder pursuant to Sections 3.8 or 3.9 of this Appendix or Sections 6 or 10.4 of the Trust Agreement that are not reinvested (net of any liabilities secured by any asset distributed that such Shareholder is deemed to assume or take subject to under Section 752 of the Code), plus (ii) the amount of any distributions to such Shareholder that are not reinvested, plus (iii) any amounts debited against such Shareholder's Capital Account pursuant to Sections
3.4 through 3.7 of this Appendix.

             11.4 ALLOCATION OF NET PROFIT AND NET LOSS. Except as otherwise provided in herein, Net Profit and Net Loss of the Fund for each Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of all Shareholders as of the last day of the Fiscal Period in accordance with Shareholders' respective Investment Percentages for the Fiscal Period.

             11.5 ALLOCATION OF ORGANIZATIONAL,  OFFERING AND CERTAIN OTHER
                  EXPENSES.

                  (a) Organizational Expenses. Organizational expenses incurred by the Fund in connection with its formation and initial registration as an investment company under the Investment Company Act shall generally be charged to expense as incurred.

                  (b) Offering Expenses. Ongoing offering expenses in connection with the offering of Shares and/or any expenses in connection with any transfer or repurchase of Shares shall generally be treated as operating expenses and included in the computation of Net Profit and/or Net Loss (except to the extent that the Adviser or another party determines in its discretion that it will assume, reimburse and/or waive such expenses).

                  (c) Other Expenses. Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the Capital Accounts of the applicable Shareholders as of the close of the Fiscal Period during which the items were paid or accrued by the Fund.

             11.6 RESERVES. Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Shareholders for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Trustees, such reserves to be in such amounts that the Board of Trustees, in its sole discretion, deems necessary or appropriate. The Board of Trustees may increase or reduce any such reserves from time to time by such amounts as the Board of Trustees, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Shareholders at the time when such reserve is created, increased or decreased, as the case may be, regardless of whether they were Shareholders at the time, as determined by the Board of Trustees, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased.

            11.7 TAX ALLOCATIONS.

                  (a) Treasury Allocations. For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Shareholders in such manner as to reflect equitably amounts credited or debited to each Shareholder's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this
Section 3.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and
(g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections of the Code and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Shareholders such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                  (b) Positive Basis Allocations. If the Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Positive Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, shall allocate, such gains shall be allocated as follows: (i) to allocate such gains among such Positive Basis Shareholders, pro rata in proportion to the respective Positive Basis of each such Positive Basis Shareholder, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Shareholder shall have been eliminated, and (ii) to allocate any gains not so allocated to Positive Basis Shareholders pursuant to clause (i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to
Section 3.4 of this Appendix A.

                  (c) Negative Basis Allocations. If the Fund realizes capital losses (including short-term capital losses) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Negative Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, such losses shall be allocated as follows: (i) to allocate such losses among such Negative Basis Shareholders, pro rata in proportion to the respective Negative Basis of each such Negative Basis Shareholder, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Shareholder shall have been eliminated, and (ii) to allocate any losses not so allocated to Negative Basis Shareholders pursuant to clause
(i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to Section
3.4 of this Appendix A.

             11.8 DISTRIBUTIONS. The Board of Trustees, in its sole discretion, may authorize the Fund to make distributions in cash or in kind, or both in cash and in kind, at any time to all of the Shareholders on a pro rata basis in accordance with the Shareholders' Capital Account balances.

             11.9 WITHHOLDING TAXES.

                  (a) Withholding. The Board of Trustees may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution or deemed distribution to any Shareholder to the extent required by the Code or any other applicable law.

                  (b) Deemed Distribution. For purposes of this Appendix, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Shareholder shall be deemed to be a distribution or payment to such Shareholder, reducing the amount otherwise distributable to such Shareholder pursuant to this Appendix and reducing the Capital Account of such Shareholder. If the amount of such taxes is greater than any such distributable amounts, then such Shareholder and any successor to such Shareholder's Shares shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board of Trustees, the amount of such excess.

                  (c) Reductions and Exemptions. The Board of Trustees shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption. To the extent that a Shareholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Shareholder shall furnish the Board of Trustees with such information and forms as such Shareholder may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Shareholder represents and warrants that any such information and forms furnished by such Shareholder shall be true and accurate and agrees to indemnify the Fund and each of the Shareholders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

             11.10 TAX MATTERS PARTNER. The Adviser shall be designated on the Fund's annual Federal information tax return, and have full powers and responsibilities, as the "Tax Matters Partner" for purposes of Section 6231(a)(7) of the Code, unless another Person is so designated by the Board of Trustees. The Tax Matters Partner shall make all applicable elections (including whether or not to file for extensions), determinations and other decisions under the Code, including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Fund's tax returns and the determination of the allocations to be made pursuant to this Appendix, and shall have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items and the authority to enter into settlement agreements or compromise audit matters raised by the Internal Revenue Service or any other taxing authority affecting Shareholders generally. To the fullest extent permitted by law, the Tax Matters Partner shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

             11.11 SECTION 754 ELECTION. In the event of a distribution of Fund property to a Shareholder or an assignment or other transfer (including by reason of death) of all or part of the Shares of a Shareholder, at the request of a Shareholder, the Board of Trustees, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

             11.12 FILING OF RETURNS. The Board of Trustees or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

         12. INCORPORATION IN TRUST AGREEMENT. This Appendix is hereby incorporated in and forms part of the Trust Agreement. Except as otherwise provided herein, the Trust Agreement remains in full force and effect, unamended.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Appendix A to Agreement and Declaration of Trust as of the date first written above.



/s/ Mark G. Torline
--------------------------------------------
Mark G. Torline
Trustee


/s/ Jan W. Dash
--------------------------------------------
Jan W. Dash
Trustee


/s/ Laurie M. O'Laughlin
--------------------------------------------
Laurie M. O'Laughlin
Trustee


/s/ J. Stephan Rapp
--------------------------------------------
J. Stephan Rapp
Trustee

                                   APPENDIX B
                             ADDITIONAL INFORMATION


                    HISTORICAL PERFORMANCE OF TREESDALE FUND

Treesdale Partners LLC (the "Subadviser") employs an investment program for A T Fund of Funds ("A T Fund") that is substantially the same as the investment program that it employs in managing Treesdale Fixed Income Fund, Ltd. and Treesdale Fixed Income Fund, L.P. (together, the "Treesdale Funds"). The Treesdale Funds are the only accounts managed by the Subadviser that have investment objectives, programs, policies and strategies that are substantially the same as those of A T Fund. Because of the similarity of investment programs, as a general matter, the Subadviser will consider participation by A T Fund in all appropriate investment opportunities that are under consideration by the Subadviser for the Treesdale Funds. The Subadviser will evaluate for A T Fund and for the Treesdale Funds a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for A T Fund or the Treesdale Funds at a particular time. Because these considerations may differ for A T Fund and the Treesdale Funds in the context of any particular investment opportunity and at any particular time, the investment activities and future investment performance of A T Fund and the Treesdale Funds will differ.

THE FOLLOWING PERFORMANCE INFORMATION REFLECTS THE ACTUAL COMPOSITE INVESTMENT PERFORMANCE OF THE TREESDALE FUNDS DURING THE INDICATED PERIODS, AND DOES NOT REFLECT THE PERFORMANCE OF A T FUND. A T FUND IS NEWLY FORMED AND HAS NOT YET BEGUN INVESTMENT OPERATIONS. PAST PERFORMANCE INFORMATION FOR THE TREESDALE FUNDS DOES NOT GUARANTEE OR DETERMINE THE FUTURE RESULTS OF EITHER THE TREESDALE FUNDS OR A T FUND. THE INVESTMENT ENVIRONMENT AND MARKET CONDITIONS MAY BE MARKEDLY DIFFERENT IN THE FUTURE AND INVESTMENT RESULTS WILL FLUCTUATE IN VALUE. THE FOLLOWING PERFORMANCE INFORMATION FOR THE TREESDALE FUNDS IS UNAUDITED AND HAS BEEN PREPARED ONLY FOR GENERAL INFORMATION PURPOSES FOR CONSIDERATION BY CURRENT OR PROSPECTIVE INVESTORS. THE PERFORMANCE DATA IS CALCULATED IN ACCORDANCE WITH THE SEC STANDARDIZED METHOD.

THE RETURNS SHOWN REFLECT THE ACTUAL FEES AND EXPENSES INCURRED BY THE TREESDALE FUNDS AND REPRESENT THE NET ASSET VALUE APPRECIATION (NET OF ALL THE TREESDALE FUNDS OPERATING EXPENSES, INCLUDING INCENTIVE AND MANAGEMENT FEES, AND REFLECTING REINVESTMENT OF ALL DISTRIBUTIONS AND OTHER EARNINGS) AS A PERCENTAGE OF BEGINNING CAPITAL FOR AN INVESTOR WHO HAD INVESTED IN THE TREESDALE FUNDS SINCE INCEPTION UNDER THE TREESDALE FUNDS' STANDARD FEE STRUCTURE. THE STANDARD FEE STRUCTURE OF THE TREESDALE FUNDS DIFFERS SIGNIFICANTLY FROM THE FEE STRUCTURE OF A T FUND. A T FUND'S EXPENSES ARE EXPECTED TO BE HIGHER THAN THOSE OF THE TREESDALE FUNDS. ACCORDINGLY, HAD THE TREESDALE FUNDS' PERFORMANCE RECORDS REFLECTED A T FUND'S FEES AND ESTIMATED EXPENSES, THE TREESDALE FUNDS' RETURNS SHOWN BELOW WOULD HAVE BEEN LOWER. FURTHERMORE, THERE ARE CERTAIN DIFFERENCES BETWEEN THE INVESTMENT POLICIES OF A T FUND AND THE TREESDALE FUNDS. UNLIKE A T FUND, THE TREESDALE FUNDS ARE NOT SUBJECT TO CERTAIN INVESTMENT LIMITATIONS IMPOSED BY APPLICABLE SECURITIES LAWS WHICH, IF APPLICABLE, MAY HAVE ADVERSELY AFFECTED THE TREESDALE FUNDS' PERFORMANCE. CERTAIN FACTORS, SUCH AS THE TREATMENT OF LOSS CARRYFORWARDS, MAY CAUSE THE MONTHLY PERFORMANCE OF THE TREESDALE FUNDS TO VARY FROM INVESTOR TO INVESTOR.

ALL PERFORMANCE DATA PROVIDED IS HISTORICAL AND IS NOT INDICATIVE OF FUTURE RESULTS, AND THERE CAN BE NO ASSURANCE THAT THESE OR COMPARABLE RETURNS WILL BE ACHIEVED BY A T FUND OR THAT A T FUND'S INVESTMENT OBJECTIVE WILL BE ACHIEVED.

------------------------------------------------------------------------------------------------------------------------------------
                       Monthly Returns of Treesdale Funds
              JAN      FEB       MAR      APR       MAY      JUN       JUL      AUG       SEP      OCT       NOV      DEC       YTD
------------------------------------------------------------------------------------------------------------------------------------
   2002                                                                                            1.57     1.53      1.61      4.78
------------------------------------------------------------------------------------------------------------------------------------
   2003      1.26      0.69     -0.41     0.08     -0.04     0.82     -0.18     0.54     -0.04     0.75     1.16      1.33      6.10
------------------------------------------------------------------------------------------------------------------------------------
   2004      0.99      1.16      0.83     0.86      0.53     0.78      0.68     0.72      0.67     0.80     0.80      0.60      9.84
------------------------------------------------------------------------------------------------------------------------------------

      -------------------------------------------------------------------------
                                         Treesdale Funds    Tremon/CSFB Fixed
                                                           Income Arb Index(1)
      -------------------------------------------------------------------------
      2004 Returns                              9.84%              6.85%
      -------------------------------------------------------------------------
      Since Inception (10/02)                   22.12%             13.62%
      -------------------------------------------------------------------------
      Average Annual Total Return (2)           9.29%              5.84%
      -------------------------------------------------------------------------
      Average Monthly Return                    0.74%              0.48%
      -------------------------------------------------------------------------
      Sharpe Ratio (3)                          4.28%              1.49%
      -------------------------------------------------------------------------
      Standard Deviation (4)                    1.81%              3.03%
      -------------------------------------------------------------------------

(1) Tremont/CSFB Fixed Income Arbitrage Index is a sub-index of the Credit Suisse First Boston/Tremont Index described in the index definitions below in this Appendix B, and its Index Universe is defined as funds that attempt to limit volatility and generate profits from price anomalies between related fixed income securities (i.e., funds that follow a fixed income arbitrage investment strategy). The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. It aims at a maximum representation of the Index Universe. (Source: CSFB/Tremont Index website). The Tremont/CSFB Fixed Income Arbitrage Index information is included because it is the index that, in the best judgment of the Subadviser, includes funds with investment objectives and types of investments most like those of the Treesdale Funds and A T Fund. However, use of the Tremont/CSFB Fixed Income Arbitrage Index is not intended to imply that the Treesdale Funds or A T Fund will have portfolios that replicate the portfolios of funds in the Index, which may vary considerably in the future both in composition and element of risk.

(2) Average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variation in performance; they are not the same as actual year-by-year results. The average annual total return calculation in the table above is CFA Institute (formerly the Association for Investment Management and Research (AIMR)) compliant.

(3) The Sharpe ratio is a portfolio performance measure used to evaluate the return of a fund with respect to risk. The calculation is the return of the fund minus the "risk-free" rate divided by the fund's standard deviation. The risk free rate used by in the calculation of the Sharpe ratio in the above table is the average of the 3-Month U.S. Treasury Bill yield on a monthly basis, since October 2002. The Sharpe ratio provides you with a return for unit of risk measure.

For example, assume equity fund 1 returned 20% over the last five years, with a standard deviation of 2%. The risk free rate is generally the interest rate on a government security. Assume that the average return of a risk-free government bond fund over this period was 6%. The Sharpe ratio would be (the return of the portfolio - the risk free rate)/the standard deviation of the portfolio. In the case of equity fund 1, the Sharpe ratio is (20%-6%)/2%, or 7%. Therefore, for each unit of risk, the fund returned 7% over the risk-free rate.

Generally, investors evaluating the performance of the fund would compare its Sharpe ratio to a benchmark. This could include, but is not limited to, the average performance of similar funds, and an equity index. For example assume the S&P 500 was used as a benchmark. Further assume that the return of a S&P 500 index fund over the past five years was 10% with a standard deviation of 2%. The Sharpe ratio for this index fund is (10%-6%)/2, or 2%. An investor doing a side-by-side comparison between equity fund 1 and the S&P 500 index fund would clearly prefer equity fund 1. This fund provided a higher level of excess return for each unit of risk.

(C) 2000 The McGraw-Hill Companies Inc.

(4) Standard deviation is a statistical measure that measures the variability of a set of observations around its mean (or average). For example, suppose you have two equity funds. The annual return for equity fund 1 for the past five years is 8%, 9%, 10%, 11% and 12%. The mean (or average) of this sample is (8%+9%+10%+11%+12%)/5 = 10%. The annual return for equity fund 2 for the past three years is 0%, 5%, 10%, 15% and 20%. The mean of this sample is (0%+5%+10%+15%+20%)/5 = 10%.

Although the mean of both samples are the same, the variability around the mean is clearly different. An investor evaluating the two funds would view equity fund 2 as riskier than equity fund 1. The funds have the same average return, but the variability of fund 2 is much higher than fund 1. Investors would prefer equity fund 2 only if they rewarded for the additional risk they assumed. This concept of risk vs. return is fundamental to financial markets. Instruments with low variability of returns, like a money market fund, will provide less return than instruments with high variability of returns, like a high yield bond fund.

The formula for standard deviation is the square root of the sum of the squared differences of each observation from the mean divided by the number of observations less one. For equity fund 1, the standard deviation is 1.58%, while for equity fund 2, the standard deviation is 7.9%. Typically, the observations in the financial industry are made on a month-by-month basis over 36 months or 3-years.

(C) 2000 The McGraw-Hill Companies Inc.

HISTORICAL CORRELATIONS


The following table shows correlation data between the composite results of Treesdale Fixed Income Fund, Ltd. and Treesdale Fixed Income Fund, L.P. (together, the "Treesdale Funds") and each of Lehman Brothers U.S. Aggregate Index, S&P 500 Index and CSFB/Tremont Hedge Fund Index. The intent of the presentation below is to show correlation, not under or over performance by the Treesdale Funds with respect to these indices. In the table below, the data in each table grid correlates performance of the index named above of the particular table grid with the performance of the index named to the left of the particular table grid.

Correlations compare the degree/percentage of the time two or more measures move in the same direction. Perfect correlation in two measures moving in the same direction 100% of the time is 1.0 and perfect inverse correlation in two measures moving in exactly the opposite direction 100% of the time is -1.0. The primary value of correlation data is to identify the value one class of securities has as an asset allocation diversifier to another for the investment of assets. The more non-correlated two measures are to each other, the greater diversification value they provide to each other, and in the process, the more they shrink the volatility of the return of the combination of the two and therefore improve the growth in value of the assets.

The performance information shown here for the Treesdale Funds is unaudited and has been prepared for general information purposes for consideration by current or prospective investors in A T Fund of Funds (the "A T Fund") to illustrate the potential asset allocation diversity value of an investment similar to the Treesdale Funds relative to common stocks, fixed income, and hedge fund components of portfolio level composition. The A T Fund is newly formed and has not yet begun investment operations. This performance information reflects the actual investment performance of the Treesdale Funds during the indicated periods, and does not reflect the performance of the A T Fund. Treesdale Partners LLC (the "Subadviser") employs an investment program for A T Fund that is substantially the same as the investment program that it employs in managing the Treesdale Funds, which are the only accounts managed by the Subadviser that have investment objectives, programs, policies and strategies that are substantially the same as those of A T Fund. However, the past performance information for the Treesdale Funds presented here does not guarantee or determine the future results of either the Treesdale Funds or A T Fund. The investment environment and market conditions may be markedly different in the future and investment results will fluctuate in value. The performance information for the Treesdale Funds represents the net asset value appreciation (net of all Treesdale Fund operating expenses, including incentive and management fees, and reflecting reinvestment of all distributions and other earnings) as a percentage of beginning capital for an investor who had invested in the Treesdale Funds since inception under the Treesdale Funds' standard fee structure. The standard fee structure of the Treesdale Funds differs significantly from the fee structure of the A T Fund. Certain factors, such as the treatment of loss carryforwards, may cause monthly performance of the Treesdale Funds to vary from investor to investor. All performance data provided is historical and is not indicative of future results, and there can be no assurance that these or comparable returns will be achieved by the A T Fund or that the A T Fund's investment objective will be achieved.

----------------------------------------------------------------------------------------------------------------
Oct. 2002 - Sept. 2004               Correlation Data With Respect to Each Fund Named in the Left Column
                                                        Lehman Bros.         S&P 500          CSFB Tremont
                                   Treesdale Funds      US Agg Index          Index           Hedge Fund Index
                                  ------------------------------------------------------------------------------
Treesdale Funds                       1.00
----------------------------------------------------------------------------------------------------------------
Lehman Bros. US Agg Index             0.09                    1.00
----------------------------------------------------------------------------------------------------------------
S&P 500 Index                         0.15                    0.03            1.00
----------------------------------------------------------------------------------------------------------------
CSFB/Tremont Hedge Fund Index        (0.06)                   0.38            0.74                1.00
----------------------------------------------------------------------------------------------------------------
Source: InvestWorks
----------------------------------


                                Index Definitions
 Indexes are unmanaged and an investment cannot be made directly into an index.

The Lehman Brothers U.S. Aggregate Index is an unmanaged market-capitalization weighted benchmark including all securities that are SEC-registered, taxable, and dollar denominated, including U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and assetbacked securities. Securities must have at least one year to final maturity regardless of call features, have at least $250 million par amount outstanding, be rated investment grade (Baa3 or better), must be fixed rate, although it can carry a coupon that steps up or changes according to a predetermined schedule, be dollar-denominated and non-convertible and must be publicly issued. However, 144A securities with Registration Rights and Reg-S issues are included.

The S&P 500 Index is Standard and Poor's unmanaged, capital-weighted index representing the aggregate market value of the common equity of 500 companies primarily traded on the New York Stock Exchange.

The CSFB/Tremont Hedge Fund Index uses the TASS and CSFB/Tremont databases, which track more than 3000 funds. The Index Universe is defined as only the funds with a minimum of US $10 million assets under management ("AUM"), a minimum one-year track record, and current audited financial statements. Funds are separated into ten primary subcategories based on their investment style. The Index in all cases represents at least 85% of the AUM in each respective category of the Index Universe. CSFB/Tremont analyzes the percentage of assets invested in each subcategory and selects funds for the Index based on those percentages, matching the shape of the Index to the shape of the universe. The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. It aims at a maximum representation of the Index Universe. (Source: CSFB/Tremont Index website)

PART B:  STATEMENT OF ADDITIONAL INFORMATION

===============================================================================

                           A T FUNDS INVESTMENT TRUST

                            =========================
                       STATEMENT OF ADDITIONAL INFORMATION
                                  March 9, 2005
                            =========================
                                 A T FUNDS, LLC
                                     Adviser
                            =========================
                             TREESDALE PARTNERS, LLC
                                   Subadviser
                            =========================
                      ALLEGIANCE INVESTMENT MANAGEMENT, LLC
                                  Administrator
                            =========================
                       FORUM ADMINISTRATION SERVICES, LLC
                                Subadministrator

================================================================================

         This Statement of Additional Information ("SAI") is not a prospectus or offering memorandum. This SAI relates to and should be read in conjunction with the PPM of A T Funds Investment Trust (the "Fund") dated March 9, 2005. A copy of the PPM may be obtained by contacting the Fund at the following address or telephone number: 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 (714) 969-0521.

         The Shares have not been and will not be registered under the Securities Act, or the securities laws of any state. The Fund will issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this SAI.

         Capitalized terms not otherwise defined herein have the same meaning set forth in the PPM.

                                TABLE OF CONTENTS

                                                                            Page

ITEM 16.  GENERAL INFORMATION AND HISTORY......................................2

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES....................................2

ITEM 18.  MANAGEMENT...........................................................3

          Board of Trustees....................................................3

          Trustees and Officers................................................3

                  Independent Trustees.........................................3

                  Non-Independent Trustees.....................................4

                  Officers ....................................................4

          Beneficial Ownership.................................................5

          Compensation.........................................................5

          Proxy Voting Policies................................................6

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..................6

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES...............................6

          Adviser and Subadviser...............................................6

          Approval of Advisory Contracts.......................................6

          Accountants and Legal Counsel........................................7

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES.............................7

ITEM 22.  TAX STATUS...........................................................8

ITEM 23.  FINANCIAL STATEMENTS.................................................8

ITEM 16.  GENERAL INFORMATION AND HISTORY

         Inapplicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES

         The Fund's investment objective and policies are described under the headings "Investment Objective" and "Investment Strategy" in the PPM. The investment objective of the Fund is fundamental and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. In addition, the following investment restrictions are fundamental policies and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act:

     o Borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff. Generally, borrowing will be limited to 25% of the Fund's net asset value at the time of borrowing.

     o Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff. The Fund does not intend to issue senior securities.

     o Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

     o Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or that are issued by companies that invest or deal in real estate or real estate investment trusts.

     o Invest in commodities or commodity contracts, except that the Fund may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

     o Make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

     o The Subadviser will not allocate more than 20% of the Fund's assets to any single Portfolio Fund, measured at the time of investment.

     o The Fund will limit its investment in any one Portfolio Fund to less than 5% of the Portfolio Fund's voting securities, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) permitting investments constituting a greater percentage of such securities.

     o The Fund will not purchase voting and non-voting interest in a Portfolio Fund that in the aggregate represent 25% or more of a Portfolio Fund's outstanding equity, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) providing that investments of 25% or greater would not constitute control of a Portfolio Fund.

         The investment restrictions and other policies described in this PPM do not apply to Portfolio Funds; however, such investment restrictions will apply to accounts managed by Direct Allocation Portfolio Managers. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the value of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. All other investment strategies of the Fund are non-fundamental, and the extent to which the Fund may engage in such strategies is described in detail in the PPM. The risks inherent in the Fund's investment strategies are described under "TYPES OF INVESTMENTS AND RELATED RISKS" in the PPM.

ITEM 18.  MANAGEMENT

Board of Trustees

         The Company's Board of Trustees has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation, and has approved the Fund's investment program. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Seventy-five percent (75%) of the Board of Trustees is comprised of persons who are Independent Trustees. The Board of Trustees will monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

         Although the Trustees review policies regarding the management of the Fund and review information provided to them in connection with quarterly meetings of the Board of Trustees (and any special meetings called), they do not have an active role in reviewing or supervising the Fund's ongoing operations. This means, for example, that the Trustees do not select or approve the Portfolio Managers or the Portfolio Funds (other than Direct Allocation Portfolio Managers). By way of further example, the Trustees do not (and cannot) verify the valuation of the Fund's investments in Portfolio Funds and must rely on valuation information provided by the Portfolio Managers, the Adviser and the Subadviser without any investigation or independent verification.

         The Independent Trustees (identified below) serve as outside fiduciaries only and do not serve as officers or in an active management role for the Fund or its affiliates.

         To the fullest extent allowed by applicable law including the 1940 Act, the Trust Agreement also indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as Trustees or officers. The 1940 Act prohibits indemnification for certain types of conduct (i.e., willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations and duties), for which the Fund's Trustees and officers will not be indemnified.

         The Trustees, in their capacity as such, are not Shareholders of the Fund and, accordingly, each Trustee in his capacity as such has no liability as a Shareholder. Trustees may subscribe for Shares, subject to the eligibility requirements described in the PPM, in which case such Trustees will be Shareholders.

         The identity and brief biographical information of each of the Trustees is set out below.

Trustees and Officers

         The current Trustees and officers of the Company performing a policy-making function and their affiliations and principal occupations for the past five years are set forth below:

         Independent Trustees

                                                                          Number of
                                   Term of                                Portfolios in
                      Position(s)  Office and     Principal               Fund Complex
                      held with    Length of      Occupation(s) During    Overseen by    Other Directorships held
Name, Address and Age the Company  Time Served    Past 5 Years            Trustee        by Trustee
===================== ============ ============== ======================= ============== ===========================
Jan W. Dash           Independent  Indefinite/    Financial Consultant,   1              0
963 Holmdel Road #1   Trustee      December 2004  J. Dash Consultants
Holmdel, NJ 07733                  to present     (05/2003-present).
Born: 1942
                                                  Director of
                                                  Quantitative Analysis,
                                                  Solomon Smith Barney
                                                  (02/1993-05/2003).
--------------------- ------------ -------------- ----------------------- -------------- ---------------------------
Laurie M. O'Laughlin  Independent  Indefinite/    Various positions with  1              0
2415 Landings Circle  Trustee      December 2004  Merrill Lynch
Bradenton, FL 34209                to present     (07/1987-12/2002),
Born: 1959                                        including Managing
                                                  Director and Global
                                                  Head of Credit

                                                                          Number of
                                   Term of                                Portfolios in
                      Position(s)  Office and     Principal               Fund Complex
                      held with    Length of      Occupation(s) During    Overseen by    Other Directorships held
Name, Address and Age the Company  Time Served    Past 5 Years            Trustee        by Trustee
===================== ============ ============== ======================= ============== ===========================
                                                  Products for Market
                                                  Risk Management,
                                                  Merrill Lynch -
                                                  Capital Markets
                                                  Division (1998-2002)
                                                  and European Head of
                                                  Debt Products for
                                                  Market Risk
                                                  Management, Merrill
                                                  Lynch - London, U.K.
                                                  (1996-1998).
--------------------- ------------ -------------- ----------------------- -------------- ---------------------------
J. Stephan Rapp       Independent  Indefinite/    Real Estate Developer   1              0
131 Cat Rock Road     Trustee      December 2004  and Member,
Cos Cob, CT 06807                  to present     Development
Born: 1943                                        Corporation of
                                                  Greenwich, LLC
                                                  (01/2003-present), and
                                                  President, Parrot
                                                  Properties Inc.
                                                  (07/1998-present).

         Non-Independent Trustees

                                                                          Number of
                                   Term of                                Portfolios in
                      Position(s)  Office and                             Fund Complex
                      held with    Length of    Principal Occupation(s)   Overseen by    Other Directorships held
Name, Address and Age the Company  Time Served  During Past 5 Years       Trustee        by Trustee
===================== ============ ============ ========================= ============== ===========================
Mark G. Torline       Trustee and  Indefinite/  Chief Executive Officer   1              0
300 Pacific Coast     Chief        October      of Allegiance Investment
Highway, Suite 305    Executive    2004 to      Management, LLC, the
Huntington Beach,     Officer      present      Administrator
CA  92648                                       (07/1993-present), and
Born: 1956                                      Treasurer and Secretary
                                                of Allegiance Investment
                                                Management, LLC, the
                                                Administrator
                                                (07/1993-01/2004).  (1)

(1) Mr. Torline also serves as Chief Executive Officer and a member of the Management Committee of A T Funds, LLC, the
Adviser (June 2004-present).

         Officers

                                                                          Number of
                                   Term of                                Portfolios in
                      Position(s)  Office and                             Fund Complex
                      held with    Length of    Principal Occupation(s)   Overseen by    Other Directorships held
Name, Address and Age the Company  Time Served  During Past 5 Years       Officer        by Officers
===================== ============ ============ ========================= ============== ===========================
Mark G. Torline       Trustee and  Indefinite/  Chief Executive Officer   1              0
300 Pacific Coast     Chief        October      of Allegiance
Highway, Suite 305    Executive    2004 to      Investment Management,
Huntington Beach,     Officer      present      LLC, the Administrator
CA  92648                                       (07/1993-present), and
Born: 1956                                      Treasurer and
                                                Secretary of Allegiance
                                                Investment Management,
                                                LLC, the Administrator
                                                (07/1993-01/2004).  (1)
--------------------- ------------ ------------ ------------------------- -------------- ---------------------------
Dennis Rhee           Chief        Indefinite/  Managing Partner,         1              0
1330 Avenue of the    Operating    December     Investment Executive
Americas, 39th Floor  Officer and  2004 to      Committee member and
New York, NY 10019    Vice         present      Co-Founder of Treesdale
Born: 1964            President                 Partners, LLC, the
                                                Subadviser (08/2002-
                                                present).

                                                Senior Vice President
                                                and head of Mortgage
                                                Backed Securities at
                                                Pedestal (02/2000 to
                                                08/2001).

                                                Head of product
                                                management at Deutsche
                                                Bank's fixed

                                                                          Number of
                                   Term of                                Portfolios in
                      Position(s)  Office and     Principal               Fund Complex
                      held with    Length of      Occupation(s) During    Overseen by    Other Directorships held
Name, Address and Age the Company  Time Served    Past 5 Years            Trustee        by Trustee
===================== ============ ============== ======================= ============== ===========================
                                                income electronic
                                                trading division and
                                                trader in the mortgage-
                                                backed securities (MBS)
                                                trading department
                                                (11/1997 to 02/2000).


--------------------- ------------ ------------ ------------------------- -------------- ---------------------------
Yung Lim              Chief        Indefinite/  Managing Partner,         1              0
1330 Avenue of the    Investment   December     Investment Executive
Americas, 39th Floor  Officer and  2004 to      Committee member and
New York, NY 10019    Vice         present      Co-Founder of Treesdale
Born: 1961            President                 Partners, LLC, the
                                                Subadviser (08/2002-
                                                present).

                                                Founder of Pedestal;
                                                served as Chief
                                                Executive Officer
                                                (03/1997) and then
                                                Chairman (08/1999-
                                                08/2001).
--------------------- ------------ ------------ ------------------------- -------------- ---------------------------
Alexander L. Popof    Chief        Indefinite/  Chief Financial Officer   1              0
300 Pacific Coast     Financial    December     of Allegiance Investment
Highway, Suite 305    Officer,     2004 to      Management, LLC, the
Huntington Beach,     Vice         present      Administrator
CA  92648             President,                (01/2004-present).
Born: 1955            Secretary
                      and                       Chief Operating Officer
                      Treasurer                 and Chief Financial
                                                Officer of Hopkins Real
                                                Estate Group
                                                (07/2002-01/2004).

                                                Chief Financial Officer
                                                of Catellus Residential
                                                Group (03/1999-05/2002).
--------------------- ------------ ------------ ------------------------- -------------- ---------------------------
Sharon Goldberg       Chief        Indefinite/  Chief Compliance Officer  1              0
300 Pacific Coast     Compliance   December     and Director of
Highway, Suite 305    Officer and  2004 to      Operations of Allegiance
Huntington Beach,     Assistant    present      Investment Management,
CA  92648             Secretary                 LLC, the Administrator
Born: 1959                                      (08/2001-present).

                                                Operations Manager of
                                                Pacific Life Insurance
                                                Company
                                                (06/1999-08/2001).

(1) Mr. Torline also serves as Chief Executive Officer and a member of the Management Committee of A T Funds, LLC, the
Adviser (June 2004-present).


Beneficial Ownership

         The following table sets forth the dollar range of equity securities beneficially owned by each Trustee:

                                                    Aggregate Dollar Range of Equity Securities of All Registered
                        Dollar Range of Equity      Investment Companies Overseen by Trustee in Family of
Name of Trustee         Securities of the Fund      Investment Companies
======================= =========================== ================================================================
Mark G. Torline         None
----------------------- --------------------------- ----------------------------------------------------------------
Jan W. Dash             None
----------------------- --------------------------- ----------------------------------------------------------------
Laurie M. O'Laughlin    None
----------------------- --------------------------- ----------------------------------------------------------------
J. Stephan Rapp         None
----------------------- --------------------------- ----------------------------------------------------------------

         No Independent Trustee owns beneficially or of record any security of the Fund, the Adviser or the Subadviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Fund, the Adviser or the Subadviser.

Compensation

         The officers and Trustees of the Company who are considered "interested persons" of the Company receive no compensation directly from the Company for performing the duties of their offices. However, those officers and Trustees who are officers or members of the Adviser, the Subadviser or the Administrator may receive remuneration indirectly because the Adviser will receive the Management Fee from the Company. The Independent Trustees receive an annual retainer and fees and expenses for each regular Board of Trustees meeting attended. The aggregate compensation that will be paid to each of the Independent Trustees during the Fund's first fiscal year ending March 31, 2005 are set forth below:


Name of Trustee       Estimated Compensation from     Pension or Retirement        Total Compensation from the Fund
                      the Company for the Fiscal      Benefits Accrued as Part of  and Fund Complex for the Fiscal
                      Year Ending March 31, 2005 (1)  Fund Expenses                Year Ending March 31, 2005 (1)
===================== =============================== ============================ =================================
Jan W. Dash           $16,000 (2)                     N/A                          $16,000 (2)
--------------------- ------------------------------- ---------------------------- ---------------------------------
Laurie M. O'Laughlin  $16,000 (2)                     N/A                          $16,000 (2)
--------------------- ------------------------------- ---------------------------- ---------------------------------
J. Stephan Rapp       $16,000 (2)                     N/A                          $16,000 (2)


(1) Since the Fund has not completed its first full year since its organization, the information furnished is for the current fiscal year of the Fund, estimating future payments that will be made pursuant to an existing agreement.
(2) Independent Trustees will receive an annual retainer of $12,000 plus $1,000 for each regular quarterly and special in person Board of Trustees meeting attended. In addition, each member of the Audit Committee will receive $500 for each in person meeting and each telephone meeting of the Audit Committee that is longer than 20 minutes in duration and that is held on a day when a Board of Trustees meeting is not also held. The estimated compensation is based on four Board of Trustees meetings per year, but will vary according to the actual number of meetings held and attended.

Proxy Voting Policies

         The Fund delegates proxy voting decisions to the Adviser, which follows its Proxy Voting Policy and Procedures to vote the Fund's proxies.


ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         As of February 9, 2005, the Adviser, which is owned equally by the Subadviser and Administrator, owned 100% of the outstanding Shares of the Fund. Therefore, the Fund can be said to be under the control of the Adviser, Subadviser and Administrator. Because the Adviser, Subadviser and Administrator are deemed to control the Fund, they may take actions affecting the Fund without the approval of any other investor. The addition of other investors in the Fund may alter their ability to control the Fund. Further information about the Adviser, Subadviser and Administrator is provided in the PPM.

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

Adviser and Subadviser

         The Adviser is controlled equally by the Subadviser and Administrator. The Subadviser is controlled by Dennis Rhee and Yung Lim, as the direct owners of the Subadviser. The Administrator is controlled by Allegiance Capital Inc. and Rosemont Partners I, L.P., as the direct owners of the Administrator. Allegiance Capital Inc. was founded in 1988 and is the predecessor in business to the Administrator. The Administrator took over the business of Allegiance Capital Inc. in April 2002 after an investment by Rosemont Partners I, L.P. in the Administrator. Rosemont Partners I, L.P. is an investment fund formed in May 2000 that currently has a total of $38 million invested in nine companies. The Administrator is also indirectly controlled by Rosemont Investment Partners LLC and KBC Bank NV, as owners of Rosemont Partners I, L.P., KBC Bank & Insurance Holding Co., as an owner of KBC Bank NV, Almanij NV, as an owner of KBC Bank & Insurance Holding Co., and Cera Holding CVBA, as an owner of Almanij NV, and by William K. Mawhorter, as an owner of Allegiance Capital Inc. Mr. Torline, a Trustee and officer of the Fund, and Mr. Popof and Ms. Goldberg, officers of the Fund, are also executive officers of the Administrator. Messrs. Rhee and Lim, officers of the Fund, are also managing partners of the Subadviser.

Approval of Advisory Contracts

         In determining whether to approve the Management Agreement and the Subadvisory Agreement (the "Advisory Agreements"), the Board of Trustees requested and evaluated information provided by the Adviser, in accordance with
Section 15(c) of the Investment Company Act. At its meeting in December 2, 2004, the Board of Trustees considered a number of factors in reviewing and recommending approval of the Advisory Agreements, including the nature and quality of the services to be provided to the Fund by the Adviser and the Subadviser, the fees and expenses borne by the Fund, and the prospective profitability of the relationship for the Adviser.

         At the meeting, the Trustees discussed performance information for the other funds managed by the Subadviser, the past performance of the Adviser and Subadviser, as well as the anticipated performance of the Fund. The Trustees reviewed the nature and extent of the services to be provided by the Adviser and Subadviser under the Investment Management Agreement and Investment Subadvisory Agreement, respectively, and discussed the quality and depth of the Adviser's and Subadviser's organizations in general and of the investment professionals that would provide services to the Fund. The Trustees also reviewed copies of the Adviser's Form ADV Part I. The Board considered the ability of the Adviser and the Subadviser to provide an appropriate level of support and resources to the Fund and whether the Adviser and Subadviser had sufficiently qualified personnel, and concluded that the selection of the Adviser and Subadviser to provide the services to the Fund is appropriate and in the best interests of the Fund.

         At the meeting, the Trustees also reviewed the fees and expenses expected to be borne by the Fund, and considered the proposed fee and expense limitation agreed to by the Adviser. The Trustees reviewed the management fees charged to and expenses of comparable investment companies with a similar investment strategy and for closed-end funds, most of which were also funds-of-funds, and compared such fees and expenses with the fees proposed to be charged by the Adviser. The Trustees noted that the Subadviser would not receive any direct management fees for its services, and that (unlike many of the advisers to the comparable investment companies reviewed) the Adviser would not receive any performance fees in addition to the proposed management fees. The Trustees also discussed the potential profitability of the Management Agreement and Subadvisory Agreement, respectively, to the Adviser and Subadviser. In that regard, the Trustees noted the distribution costs that would be borne by the Adviser in distributing Shares of the Fund, and how such costs could be expected to affect the profitability of the Adviser. The Trustees also discussed the structure of the proposed management fees in conjunction with the proposed fee and expense limitation and concluded that the management fees are structured appropriately and are at an appropriate level to benefit Fund shareholders, both currently and as the Fund grows. Based on its review, the Board, including the Independent Trustees, concluded that the proposed management fees are fair and reasonable.

         Based on its discussions of and conclusions regarding the various factors considered, the Board determined that approving the management arrangements with the Adviser and the Subadviser is in the best interests of the Fund and its shareholders.

Accountants and Legal Counsel

         The Board of Trustees has selected Ernst & Young LLP as the independent public accountants of the Fund, which is located at 725 South Figueroa Street, Los Angeles, California. Paul, Hastings, Janofsky & Walker LLP serves as legal counsel to the Fund, the Adviser and the Administrator, and is located at 55 Second Street, 24th Floor, San Francisco, California.

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES

         Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

         The Subadviser expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Portfolio Fund substantially as described below, although the Subadviser can give no assurance that a Portfolio Manager (including a Direct Allocation Portfolio Manager) will adhere to, and comply with, the described practices. The Subadviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Portfolio Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Portfolio Fund. The Subadviser generally considers the broker selection process employed by a Portfolio Manager in determining whether to invest in its Portfolio Fund. Each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

         Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Adviser and/or the Subadviser) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Fund are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than a Portfolio Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with a Portfolio Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to a Portfolio Fund. In accordance with provisions of the 1940 Act, an affiliate of the Adviser and/or the Subadviser may effect brokerage transactions for a Portfolio Fund.

ITEM 22.  TAX STATUS

         A discussion of the Fund's tax status can be found under "CAPITAL ACCOUNTS AND ALLOCATION" and "TAX ASPECTS" in the PPM.

ITEM 23.  FINANCIAL STATEMENTS

         The following comprise the financial statements of the Fund:

         o    Report of Independent Registered Public Accounting Firm

         o    Statement of Assets and Liabilities

         o    Statement of Operations

         o    Notes to the Financial Statements

AUDITED FINANCIAL STATEMENTS
A T Funds Investment Trust
A T Fund of Funds
For the period from October 8, 2004 (date of formation) to February 28, 2005 with Report of Independent Registered Public Accounting Firm

                           A T Funds Investment Trust
                               A T Fund of Funds


                          Audited Financial Statements

  For the period from October 8, 2004 (date of formation) to February 28, 2005


                                    Contents


Report of Independent Registered Public Accounting Firm .....................F-1
Statement of Assets and Liabilities .........................................F-2
Statement of Operations .....................................................F-3
Notes to Financial Statements ...............................................F-4

[ERNST & YOUNG LOGO]  Ernst & Young LLP                    Phone: (213) 977-3200
                      725 South Figeroa Street             www.ey.com
                      Los Angeles, California 90017-5418


            Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
A T Funds Investment Trust


We have audited the accompanying statement of assets and liabilities of A T Fund of Funds (the Fund), the sole series of A T Funds Investment Trust, as of February 28, 2005, and the related statement of operations for the period from October 8, 2004 (date of formation) to February 28, 2005. These financial statements are the responsibility of the Fund's management. Our responsibility is to express and opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of cash owned as of February 28, 2005. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund at February 28, 2005, and the results of its operations for the period from October 8, 2004 (date of formation) to February 28, 2005, in conformity with U.S. generally accepted accounting principles.



                                                Ernst & Young LLP



March 3, 2005

                           A T Funds Investment Trust
                                AT Fund of Funds

                       Statement of Assets and Liabilities

                                February 28, 2005


Assets
Cash                                                    $    103,500
Reimbursement receivable from Advisor                        185,000
Prepaid insurance                                             25,900
                                                      --------------
Total assets                                                 314,400
                                                      --------------


Liabilities
Organizational costs payable to Advisor                      185,000
Note payable to Advisor                                       29,400
                                                      --------------
Total liabilities                                            214,400
                                                      --------------

Net assets                                              $    100,000
                                                      ==============

Net assets consist of:
  Paid-in capital                                       $    100,000
                                                      --------------

Total net assets                                        $    100,000
                                                      ==============

Shares outstanding                                             1,000


Net asset value per share                               $        100

See accompanying notes.

                           A T Funds Investment Trust

                                A T Fund of Funds


                             Statement of Operations


  For the period from October 8, 2004 (date of formation) to February 28, 2005


Investment income
Interest                                                $        --
Dividend                                                         --
                                                      --------------
Total investment income                                          --
                                                      --------------

Expenses
Organizational costs                                         185,000
Less: Reimbursement from Advisor                            (185,000)
                                                      --------------
Total expenses net of reimbursement                              --
                                                      --------------

Net investment income                                   $        --
                                                      ==============

Net increase in net assets resulting from operations    $        --
                                                      ==============


See accompanying notes.

                           A T Funds Investment Trust
                                A T Fund of Funds


                          Notes to Financial Statements

                                February 28, 2005


1. Organization

A T Funds Investment Trust (the Trust) is a Delaware statutory trust, which was formed on October 8, 2004, and is registered under the Investment Company Act of 1940, as amended, as a close-end management investment company. A T Fund of Funds (the Fund) is the sole series of the Trust. The Fund is authorized to issue 10,000,000 shares at a price of $100 per share. The Fund's investment objective is to seek risk-adjusted, fixed-income absolute returns by investing in investment funds managed by various investment managers. The Fund is a specialized investment vehicle that is referred to as a private "fund of hedge funds."

2. Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Fund. These policies are in conformity with U.S. generally accepted accounting principles (U.S. GAAP).

Use of Estimates

The accompanying financial statements are prepared in accordance with U.S. GAAP. The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Net Asset Value

The value of the Fund's net assets is determined as of the close of the Fund's business on the last business day of each calendar month in accordance with the valuation procedures established by the Board of Trustees. The net value of the Fund's investments in other funds (the Portfolio Funds), in the form of Portfolio Funds' interests, are carried at fair value whereby the Fund generally records the investments at cost and, on an ongoing basis, the investments are adjusted to reflect the Fund's share of the income or losses, and additional subscriptions to, or withdrawals from, the Portfolio Funds. Due to the inherent uncertainty of the valuation of the Portfolio Funds, the value may differ from the value that would have been used had a ready market for the Portfolio Funds interests existed. The Portfolio Funds invest primarily in relative value, market neutral strategies in the fixed-income markets. Accordingly, the Fund's investments in the Portfolio Funds are subject to the same risks to which the Portfolio Funds are subject, such as market risk, concentration of credit risk, and foreign currency fluctuations.

                           A T Funds Investment Trust
                                A T Fund of Funds

                    Notes to Financial Statements (continued)


2. Significant Accounting Policies (continued)

Net Asset Value (continued)

The Fund's ability to make withdrawals from its investments in the Portfolio Funds is subject to certain restrictions which vary for each respective Portfolio Fund. These restrictions include notice requirements for withdrawals, and additional restrictions which limit withdrawals to specified times during the year.

Federal Income Taxes

The Fund intends to be treated as a partnership for tax purposes. Accordingly, the shareholders will report their pro rata shares of the Fund's income or losses in their respective tax returns. Therefore, no federal income tax provision is required.

Prepaid Insurance

Prepaid insurance consists of the premium paid on an insurance policy for the period April 1, 2005 through April 1, 2006, and will be amortized ratably over the coverage period.

Organization Costs

Expenses   incurred  in  connection  with   establishing   the  Fund  aggregated
approximately $185,000, which were paid or payable by the Advisor on behalf of the Fund. These costs were expensed as incurred.

Offering Costs

The Fund estimates that it will incur approximately $180,000 in offering costs. Such costs will be charged to the sales proceeds of the shares offered.

                           A T Funds Investment Trust
                                A T Fund of Funds

                    Notes to Financial Statements (continued)


3. Notes Payable

The note payable to Advisor is a demand note without interest for cash advanced and insurance premium paid by the Advisor on behalf of the Fund.

4. Related Parties

Pursuant to an Investment Advisory Agreement, A T Funds, LLC (the Advisor) serves as investment advisor to the Fund. Treesdale Partners, LLC serves as the Fund's subadvisor (the Subadvisor). Allegiance Investment Management, LLC serves as the Fund's primary administrator (the Administrator). The Advisor is a direct subsidiary owned equally by the Subadvisor and the Administrator. Certain officers and directors of the Advisor are also officers and/or trustees of the Fund.

As of February 28, 2005, all outstanding shares of the Fund were issued to, and held by, the Advisor.

The Advisor has agreed to limit the Fund's total operating expenses by reducing all or a portion of its fees and reimbursing the Fund for expenses, exclusive of placement fee, sales loads, expenses incurred in connection with any merger or reorganization, short sale, short sales dividend expenses, interest, taxes, brokerage commissions, and extraordinary expenses, so that the ratio of expenses to average net assets will not exceed 2.5% per annum (the Expense Limitation). The Fund will carry forward the amount of expenses waived, paid or absorbed by the Advisor in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and, subject to approval of the Board of Trustees, the Fund will reimburse the Advisor such amount, but only to the extent reimbursement does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. For the period from October 8, 2004 (date of formation) to February 28, 2005, expense reimbursement from the Advisor totaled $185,000.

PART C:  OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(1)      Financial Statements

         Part A: Financial Highlights       Not Applicable.

         Part B: Report of Independent Registered Public Accounting Firm, Statement of Assets and Liabilities, Statement of Operations, Notes to Financial Statements.*


(2)      Exhibits

         (a)    Certificate of Trust**

         (b)(1) Agreement and Declaration of Trust**

         (b)(2) Appendix A to Agreement and Declaration of Trust*

         (b)(3) Bylaws***

         (c)    Not Applicable

         (d)    Not Applicable

         (e)    Not Applicable

         (f)    Not Applicable

         (g)(1) Investment Management Agreement*

         (g)(2) Investment Subadvisory Agreement*

         (g)(3) Proxy Voting Policy and Procedures of the Company*

         (g)(4) Proxy Voting Policy and Procedures of the Adviser*

         (h)    Not Applicable

         (i)    Not Applicable

         (j)    Form of Custodian Agreement*

         (k)(1) Form of Administration Agreement***

         (k)(2) Form of Subadministration Agreement*

         (k)(3) Form of Fund Accounting Agreement*

         (k)(4) Form of Transfer Agency Agreement*

         (k)(5) Form of Fee Schedule*

         (k)(6) Power of Attorney of Independent Trustees***

         (k)(7) Form of Escrow Services Agreement*

         (l)    Not Applicable

         (m)    Not Applicable

         (n)    Consent of Auditors*

         (o)    Not Applicable

         (p)    Form of Initial Subscription Agreement***

         (q)    Not Applicable

         (r)(1) Code of Ethics of the Company***

         (r)(2) Code of Ethics of the Adviser*

         (r)(3) Code of Ethics of the Subadviser*

*      Filed herewith.

** Incorporated by reference to the Company's Registration Statement on Form N-2, File No. 811-21655, filed on October 20, 2004.

*** Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form N-2, File No. 811-21655, filed on January 10, 2005.

ITEM 25.  MARKETING ARRANGEMENTS

         Not Applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:

         Registration Fees and Expenses                       $10,000
         (including Blue Sky filings and
         fees of counsel)
         ------------------------------------ ----------------------------
         Transfer Agent fees                                   $2,000
         ------------------------------------ ----------------------------
         Accounting fees and expenses                               -
         ------------------------------------ ----------------------------
         Legal fees and expenses                             $157,000
         ------------------------------------ ----------------------------
         Printing and engraving                                $2,000
         ------------------------------------ ----------------------------
         Offering Expenses                                     $4,000
         ------------------------------------ ----------------------------
         Taxes                                                 $2,000
         ------------------------------------ ----------------------------
         Miscellaneous                                         $3,000
         ==================================== ============================
         TOTAL                                               $180,000

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

         After completion of the offering of Shares, the Company expects that no person will be directly or indirectly under common control with the Fund, except that the Fund may be deemed to be controlled by A T Funds, LLC (the "Adviser"), the investment adviser to the Fund, Treesdale Partners, LLC (the "Subadviser"), the investment subadviser to the Fund, or Allegiance Investment Management, LLC (the "Administrator"), the administrator to the Fund.

         The Adviser was formed under the laws of the State of Delaware on June 28, 2004, the Subadviser was formed under the laws of the State of Delaware on August 2, 2002, and the Administrator was formed under the laws of the State of Delaware on November 29, 2001.

         Information regarding the Adviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-63399). Information regarding the Subadviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-63622). Information regarding the Administrator is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-61172).

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES


         Title of Class                   Number of Record Holders
         -------------------------------- --------------------------------------
         Common                           Stock The Fund anticipates that as the
                                          result of the initial offering of
                                          Shares there will be more than 100
                                          record holders of such Shares

ITEM 29.  INDEMNIFICATION

         Reference is made to Section 3.7 of the Form of Trust Agreement included in the PPM as Appendix A. The Company undertakes that it will apply the indemnification provision of the Trust Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect.

         The Company, in conjunction with the Adviser and the Company's Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee or agent of the Company, against certain liabilities incurred or arising out of such position. In no event, however, will the Company pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Company itself is not permitted to indemnify.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF ADVISER AND SUBADVISER

         A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, the Subadviser and each director, executive officer or partner of the Adviser or Subadviser, is or has been, at any time during the past two calendar years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in the Fund's Statement of Additional Information under the heading "TRUSTEES AND OFFICERS".

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

         The Administrator maintains certain required accounting related and financial books and records of the Company at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California, 92648, and the Subadministrator and Custodian maintain certain other required accounting related and financial books and records of the Company at Two Portland Square, Portland, Maine 04101, and 388 Greenwich Street, New York, New York, 10013, respectively. All other required books and records are maintained by the Adviser, also at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California, 92648.

ITEM 32.  MANAGEMENT SERVICES

         Not applicable.

ITEM 33.  UNDERTAKINGS

         The Company hereby undertakes to:

         (1) Suspend the offering of Shares until the PPM is amended if (i) subsequent to the effective date of its registration statement, the net asset value of the Fund declines more than ten percent from its net asset value as of the effective date of the registration statement, or (ii) the net asset value of the Fund increases to an amount greater than its net proceeds as stated in the PPM;

         (2) File a post-effective amendment with certified financial statements showing the initial capital received by the Fund before accepting subscriptions from more than 25 persons; and

         (3) Send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, the Fund's Statement of Additional Information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and/or Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach and State of California, on the 9th day of March, 2005.

A T FUNDS INVESTMENT TRUST


By:  /s/ Mark G. Torline*
     -------------------------------
     Name: Mark G. Torline
     Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                     Date

/s/ Mark G. Torline*                     Trustee                   March 9, 2005
----------------------------------------
Mark G. Torline

/s/ Jan W. Dash*                         Trustee                   March 9, 2005
----------------------------------------
Jan W. Dash

/s/ Laurie M. O'Laughlin*                Trustee                   March 9, 2005
----------------------------------------
Laurie M. O'Laughlin

/s/ J. Stephan Rapp*                     Trustee                   March 9, 2005
----------------------------------------
J. Stephan Rapp

* By Mitchell E. Nichter, Attorney-In-Fact, pursuant to a Power of Attorney.

                                                                  Exhibit (b)(2)


                                  APPENDIX A TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           A T FUNDS INVESTMENT TRUST,
                           a Delaware Statutory Trust

        THIS APPENDIX A TO AGREEMENT AND DECLARATION OF TRUST (this "Appendix") is made as of this 28th day of February, 2005 by the Trustees named hereunder with respect to A T Funds Investment Trust, a Delaware statutory trust (the "Trust").

        WHEREAS, the Certificate of Trust for the Trust was filed with the Secretary of State of the State of Delaware on October 8, 2004;

        WHEREAS, the initial sole Trustee of the Trust entered into an Agreement and Declaration of Trust dated as of October 7, 2004 (the "Trust Agreement") for the purpose of forming the Trust as a Delaware statutory trust in accordance with the provisions thereof;

        WHEREAS, the Trustees of the Trust wish to establish A T Fund of Funds (the "Fund") and establish certain provisions with respect to the Fund as hereinafter set forth;

        WHEREAS, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement.

        NOW, THEREFORE, the Trustees hereby agree as follows:

        1. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                (a) "Code" means the Internal Revenue Code of 1986, as amended.

                (b) "Fiscal Period" means a period beginning on the day after the last day of the preceding fiscal period and ending at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund; (iii) the day preceding any day on which a contribution to the capital of the Fund is made; (iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their Investment Percentages.

                (c) "Fiscal Year" means the period commencing on the first date on or as of which a Person acquires Shares of the Fund and ending on December 31, 2005, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 10.4 of the Trust Agreement), unless and until the Board of Trustees shall elect another fiscal year for the Fund.

                (d) "Investment Percentage" will be determined for each Shareholder as of the start of each Fiscal Period by dividing the positive balance of the Shareholder's Capital Account as of the commencement of the Fiscal Period by the sum of the positive balances of all Capital Accounts of all Shareholders as of that date.

                (e) "Negative Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the
Code).

                (f) "Negative Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Negative Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Negative Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(c) of this Appendix equal to its Negative Basis as of the effective date of such repurchase.

                (g) "Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares.

                (h) "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, and excluding the amount of any items to be allocated among the Capital Accounts of the Shareholders other than in accordance with the Shareholders' Investment Percentages.

                (i) "Positive Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the
Code).

                (j) "Positive Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Positive Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Positive Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(b) of this Appendix equal to its Positive Basis as of the effective date of such repurchase.

        2. SERIES ESTABLISHED AS A PARTNERSHIP. The Fund is hereby established as the initial Series of the Trust and is intended to be classified and operated as a separate partnership for federal and state income tax purposes.

        3. CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS.

           3.1  CONTRIBUTIONS TO CAPITAL.

                (a) Minimum Contributions. The minimum initial contribution of each Shareholder to the capital of the Fund shall be $100,000, and the minimum subsequent contribution of each Shareholder to the capital of the Fund shall be $50,000, which minimum amounts are subject to change by the Board of Trustees, in its discretion. The amount of the initial contribution and any subsequent contributions of each Shareholder shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.

                (b) Contributions by Trustees and Advisers. The Trustees shall not be entitled to make contributions of capital to the Fund as Trustees of the Trust, but may make contributions to the capital of the Fund as Shareholders. An Adviser may make contributions to the capital of the Fund as a Shareholder.

                (c) No Mandatory Contributions. Shareholders may make additional contributions to the capital of the Fund effective as of such times as the Board of Trustees, in its discretion, may permit, subject to Section 3.3 of the Trust Agreement, but no Shareholder shall be obligated to make any additional contribution to the capital of the Fund, except pursuant to Section 3.6(c) of this Appendix.

                (d) Payment in Cash. Initial and any additional contributions to the capital of the Fund by any Shareholder shall be payable in cash or payable in readily available funds at the date of the proposed acceptance of the contribution, except as otherwise permitted by the Board of Trustees.

           3.2 RIGHTS OF SHAREHOLDERS TO CAPITAL. No Shareholder shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Shareholder be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of a part or all of such Shareholder's Shares pursuant to Section 6 of the Trust Agreement, (b) pursuant to Section 3.6(c) of this Appendix, or (c) upon the liquidation of the Fund's assets pursuant to
Section 10.4 of the Trust Agreement. No Shareholder shall be liable for the return of any such amounts. No Shareholder shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

           3.3  CAPITAL ACCOUNTS.

                (a) Capital Accounts. The Fund shall maintain a separate Capital Account for each Shareholder.

                (b) Initial Balance. Each Shareholder's Capital Account shall have an initial balance equal to the amount of such Shareholder's initial contribution to the capital of the Fund.

                (c) Increases. Each Shareholder's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any securities constituting additional contributions by such Shareholder to the capital of the Fund permitted pursuant to Section 3.1 of this Appendix, plus (ii) all amounts credited to such Shareholder's Capital Account pursuant to Sections 3.4 through
3.7 of this Appendix.

                (d) Reductions. Each Shareholder's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Shares, or portion thereof, of such Shareholder or distributions to such Shareholder pursuant to Sections 3.8 or 3.9 of this Appendix or Sections 6 or 10.4 of the Trust Agreement that are not reinvested (net of any liabilities secured by any asset distributed that such Shareholder is deemed to assume or take subject to under Section 752 of the Code), plus (ii) the amount of any distributions to such Shareholder that are not reinvested, plus (iii) any amounts debited against such Shareholder's Capital Account pursuant to Sections
3.4 through 3.7 of this Appendix.

           3.4 ALLOCATION OF NET PROFIT AND NET LOSS. Except as otherwise provided in herein, Net Profit and Net Loss of the Fund for each Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of all Shareholders as of the last day of the Fiscal Period in accordance with Shareholders' respective Investment Percentages for the Fiscal Period.

           3.5  ALLOCATION OF ORGANIZATIONAL, OFFERING AND CERTAIN OTHER
EXPENSES.

                (a) Organizational Expenses. Organizational expenses incurred by the Fund in connection with its formation and initial registration as an investment company under the Investment Company Act shall generally be charged to expense as incurred.

                (b) Offering Expenses. Ongoing offering expenses in connection with the offering of Shares and/or any expenses in connection with any transfer or repurchase of Shares shall generally be treated as operating expenses and included in the computation of Net Profit and/or Net Loss (except to the extent that the Adviser or another party determines in its discretion that it will assume, reimburse and/or waive such expenses).

                (c) Other Expenses. Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the Capital Accounts of the applicable Shareholders as of the close of the Fiscal Period during which the items were paid or accrued by the Fund.

           3.6 RESERVES. Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Shareholders for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Trustees, such reserves to be in such amounts that the Board of Trustees, in its sole discretion, deems necessary or appropriate. The Board of Trustees may increase or reduce any such reserves from time to time by such amounts as the Board of Trustees, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Shareholders at the time when such reserve is created, increased or decreased, as the case may be, regardless of whether they were Shareholders at the time, as determined by the Board of Trustees, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased.

           3.7  TAX ALLOCATIONS.

                (a) Treasury Allocations. For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Shareholders in such manner as to reflect equitably amounts credited or debited to each Shareholder's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 3.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections of the Code and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Shareholders such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                (b) Positive Basis Allocations. If the Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Positive Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, shall allocate, such gains shall be allocated as follows: (i) to allocate such gains among such Positive Basis Shareholders, pro rata in proportion to the respective Positive Basis of each such Positive Basis Shareholder, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Shareholder shall have been eliminated, and (ii) to allocate any gains not so allocated to Positive Basis Shareholders pursuant to clause (i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to
Section 3.4 of this Appendix A.

                (c) Negative Basis Allocations. If the Fund realizes capital losses (including short-term capital losses) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Negative Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, such losses shall be allocated as follows: (i) to allocate such losses among such Negative Basis Shareholders, pro rata in proportion to the respective Negative Basis of each such Negative Basis Shareholder, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Shareholder shall have been eliminated, and (ii) to allocate any losses not so allocated to Negative Basis Shareholders pursuant to clause
(i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to Section
3.4 of this Appendix A.

           3.8 DISTRIBUTIONS. The Board of Trustees, in its sole discretion, may authorize the Fund to make distributions in cash or in kind, or both in cash and in kind, at any time to all of the Shareholders on a pro rata basis in accordance with the Shareholders' Capital Account balances.

           3.9  WITHHOLDING TAXES.

                (a) Withholding. The Board of Trustees may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution or deemed distribution to any Shareholder to the extent required by the Code or any other applicable law.

                (b) Deemed Distribution. For purposes of this Appendix, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Shareholder shall be deemed to be a distribution or payment to such Shareholder, reducing the amount otherwise distributable to such Shareholder pursuant to this Appendix and reducing the Capital Account of such Shareholder. If the amount of such taxes is greater than any such distributable amounts, then such Shareholder and any successor to such Shareholder's Shares shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board of Trustees, the amount of such excess.

                (c) Reductions and Exemptions. The Board of Trustees shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption. To the extent that a Shareholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Shareholder shall furnish the Board of Trustees with such information and forms as such Shareholder may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Shareholder represents and warrants that any such information and forms furnished by such Shareholder shall be true and accurate and agrees to indemnify the Fund and each of the Shareholders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

           3.10 TAX MATTERS PARTNER. The Adviser shall be designated on the Fund's annual Federal information tax return, and have full powers and responsibilities, as the "Tax Matters Partner" for purposes of Section 6231(a)(7) of the Code, unless another Person is so designated by the Board of Trustees. The Tax Matters Partner shall make all applicable elections (including whether or not to file for extensions), determinations and other decisions under the Code, including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Fund's tax returns and the determination of the allocations to be made pursuant to this Appendix, and shall have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items and the authority to enter into settlement agreements or compromise audit matters raised by the Internal Revenue Service or any other taxing authority affecting Shareholders generally. To the fullest extent permitted by law, the Tax Matters Partner shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

           3.11 SECTION 754 ELECTION. In the event of a distribution of Fund property to a Shareholder or an assignment or other transfer (including by reason of death) of all or part of the Shares of a Shareholder, at the request of a Shareholder, the Board of Trustees, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

           3.12 FILING OF RETURNS. The Board of Trustees or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

        4. INCORPORATION IN TRUST AGREEMENT. This Appendix is hereby incorporated in and forms part of the Trust Agreement. Except as otherwise provided herein, the Trust Agreement remains in full force and effect, unamended.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Appendix A to Agreement and Declaration of Trust as of the date first written above.



/s/ Mark G. Torline
--------------------------------------------
Mark G. Torline
Trustee


/s/ Jan W. Dash
--------------------------------------------
Jan W. Dash
Trustee


/s/ Laurie M. O'Laughlin
--------------------------------------------
Laurie M. O'Laughlin
Trustee


/s/ J. Stephan Rapp
--------------------------------------------
J. Stephan Rapp
Trustee

-
                                       8

                                                                  Exhibit (g)(1)


                         INVESTMENT MANAGEMENT AGREEMENT
                                       FOR
                                A T FUND OF FUNDS

This INVESTMENT MANAGEMENT AGREEMENT is made as of this 22nd day of February, 2005 (this "Agreement"), between A T Funds, LLC, a Delaware limited liability company (the "Adviser"), and A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware statutory trust (the "Company").

WHEREAS, the Company is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is a series of the Company;

WHEREAS, the Fund wishes to retain the Adviser to furnish investment advisory and other services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. Appointment. The Fund hereby appoints the Adviser to provide investment advisory, administrative, distribution and investor services with respect to the Fund, and the Adviser accepts such appointment and agrees to furnish the services set forth herein, in accordance with the provisions hereof and subject to the supervision of the Board of Trustees of the Company (the "Board of Trustees" and any of them, a "Trustee") and any policies established by the Board of Trustees or any committee thereof.

2. Investment Advisory Services.

         (a) Responsibilities. Subject to the supervision of the Board of Trustees, the Adviser shall act as investment adviser of the Fund and shall continuously manage the assets of the Fund in a manner consistent with (i) the investment objectives, policies, strategies and restrictions of the Fund, as set forth in the Company's registration statement for the Fund filed with the Securities and Exchange Commission (the "SEC") under the 1940 Act, as that registration statement is amended from time to time (the "Registration Statement"), and in the Company's prospectus for the Fund as in use from time to time (the "Prospectus"), and as may be adopted from time to time by the Board of Trustees, and (ii) all applicable laws and regulations. Without limiting the generality of the foregoing, the Adviser shall:

                  (i) Subadvisers. Supervise and evaluate any subadviser retained to provide investment subadvisory services for the Fund.

                  (ii) Portfolio Funds. Monitor due diligence procedures and supervision by the Fund's investment subadviser of the investment funds in which the Fund invests (the "Portfolio Funds" and each, a "Portfolio Fund") and any investment managers that manage such Portfolio Funds.

                  (iii) Information. Furnish the Fund with such reports, information, data, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request.

         (b) Authority. To carry out its obligations hereunder, the Adviser shall be authorized to take such actions it deems necessary or useful in performing such obligations, including:

                  (i) Determine Investments. Determine from time to time what investments, securities or instruments of any kind will be purchased, retained or sold, what contracts will be entered into by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash or cash equivalents.

                  (ii) Exercise Rights. Exercise all rights, privileges and other incidents of ownership or possession with respect to the interest of the Fund in securities and other property, assets and funds held or owned by the Fund, including without limitation the right to exercise voting rights of securities, and to possess, lend, and transfer such securities, property, assets and funds of the Fund.

                  (iii) Broker-Dealers. Open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines to be appropriate; select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Adviser considers appropriate and which are consistent with the policies of the Fund; and subject to any policies adopted by the Board of Trustees and provisions of applicable law and regulations, agree to such commissions, fees and other charges on behalf of the Fund as the Adviser deems reasonable in the circumstances, taking into account all such factors it considers to be relevant (including, without limitation, the quality of research and other products or services made available to it even if such products or services are not for the exclusive benefit of the Fund and the cost of such products or services does not represent the lowest cost available). The Adviser shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law. The Adviser may retain on behalf of the Fund, subject to such procedures as may be adopted by the Board of Trustees, affiliates of the Adviser as brokers to effect securities transactions for the Fund, and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

3. Administrative Services. Subject to the supervision of the Board of Trustees, the Adviser shall retain and supervise such third parties as the Adviser deems appropriate to perform agreed upon services necessary in connection with the day-to-day administration of the Fund, including:

         (a) Records. Record keeping and clerical services.

         (b) Compliance. Developing and monitoring compliance procedures for the Fund concerning, among other matters, adherence of the Fund to its investment objectives, policies, restrictions, tax matters and applicable laws and regulations, including monitoring federal, state and other applicable regulatory filings and notices made by other agents of the Fund.

         (c) Legal, Tax and Accounting. Management of legal, tax and accounting services.

         (d) Investor Services. Providing or arranging administrative services to the shareholders of the Fund.

4. Sales and Distribution Services. Subject to the supervision of the Board of Trustees, the Adviser shall retain on behalf of the Fund and supervise such third parties as the Adviser deems appropriate to perform the following sales and distribution services for the Fund:

         (a) Marketing. Preparation of all brochures, sales literature and other sales and marketing related materials with respect to the Fund (the "Investment Program Materials"); provided, however, that (i) the Adviser and the Fund shall be provided with a reasonable opportunity to review and comment upon draft copies of all Investment Program Materials, to ensure the accuracy of statements contained therein, before distributing such Investment Program Materials to any third party, and (ii) such Investment Program Materials shall not be disseminated to the public without prior approval by the Adviser.

         (b) Sales. Soliciting orders for the sale of shares of the Fund ("Shares"); provided, however, that:

                  (i) Shares shall be offered and sold only to those persons reasonably believed to be "accredited investors" (within the meaning of Regulation D under the Securities Act of 1933, as amended);

                  (ii) No Shares shall be offered, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund, if and so long as the effectiveness of the Registration Statement then in effect (or any necessary amendments thereto) shall be suspended or if and so long as a current Prospectus is not on file with the SEC;

                  (iii) No Shares shall be offered, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund, if and so long as the Fund or the Adviser determine that effecting sales of Shares is not in the best interest of the Fund due to unusual market, economic or political conditions, or other abnormal circumstances of any kind;

                  (iv) The Fund, or any agent of the Fund designated in writing by the Board of Trustees, shall be promptly advised of all orders received for the purchase or repurchase of Shares; provided, however, that the Fund or the Adviser may reject any purchase order if it reasonably believes that the potential investor is not an "accredited investor," or otherwise in its discretion.

         (c) Distribution. Acting as agent for the distribution of Shares covered by, and in accordance with, the Registration Statement and Prospectus and in compliance with all applicable laws, rules and regulations, including the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC and the National Association of Securities Dealers, Inc. ("NASD").

5. Duty of Care.

         (a) Compliance. The Adviser shall provide the services under this Agreement in accordance with the Registration Statement, the Prospectus and the Declaration of Trust of the Company, as may be amended from time to time (the "Declaration of Trust"). The Adviser further agrees that it shall conform with the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and consult with legal counsel to and the independent public accountant for the Company, as necessary and appropriate, on whose advice the Adviser shall be entitled to rely.

         (b) Representations. The Adviser represents and warrants that (i) is duly registered with the proper regulatory organizations, including the SEC and NASD, (ii) has procedures in place to comply with all requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Shares required under Regulation D promulgated under the Securities Act of 1933, as amended ("Regulation D"), and all other applicable laws and regulations.

         (c) Best Judgment. The Adviser shall use its best judgment and efforts in providing the advice and services to the Fund as contemplated by this Agreement.

         (d) Affiliate Transactions. Unless permitted by an exemptive order or other exemptive relief from the SEC or its staff, neither the Adviser nor its affiliates will purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act and written policies and procedures adopted by the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company) engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees in circumstances where the Adviser determines that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

6. Sub-Agents.

         (a) Sub-Agents. The Adviser may, from time to time, employ or associate itself with such person or persons as the Adviser may believe to be particularly suited to assist it in performing services under this Agreement, including without limitation, subadvisers, subadministrators, distributors, transfer agents and broker-dealers (each, a "Sub-Agent"). Such Sub-Agents may include affiliates of the Adviser and/or the Company and officers and employees who are employed by the Adviser and/or the Company.

         (b) Representations. The Adviser shall obtain appropriate representations and warranties from each Sub-Agent to the effect that such person or entity (i) is duly registered with the proper regulatory organizations, including, if required, the SEC and NASD, (ii) has procedures in place reasonably designed to comply with all applicable requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Shares required under Regulation D and other applicable laws and regulations.

         (c) Full Responsibility. Nothing set forth in any agreement with a Sub-Agents shall relieve the Adviser of any of its responsibilities or obligations under this Agreement.

7. Fund Information.

         (a) Information. The Fund shall provide the Adviser with copies of the Registration Statement and Prospectus (and any amendments thereto) promptly after they have been filed with the SEC. The Fund shall, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

         (b) Notification. The Fund shall notify the Adviser as soon as possible of any matter materially affecting the performance by the Adviser of its services under this Agreement. The Fund shall notify the Adviser immediately in writing: (i) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose; (iii) of the occurrence of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not materially misleading; and (iv) of all material actions of the SEC with respect to any material amendments to the Registration Statement or Prospectus which may from time to time be filed with the SEC.

8. Custody. Neither the Adviser, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank. The Fund shall instruct its custodian bank to (i) carry out all investment instructions as may be directed by the Adviser or any subadviser retained by the Adviser with respect thereto (which may be orally given if confirmed in writing), and (ii) provide the Adviser or any subadviser retained by the Adviser with all operational information necessary for it to trade on behalf of the Fund. Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee.

9. Expenses.

         (a) Adviser Expenses and Reimbursement. During the term of this Agreement, the Adviser shall pay all expenses incurred by it, its staff and their activities, in connection with its provision of the services to be performed by it under this Agreement, including the costs relating to maintaining such staff and employing or retaining such personnel and consulting with such other persons (including its affiliates) as may be necessary to provide the services to be provided hereunder; provided, however, that the Fund shall reimburse the Adviser and any Sub-Agents for (i) all external and third party expenses, fees and disbursements incurred by them in providing the administrative services described in Section 3, (ii) any Administrative Expenses (as defined below) incurred by them, and (iii) any fees of the subadministrator of the Fund, as set forth in the Prospectus (the "Subadministrator") paid by them.

         (b) Fund Expenses. The Fund shall assume and pay, or cause to be paid, all expenses of the Fund not expressly assumed by the Adviser under this Agreement, including, without limitation, all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund, such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Company and the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the transactions among the Adviser and any custodian or other agent engaged by the Fund; fees and travel-related expenses of the independent Trustees of the Company (collectively, the "Administrative Expenses"); the Management Fee (as defined below) payable to the Adviser; reimbursements to the Adviser, administrator, custodian and other administrative service providers for expenses not assumed by them; and the fees of the Subadministrator.

10. Compensation.

         (a) Management Fee. As compensation for the services provided to the Fund and the expenses assumed by the Adviser under this Agreement, the Fund shall pay the Adviser the fees specified on Schedule A to this Agreement (the "Management Fee"). The Management Fee shall accrue and be computed monthly based on the net assets (i.e., the total value of all assets, less an amount equal to all accrued debts, liabilities and obligations) of the Fund as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten (10) business days after the end of each calendar quarter. The Management Fee may be amended in writing from time to time by the Adviser and the Fund.

         (b) Expense Limitation. The Adviser hereby agrees to reduce the Management Fee and absorb Fund expenses to maintain total ordinary operating expenses (i.e., total operating expenses excluding placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation) for the Fund at or below the annualized rate of the Fund's average monthly net assets set forth on Schedule B (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three (3) years from the end of the fiscal year in which they were incurred and, subject to approval of the Board of Trustees, the Fund will reimburse the Adviser such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation.

         (c) Further Subsidies. In addition to the Expense Limitation, the Adviser may, but is not required to, reduce all or a portion of its fees and/or reimburse the Fund for other expenses in order to decrease the operating expenses of the Fund. No such reduction, reimbursement, or payment (collectively, "Subsidies") shall constitute an agreement to continue the Subsidy in the future. Any such Subsidy will be agreed to prior to accrual of the related expenses or fees and will be estimated monthly and reconciled and paid on a quarterly basis. The Adviser may also agree contractually to limit the Fund's operating expenses. The Adviser may seek reimbursement of any Subsidies made by the Adviser either voluntarily or pursuant to contract. The reimbursement of any Subsidy must be approved by the Board of Trustees and must be sought no later than the end of the third (3rd) fiscal year following the year to which the Subsidy relates. The Adviser may not request or receive reimbursement for any Subsidies before payment of the Fund's operating expenses for the current year and cannot cause the Fund to exceed any more restrictive expense limitation to which the Adviser has agreed in making such reimbursement.

         (d) Waiver of Payment. The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby, and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

11. Liability and Indemnity of the Adviser.

         (a) Limitation of Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations or duties hereunder on the part of the Adviser or any member, director, officer, employee or agent of the Adviser, the Adviser shall not be subject to liability to the Fund or any shareholder of the Fund for entering into this Agreement and/or for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment or security.

         (b) Indemnification. To the fullest extent permitted by applicable law, the Fund shall indemnify and hold harmless the Adviser and its members, directors, officers, managers, employees and agents (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under, or the execution of, this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

12. Other Investment Activities of Adviser. The Fund acknowledges that the Adviser may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the other provisions hereof, the Fund agrees that the Adviser may give advice or exercise investment responsibility and take other actions with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of actions taken with respect to the Fund; provided, however, that the Adviser acts in good faith; and provided, further that it is the Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund's portfolio managed by the Adviser over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the respective investment objectives and policies of the Fund and such Affiliated Accounts and any specific investment restrictions applicable thereto. The Fund acknowledges and agrees that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise. The Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Fund or otherwise.

13. Term, Termination and Assignment.

         (a) Term. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two (2) years from the date of this Agreement, and shall continue in full force and effect for successive periods of one (1) year thereafter so long as such continuance is approved at least annually by (i) either the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, as defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

         (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by (i) the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Adviser, or (ii) the Adviser on sixty (60) days' written notice to the Fund.

         (c) Termination by Assignment. This Agreement shall automatically and immediately terminate in the event of any "assignment" hereof, as defined in the 1940 Act, unless such event is deemed not to be an assignment under Rule 2a-6 under the 1940 Act.

         (d) Termination upon Suspension. The Adviser shall immediately notify the Fund upon the event of its expulsion or suspension by the NASD. This Agreement shall automatically and immediately terminate in the event of the Adviser's expulsion or suspension by the NASD.

         (e) Assignment. This Agreement may not be "assigned," as defined in the 1940 Act, by the Adviser without the prior consent of the holders of a majority of the outstanding voting securities of the Fund.

14. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

15. Notice of Limited Liability of Fund. The Adviser agrees that the Fund's liabilities under this Agreement shall be limited to the Fund's assets, and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund or from any Trustee, officer, employee or agent of the Company or the Fund.

16. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its directors, officers, and employees (a) to treat confidentially and as proprietary information of the Fund (i) all records and other information relative to the Fund and its prior, present or potential shareholders, and (ii) any "nonpublic personal information," as such term is defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (b) not to use such records and information for any purpose other than the performance of the Adviser's responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Fund, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the Fund. Such written approval shall not be unreasonably withheld by the Fund and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

17. General Provisions.

         (a) Notices. Any notice to be given or to be served upon any party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth on the signature page hereto, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

         (b) Independent Contractor. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Fund or the Company in any way, or in any way be deemed an agent for the Fund or the Company.

         (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and superseded all prior written and oral agreements or statements by and between the parties.

         (d) Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and, if required by applicable law, no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Fund.

         (e) Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided, however, that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

         (g) Inurement. Subject to the provisions of this Agreement relating to assignment, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         (h) Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require.

         (i) Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         (j) Counterparts. This Agreement may be executed, manually or by facsimile, in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


A T FUND OF FUNDS, A SERIES OF              ADDRESS:
A T FUNDS INVESTMENT TRUST
                                            300 Pacific Coast Highway, Suite 305
By:                                         Huntington Beach, CA  92648
   -------------------------------
Name:  Mark Torline
Title: Chief Executive Officer


                                            ADDRESS:
A T FUNDS, LLC
                                            300 Pacific Coast Highway, Suite 305
By:                                         Huntington Beach, CA  92648
   --------------------------------
Name:   Dennis Rhee
Title:  Management Committee Member


By:
    --------------------------------
Name:   Alexander Popof
Title:  Management Committee Member


By:
   ----------------------------------
Name:  Yung Lim
Title: Management Committee Member

                                   SCHEDULE A
                                 MANAGEMENT FEE


2% per annum.












                                   SCHEDULE B
                               EXPENSE LIMITATION



2.5% per annum.

                                                                  Exhibit (g)(2)


                        INVESTMENT SUBADVISORY AGREEMENT
                                       FOR
                                A T FUND OF FUNDS

This INVESTMENT SUBADVISORY AGREEMENT is made as of this 22nd day of February, 2005 (this "Agreement"), between Treesdale Partners, LLC, a Delaware limited liability company (the "Subadviser"), and A T Funds, LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Adviser serves as the investment adviser to A T Fund of Funds (the "Fund"), a series of A T Investment Trust, a Delaware statutory trust (the "Company") and a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and provides investment advisory and other services to the Fund pursuant to an investment management agreement dated as of the date hereof between the Adviser and the Fund (the "Management Agreement");

WHEREAS, the Adviser wishes to retain the Subadviser to furnish investment subadvisory services to the Fund, and is authorized to do so pursuant to the terms of the Management Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

        1. Appointment. The Adviser hereby appoints the Subadviser to provide investment subadvisory services with respect to the Fund, and the Subadviser accepts such appointment and agrees to furnish the services set forth herein, in accordance with the provisions hereof and subject to the supervision of the Adviser and the ultimate supervision of the Board of Trustees of the Company (the "Board of Trustees" and any of them, a "Trustee") and any policies established by the Board of Trustees or any committee thereof.

        2. Investment Subadvisory Services. Subject to the supervision of the Adviser and the oversight of the Board of Trustees, the Subadviser shall act as the investment subadviser of the Fund and shall continuously manage the assets of the Fund in a manner consistent with (i) the investment objectives, policies, strategies and restrictions of the Fund, as set forth in the Company's registration statement for the Fund filed with the Securities and Exchange Commission (the "SEC") under the 1940 Act, as that registration statement is amended from time to time (the "Registration Statement"), and in the Company's prospectus for the Fund as in use from time to time (the "Prospectus"), and as may be adopted from time to time by the Board of Trustees, and (ii) applicable laws and regulations. Without limiting the generality of the foregoing, the Adviser shall, and shall have all necessary authority to:

     (a) Determine Investments. Determine from time to time what investments, securities or instruments of any kind will be purchased, retained or sold, what contracts will be entered into by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash or cash equivalents.

     (b) Monitor Investments. The Subadviser shall make and continuously monitor the investments of the Fund to ensure such investments conform with the investment objectives, policies, strategies and restrictions as set forth in the Registration Statement and Prospectus from time to time and as may be adopted by the Board of Trustees from time to time and applicable laws and regulations.

     (c) Exercise Rights. Exercise all rights, privileges and other incidents of ownership or possession with respect to the interest of the Fund in securities and other property, assets and funds held or owned by the Fund, including without limitation the right to exercise voting rights of securities, and possess, lend, and transfer such securities, property, assets and funds of the Fund. The Subadviser shall vote proxies with respect to the securities and investments purchased with the assets of the Fund in a manner consistent with
(i) the investment objectives, policies, strategies and restrictions as set forth in the Registration Statement and Prospectus from time to time and as may be adopted by the Board of Trustees from time to time, and (ii) all applicable laws and regulations.

     (d) Broker-Dealers. Open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines to be appropriate; select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Subadviser considers appropriate and which are consistent with the policies of the Fund; and subject to any policies adopted by the Board of Trustees and provisions of applicable law and regulations, agree to such commissions, fees and other charges on behalf of the Fund as the Subadviser deems reasonable in the circumstances, taking into account all such factors it considers to be relevant (including, without limitation, the quality of research and other products or services made available to it even if such products or services are not for the exclusive benefit of the Fund and the cost of such products or services does not represent the lowest cost available). The Subadviser shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law. The Subadviser may retain on behalf of the Fund, subject to such procedures as may be adopted by the Board of Trustees, affiliates of the Subadviser as brokers to effect securities transactions for the Fund, and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

     (e) Investment Analysis. Measure and analyze investment performance, and make available to the Adviser and the Fund performance data, statistical data and research data.

     (f) Records. Maintain detailed records of the assets managed by the Subadviser as well as all investments, receipts, disbursements and other transactions made with such assets, and make available to the Adviser and the Fund promptly upon request all its investment records and ledgers relating to the Fund to assist the Adviser and the Fund in their compliance responsibilities with respect to the Fund's securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as any other applicable laws. Such records shall be open to inspection and audit during Subadviser's normal business hours upon reasonable notice by any person designated by the Adviser or the Fund. The Subadviser agrees to provide copies of all such records to the Adviser upon the Adviser's request.

     (g) Reports. Furnish the Adviser and any other party designated by the Adviser: (i) monthly statements of the activities with regard to the assets for the month showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined under pricing procedures adopted by the Fund and provided to the Subadviser, and for any other security or asset in a manner determined in good faith by the Subadviser to reflect its then fair market value, provided that the Subadviser may reasonably rely on information received from Portfolio Managers (defined below) in determining its valuations, (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and (iii) a monthly review of the assets under management. The Subadviser shall furnish the Adviser and the Fund such periodic and other reports with respect to the Fund as the Adviser and the Board of Trustees may reasonably request in writing.

        3. Portfolio Funds.

     (a) Allocation and Reallocation. The Subadviser may allocate the Fund's assets to investment funds ("Portfolio Funds") that are managed by other investment managers (the "Portfolio Managers"). The Subadviser shall monitor the performance of such Portfolio Funds. The Subadviser shall perform thorough due diligence on Portfolio Funds and Portfolio Managers prior to any allocation, and shall thereafter regularly evaluate Portfolio Funds and Portfolio Managers, to determine whether their investment programs and related funds are consistent with the Fund's investment objectives and policies and whether their investment performance and other criteria are otherwise satisfactory. The Subadviser shall also periodically reassess allocations to Portfolio Funds in light of changes in the Fund's investment strategy and significant changes in the Portfolio Managers' businesses or personnel. All allocations and reallocations shall be made on the basis of the Subadviser's analysis of whether an allocation to a Portfolio Fund is or continues to be appropriate for the Fund.

     (b) Direct Allocation Portfolio Managers. The Subadviser may allocate Fund assets directly to Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor, but only to the extent permitted by applicable law (including, if required, pursuant to exemptive relief obtained by the Fund), and subject to the approval of a majority of the independent Trustees and, if required by applicable law, the requisite approval of the Fund's shareholders.

     (c) Compliance. The Subadviser shall use commercially reasonable efforts to ensure that each Portfolio Manager complies with all applicable laws, rules and regulations to which the Portfolio Manager is subject. If the Subadviser becomes aware of any regulatory examination of a Portfolio Manager, the Subadviser shall use commercially reasonable efforts to obtain copies of any regulatory examination report(s) of the Portfolio Manager, as well as information regarding any procedures implemented by the Portfolio Manager to follow-up on any finding contained in any regulatory examination report(s). The Subadviser shall provide the Adviser with copies of any of such documents it receives.

        4. Duty of Care.

     (a) Compliance. The Subadviser shall provide the services under this Agreement in accordance with the Registration Statement, the Prospectus and the Declaration of Trust of the Company, as may be amended from time to time (the "Declaration of Trust"). The Subadviser further agrees that it shall conform with the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations.

     (b) Representations. The Subadviser represents and warrants that (i) is duly registered with the proper regulatory organizations, including the SEC, and (ii) has procedures in place to comply with all requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and other applicable laws, rules and regulations.

     (c) Best Judgment and Efforts. The Subadviser shall use its best judgment and efforts in rendering the advice and services as contemplated by this Agreement.

     (d) Conflicts of Interest. The Subadviser shall, to the extent possible, monitor any overlap in holdings by the Portfolio Funds to minimize the possibility of conflicts of interest in connection with action upon voting rights with respect to voting securities held by the Fund. To the extent such conflicts arise, the Subadviser shall act in the best interests of the Fund and its shareholders, as determined by the Subadviser in its discretion.

     (e) Tax Objectives. In allocating the Fund's assets among Portfolio Funds, the Subadviser shall consider the investment and tax objectives of the Fund as a whole, and not the investment, tax or other objectives of any shareholder individually.

     (f) Broker-Dealers. Although Portfolio Managers shall have the authority and responsibility for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Funds they manage, the Subadviser shall generally consider the broker selection process employed by a Portfolio Manager in determining whether to allocate the Fund's assets to its Portfolio Fund. The Subadviser shall generally expect, but cannot guarantee, that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities, although, subject to appropriate disclosure, Portfolio Managers of Portfolio Funds that are not investment companies registered under the 1940 Act may select brokers on an alternate basis and may receive benefits other than research or that benefit the Portfolio Manager rather than its Portfolio Fund. The Subadviser shall generally expect, but cannot guarantee, that a Portfolio Manager will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction. Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Adviser and/or the Subadviser) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than a Portfolio Fund or which may be used by the Portfolio Manager other than in connection with a Portfolio Fund in which the Fund invests. The parties acknowledge and agree that a Portfolio Manager shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law, and that in accordance with provisions of the 1940 Act and written policies and procedures adopted by the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company), an affiliate of the Adviser and/or the Subadviser may also effect brokerage transactions for a Portfolio Fund.

     (g) Affiliate Transactions. Unless permitted by an exemptive order or other exemptive relief from the SEC or its staff, neither the Subadviser nor its affiliates will purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act and written policies and procedures adopted by the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company) engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees in circumstances where the Subadviser determines that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

        5. Fund Information.

     (a) Information. The Adviser shall provide the Subadviser with copies of the Registration Statement and Prospectus (and any amendments thereto) promptly upon receiving copies thereof from the Fund. The Adviser shall, from time to time, obtain from the Fund and furnish or otherwise make available to the Subadviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Subadviser may reasonably require in order to discharge its duties and obligations hereunder.

     (b) Notification. The Adviser shall notify the Subadviser as soon as possible of any matter materially affecting the performance by the Subadviser of its services under this Agreement. The Adviser shall notify the Subadviser immediately in writing upon becoming aware: (i) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose; (iii) of the occurrence of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not materially misleading; and (iv) of all material actions of the SEC with respect to any material amendments to the Registration Statement or Prospectus which may from time to time be filed with the SEC.

        6. Custody. Neither the Subadviser, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the

Fund's custodian bank. The custodian bank shall be instructed to (i) carry out all investment instructions as may be directed by the Subadviser with respect thereto (which may be orally given if confirmed in writing), and (ii) provide the Subadviser with all operational information necessary for the Subadviser to trade on behalf of the Fund. Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee.

        7. Expenses.

     (a) Subadviser Expenses and Reimbursement. During the term of this Agreement, the Subadviser shall pay all expenses incurred by it, its staff and their activities, in connection with its provision of the services to be performed by it under this Agreement, including the costs relating to maintaining such staff and employing or retaining such personnel and consulting with such other persons (including its affiliates) as may be necessary to provide the services to be provided hereunder; provided, however, that the Adviser shall cause the Fund to reimburse the Subadviser for any Administrative Expenses (as defined below) incurred by the Subadviser.

     (b) Fund Expenses. The Subadviser shall not be responsible for any expenses of the Fund not expressly assumed by the Subadviser under this Agreement, including, without limitation all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund, such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Company and the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the transactions among the Adviser and any custodian or other agent engaged by the Fund; fees and travel-related expenses of the independent Trustees of the Company (collectively, the "Administrative Expenses"), which shall be borne by the Fund.

        8. Compensation. The Subadviser shall not be entitled to any compensation for the services provided under this Agreement, except through distributions made to the Subadviser as a member of the Adviser pursuant to the Limited Liability Company Operating Agreement of the Adviser dated July 27, 2004 between Allegiance Investment Management, LLC and the Subadviser.

        9. Liability and Indemnity of the Subadviser.

     (a) Limitation of Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations or duties hereunder on the part of the Subadviser or any member, director, officer, employee or agent of the Subadviser, the Subadviser shall not be subject to liability to the Adviser, any member of the Adviser, the Fund or any shareholder of the Fund for entering into this Agreement and/or for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment or security.

     (b) Indemnification. To the fullest extent permitted by applicable law and to the extent the Adviser is indemnified by the Fund therefor, the Adviser shall indemnify and hold harmless the Subadviser and its members, directors, officers, managers and employees (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under, or the execution of, this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

        10. Other Investment Activities of Subadviser. The Adviser acknowledges that the Subadviser may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the other provisions hereof, the Adviser agrees that the Subadviser may give advice or exercise investment responsibility and take other actions with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of actions taken with respect to the Fund; provided, however, that the Subadviser acts in good faith; and provided, further that it is the Subadviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund's portfolio managed by the Subadviser over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the respective investment objectives and policies of the Fund and such Affiliated Accounts and any specific investment restrictions applicable thereto. The Adviser acknowledges and agrees that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise. The Subadviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Fund or otherwise.

        11. Term and Termination.

     (a)        Term. This Agreement shall become effective on the date hereof.
Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two (2) years from the date of this Agreement, and shall continue in full force and effect for successive periods of one (1) year thereafter so long as such continuance is approved at least annually by (i) either the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, as defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by (i) the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Subadviser, (ii) the Adviser, on sixty (60) days' written notice to the Subadviser, or (iii) the Subadviser on sixty (60) days' written notice to the Fund and to the Adviser.

     (c) Termination by Assignment. This Agreement shall automatically and immediately terminate in the event of any "assignment" hereof, as defined in the 1940 Act, unless such event is deemed not to be an assignment under Rule 2a-6 under the 1940 Act.

     (d) Termination upon Suspension. The Adviser shall immediately notify the Fund upon the event of its expulsion or suspension by the SEC. This Agreement shall automatically and immediately terminate in the event of the Adviser's expulsion or suspension by the SEC.

     (e) Assignment. Except to the extent permitted by applicable law, regulation or SEC exemptive order, this Agreement may not be "assigned," as defined in the 1940 Act, by either party without the prior consent of (i) the other party, and (ii) either the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company) or the holders of a majority of the outstanding voting securities of the Fund.

        12. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

        13. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Subadviser agrees on behalf of itself and its directors, officers, and employees (a) to treat confidentially and as proprietary information of the Adviser and the Fund (i) all records and other information relative to the Fund and its prior, present or potential shareholders, (ii) all records and other information relative to the Adviser and its prior, present or potential members and clients, and (iii) any "nonpublic personal information," as such term is defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (b) not to use such records and information for any purpose other than the performance of the Subadviser's responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Adviser, the Fund, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the Adviser or the Fund, as applicable. Such written approval shall not be unreasonably withheld by the Adviser or the Fund and may not be withheld where the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Adviser or the Fund.

        14. Use of Name and Logo. The name and logo of the Subadviser or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Subadviser and its affiliates. The Fund, the Adviser and/or the Fund's distributor have the right to use such name(s) or derivative(s) and/or the logo of the Subadviser in brochures, advertisements, sales literature and other sales and marketing related materials with respect to the Fund so long as this Agreement is in effect; provided, however, that the Subadviser shall have the right to prior review of any such use. Upon termination of this Agreement, the Fund, the

Adviser and their representatives shall forthwith cease to use such name(s) or derivative(s) or logo.

        15. Receipt of Disclosure Statement. The Adviser has received from the Subadviser, and provided to the Fund, the written disclosure statement required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement was received by the Adviser, and provided to the Fund, more than forty-eight (48) hours prior to entering into this Agreement.

        16. General Provisions.

     (a) Notices. Any notice to be given or to be served upon the Fund or any party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth on the signature page hereto or, in the case of the Fund, to the address of the Adviser set forth on the signature page hereto, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

     (b) Independent Contractor. The Subadviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Fund or the Adviser in any way, or in any way be deemed an agent for the Adviser or the Fund.

     (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and superseded all prior written and oral agreements or statements by and between the parties.

     (d) Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and, if required by applicable law, no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Fund.

     (e) Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided, however, that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

     (g) Inurement; Third Party Beneficiary. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Subadviser agrees that the Fund may enforce any rights it may have as set forth in this Agreement, as an intended third party beneficiary of this Agreement as if the Fund were an actual party to this Agreement.

     (h) Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require.

     (i) Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     (j) Counterparts. This Agreement may be executed, manually or by facsimile, in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

TREESDALE PARTNERS, LLC                  ADDRESS:

                                         1330 Avenue of the Americas, 39th Floor
By:     /s/ Dennis Rhee                  New York, NY  10019
        --------------------------------
Name:   Dennis Rhee
Title:  Managing Director

                                         ADDRESS:
A T FUNDS, LLC
                                         300 Pacific Coast Highway, Suite 305
By:     /s/ Mark G. Torline              Huntington Beach, CA  92648
        --------------------------------
Name:   Mark G. Torline
Title:  Management Committee Member

By:     /s/ Alexander Popof
        --------------------------------
Name:   Alexander Popof
Title:  Management Committee Member

By:     /s/ Yung Lim
        --------------------------------
Name:   Yung Lim
Title:  Management Committee Member

                                                                  Exhibit (g)(3)


                           A T FUNDS INVESTMENT TRUST
                      Proxy Voting Policies and Procedures

                          as adopted February 24, 2005

I. INTRODUCTION

A T Funds Investment Trust (the "Trust") is the beneficial owner of its portfolio securities. Accordingly, the Trust's Board of Trustees (the "Board"), acting on behalf of the Trust and each of its series (each a "Fund" and collectively, the "Funds"), has the right and the fiduciary obligation to vote proxies relating to the Funds' portfolio securities in a manner consistent with the best interests of the Funds and their shareholders. Accordingly, the Board has adopted these Proxy Voting Policies and Procedures with respect to voting proxies relating to portfolio securities held by the Funds (these "Policies and Procedures").

II. POLICY

     A. Delegation to the Adviser.

          1. The policy of the Trust is to delegate the responsibility for voting proxies relating to portfolio securities held by the Funds to the investment adviser for each Fund (each an "Adviser") as a part of the Adviser's general management of the Fund, subject to the Board's continuing oversight.

          2. The policy of the Trust is also to adopt the policies and procedures used by the Adviser to vote proxies relating to portfolio securities held by its clients, including the Fund (the "Adviser's Policies and Procedures").

     B. Delegation to Sub-Advisers. The Adviser may, but is not required to, further delegate the responsibility for voting proxies relating to portfolio securities held by any of the Funds to one or more of the sub-advisers retained to provide investment advisory services to such Funds, if any (each a "Sub-Adviser"). If such responsibility is delegated to a Sub-Adviser, then the Sub-Adviser shall assume the fiduciary duty and reporting responsibilities of the Adviser under these policy guidelines. As used in these Policies and Procedures, the term "Adviser" includes any and all Sub-Advisers.

III. FIDUCIARY DUTY

The right to vote proxies with respect to portfolio securities held by a Fund is an asset of the Trust. The Adviser acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interest of the Fund and its shareholders.

IV. PROXY VOTING PROCEDURES

     A. Annual Presentation of Proxy Voting Policies to the Board. At least annually, the Adviser shall present to the Board for its review the Adviser's Policies and Procedures. In addition, the Adviser shall notify the Board promptly of material changes to the Adviser's Policies and Procedures.

     B. Annual Presentation of Proxy Voting Record to the Board. At least annually, the Adviser shall provide to the Board a record of each proxy voted with respect to portfolio securities held by the Fund during the year. With respect to those proxies that the Adviser has identified as involving a conflict of interest, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy. For this purpose, a "conflict of interest" shall be deemed to occur when the Adviser, the Funds' principal underwriters, or an affiliated person of the Adviser or a principal underwriter has a financial interest in a matter presented by a proxy to be voted on behalf of a Fund, other than the obligation the Adviser incurs as investment adviser to that Fund, which may compromise the Adviser's independence of judgment and action in voting the proxy.

     C. Resolution of Conflicts of Interest. Where a proxy proposal raises a material conflict of interest between the interests of the Adviser, the Funds' principal underwriters, or an affiliated person of the Adviser or a principal underwriter and that of one or more Funds, the Adviser shall resolve such conflict in the manner described below.

               1. Vote in Accordance with a Predetermined Specific Policy. To the extent that the Adviser's Policies and Procedures include a pre-determined voting policy for various types of proposals and the Adviser has little or no discretion to deviate from such policy with respect to the proposal in question, the Adviser shall vote in accordance with such pre-determined voting policy.

               2. Notify and Obtain Consent of the Board. To the extent that the Adviser's Policies and Procedures include a pre-determined voting policy for various proposals and the Adviser has discretion to deviate from such policy, the Adviser shall disclose the conflict to the Board and obtain the Board's consent to the proposed vote prior to voting on such proposal.

                    a. Detailed Disclosure to the Board. To enable that the Board to make an informed decision regarding the vote in question, such disclosure to the Board shall include sufficient detail regarding the matter to be voted on and the nature of the conflict. When the Board does not respond to such a conflict disclosure request or denies the request, the Adviser shall abstain from voting the securities held by the relevant Funds.

                    b. Use of Independent Third Party. To the extent there is a conflict of interest between the Adviser, the Funds' principal underwriters, or an affiliated person of the Adviser or a principal underwriter and one or more Funds and the Adviser notifies the Board of such conflict, the Board may vote the proxy in accordance with the recommendation of an independent third party.

V. REVOCATION OF AUTHORITY TO VOTE

The delegation by the Board of the authority to vote proxies relating to portfolio securities held by the Funds may be revoked by the Board, in whole or in part, at any time.

VI. ANNUAL FILING OF PROXY VOTING RECORD

The Trust shall file an annual report of each proxy voted with respect to portfolio securities held by the Funds during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VII. PROXY VOTING DISCLOSURES

     A. The Trust shall include in its registration statement:

          1. A description of these Policies and Procedures and of the Adviser's Policies and Procedures; and

          2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities held by the Funds during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust's toll-free telephone number (or through a specified Internet address or both) and on the SEC website.1

     B. The Trust shall include in its Annual and Semi-Annual Reports to shareholders:

          1. A statement that a description of these Policies and Procedures is available without charge, upon request, by calling the Trust's toll-free telephone number or through a specified Internet address, and on the SEC website.

          2. A statement that information regarding how the Trust voted proxies relating to portfolio securities held by the Funds during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust's toll-free telephone number (or through a specified Internet address or both) and on the SEC website.


--------
1 This disclosure shall be included in the registration statement next filed on behalf of the Funds after August 31, 2004.

                                                                  Exhibit (g)(4)

                                 A T Funds, LLC

Proxy Voting

        Under Rule 206(4)-6, it is a fraudulent, deceptive or manipulative course of business for an investment adviser to exercise voting authority with respect to client securities, unless the adviser has adopted and implemented written policies and procedures that are reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Under the Rule, the adviser must also describe its policies to clients and provide them to clients upon request and also provide clients with information on how the adviser voted the proxies on their securities.


        A T Funds has adopted Proxy Voting Policies and Procedures (please Appendix G). Under A T Funds' standard investment advisory contract, A T Funds will vote all shares held on behalf of clients unless the client has specifically maintained the responsibility itself or allocated that responsibility to someone else.


        For any mutual fund clients, A T Funds must ensure that it maintains the appropriate records of how it voted the mutual fund's securities and provided those records within the appropriate timeframe for the public filing of Form N-PX within 60 days of June 30th.

                                   Appendix G
                                 A T FUNDS, LLC

                        PROXY AND CORPORATE ACTION VOTING
                             POLICIES AND PROCEDURES
                                  February 2005


I.      POLICY
        ------

A T Funds, LLC ("Adviser") act as discretionary investment adviser for various clients, including clients governed by the Employee Retirement Income Security Act of 1974 ("ERISA") and registered investment companies ("funds"). Adviser's authority to vote proxies or act with respect to other shareholder actions is established through the delegation of discretionary authority under our investment advisory contracts. Therefore, unless a client (including a "named fiduciary" under ERISA) specifically reserves the right, in writing, to vote its own proxies or to take shareholder action with respect to other corporate actions requiring shareholder actions, Adviser will vote all proxies and act on all other actions in a timely manner as part of its full discretionary authority over client assets in accordance with these Policies and Procedures. Corporate actions may include, for example and without limitation, tender offers or exchanges, bankruptcy proceedings, and class actions.

When voting proxies or acting with respect to corporate actions for clients, Adviser's utmost concern is that all decisions be made solely in the best interest of the client (and for ERISA accounts, plan beneficiaries and participants, in accordance with the letter and spirit of ERISA). Adviser will act in a prudent and diligent manner intended to enhance the economic value of the assets of the client's account.

II.     PURPOSE
        -------

The purpose of these Policies and Procedures is to memorialize the procedures and policies adopted by Adviser to enable it to comply with its fiduciary responsibilities to clients and the requirements of Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended ("Advisers Act"). These Policies and Procedures also reflect the fiduciary standards and responsibilities set forth by the Department of Labor for ERISA accounts.

III.    PROCEDURES
        ----------

The Chief Compliance Officer of the Adviser (the "CCO") is ultimately responsible for ensuring that all proxies received by Adviser are voted in a timely manner and in a manner consistent with the Adviser's determination of the client's best interests. Although many proxy proposals can be voted in accordance with the Adviser's established guidelines (see Section V. below, "Guidelines"), the Adviser recognizes that some proposals require special consideration which may dictate that the Adviser makes an exception to the Guidelines

The Adviser may, but is not required to, further delegate the responsibility for voting proxies relating to portfolio securities held by any client to one or more of the sub-advisers retained to provide investment advisory services to such client, if any (each a "Sub-Adviser"). Prior to delegating such responsibility to a Sub-Adviser, Adviser will have reviewed such Sub-Adviser's proxy voting policies and guidelines for consistency with the Adviser's Policies and Procedures. If such responsibility is delegated to a Sub-Adviser, then the Sub-Adviser shall assume the fiduciary duty and reporting responsibilities of the Adviser under this policy. As used in these Policies and Procedures, the term "Adviser" includes any and all Sub-Advisers.

The CCO is also responsible for ensuring that all corporate action notices or requests which require shareholder action received by Adviser are addressed in a timely manner and consistent action is taken across all similarly situated client accounts.

    A.  Conflicts of Interest

Where a proxy proposal raises a material conflict between Adviser's interests and a client's interest, including a mutual fund client, Adviser will resolve such a conflict in the manner described below:

        1. Vote in Accordance with the Guidelines. To the extent that the Adviser has little or no discretion to deviate from the Guidelines with respect to the proposal in question, the Adviser shall vote in accordance with such pre-determined voting policy.

        2. Obtain Consent of Clients. To the extent that Adviser has discretion to deviate from the Guidelines with respect to the proposal in question, Adviser will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities. The disclosure to the client will include sufficient detail regarding the matter to be voted on and the nature of Adviser's conflict that the client would be able to make an informed decision regarding the vote. If a client does not respond to such a conflict disclosure request or denies the request, Adviser will abstain from voting the securities held by that client's account.

        3. Client Directive to Use an Independent Third Party. Alternatively, a client may, in writing, specifically direct Adviser to forward all proxy matters in which Adviser has a conflict of interest regarding the client's securities to an identified independent third party for review and recommendation. Where such independent third party's recommendations are received on a timely basis, Adviser will vote all such proxies in accordance with such third party's recommendation. If the third party's recommendations are not timely received, Adviser will abstain from voting the securities held by that client's account.

The CCO will review the proxy proposal for conflicts of interest as part of the overall vote review process. All material conflict of interest so identified by Adviser will be addressed as described above in this Section III.A.

    B.  Limitations

In certain circumstances, in accordance with a client's investment advisory contract (or other written directive) or where Adviser has determined that it is in the client's best interest, Adviser will not vote proxies received. The following are certain circumstances where Adviser will limit its role in voting proxies:

        1. Client Maintains Proxy Voting Authority: Where client specifies in writing that it will maintain the authority to vote proxies itself or that it has delegated the right to vote proxies to a third party, Adviser will not vote the securities and will direct the relevant custodian to sent the proxy material directly to the client. If any proxy material is received by Adviser, it will promptly be forwarded to the client or specified third party.

        2. Terminated Account: Once a client account has been terminated with Adviser in accordance with its investment advisory agreement, Adviser will not vote any proxies received after the termination. However, the client may specify in writing that proxies should be directed to the client (or a specified third party) for action.

        3. Limited Value: If Adviser determines that the value of a client's economic interest or the value of the portfolio holding is indeterminable or insignificant, Adviser may abstain from voting a client's proxies. Adviser also will not vote proxies received for securities which are no longer held by the client's account. In addition, Adviser generally will not vote securities where the economic value of the securities in the client account is less than $500.

        4. Securities Lending Programs: When securities are out on loan, they are transferred into the borrower's name and are voted by the borrower, in its discretion. However, where

                Adviser determines that a proxy vote (or other shareholder action) is materially important to the client's account, Adviser may recall the security for purposes of voting.

        5. Unjustifiable Costs: In certain circumstances, after doing a cost-benefit analysis, Adviser may abstain from voting where the cost of voting a client's proxy would exceed any anticipated benefits to the client of the proxy proposal.

IV.     RECORD KEEPING
        --------------

In accordance with Rule 204-2 under the Advisers Act, Adviser will maintain for the time periods set forth in the Rule (i) these proxy voting procedures and policies, and all amendments thereto; (ii) all proxy statements received regarding client securities (provided however, that Adviser may rely on the proxy statement filed on EDGAR as its records); (iii) a record of all votes cast on behalf of clients; (iv) records of all client requests for proxy voting information; (v) any documents prepared by Adviser that were material to making a decision how to vote or that memorialized the basis for the decision; and (vi) all records relating to requests made to clients regarding conflicts of interest in voting the proxy.

Adviser will describe in its Part II of Form ADV (or other brochure fulfilling the requirement of Rule 204-3) its proxy voting policies and procedures and will inform clients how they may obtain information on how Adviser voted proxies with respect to the clients' portfolio securities. Clients may obtain information on how their securities were voted or a copy of Adviser's Policies and Procedures by written request addressed to Adviser. Adviser will coordinate with all fund clients to assist in the provision of all information required to be filed by such funds on Form N-PX.

V.      GUIDELINES
        ----------

Each proxy issue will be considered individually. The following guidelines are a partial list to be used in voting proposals contained in the proxy statements, but will not be used as rigid rules.



-------------------------------------------------------------------------------------------------
        1.      Issues regarding the issuer's Board entrenchment and                     Oppose
                anti-takeover measures such as the following:

                a.      Proposals to stagger board members' terms;

                b. Proposals to limit the ability of shareholders to call special meetings;

                c.      Proposals to require super majority votes;

                d. Proposals requesting excessive increases in authorized common or preferred shares where management provides no explanation for the use or need of these additional shares;

                e.      Proposals regarding "fair price" provisions;

                f.      Proposals regarding "poison pill" provisions; and

                g.      Permitting "green mail".

-------------------------------------------------------------------------------------------------
        2.      Providing cumulative voting rights.                                      Oppose

-------------------------------------------------------------------------------------------------
        3.      "Social issues," unless specific client guidelines supersede,            Oppose
                e.g., restrictions regarding South Africa.

-------------------------------------------------------------------------------------------------
        4.      Election of directors recommended by management, except if there        Approve
                is a
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                 proxy fight.

-------------------------------------------------------------------------------------------------
        5.      Election of auditors recommended by management, unless seeking          Approve
                to replace if there exists a dispute over policies.

-------------------------------------------------------------------------------------------------
        6.      Date and place of annual meeting.                                       Approve

-------------------------------------------------------------------------------------------------
        7.      Limitation on charitable contributions or fees paid to lawyers.         Approve

-------------------------------------------------------------------------------------------------
        8.      Ratification of directors' actions on routine matters since             Approve
                previous annual meeting.

-------------------------------------------------------------------------------------------------
        9.      Confidential voting                                                     Approve

                Confidential voting is most often proposed by shareholders as a means of eliminating undue management pressure in shareholders regarding their vote on proxy issues.

                The Adviser will generally approve these proposals as
                shareholders can later divulge their votes to management on a selective basis if a legitimate reason arises.
-------------------------------------------------------------------------------------------------
        10.     Limiting directors' liability                                           Approve

-------------------------------------------------------------------------------------------------
        11.     Eliminate preemptive right                                              Approve

                Preemptive rights give current shareholders the opportunity to maintain their current percentage ownership through any subsequent equity offerings. These provisions are no longer common in the U.S., and can restrict management's ability to raise new capital.

                The Adviser generally approves the elimination of preemptive rights, but will oppose the elimination of limited preemptive rights, e.g., on proposed issues representing more than an acceptable level of total dilution.
-------------------------------------------------------------------------------------------------
        12.     Employee Stock Purchase Plan                                            Approve

-------------------------------------------------------------------------------------------------
        13.     Establish 401(k) Plan                                                   Approve

-------------------------------------------------------------------------------------------------
        14.     Pay directors solely in stocks                                        Case-by-Case

-------------------------------------------------------------------------------------------------
        15.     Eliminate director mandatory retirement policy                        Case-by-Case

-------------------------------------------------------------------------------------------------
        16.     Rotate annual meeting location/date                                   Case-by-Case

-------------------------------------------------------------------------------------------------
        17.     Option and stock grants to management and directors                   Case-by-Case

-------------------------------------------------------------------------------------------------
        18.     Allowing indemnification of directors and/or officers after           Case-by-Case
                reviewing the applicable laws and extent of protection
                requested.

-------------------------------------------------------------------------------------------------

                                                                     Exhibit (j)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                [CITIGROUP LOGO]




                                     GLOBAL
                          CUSTODIAL SERVICES AGREEMENT

                    A T FUND OF FUNDS, A SERIES OF A T FUNDS
                                INVESTMENT TRUST




--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                [CITIGROUP LOGO]


                                TABLE OF CONTENTS
                                -----------------



1.   DEFINITIONS AND INTERPRETATION ..........................................1

2.   ESTABLISHMENT OF ACCOUNTS ...............................................1

3.   CUSTODY ACCOUNT PROCEDURES ..............................................2

4.   CASH ACCOUNT PROCEDURES .................................................2

5.   INSTRUCTIONS ............................................................3

6.   PERFORMANCE BY THE CUSTODIAN ............................................3

7.   TAX STATUS/WITHHOLDING TAXES ............................................4

8.   USE OF THIRD PARTIES ....................................................5

9.   REPRESENTATIONS .........................................................5

10.  SCOPE OF RESPONSIBILITY .................................................6

11   SUBROGATION .............................................................7

12.  INDEMNITY ...............................................................7

13.  LIEN AND SET OFF ........................................................7

14.  FEES AND EXPENSES .......................................................8

15.  CITIGROUP ORGANISATION INVOLVEMENT ......................................8

16.  RECORDS AND ACCESS ......................................................8

17.  INFORMATION .............................................................8

18.  ADVERTISING .............................................................8

19.  TERMINATION. ............................................................9

20.  GOVERNING LAW AND JURISDICTION ..........................................9

21.  MISCELLANEOUS ...........................................................9

     SIGNATURES .............................................................10

Schedules:


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]

                                                                [CITIGROUP LOGO]


THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made on ___________________, 2005, by and between A T Funds Investment Trust, a statutory trust organized under the laws of Delaware, on behalf of its series A T Fund of Funds (the "Client "), and Citibank, N.A. acting through its offices located in New York, New York (the "Custodian").


1.    DEFINITIONS AND INTERPRETATION
      ------------------------------

(A)   Definitions.

      "Authorized Person" means the Client or any person (including any individual or entity) authorized by the Client to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

      "Cash" means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

      "Citigroup Organization" means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. shall be a separate member of the Citigroup Organization.

      "Clearance System" means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of Securities in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities and any nominee of the foregoing.

      "Fee Schedule" means the schedule referred to in Section 14.

      "Instructions" means any and all instructions (including approvals, consents and notices) received by the Custodian (i) from, or reasonably believed by the Custodian to be from, any Authorized Person, (ii) communicated through any manual or electronic medium or system agreed between the Client and the Custodian, and (iii) completed in accordance with any other requirements agreed between the Client and the Custodian from time to time.

      "Securities" means any financial asset (other than Cash) from time to time held for the Client on the terms of this Agreement.

      "Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement or (iii) the Client; provided that "Taxes" does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

(B)   Interpretation.

      References in this Agreement to schedules shall be deemed to be references to schedules to this Agreement, the terms of which shall be incorporated into and form part of this Agreement.


2.    ESTABLISHMENT OF ACCOUNTS
      -------------------------

(A) Accounts. The Client authorizes the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (the "Custody Account") and (ii) a cash account or accounts (the "Cash Account"). The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 1

                                                                [CITIGROUP LOGO]


(B) Acceptance of Securities and Cash. The Custodian will determine in its reasonable discretion whether to accept (i) for custody in the Custody Account, Securities of any kind and (ii) for deposit in the Cash Account, Cash in any currency.

(C)   Designation of Accounts.

(i) The Custody Account will be in the name of the Client or such other name as the Client may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian's assets.

(ii) The Cash Account will be in the name of the Client or such other name as the Client may reasonably designate and will be held by the Custodian as banker.

(D)   Segregation.

(i) To the extent reasonably practicable, the Custodian will hold Securities with a sub custodian only in an account which holds exclusively assets held by the Custodian for its customers. The Custodian will direct each sub custodian to identify on its books that Securities are held for the account of the Custodian as custodian for its customers. The Custodian will direct each sub custodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the sub custodian which holds exclusively assets held by the sub custodian for its customers.

(ii) Any Securities deposited by the Custodian with a sub custodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a sub custodian will be subject only to the instructions of the sub custodian.

(iii) The Custodian shall require the sub custodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the sub custodian.


3.    CUSTODY ACCOUNT PROCEDURES
      --------------------------

(A) Credits to the Custody Account. The Custodian is not obligated to credit Securities to the Custody Account before receipt of such Securities by final settlement.

(B) Debits to the Custody Account. If the Custodian has received Instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

(C) Denomination of Securities. The Client shall bear the risk and expense associated with investing in Securities denominated in any currency.


4.    CASH ACCOUNT PROCEDURES
      -----------------------

(A) Credits and Debits to the Cash Account. The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds. If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.

(B) Debit Balances in the Cash Account. The Custodian is not obliged to make any debit to the Cash Account which might result in or increase a debit balance. The Custodian may make any debit to the Cash Account even if this results in (or increases) a debit balance. If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(C) Payments. The Custodian may at any time cancel any extension of credit. The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 2

                                                                [CITIGROUP LOGO]


      immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees and other amounts owed.

(D) Foreign Currency Risks. The Client shall bear the risk and expense associated with Cash denominated in any currency.


5.    INSTRUCTIONS
      ------------

      The Custodian is entitled to rely and act upon Instructions of any Authorized Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change. The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i) The Client and the Custodian will comply with security procedures designed to verify the origination of Instructions.

(ii) The Custodian is not responsible for errors or omissions made by the Client or resulting from fraud (other than fraud by the Custodian or one of its employees, agents or representatives) or the duplication of any Instruction by the Client, and the Custodian may act on any Instruction by reference to an account number only, even if any account name is provided.

(iii) The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

(iv) The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v) If the Custodian acts on any Instruction sent manually (including facsimile or telephone), then, if the Custodian complies with the security procedures, the Client will be responsible for any loss the Custodian may incur in connection with that Instruction. The Client expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)  Instructions are to be given in the English language.

(vii) The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii)In some securities markets, securities deliveries and payments therefore may not be or are not customarily made simultaneously. Accordingly, notwithstanding the Client's Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.


6.    PERFORMANCE BY THE CUSTODIAN
      ----------------------------

(A) Custodial Duties Requiring Instructions. The Custodian shall carry out the following actions only upon receipt of and in accordance with specific
      Instructions:

(i) make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement;

(ii) deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

(iii) carry out any action affecting Securities or the Custody Account or Cash or the Cash Account other than those specified in Section 6(B) below, but in each instance subject to the agreement of the Custodian.


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 3

                                                                [CITIGROUP LOGO]


(B) Non-Discretionary Custodial Duties. Absent a contrary Instruction, the Custodian shall carry out the following without further Instructions:

(i) in the Client's name or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities which may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

(ii) collect, receive, and/or credit the Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a stock dividend, bonus issue, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii) exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv) notify the Client of notices, circulars, reports and announcements which the Custodian has received, in the course of acting in the capacity of custodian, concerning Securities held on the Client's behalf that require discretionary action;

(v) make any payment by debiting the Cash Account or any other designated account of the Client with the Custodian as required to effect any Instruction; and

(vi) attend to all non-discretionary matters in connection with anything provided in this Section 6(B) or any Instruction.


7.    TAX STATUS/WITHHOLDING TAXES
      ----------------------------

(A) Information. The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client's and/or the underlying beneficial owner's tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B) Payment. If any Taxes become payable with respect to any payment to be made to the Client, such Taxes will be payable by the Client and the Custodian may withhold the Taxes from such payment. The Custodian may withhold any Cash held or received with respect to the Cash Account and apply such Cash in satisfaction of such Taxes. If any Taxes become payable with respect to any prior payment made to the Client by the Custodian, the Custodian may withhold any Cash in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency.

(C) Tax Relief. In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided the Client provides to the Custodian such documentation and information as to it or its underlying beneficial owner clients as is necessary to secure such tax relief. However, in no event shall the Custodian be responsible, or liable, for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

8.    USE OF THIRD PARTIES
      --------------------

(A)   General Authority.

(i) The Custodian is hereby authorised to appoint sub custodians and administrative support providers as its delegates and to use or participate in market infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement. Notwithstanding anything else contained herein, the


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 4

                                                                [CITIGROUP LOGO]


      appointment of any such sub custodians, administrative support providers or other agents or service providers shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

(ii) Sub custodians are those persons utilized by the Custodian for the safe-keeping, clearance and settlement of Securities.

(iii) Administrative support providers are those persons utilized by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(iv) Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Custodian.

(v) Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, statements of principle and practices of such Clearance Systems. Clearance Systems are not delegates of the Custodian.

(B)   Responsibility.

(i) With respect to all Custody Accounts, the Custodian shall act in good faith and use reasonable care in the selection and continued appointment of subcustodians and administrative support providers. With respect to any Custody Account that is invested directly in foreign securities, the Custodian's responsibility (beyond that stated in the preceding sentence) for the performance by such persons of any of the duties delegated to them under this Agreement related to such foreign securities shall be as specifically set forth in a writing signed by an executive officer of the Custodian and the Client. For these purposes, an investment in the shares or interests of a privately-placed, unregistered fund shall not be considered a direct investment in a foreign security, even if the fund is domiciled in a non-U.S. jurisdiction..

(ii) The Custodian may deposit or procure the deposit of Securities with any Clearance System as required by law, regulation or best market practice. The Custodian has no responsibility for selection or appointment of, or for performance by, any Clearance System or market infrastructure.

(iii) Notwithstanding the foregoing and pursuant to Section 10, the Custodian shall be responsible for the negligence, bad faith, wilful misconduct or fraud of any branch or subsidiary of the Custodian that is a subcustodian or administrative support provider.

(C) Shareholders Voting. The Custodian's only obligation in regard to any matter where the Client may exercise shareholder voting rights will be to provide shareholder voting services as specified in a separate proxy services letter between the Custodian and the Client.


9.    REPRESENTATIONS
      ---------------

(A) General. The Client and the Custodian each represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i) It is duly organized and in good standing in every jurisdiction where it is required so to be;

(ii) It has the power and authority to sign and to perform its obligations under this Agreement;

(iii) This Agreement is duly authorized and signed and is its legal, valid and binding obligation;

(iv) Any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

(v) Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary);


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 5

                                                                [CITIGROUP LOGO]


(vi) Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement; and

(vii) In connection with the execution and delivery of this Agreement, it has not relied on any oral or written representation made by the other party or any other person other than those contained in this Agreement.

(B) Client. The Client also represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i) It has authority to deposit the Securities received in the Custody Account and the Cash in the Cash Account and there is no claim or encumbrance that adversely affects any delivery of Securities or payment of Cash made in accordance with this Agreement;


10.   SCOPE OF RESPONSIBILITY
      -----------------------

(A) Standard of Care. The Custodian shall exercise the due care of a professional custodian for hire.

(B) Limitations on Losses. The Custodian will not be responsible for any loss or damage suffered by the Client unless the loss or damage results from the Custodian's negligence, wilful misconduct or fraud or the negligence, wilful misconduct or fraud of its nominees, officers, directors, employees, agents or representatives or any branch or subsidiary; in the event of such negligence or wilful misconduct the liability of the Custodian in connection with the loss or damage will not exceed (i) the lesser of replacement of any Securities or the market value of the Securities to which such loss or damage relates at the time the Client reasonably should have been aware of such negligence or wilful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Cash Account. Under no circumstances will the Custodian be liable to the Client for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)   Limitations on the Custodian's Responsibility.

(i) General. The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement. The Custodian shall have no implied duties or obligations.

(ii)  Sole Obligations of the Custodian.  The Client understands and agrees that
      (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Custodian) and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and, except as provided by law, do not extend to any other member of the Citigroup Organization.

(iii) No Liability for Third Parties. Except as specifically provided in this Agreement, the Custodian is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

(iv) Performance Subject to Laws. The Client understands and agrees that the Custodian's performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

(v) Prevention of Performance. The Custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the Cash Account) if such performance is prevented, hindered or delayed by a Force Major Event, in such case its obligations will be suspended for so long as the Force Major Event continues. "Force Major Event" means any event due to any cause beyond the reasonable control of the Custodian, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 6

                                                                [CITIGROUP LOGO]


(vi) Client's Reporting Obligations. The Client shall be solely responsible for all filings, tax returns and reports on any transactions in respect of Securities or Cash or relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise.

(vii) Validity of Securities. The Custodian shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian. If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(viii)Capacity of Custodian. The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client, and the Custodian's duty is solely to act as a Custodian in accordance with the terms of this Agreement.

(ix) Forwarded Information. The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Section 6(B)(iv) of this Agreement not prepared by the Custodian including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.


11.   SUBROGATION
      -----------

      To the extent permissible by law or regulation and upon the Client's request, the Client shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client, in each case to the extent that the Custodian fails to pursue any such claim or the Client is not made whole in respect of such loss, damage or claim. Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.


12.   INDEMNITY
      ---------

(A) Indemnity to the Custodian. The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a "Loss"), incurred by the Custodian in connection with the performance of this Agreement, except any Loss resulting from the negligence, bad faith, wilful misconduct or fraud of the Custodian or any of its officers, directors, employees, agents or representatives. Under no circumstances will the Client be liable to the Custodian for consequential loss or damage, even if advised of the possibility of such loss or damage.

(B) Client's Direct Liability. The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not relieve the Client of any of its obligations under this Agreement.

(C) Custodian's Direct Liability. Subject to Section 8(B)(i), the appointment by the Custodian of sub custodians, administrative support providers and other service providers, and the delegation by the Custodian of its obligations hereunder, shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.


13.   LIEN AND SET OFF

(A) Lien. In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing general lien on all Securities until the satisfaction of liabilities arising under this Agreement of the Client to the Custodian in respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

(B) Set Off. To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client in connection with all liabilities arising under this Agreement against any payment obligation owed by it to the Client under this Agreement regardless of the place of


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 7

                                                                [CITIGROUP LOGO]


      payment or currency of either obligation (and for such purpose may make any currency conversion necessary).


14.   FEES AND EXPENSES
      -----------------

      The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the Fee Schedule set forth in the A T Fund of Funds Fee Schedule among the Client, A T Funds, LLC, Allegiance Investment Management, LLC and Forum Administrative Services, LLC (a subsidiary of the Custodian and the "Sub-administrator"), as amended from time to time pursuant to the terms thereof, together with any other amounts payable to the Custodian under this Agreement. For the custody services described in the Fee Schedule and performed by the Custodian under the terms set forth in this Agreement, the Custodian agrees to accept payment from the Sub administrator. The Client shall be responsible for any other fees, charges or obligations, with respect to which the Custodian may debit the Cash Account to pay any such fees, charges and obligations.


15.   CITIGROUP ORGANIZATION INVOLVEMENT
      ----------------------------------

      The Client agrees and understands that any member of the Citigroup Organization may be engaged by the Custodian as principal or otherwise in any transaction effected by the Client or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in the Client's Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.


16.   RECORDS AND ACCESS
      ------------------

(A) Examination of Statements. The Client shall examine each statement sent by the Custodian and notify the Custodian in writing within sixty (60) days of the date of such statement of any discrepancy between Instructions given by the Client and the position shown on the statement and of any other errors known to the Client. Absent such notification, the Custodian's liability for any loss or damage in regard to such discrepancy or errors shall not accrue beyond such sixty (60) days.

(B) Access to Records. The Custodian shall allow the Client and its independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to Securities or Cash as is required by the Client in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each sub custodian and Clearance System.


17.   INFORMATION
      -----------

      The Custodian will treat information related to the Client as confidential but, unless prohibited by law, the Client authorizes the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

      The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential.


18.   ADVERTISING
      -----------


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 8

                                                                [CITIGROUP LOGO]


      Neither the Client nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc. or the subsidiary concerned. The Client shall not advertise or promote any service provided by the Custodian without the Custodian's prior written consent.


19.   TERMINATION
      -----------

(A) Date of Termination. Any party may terminate this Agreement in whole or as between itself and the other parties hereto by giving not less than sixty
      (60) days' prior written notice to such other parties.

(B) Effect on Property. The Custodian shall deliver the Securities and Cash as instructed by the Client. If by the termination date the Client has not given instructions to deliver any Securities or Cash, the Custodian will continue to safekeep such Securities and/or Cash until the Client provides instructions to effect a free delivery of such. However, the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions. Notwithstanding termination of this Agreement or any Instruction, the Custodian may retain sufficient Securities or Cash to close out or complete any transaction that the Custodian will be required to settle on the Client's behalf.

(C) Surviving Terms. The rights and obligations contained in Sections 7, 10, 12, 13, 17, 18 and 20 of this Agreement shall survive the termination of this Agreement.


20.   GOVERNING LAW AND JURISDICTION
      ------------------------------

(A) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

(B) Jurisdiction. The courts of the State of New York (including any appropriate sub-jurisdiction) shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

(C) Venue. Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 20(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(D) Sovereign Immunity. The Client and the Custodian each irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.


21.   MISCELLANEOUS
      -------------

(A) Entire Agreement; Amendments. This Agreement consists exclusively of this document together with the schedules. The Custodian may notify the Client of terms which are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office. In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

      Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the Custodian.

(B) Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(C) Waiver of Rights. No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement shall constitute a waiver of that right. Any waiver of any right will be limited to


--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 9

                                                                [CITIGROUP LOGO]


      the specific instance. The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

(D) Recordings. The Client and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E) Further Information. The Client agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

(F) Assignment. No party may assign or transfer any of its rights or obligations under this Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client, upon prior written notice to the Client.

(G)   Headings.   Titles  to  Sections  of  this   Agreement  are  included  for
      convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(H) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


CITIBANK, N.A.                                  A T FUNDS INVESTMENT TRUST



By:                                             By:
   -----------------------------------             -----------------------------



Name:                                           Name:
     ---------------------------------               ---------------------------



Title:                                          Title:
       -------------------------------                 -------------------------




                                                By:
                                                   -----------------------------



                                                Name:
                                                     ---------------------------



                                                Title:
                                                       -------------------------



--------------------------------------------------------------------------------
GCSA 2000 - V.11.9.2002 (Std/Neg)                   A member of [CITIGROUP LOGO]
Page 10

                                                                  Exhibit (k)(2)


                                A T FUND OF FUNDS
                        FUND SUBADMINISTRATION AGREEMENT


         This FUND SUBADMINISTRATION AGREEMENT made as of the ____ day of ____________, 2005, by and between Allegiance Investment Management, LLC, a Delaware limited liability company with its principal office and place of business at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 (the "Administrator"), and Forum Administrative Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Subadministrator").

         WHEREAS, the Administrator is the primary administrator of A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware business trust registered under the 1940 Act (as defined below) as an closed-end management investment company (the "Company") pursuant to that certain Administration Agreement made as of ____________, 2005 (the "Administration Agreement") between the Administrator and A T Funds, LLC, as the investment adviser of the Fund (the "Adviser");

         WHEREAS, pursuant to the Administration Agreement, the Administrator may retain third parties to perform all or any of the administrative services with respect to the Fund; and

         WHEREAS, the Administrator desires that the Subadministrator perform certain subadministration services for the Fund, and the Subadministrator is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Administrator and Subadministrator hereby agree as follows:

SECTION 1. DEFINITIONS; APPOINTMENT; DELIVERY OF DOCUMENTS

1.1 Frequently Used Defined Terms. As used in this Agreement, the following terms have the following meanings:

         (a) "1940 Act" means the Investment Company Act of 1940, as amended.

         (b) "Administrator" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

         (c) "affiliate" means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, "control" of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person.

         (d) "Agreement" means this Agreement and any appendices and schedules attached hereto, in each case as they may be amended from time to time.

         (e) "Authorized  Person(s)" shall include:  (i) those persons listed on
         Schedule 1 hereto and (ii) any natural person that (A) is an executive officer of the Company or the Administrator or (B) has apparent authority to act on behalf of the Company or the Administrator with respect to the subject matter of the information request or instruction.

         (f) "Effective Date" means the date first set forth above.

         (g) "Instruction" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted to the Subadministrator (i) in electronic format by machine readable input, electronic mail, CRT data entry or other similar means, or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

         (h) "Indemnitees" means, with respect to a Party, such Party's directors, officers, managers and employees.

         (i)  "Laws"  means  any  statutes,   rules  and   regulations   of  any
         governmental   authority   and   applicable   judicial  or   regulatory
         interpretations thereof.

         (j) "Losses" has the meaning set forth in Section 4.2(a).

         (k) "Organic Documents" means, for any entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

         (l) "Parties" means the Administrator and Subadministrator.

         (m) "Person" means any natural person or incorporated or unincorporated entity.

         (n) "Policies and Procedures" means the written policies and procedures of the Fund in any way related to the Services, including any such policies and procedures contained in the Company's Organic Documents and the Private Placement Memorandum.

         (o) "Predecessor Records" has the meaning set forth in Section 2.9(b).

         (p) "Private Placement Memorandum" has the meaning set forth in Section 2.4(a).

         (q)  "Registration  Statement"  has the  meaning  set forth in  Section
         5.2(e).

         (r) "SEC" means the United States Securities and Exchange Commission and any successor governmental authority.

         (s) "Securities Act" means the Securities Act of 1933, as amended.

         (t) "Services" means the services set forth in Appendix A.

         (u) "Services Commencement Date" means (i) if the Registration Statement is effective as of the Effective Date, then such Effective Date; (ii) if the Registration Statement is not effective as of the Effective Date, then the date such Registration

         Statement is declared effective; or (iii) such other date as may be agreed in writing by the Parties.

         (v) "Shareholder" means any Person that holds Shares of record.

         (w) "Shares" means shares of common stock of the Fund.

         (x) "Subadministrator" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

         (y) "Trust Agreement" means the Agreement and Declaration of Trust of the Company, as amended or supplemented from time to time.

Other capitalized terms used but not defined in this Section 1.1 shall have the meanings set forth in this Agreement.

1.2 Appointment. The Administrator hereby appoints the Subadministrator to act as subadministrator of the Fund for the period and on the terms set forth in this Agreement, and the Subadministrator hereby accepts such appointment and in connection with such appointment agrees to provide the Services on the terms and conditions set forth in this Agreement.

SECTION 2. SERVICES; OTHER RELATED TERMS AND CONDITIONS

2.1. Services. Subject to the terms and conditions of this Agreement and under the direction and control of the Administrator and the ultimate control of the Board of Trustees of the Company, the Subadministrator shall provide the Services.

2.2 Other Services. The Subadministrator shall provide such other services and assistance relating to the affairs of the Fund as the Administrator may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation arrangements.

2.3 Subadministrator's Compliance with Laws.

         (a) The Subadministrator shall comply in all material respects with all Laws applicable to the Subadministrator's delivery of the Services.

         (b) Nothing contained herein shall be construed to require the Subadministrator to perform any service that could cause the Subadministrator to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Fund to act in contravention of the Private Placement Memorandum or any provision of the 1940 Act.

         (c) Except as specifically set forth in this Agreement to the contrary, the Subadministrator assumes no responsibility for compliance by the Administrator, the Fund or the Company with any Laws applicable to the Administrator, the Fund or the Company; and, notwithstanding any other provision of this Agreement to the contrary, the Subadministrator assumes no responsibility under this Agreement for compliance by any Person with the Laws of any jurisdiction other than those of the United States.

2.4 Certain Documents; Changes in Policies and Procedures or Applicable Law.

         (a) Contemporaneous with or promptly after the Effective Date, the Administrator shall deliver to the Subadministrator copies of the following documents: (i) the Company's Trust Agreement; (ii) the registration statement filed with the SEC under the 1940 Act with respect to the Fund (the "Registration Statement"), including the private placement memorandum contained therein (the "Private Placement Memorandum"); (iii) a copy of the standard form of subscription agreement for the Shares of the Fund, (iv) a copy, certified by the secretary or other individual or legal entity responsible for maintaining the official records of the Administrator, of the relevant portions of the Administration Agreement authorizing the appointment of the Subadministrator; and (v) any Policies and Procedures of the Fund.

         (b) Client shall deliver to the Subadministrator as soon as is reasonably practical any and all amendments to the documents required to be delivered under Section 2.4(a).

         (c) The Subadministrator shall perform the Services in observance of the Policies and Procedures delivered to the Subadministrator pursuant to Section 2.4(a), provided that with respect to any provision(s) of the Policies and Procedures that are delivered to the Subadministrator after the Effective Date, such provision(s) are commercially reasonable. Notwithstanding the foregoing, in the event the Policies and Procedures are amended or there is a change in Law related to or affecting the Services, the Subadministrator need not begin performing any new service(s), and need not perform any service(s) in a materially different or more burdensome manner, except upon written agreement by the Subadministrator and pursuant to mutually acceptable compensation agreements and the Subadministrator's written approval of any amended Policies and Procedures, which approval shall not be unreasonably withheld or delayed.

2.5. Service Days. Nothing contained in this Agreement shall require the Subadministrator to perform any functions or duties on any weekend day or on any other day on which banks located in the United States are open for business (a "Business Day"). Functions or duties normally scheduled to be performed on any day that is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by applicable Law.

2.6. Reliance on Instructions, Documents and Advice.

         (a) With respect to the subject matter of this Agreement, the Subadministrator may rely on (i) with respect to any matter, advice or Instruction that it receives and that it reasonably believes in good faith was transmitted by an Authorized Person; or (ii) with respect to any factual matter, any signature, Instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document of or presented by any Person (including any authorized representative(s) of any predecessor service providers to the Administrator).

         (b) Notwithstanding any other provisions of this Agreement to the contrary, the Subadministrator shall have no duty or obligation to inquire into (i) the authenticity of any statement, oral or written Instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument that the Subadministrator reasonably believes in good faith to be genuine; or
         (ii) the authority or lack thereof of any Person to represent or act as an agent for any other Person, provided that the Subadministrator reasonably believes in good faith that such authority exists, and, provided, further, that with respect to Instructions of the Administrator, the Fund or the Company, the Subadministrator may only rely on Instructions of Authorized Persons.

         (c) The Subadministrator may assume that any Instructions are not in any way inconsistent with the Administration Agreement, the Trust Agreement, the Private Placement Memorandum, the Policies and Procedures or any proceeding or resolution of the Company's Board of Trustees or Shareholders of the Fund, unless and until the Subadministrator receives written notice to the contrary from an Authorized Person.

         (d) Absent specific written notice to the contrary, the Subadministrator may assume that Authorized Persons are authorized to deliver instructions relating to all or any matter under this Agreement. The Administrator may at any time (i) change the list of Authorized Persons or (ii) limit an Authorized Person's authority. The Subadministrator shall not be deemed to have notice of any change of Authorized Persons or limitation of authority until receipt of written notice thereof from the Administrator in accordance with the provisions of this Agreement.

         (e) About any matter related to the Services or this Agreement, the Subadministrator may apply to any Authorized Person for advice or Instructions; about any legal matter related to the Services or this Agreement, the Subadministrator may request advice from counsel of its own choosing (who may be counsel to the Administrator, the Company, the Fund, or the Subadministrator); and about any accounting or tax matter related to the Services or this Agreement, the Subadministrator may request advice from the independent accountants of the Fund or from other independent accountants with recognized expertise about the specific subject matter. Any costs related to such advice or Instructions shall be borne by the Administrator, except that the Subadministrator shall be responsible for costs related to advice from in-house counsel to the Subadministrator or any affiliate of the Subadministrator. In the event of any conflict between advice or Instructions the Subadministrator receives from (i) any Authorized Person or such independent accountant(s) and (ii) advice from counsel, the Subadministrator may rely on advice from counsel.

         (f) Nothing in this Section 2.6 shall be construed as imposing on the Subadministrator any obligation to seek advice or Instructions, or, subject to Section 3.1(c), to act in accordance with such advice or Instructions if and when received.

2.7. Certain Representative Powers; Other Activities.

         (a) The Subadministrator may provide services similar to those provided under this Agreement for any other Person on such terms as may be arranged with such Person, and the Subadministrator shall not be required to disclose to the Administrator any fact or thing that may come to the knowledge of the Subadministrator in the course of so doing.

         (b) The Subadministrator may acquire, hold or deal with, for its own account or for the account of any other Person, any shares or securities from time to time issued by the Fund or in which the Fund is authorized to invest; and the Subadministrator shall not be required to account to the Administrator for any profit arising therefrom.

2.8 Cooperation with Independent Auditors and Counsel. The Subadministrator shall cooperate with the independent auditor(s) and attorneys of the Fund and the Administrator and shall take reasonable action to make all necessary information related to the Services available to such auditors and attorneys for the performance of their duties.

2.9 Certain Responsibilities of the Administrator. In order to permit the Subadministrator to provide the Services, the Administrator agrees to:

         (a) Comply in all material respects with all Laws applicable to the Administrator;

         (b) Prior to the Services Commencement Date, deliver or cause to be delivered to the Subadministrator all books, records and other documents relating to the Fund's prior operations and service providers, if any, that, in the Subadministrator's reasonable opinion, are necessary for the Subadministrator properly to provide the Services (collectively "Predecessor Records");

         (c) Provide, and request each other agent or service provider of the Fund to provide, to the Subadministrator all such information (and in such reasonable medium) that the Subadministrator may reasonably request in connection with the Services and this Agreement; and

         (d) Deliver to the Subadministrator in advance of publication thereof any Private Placement Memorandum or amendment to a Private Placement Memorandum in order to permit the Subadministrator and its agents to review and comment upon, at the Subadministrator's discretion, those portions thereof that describe the Subadministrator and the Subadministrator's duties and obligations under this Agreement, including the indemnity provisions hereof, and the Administrator shall not make any reference to the Subadministrator and such duties, obligations and indemnities in any Private Placement Memorandum without the Subadministrator's consent, which consent shall not be unreasonably withheld or delayed.

SECTION 3. RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

3.1 Client Records; Ownership; Inspection; Successors.

         (a) The Subadministrator shall prepare and maintain on behalf of the Fund the books and records detailed in Appendix A and such other records as are agreed from time to time in writing by the Subadministrator and the Administrator. The books and records maintained by the Subadministrator shall be prepared, maintained and, subject to Section 3.1(d) below, preserved by the Subadministrator in such form, for such periods and in such locations as may be required by applicable Law, including, without limitation,

         Section 31 of the 1940 Act and Section 17(A) of the Securities Exchange Act of 1934, as amended.

         (b) To the extent required by Section 31 of the 1940 Act and the rules thereunder, the books and records maintained by the Subadministrator and any Predecessor Records received by the Subadministrator pursuant to Section 2.9(b) (collectively, "Fund Records") in the Subadministrator's possession shall be the property of the Fund. The Administrator and its authorized representatives shall have access to such Client Records at all times during the Subadministrator's normal business hours. Upon the reasonable advance request of the Administrator or such authorized representatives, copies of any such Client Records shall be provided by the Subadministrator, at the Administrator's expense, to the Administrator or its authorized representatives.

         (c) If the Subadministrator receives a request or demand from a third party to inspect any Fund Records, the Subadministrator will endeavor to notify the Administrator and to secure Instructions from the Administrator or an Authorized Person about such inspection. The Subadministrator shall abide by such Instructions for granting or denying the inspection; provided, that the Subadministrator may grant the inspection without Instructions or in contravention of specific Instructions if the Subadministrator is advised by counsel to the Subadministrator or the Administrator that failure to do so is substantially likely to result in liability to the Subadministrator; and provided, further, that in such event, the Subadministrator shall endeavor promptly to advise the Administrator of such contrary advice, to the extent practicable in advance of any actual inspection.

         (d) Upon termination of this Agreement, the Subadministrator shall, subject to payment of all undisputed amounts due to the Subadministrator hereunder and at the expense and direction of the Administrator, transfer to the Administrator or any successor service provider all Client Records in the electronic or other medium in which such material is then maintained by the Subadministrator.

3.2 Proprietary Information of the Subadministrator. The Administrator acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by the Subadministrator on databases under the control and ownership of the Subadministrator or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial importance to the Subadministrator or the third party. The Administrator agrees to treat all Proprietary Information as proprietary to the Subadministrator and further agrees that it shall maintain as confidential any Proprietary Information, except as may be provided under this Agreement, and that breach by the Administrator of this confidentiality obligation would cause irreparable injury to the Subadministrator.

3.3 Confidentiality.

         (a) Each Party (for purposes of this Section 3.3, a "Receiving Party") agrees to keep confidential all information disclosed by the other Party (for purposes of this Section 3.3, a "Disclosing Party"), including, without limitation all forms and types of financial, business, marketing, operations, technical, economic and engineering information of the Disclosing Party (which, in the case of the Administrator, shall include information about the Fund), whether tangible or intangible.

         (b) Notwithstanding any provision of this Agreement to the contrary, the Parties agree that the following information shall not be deemed confidential information: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section 3; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party's information.

         (c) Notwithstanding any provision of this Agreement to the contrary, the Subadministrator may: (i) provide information to the
         Subadministrator's counsel and to Persons engaged by the Subadministrator, the Administrator or otherwise to provide services with respect to the Fund; (ii) provide information consistent with the Fund's Policies and Procedures or with operating procedures that are customary with respect to the Services in the industry; (iii) identify the Administrator and the Fund as a client of the Subadministrator for the Subadministrator's sales and marketing purposes; and (iv) provide information as approved by an Authorized Person, provided, that (A) such approval shall not be unreasonably withheld or delayed, and (B) the Subadministrator may release information without approval of the Administrator if the Subadministrator is advised by counsel to the Subadministrator or the Administrator that failure to do so will result in liability to the Subadministrator; and provided, further, that, in such event the Subadministrator shall endeavor promptly to advise the Administrator of such advice, to the extent practicable in advance of any actual release of information.

         (d) The Subadministrator acknowledges that certain Shareholder information made available by the Administrator to the Subadministrator or otherwise maintained by the Subadministrator under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act and other applicable privacy Laws (collectively, "Privacy Laws"). The Subadministrator agrees (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business; (ii) to limit access to such information to authorized representatives of the Subadministrator and the Administrator; (iii) to establish and maintain reasonable physical, electronic and procedural safeguards to protect such information; and (iv) to cooperate with the Administrator and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the Parties.

SECTION 4. RESPONSIBILITY OF THE SUBADMINISTRATOR; INDEMNIFICATION; OTHER LIABILITY-RELATED MATTERS

4.1. Responsibility of the Subadministrator; Limitations.

         (a) The Subadministrator shall be under no duty to take any action under this Agreement except as specifically set forth in this Agreement or as may be specifically agreed to by the Subadministrator and the Administrator in a written amendment to this Agreement.

         (b) In performing the Services, the Subadministrator (i) shall act in good faith and shall be obligated to exercise care and diligence; and
         (ii) may, without limiting the generality of any other provision of this Agreement, rely on Instructions, advice and information pursuant to Section 2.6;

         (c) Notwithstanding anything in this Agreement to the contrary, the Subadministrator shall be liable to the Administrator only for any damages arising out of the Subadministrator's performance or failure to perform its duties under this Agreement to the extent such damages were caused by the Subadministrator's willful misfeasance, bad faith, gross negligence, or reckless disregard of such duties.

         (d) The Subadministrator shall not be liable for the delays or errors of Persons that provide services to the Fund, the Administrator or the Subadministrator (other than directors, officers, employees, agents or representatives of the Subadministrator) or of other Persons, including the failure by any such Person to provide information to the Subadministrator when they have a duty to do so (irrespective of whether that duty is owed specifically to the Subadministrator or a third party). Without limiting the generality of the foregoing, the Subadministrator shall not be liable for the actions of omissions of third parties engaged by the Subadministrator at the request of the Administrator, the Fund, the Fund's investment adviser or distributor to provide services to or for the benefit of the Administrator or the Fund ("Non-Discretionary Subcontractors").

4.2 Indemnification; Notification of Claims.

         (a) Notwithstanding anything in this Agreement to the contrary, the Subadministrator shall not be responsible for, and the Administrator shall indemnify and hold harmless the Subadministrator and its Indemnitees from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, liability and other expenses of every nature and character (including, but not limited to, direct and indirect reasonable reprocessing costs) ("Losses") arising out of or attributable to all and any of the following:

                  (i) any action (or omission to act) of the Subadministrator or its agents taken in connection with this Agreement; provided, that such action (or omission to act) is taken in good faith and without willful misfeasance, fraud, negligence or reckless disregard by the Subadministrator of its duties and obligations under this Agreement;

                  (ii)   any    material    breach   of   the    Administrator's
                  representations   and   warranties  in  Section  5.2  of  this
                  Agreement;

                  (iii) the Administrator's bad faith, willful misfeasance, gross negligence or reckless disregard of its duties and obligations under this Agreement;

                  (iv) the reliance on or use by the Subadministrator or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Administrator or any other person or firm on behalf of the Administrator, including but not limited to any Predecessor Records provided pursuant to Section 2.9(b); and

                  (v)  the   reliance   on  advice,   Instructions,   and  other
                  information, as set forth in Section 2.6.

         (b) Notwithstanding anything in this Agreement to the contrary, the Administrator shall not be responsible for, and the Subadministrator shall indemnify and hold harmless the Administrator and its Indemnitees from and against, any and all Losses arising out of or attributable to all and any of the following:

                  (i)   any   material   breach   of   the    Subadministrator's
                  representations   and   warranties  in  Section  5.2  of  this
                  Agreement; and

                  (ii) the bad faith, willful misfeasance, gross negligence or reckless disregard by the Subadministrator of its duties and obligations under this Agreement.

         (c) In order  that the  indemnification  provisions  contained  in this
         Section 4.2 shall apply, upon the assertion of a claim for which either Party (the "Indemnifying Party") may be required to indemnify the other Party (the "Indemnified Party"), the Indemnified Party must promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. The Indemnifying Party shall have the option to participate with the Indemnified Party in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnified Party. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify it except with the Indemnifying Party's prior written consent.

4.3 Other Liability-Related Matters. Notwithstanding anything in this Agreement to the contrary excepting Section 4.2 or as specifically set forth below:

         (a) Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature;

         (b) Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party;

         (c) No affiliate, director, officer, employee, manager, shareholder, partner, agent, counsel or consultant of either Party shall be liable at law or in equity for the obligations of such Party under this Agreement or for any damages suffered by the other Party related to this Agreement;

         (d) No Shareholder or member of the Company's Board of Trustees may bring any action under or in the name of the Administrator in connection with this Agreement except as is specifically required to be permitted under applicable Law;

         (e) The Fund is a third party beneficiary of this Agreement and may enforce any rights it may have as set forth in this Agreement as an intended third party beneficiary of this Agreement as if the Fund were an actual party hereto. There are no other third party beneficiaries of this Agreement;

         (f) Each Party shall have a duty to mitigate damages for which the other Party may become responsible;

         (g) Except as expressly provided in this Agreement, the Subadministrator hereby disclaims all representations and warranties, express or implied, made to the Administrator or any other Person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to Services provided under this Agreement. The Subadministrator disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Subadministrator. The Subadministrator represents and warrants to the Administrator that:

         (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

         (c) All requisite limited liability company proceedings have been taken
         to  authorize  it  to  enter  into  this   Agreement  and  perform  its
         obligations under this Agreement;

         (d) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

         (e) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Subadministrator, enforceable against the Subadministrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (f) It has in effect and will maintain all licenses, permits and other authorizations necessary or appropriate for the Subadministrator to perform the Services.

5.2 Representations and Warranties of the Administrator. The Administrator represents and warrants to the Subadministrator that:

         (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

         (c) All requisite limited liability company proceedings have been taken
         to  authorize  it  to  enter  into  this   Agreement  and  perform  its
         obligations under this Agreement; and

         (d) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

SECTION 6. COMPENSATION AND EXPENSES

6.1   Compensation.   In   consideration   of  the  Services   provided  by  the
Subadministrator pursuant to this Agreement, the Administrator shall pay the Subadministrator the fees (the "Fees") as from time to time set forth in a separate written agreement between the Subadministrator and the Administrator (the "Fee Schedule").

6.2 Expenses.

         (a) The Subadministrator shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Services, including the compensation of any the Subadministrator employee who serves as an officer of the Administrator or the Company.

         (b) In connection with the Services, the Administrator, on behalf of the Fund, agrees to reimburse, or cause the Fund to reimburse, the Subadministrator for its out-of-pocket expenses as listed in the Fee Schedule.

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Subadministrator is not responsible for and does not assume the obligation for payment of (and shall be reimbursed by the Fund or the Administrator on behalf of the Fund for) any expenses of the Fund or the Administrator not expressly assumed by the Subadministrator under this Agreement, including those listed below:

                  (i) the fees and expenses payable under the Administrator's or the Fund's various services agreements;

                  (ii) expenses of issue and repurchase of Shares;

                  (iii) interest, taxes and brokerage fees and commissions with respect to the Fund;

                  (iv) premiums for D&O and E&O insurance and for fidelity and other bonds with respect to the Fund;

                  (v) costs of forming the Fund and maintaining its existence;

                  (vi)   expenses  of  meetings   of   Shareholders   and  proxy
                  solicitations therefor;

                  (vii) fees and expenses of the Company's Board of Trustees and its committees, officers, employees and corporate meetings,

                  (viii) SEC, state, territory or foreign securities laws registration fees and related expenses with respect to the Fund; and

                  (ix)  fees  and  expenses   payable  in  accordance  with  any
                  distribution, service or similar plan or agreement related to similar matters with respect to the Fund.

6.3 Accrual and Payment of Fees and Expenses; Extraordinary Audits.

         (a) All reimbursable expenses (or an estimate thereof) shall be accrued daily and shall be payable monthly in arrears on the first Business Day of each calendar month for expenses incurred during the prior calendar month.

         (b) The Fees shall accrue and be computed monthly based on the net assets (i.e., the total value of all assets, less an amount equal to all accrued debts, liabilities and obligations) of the Fund as of the start of business on the first Business Day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten (10) Business Days after the end of each calendar month.

         (c) If Fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all Fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.

        (c) Upon the termination of this Agreement, the Administrator shall pay to the Subadministrator such Fees as shall be payable prior to the effective date of termination and shall also pay any applicable termination costs pursuant to Section
         7.4 of the Agreement.

         (d) The Administrator, on behalf of the Fund, shall reimburse, or shall cause the Fund to reimburse, the Subadministrator for all reasonably incurred expenses and employee time attributable to (i) any review of the Fund's accounts and records by the Fund's independent accountants or any regulatory body outside of routine and normal periodic reviews and (ii) any material, non-routine Services.

6.4 Other Compensation. Notwithstanding anything in this Agreement to the contrary, the Subadministrator and its affiliates may receive compensation or reimbursement from the Administrator with respect to any services not included under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION, TERMINATION; ASSIGNMENT; ADDITIONAL FUNDS AND CLASSES

7.1 Effectiveness. This Agreement shall become effective on the Effective Date.

7.2 Duration. This Agreement shall have a minimum term of two (2) years from the Effective Date (the "Base Term") and shall thereafter continue in effect until terminated.

7.3 Termination. This Agreement may be terminated at any time, without the payment of any penalty:

         (a) with or without cause, at any time after the expiration of the Base Term, by either Party on at least ninety (90) days' written notice to the other Party.

         (b) for cause, and before or after the expiration of the Base Term, by the non-breaching Party on at least thirty (30) days' written notice thereof to the other Party, if the other party has materially breached any of its obligations hereunder including, with respect to the Subadministrator, the failure by the Subadministrator to act consistently with the standard of care set forth in Section 4.1(b); provided, however, that (i) the termination notice shall describe the breach, and (ii) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching Party has cured such breach to the reasonable satisfaction of the non-breaching Party.

         (c) by the Administrator, if the operations of the Fund or Class are wound up and discontinued, and the assets of the Fund are distributed to the Shareholders after the Company's Board of Trustees determines that its is no longer in the Shareholders' best interest to continue the operations of the Fund; provided, however, that the Administrator shall be required to pay a Default Payment (as defined below) if:

                  (i) such distribution to Shareholders is incident to a merger, consolidation or reorganization to which the Fund is a party that (A) is treated as a tax-free reorganization pursuant to
                  Section 368 of the Internal  Revenue Code of

                  1986,  as  amended or (B) as a result of which the Fund is the
                  accounting   successor  under  generally  accepted  accounting
                  principles (a "Fund Reorganization"); and

                  (ii) after the Fund Reorganization, the Subadministrator does not continue to provide services with respect to the Fund, or any successor fund or class, pursuant to this Agreement or any substantially similar agreement.

7.4 Default Payment. The Administrator agrees that if the Administrator terminates this Agreement prior to the expiration of the first anniversary of the initiation of investment operations by the Fund, then the Administrator shall be in default of this Agreement, unless the Agreement is properly terminated by the Administrator (x) for "cause" pursuant to Section 7.3(b) after the notice and cure period provided therein or (y) because the Fund is being liquidated under the circumstances described in Section 7.3(c). Inasmuch as a default by the Administrator will cause substantial damages to the Subadministrator and because of the difficulty of estimating the damages that will result, the Administrator agrees to pay to the Subadministrator, as liquidated damages for such default, an amount equal to (i) the average monthly Fees payable to the Subadministrator pursuant to Section 6.1 of this Agreement with respect to the Fund for the two (2) months preceding default, multiplied by
(ii) two (2) (the "Default Payment"). The Parties agree that this sum is a reasonable forecast of probable actual loss to the Subadministrator and that this sum is agreed to as liquidated damages and not as a penalty.

7.5 Survival.  The provisions of Sections 2.8, 3.1(d),  3.2, 3.3, 4, 6.1, 6.2, 7
and 8 shall survive any termination of this Agreement.

7.6 Assignment. Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party, which shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. The Subadministrator may, upon prior written notice to the Administrator, but without further consent on the part of the Administrator, (i) assign this agreement to any affiliate of the Subadministrator or (ii) subcontract for the performance hereof with any entity, including an affiliate of the Subadministrator; provided, that, subject to Section 4.1(d) with respect to Non-Discretionary Subcontractors, the Subadministrator shall be as fully responsible to the Administrator for the acts and omissions of any subcontractor as the Subadministrator is for its own acts and omissions.

SECTION 8. MISCELLANEOUS

8.1 Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties; provided, that the Administrator may amend Schedule 1 as permitted by
Section 2.6(d).

8.2 Governing of Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws, principles and rules thereof.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

8.4 Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

8.5 Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and unaffected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

8.6 Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

8.7 Notices and Other Communications; Electronic Records.

         (a) Any notice to be given or to be served upon any Party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth below, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

         If to the Subadministrator:
         Forum Administrative Services, LLC
         Two Portland Square
         Portland, Maine 04101
         USA
         Fax: (207) 879-8913
         Attn: Legal Department

         If to the Administrator:
         Allegiance Investment Management, LLC
         300 Pacific Coast Highway, Suite 305
         Huntington Beach, California 92648
         USA
         Fax:
         Attn:

         (b) This Agreement and electronic signatures and records delivered and maintained under the Agreement shall be effective to the fullest extent permitted by Law, provided that references in this Agreement to written approval or approval in writing of either Party shall be restricted to a writing executed by a then-current executive officer of such Party. Each Party agrees to maintain a copy of this Agreement and any amendments to this Agreement for its records.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.


ALLEGIANCE INVESTMENT MANAGEMENT, LLC


By:
   -----------------------------------
    Name:
    Title:


FORUM ADMINISTRATIVE SERVICES, LLC


By:
   -----------------------------------
    Name:
    Title:



List of Schedules and Appendices that are part of this Agreement:

Schedule 1     Authorized Persons

Appendix A     Services

                        FUND SUBADMINISTRATION AGREEMENT

                                   Schedule 1

                               Authorized Persons

1. Authorized Persons:

In addition to the officers (including assistant officers) of the Administrator,
the   following   persons   are   authorized   to  give   Instructions   to  the
Subadministrator with respect to this Agreement:


           Name                                      Title and Company
           ----                                      -----------------





3. Change in Authorized Persons

Any change in Authorized Persons shall only be made in accordance with Section 2.6(d) of the Agreement.



                               Schedule 1-Page 1

                        FUND SUBADMINISTRATION AGREEMENT

                                   Appendix A

                                    Services

Pursuant  to  Section  2.1  of  the  Fund   Subadministration   Agreement   (the
"Agreement") by and between Allegiance Investment Management, LLC (the "Administrator"), as administrator for A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust (the "Company"), and Forum Administrative Services, LLC (the "Subadministrator"), the Subadministrator shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix A. All capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Agreement.

1. Board Meetings and Board Reports

With the cooperation of the Fund's investment adviser(s), other service providers, officers and counsel, the Subadministrator shall:

         (a) Maintain a calendar of scheduled meetings of the Company's Board of Trustees;

         (b) Prepare materials for meetings of the Company's Board of Trustees, as applicable, including agendas, resolutions and reports to the Company's Board of Trustees covering (i) regulatory and industry developments of general applicability and (ii) the Fund's operations;

         (c) Distribute materials for meetings of the Company's Board of Trustees, including materials that have been approved or supplied by the Fund's investment advisers, counsel, auditors, custodians and other service providers; and

         (d) Upon request, attend meetings of the Company's Board of Trustees or any subcommittee thereof and take minutes with respect to such meetings.

2. SEC Filings

With respect to the Company or the Fund, as applicable, and with the oversight of the Company's and/or the Fund's counsel, the Subadministrator shall:

         (a) Based on information from the Fund's investment adviser, transfer agent, fund accountant, custodian, and distributor, prepare for filing the following documents required to be filed by the Company or the Fund with the SEC ("SEC Filings") in either written or, if required or permitted, electronic format (e.g., pursuant to EDGAR): (i) periodic and other requested updates to the Registration Statement on Form N-2,
         (ii) Private Placement Memorandum for the Fund, (iii) Forms N-CSR and N-SAR and any required financial data schedules, (iv) Forms N-PX, (v) Forms 24F, (vi) joint insurance policy filings and (vii) if requested and pursuant to mutually acceptable terms, proxy and information statements and related communications to Shareholders;

                              Appendix A - Page 1

         (b) Cause to be filed with the SEC all SEC Filings; provided that items 3(a)(i), (ii) and (vii) shall have been approved by the Company's and/or the Fund's counsel;

         (c) Oversee the printing of SEC Filings that are intended to be distributed to shareholders;

         (d) Assist the Company's and/or the Fund's counsel in preparing SEC exemptive order requests and No-Action Letter requests.

3. Compliance

With respect to the Company or the Fund, as applicable, and with the oversight of the Company's and/or the Fund's counsel, the Subadministrator shall:

         (a) Assist the Fund's investment advisers and other appropriate persons with respect to regulatory compliance matters related to the operations of the Fund;

         (b) Assist the Company's Chief Compliance Officer in developing a compliance program for the Company, including by preparing policies, procedures, committee charters and similar documents for review by the Company's and/or the Fund's counsel and/or the Company's Chief Compliance Officer, including Rule 2a-7, Rule 17a-7, Rule 17e-1, Rule 10f-3, Valuation, Liquidity, Qualified Legal Compliance Committee, CFTC Rule 4.5 and similar procedures, and Codes of Ethics, AML and Privacy policies;

         (c) Produce quarterly compliance reports for the Company's Chief Compliance Officer and the Company's Board of Trustees;

         (d) Coordinate examinations of the Company or the Fund by the staff of the SEC or other regulatory authorities, the responses to those examinations and the responses to general communications from those authorities; and

         (e) Assist the Company's Board of Trustees in soliciting proposals for, analyzing, securing and documenting fidelity bond and director & and officers/errors & omissions insurance.

4. Recordkeeping and Ministerial Matters

With respect to the Company or the Fund, as applicable, and with the oversight of the Company's and/or the Fund's counsel, the Subadministrator shall:

         (a) Prepare, file and maintain the Company's Trust Agreement and minutes of meetings of the Company's Board of Trustees, any committees thereof, and shareholders;

         (b) Prepare such filings as are necessary to maintain the Company's and the Fund's existence and good standing under applicable state law;

         (c) Maintain CUSIP, ticker, news media and tax identification number listings;

                              Appendix A - Page 2

         (d) Provide adequate general office space and facilities;

         (e) Provide persons suitable to the Company's Board of Trustees to serve as ministerial officers of the Company; and

         (f) Assist the Company's officers in the negotiation of agreements to which the Company is a party that are related to the operations of the Fund.

5. Blue Sky Matters

With respect to the Fund, the Subadministrator shall:

         (a) Monitor sales of Shares; and

         (b) Register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions of the United States and its territories.

6. Expense Accounting

With respect to the Fund, the Subadministrator shall:

         (a) Calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

         (b) Authorize the payment of Fund expenses and pay, from Fund assets, all bills of the Fund;

         (c) Prepare Fund budgets,  pro-forma financial statements,  expense and
         profit/loss   projections,   and   fee   waiver/expense   reimbursement
         projections on a periodic basis; and

         (d) Prepare financial statement expense information.

7. Financial Statements; other Financial Matters

With respect to the Fund, the Subadministrator shall:

         (a) Prepare semi-annual financial statements and oversee the production of those statements and any related report to the Fund's Shareholders prepared by the Fund or its investment advisers, as applicable;

         (b) File the Fund's semi-annual financial statements with the SEC, or ensure that those statements are filed with the SEC, and oversee the distribution of the statements to Shareholders;

         (c) Calculate data with respect to yields, dividend yields and distribution rates (if applicable), and total returns for dissemination to information services covering the investment company industry, for advertising and sales literature of the Fund and other appropriate purposes;

                              Appendix A - Page 3

         (d) Report the Fund's fund data to investment company industry survey companies (e.g., Lipper, Inc.);

         (e) Report applicable data to rating agencies (such as Standard & Poors) that rate the Fund; and

         (f) With respect to the services provided hereunder, deliver appropriate sub-certifications to the Company officers who are required to file certifications in accordance with the Sarbanes-Oxley Act of 2002.

8. Tax Matters

With respect to the Fund, the Subadministrator shall:

         (a) Prepare Federal income tax workpapers and provisions; and

         (b) File all Federal income tax returns and state income and other tax returns, including any extensions or amendments, as agreed between the Administrator and the Subadministrator.



                              Appendix A - Page 4

                                                                  Exhibit (k)(3)


                                A T FUND OF FUNDS
                            FUND ACCOUNTING AGREEMENT


        This FUND ACCOUNTING AGREEMENT made as of the ____ day of ____________, 2005, by and between Allegiance Investment Management, LLC, a Delaware limited liability company with its principal office and place of business at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 (the "Administrator"), and Forum Accounting Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Fund Accountant").

        WHEREAS, the Administrator is the primary administrator of A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware business trust registered under the 1940 Act (as defined below) as an closed-end management investment company (the "Company") pursuant to that certain Administration Agreement made as of ____________, 2005 (the "Administration Agreement") between the Administrator and A T Funds, LLC, as the investment adviser of the Fund (the "Adviser");

        WHEREAS, pursuant to the Administration Agreement, the Administrator may retain third parties to perform all or any of the administrative services with respect to the Fund; and

        WHEREAS, the Administrator desires that the Fund Accountant perform certain fund accounting services for the Fund, and the Fund Accountant is willing to provide those services on the terms and conditions set forth in this Agreement;

        NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Administrator and Fund Accountant hereby agree as follows:

SECTION 1.  DEFINITIONS; APPOINTMENT; DELIVERY OF DOCUMENTS

1.1 Frequently Used Defined Terms. As used in this Agreement, the following terms have the following meanings:

        (a) "1940 Act" means the Investment Company Act of 1940, as amended.

        (b) "Administrator" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

        (c) "affiliate" means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, "control" of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person.

        (d) "Agreement" means this Agreement and any appendices and schedules attached hereto, in each case as they may be amended from time to time.

        (e) "Authorized  Person(s)"  shall include:  (i) those persons listed on
        Schedule 1 hereto and (ii) any natural person that (A) is an executive officer of the Company or the Administrator or (B) has apparent authority to act on behalf of the Company or the Administrator with respect to the subject matter of the information request or instruction.

        (f) "Effective Date" means the date first set forth above.

        (g) "Instruction" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted to the Fund Accountant (i) in electronic format by machine readable input, electronic mail, CRT data entry or other similar means, or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

        (h)  "Indemnitees"   means,  with  respect  to  a  Party,  such  Party's
        directors, officers, managers and employees.

        (i) "Laws" means any statutes, rules and regulations of any governmental authority and applicable judicial or regulatory interpretations thereof.

        (j) "Losses" has the meaning set forth in Section 4.2(a).

        (k) "Organic Documents" means, for any entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

        (l) "Parties" means the Administrator and Fund Accountant.

        (m) "Person" means any natural person or incorporated or unincorporated entity.

        (n) "Policies and Procedures" means the written policies and procedures of the Fund in any way related to the Services, including any such policies and procedures contained in the Company's Organic Documents and the Private Placement Memorandum.

        (o) "Predecessor Records" has the meaning set forth in Section 2.9(b).

        (p) "Private Placement Memorandum" has the meaning set forth in Section 2.4(a).

        (q)  "Registration  Statement"  has the  meaning  set  forth in  Section
        5.2(e).

        (r) "SEC" means the United States Securities and Exchange Commission and any successor governmental authority.

        (s) "Securities Act" means the Securities Act of 1933, as amended.

        (t) "Services" means the services set forth in Appendix A.

        (u) "Services Commencement Date" means (i) if the Registration Statement is effective as of the Effective Date, then such Effective Date; (ii) if the Registration

        Statement is not effective as of the Effective Date, then the date such Registration Statement is declared effective; or (iii) such other date as may be agreed in writing by the Parties.

        (v) "Shareholder" means any Person that holds Shares of record.

        (w) "Shares" means shares of common stock of the Fund.

        (x) "Fund Accountant" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

        (y) "Trust Agreement" means the Agreement and Declaration of Trust of the Company, as amended or supplemented from time to time.

Other capitalized terms used but not defined in this Section 1.1 shall have the meanings set forth in this Agreement.

1.2 Appointment. The Administrator hereby appoints the Fund Accountant to act as Fund Accountant of the Fund for the period and on the terms set forth in this Agreement, and the Fund Accountant hereby accepts such appointment and in connection with such appointment agrees to provide the Services on the terms and conditions set forth in this Agreement.

SECTION 2.  SERVICES; OTHER RELATED TERMS AND CONDITIONS

2.1. Services. Subject to the terms and conditions of this Agreement and under the direction and control of the Administrator and the ultimate control of the Board of Trustees of the Company, the Fund Accountant shall provide the Services.

2.2 Other Services. The Fund Accountant shall provide such other services and assistance relating to the affairs of the Fund as the Administrator may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation arrangements.

2.3     Fund Accountant's Compliance with Laws.

        (a) The Fund Accountant shall comply in all material respects with all Laws applicable to the Fund Accountant's delivery of the Services.

        (b) Nothing contained herein shall be construed to require the Fund Accountant to perform any service that could cause the Fund Accountant to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Fund to act in contravention of the Private Placement Memorandum or any provision of the 1940 Act.

        (c) Except as specifically set forth in this Agreement to the contrary, the Fund Accountant assumes no responsibility for compliance by the Administrator, the Fund or the Company with any Laws applicable to the Administrator, the Fund or the Company; and, notwithstanding any other provision of this Agreement to the contrary, the Fund

        Accountant assumes no responsibility under this Agreement for compliance by any Person with the Laws of any jurisdiction other than those of the United States.

2.4     Certain Documents; Changes in Policies and Procedures or Applicable Law.

        (a)  Contemporaneous  with or promptly  after the  Effective  Date,  the
        Administrator shall deliver to the Fund Accountant copies of the following documents: (i) the Company's Trust Agreement; (ii) the registration statement filed with the SEC under the 1940 Act with respect to the Fund (the "Registration Statement"), including the private placement memorandum contained therein (the "Private Placement Memorandum"); (iii) a copy of the standard form of subscription agreement for the Shares of the Fund, (iv) a copy, certified by the secretary or other individual or legal entity responsible for maintaining the official records of the Administrator, of the relevant portions of the Administration Agreement authorizing the appointment of the Fund Accountant; and (v) any Policies and Procedures of the Fund.

        (b) Client shall deliver to the Fund Accountant as soon as is reasonably practical any and all amendments to the documents required to be delivered under Section 2.4(a).

        (c) The Fund Accountant shall perform the Services in observance of the Policies and Procedures delivered to the Fund Accountant pursuant to
        Section 2.4(a), provided that with respect to any provision(s) of the Policies and Procedures that are delivered to the Fund Accountant after the Effective Date, such provision(s) are commercially reasonable. Notwithstanding the foregoing, in the event the Policies and Procedures are amended or there is a change in Law related to or affecting the Services, the Fund Accountant need not begin performing any new service(s), and need not perform any service(s) in a materially different or more burdensome manner, except upon written agreement by the Fund Accountant and pursuant to mutually acceptable compensation agreements and the Fund Accountant's written approval of any amended Policies and Procedures, which approval shall not be unreasonably withheld or delayed.

2.5. Service Days. Nothing contained in this Agreement shall require the Fund Accountant to perform any functions or duties on any weekend day or on any other day on which banks located in the United States are open for business (a "Business Day"). Functions or duties normally scheduled to be performed on any day that is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by applicable Law.

2.6.    Reliance on Instructions, Documents and Advice.

        (a) With respect to the subject matter of this Agreement, the Fund Accountant may rely on (i) with respect to any matter, advice or Instruction that it receives and that it reasonably believes in good faith was transmitted by an Authorized Person; or (ii) with respect to any factual matter, any signature, Instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document of or presented by any Person (including any authorized representative(s) of any predecessor service providers to the Administrator).

        (b) Notwithstanding any other provisions of this Agreement to the contrary, the Fund Accountant shall have no duty or obligation to inquire into (i) the authenticity of any statement, oral or written Instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument that the Fund Accountant reasonably believes in good faith to be genuine; or (ii) the authority or lack thereof of any Person to represent or act as an agent for any other Person, provided that the Fund Accountant reasonably believes in good faith that such authority exists, and, provided, further, that with respect to Instructions of the Administrator, the Fund or the Company, the Fund Accountant may only rely on Instructions of Authorized Persons.

        (c) The Fund Accountant may assume that any Instructions are not in any way inconsistent with the Administration Agreement, the Trust Agreement, the Private Placement Memorandum, the Policies and Procedures or any proceeding or resolution of the Company's Board of Trustees or Shareholders of the Fund, unless and until the Fund Accountant receives written notice to the contrary from an Authorized Person.

        (d) Absent specific written notice to the contrary, the Fund Accountant may assume that Authorized Persons are authorized to deliver instructions relating to all or any matter under this Agreement. The Administrator may at any time (i) change the list of Authorized Persons or (ii) limit an Authorized Person's authority. The Fund Accountant shall not be deemed to have notice of any change of Authorized Persons or limitation of authority until receipt of written notice thereof from the Administrator in accordance with the provisions of this Agreement.

        (e) About any matter related to the Services or this Agreement, the Fund Accountant may apply to any Authorized Person for advice or Instructions; about any legal matter related to the Services or this Agreement, the Fund Accountant may request advice from counsel of its own choosing (who may be counsel to the Administrator, the Company, the Fund, or the Fund Accountant); and about any accounting or tax matter related to the Services or this Agreement, the Fund Accountant may request advice from the independent accountants of the Fund or from other independent accountants with recognized expertise about the specific subject matter. Any costs related to such advice or
        Instructions shall be borne by the Administrator, except that the Fund Accountant shall be responsible for costs related to advice from in-house counsel to the Fund Accountant or any affiliate of the Fund Accountant. In the event of any conflict between advice or Instructions the Fund Accountant receives from (i) any Authorized Person or such independent accountant(s) and (ii) advice from counsel, the Fund Accountant may rely on advice from counsel.

        (f) Nothing in this Section 2.6 shall be construed as imposing on the Fund Accountant any obligation to seek advice or Instructions, or, subject to Section 3.1(c), to act in accordance with such advice or Instructions if and when received.

2.7.    Certain Representative Powers; Other Activities.

        (a) The Fund Accountant may provide services similar to those provided under this Agreement for any other Person on such terms as may be arranged with such Person, and the Fund Accountant shall not be required to disclose to the Administrator any fact or thing that may come to the knowledge of the Fund Accountant in the course of so doing.

        (b) The Fund Accountant may acquire, hold or deal with, for its own account or for the account of any other Person, any shares or securities from time to time issued by the Fund or in which the Fund is authorized to invest; and the Fund Accountant shall not be required to account to the Administrator for any profit arising therefrom.

2.8 Cooperation with Independent Auditors and Counsel. The Fund Accountant shall cooperate with the independent auditor(s) and attorneys of the Fund and the Administrator and shall take reasonable action to make all necessary information related to the Services available to such auditors and attorneys for the performance of their duties.

2.9 Certain Responsibilities of the Administrator. In order to permit the Fund Accountant to provide the Services, the Administrator agrees to:

        (a) Comply in all material respects with all Laws applicable to the Administrator;

        (b) Prior to the Services Commencement Date, deliver or cause to be delivered to the Fund Accountant all books, records and other documents relating to the Fund's prior operations and service providers, if any, that, in the Fund Accountant's reasonable opinion, are necessary for the Fund Accountant properly to provide the Services (collectively "Predecessor Records");

        (c) Provide, and request each other agent or service provider of the Fund to provide, to the Fund Accountant all such information (and in such reasonable medium) that the Fund Accountant may reasonably request in connection with the Services and this Agreement; and

        (d) Deliver to the Fund Accountant in advance of publication thereof any Private Placement Memorandum or amendment to a Private Placement
        Memorandum in order to permit the Fund Accountant and its agents to review and comment upon, at the Fund Accountant's discretion, those portions thereof that describe the Fund Accountant and the Fund Accountant's duties and obligations under this Agreement, including the indemnity provisions hereof, and the Administrator shall not make any reference to the Fund Accountant and such duties, obligations and indemnities in any Private Placement Memorandum without the Fund Accountant's consent, which consent shall not be unreasonably withheld or delayed.

SECTION 3.  RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

3.1     Client Records; Ownership; Inspection; Successors.

        (a) The Fund Accountant shall prepare and maintain on behalf of the Fund the books and records detailed in Appendix A and such other records as are agreed from time to time in writing by the Fund Accountant and the Administrator. The books and records maintained by the Fund Accountant shall be prepared, maintained and, subject to Section 3.1(d) below, preserved by the Fund Accountant in such form, for such periods and in such locations as may be required by applicable Law, including, without limitation, Section 31 of the 1940 Act and Section 17(A) of the Securities Exchange Act of 1934, as amended.

        (b) To the extent required by Section 31 of the 1940 Act and the rules thereunder, the books and records maintained by the Fund Accountant and any Predecessor Records received by the Fund Accountant pursuant to
        Section 2.9(b) (collectively, "Fund Records") in the Fund Accountant's possession shall be the property of the Fund. The Administrator and its authorized representatives shall have access to such Client Records at all times during the Fund Accountant's normal business hours. Upon the reasonable advance request of the Administrator or such authorized representatives, copies of any such Client Records shall be provided by the Fund Accountant, at the Administrator's expense, to the Administrator or its authorized representatives.

        (c) If the Fund Accountant receives a request or demand from a third party to inspect any Fund Records, the Fund Accountant will endeavor to notify the Administrator and to secure Instructions from the Administrator or an Authorized Person about such inspection. The Fund Accountant shall abide by such Instructions for granting or denying the inspection; provided, that the Fund Accountant may grant the inspection without Instructions or in contravention of specific Instructions if the Fund Accountant is advised by counsel to the Fund Accountant or the Administrator that failure to do so is substantially likely to result in liability to the Fund Accountant; and provided, further, that in such event, the Fund Accountant shall endeavor promptly to advise the Administrator of such contrary advice, to the extent practicable in advance of any actual inspection.

        (d) Upon termination of this Agreement, the Fund Accountant shall, subject to payment of all undisputed amounts due to the Fund Accountant hereunder and at the expense and direction of the Administrator, transfer to the Administrator or any successor service provider all Client Records in the electronic or other medium in which such material is then maintained by the Fund Accountant.

3.2 Proprietary Information of the Fund Accountant. The Administrator acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by the Fund Accountant on databases under the control and ownership of the Fund Accountant or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial importance to the Fund Accountant or the third party. The Administrator agrees to treat all Proprietary Information as proprietary to the Fund Accountant and further agrees that it shall maintain as confidential any Proprietary Information, except as may be provided under this Agreement, and that breach by the Administrator of this confidentiality obligation would cause irreparable injury to the Fund Accountant.

3.3     Confidentiality.

        (a) Each Party (for purposes of this Section 3.3, a "Receiving Party") agrees to keep confidential all information disclosed by the other Party (for purposes of this Section 3.3, a "Disclosing Party"), including, without limitation all forms and types of financial, business, marketing, operations, technical, economic and engineering information of the Disclosing Party (which, in the case of the Administrator, shall include information about the Fund), whether tangible or intangible.

        (b) Notwithstanding any provision of this Agreement to the contrary, the Parties agree that the following information shall not be deemed confidential information: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section 3; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party's information.

        (c) Notwithstanding any provision of this Agreement to the contrary, the Fund Accountant may: (i) provide information to the Fund Accountant's counsel and to Persons engaged by the Fund Accountant, the Administrator or otherwise to provide services with respect to the Fund; (ii) provide information consistent with the Fund's Policies and Procedures or with operating procedures that are customary with respect to the Services in the industry; (iii) identify the Administrator and the Fund as a client of the Fund Accountant for the Fund Accountant's sales and marketing purposes; and (iv) provide information as approved by an Authorized Person, provided, that (A) such approval shall not be unreasonably withheld or delayed, and (B) the Fund Accountant may release information without approval of the Administrator if the Fund Accountant is advised by counsel to the Fund Accountant or the Administrator that failure to do so will result in liability to the Fund Accountant; and provided, further, that, in such event the Fund Accountant shall endeavor promptly to advise the Administrator of such advice, to the extent practicable in advance of any actual release of information.

        (d) The Fund Accountant acknowledges that certain Shareholder information made available by the Administrator to the Fund Accountant or otherwise maintained by the Fund Accountant under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act and other applicable privacy Laws (collectively, "Privacy Laws"). The Fund Accountant agrees (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business; (ii) to limit access to such information to authorized representatives of the Fund Accountant and the Administrator; (iii) to establish and maintain reasonable physical, electronic and procedural safeguards to protect such information; and
        (iv) to cooperate with the Administrator and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the Parties.

SECTION 4. RESPONSIBILITY OF THE FUND ACCOUNTANT; INDEMNIFICATION; OTHER LIABILITY-RELATED MATTERS

4.1.    Responsibility of the Fund Accountant; Limitations.

        (a) The Fund Accountant shall be under no duty to take any action under this Agreement except as specifically set forth in this Agreement or as may be specifically agreed to by the Fund Accountant and the Administrator in a written amendment to this Agreement.

        (b) In performing the Services, the Fund Accountant (i) shall act in good faith and shall be obligated to exercise care and diligence; and
        (ii) may, without limiting the generality of any other provision of this Agreement, rely on Instructions, advice and information pursuant to
        Section 2.6;

        (c) Notwithstanding anything in this Agreement to the contrary, the Fund Accountant shall be liable to the Administrator only for any damages arising out of the Fund Accountant's performance or failure to perform its duties under this Agreement to the extent such damages were caused by the Fund Accountant's willful misfeasance, bad faith, gross negligence, or reckless disregard of such duties.

        (d) The Fund Accountant shall not be liable for the delays or errors of Persons that provide services to the Fund, the Administrator or the Fund Accountant (other than directors, officers, employees, agents or representatives of the Fund Accountant) or of other Persons, including the failure by any such Person to provide information to the Fund Accountant when they have a duty to do so (irrespective of whether that duty is owed specifically to the Fund Accountant or a third party). Without limiting the generality of the foregoing, the Fund Accountant shall not be liable for the actions of omissions of third parties engaged by the Fund Accountant at the request of the Administrator, the Fund, the Fund's investment adviser or distributor to provide services to or for the benefit of the Administrator or the Fund ("Non-Discretionary Subcontractors").

4.2     Indemnification; Notification of Claims.

        (a) Notwithstanding anything in this Agreement to the contrary, the Fund Accountant shall not be responsible for, and the Administrator shall indemnify and hold harmless the Fund Accountant and its Indemnitees from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, liability and other expenses of every nature and character (including, but not limited to, direct and indirect reasonable reprocessing costs) ("Losses") arising out of or attributable to all and any of the following:

                (i) any action (or omission to act) of the Fund Accountant or its agents taken in connection with this Agreement; provided, that such action (or omission to act) is taken in good faith and without willful misfeasance, fraud, negligence or reckless disregard by the Fund Accountant of its duties and obligations under this Agreement;

                (ii)    any    material    breach    of   the    Administrator's
                        representations and warranties in Section 5.2 of this Agreement;

                (iii) the Administrator's bad faith, willful misfeasance, gross negligence or reckless disregard of its duties and obligations under this Agreement;

                (iv) the reliance on or use by the Fund Accountant or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Administrator or any other person or firm on behalf of the Administrator, including but not limited to any Predecessor Records provided pursuant to Section 2.9(b); and

                (v)     the   reliance  on  advice,   Instructions,   and  other
                        information, as set forth in Section 2.6.

        (b) Notwithstanding anything in this Agreement to the contrary, the Administrator shall not be responsible for, and the Fund Accountant shall indemnify and hold harmless the Administrator and its Indemnitees from and against, any and all Losses arising out of or attributable to all and any of the following:

                (i)     any   material   breach   of   the   Fund   Accountant's
                        representations and warranties in Section 5.2 of this Agreement; and

                (ii) the bad faith, willful misfeasance, gross negligence or reckless disregard by the Fund Accountant of its duties and obligations under this Agreement.

        (c) In  order  that the  indemnification  provisions  contained  in this
        Section 4.2 shall apply, upon the assertion of a claim for which either Party (the "Indemnifying Party") may be required to indemnify the other Party (the "Indemnified Party"), the Indemnified Party must promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. The Indemnifying Party shall have the option to participate with the Indemnified Party in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnified Party. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify it except with the Indemnifying Party's prior written consent.

4.3 Other Liability-Related Matters. Notwithstanding anything in this Agreement to the contrary excepting Section 4.2 or as specifically set forth below:

        (a) Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature;

        (b) Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party;

        (c) No affiliate, director, officer, employee, manager, shareholder, partner, agent, counsel or consultant of either Party shall be liable at law or in equity for the obligations of such Party under this Agreement or for any damages suffered by the other Party related to this Agreement;

        (d) No Shareholder or member of the Company's Board of Trustees may bring any action under or in the name of the Administrator in connection with this Agreement except as is specifically required to be permitted under applicable Law;

        (e) The Fund is a third party beneficiary of this Agreement and may enforce any rights it may have as set forth in this Agreement as an intended third party beneficiary of this Agreement as if the Fund were an actual party hereto. There are no other third party beneficiaries of this Agreement;

        (f) Each Party shall have a duty to mitigate damages for which the other Party may become responsible;

        (g) Except as expressly provided in this Agreement, the Fund Accountant hereby disclaims all representations and warranties, express or implied, made to the Administrator or any other Person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to Services provided under this Agreement. The Fund Accountant disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Fund Accountant. The Fund Accountant represents and warrants to the Administrator that:

(a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

        (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

        (c) All requisite limited liability company proceedings have been taken to authorize it to enter into this Agreement and perform its obligations under this Agreement;

        (d) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

        (e) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Fund Accountant, enforceable against the Fund Accountant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

        (f) It has in effect and will maintain all licenses, permits and other authorizations necessary or appropriate for the Fund Accountant to perform the Services.

5.2 Representations and Warranties of the Administrator. The Administrator represents and warrants to the Fund Accountant that:

        (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

        (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

        (c) All requisite limited liability company proceedings have been taken to authorize it to enter into this Agreement and perform its obligations under this Agreement; and

        (d) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

SECTION 6.  COMPENSATION AND EXPENSES

6.1 Compensation. In consideration of the Services provided by the Fund Accountant pursuant to this Agreement, the Administrator shall pay the Fund Accountant the fees (the "Fees") as from time to time set forth in a separate written agreement between the Fund Accountant and the Administrator (the "Fee Schedule").

6.2     Expenses.

        (a) The Fund Accountant shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the

        Services, including the compensation of any the Fund Accountant employee who serves as an officer of the Administrator or the Company.

        (b) In connection with the Services, the Administrator, on behalf of the Fund, agrees to reimburse, or cause the Fund to reimburse, the Fund Accountant for its out-of-pocket expenses as listed in the Fee Schedule.

        (c) Notwithstanding any other provisions of this Agreement to the contrary, the Fund Accountant is not responsible for and does not assume the obligation for payment of (and shall be reimbursed by the Fund or the Administrator on behalf of the Fund for) any expenses of the Fund or the Administrator not expressly assumed by the Fund Accountant under this Agreement, including those listed below:

                (i) the fees and expenses payable under the Administrator's or the Fund's various services agreements;

                (ii)    expenses of issue and repurchase of Shares;

                (iii) interest, taxes and brokerage fees and commissions with respect to the Fund;

                (iv) premiums for D&O and E&O insurance and for fidelity and other bonds with respect to the Fund;

                (v)     costs of forming the Fund and maintaining its existence;

                (vi)    expenses   of  meetings   of   Shareholders   and  proxy
                        solicitations therefor;

                (vii)   fees and expenses of the Company's Board of Trustees and
                        its  committees,   officers,   employees  and  corporate
                        meetings,

                (viii)  SEC,  state,   territory  or  foreign   securities  laws
                        registration fees and related expenses with respect to the Fund; and

                (ix)    fees  and  expenses   payable  in  accordance  with  any
                        distribution, service or similar plan or agreement related to similar matters with respect to the Fund.

6.3     Accrual and Payment of Fees and Expenses; Extraordinary Audits.

        (a) All reimbursable expenses (or an estimate thereof) shall be accrued daily and shall be payable monthly in arrears on the first Business Day of each calendar month for expenses incurred during the prior calendar month.

        (b) The Fees shall accrue and be computed monthly based on the net assets (i.e., the total value of all assets, less an amount equal to all accrued debts, liabilities and obligations) of the Fund as of the start of business on the first Business Day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten (10) Business Days after the end of each calendar month.

        (c) If Fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all Fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.

        (c) Upon the termination of this Agreement, the Administrator shall pay to the Fund Accountant such Fees as shall be payable prior to the effective date of termination and shall also pay any applicable termination costs pursuant to Section 7.4 of the Agreement.

        (d) The Administrator, on behalf of the Fund, shall reimburse, or shall cause the Fund to reimburse, the Fund Accountant for all reasonably incurred expenses and employee time attributable to (i) any review of the Fund's accounts and records by the Fund's independent accountants or any regulatory body outside of routine and normal periodic reviews and
        (ii) any material, non-routine Services.

6.4 Other Compensation. Notwithstanding anything in this Agreement to the contrary, the Fund Accountant and its affiliates may receive compensation or reimbursement from the Administrator with respect to any services not included under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION, TERMINATION; ASSIGNMENT; ADDITIONAL FUNDS AND CLASSES

7.1 Effectiveness. This Agreement shall become effective on the Effective Date.

7.2 Duration. This Agreement shall have a minimum term of two (2) years from the Effective Date (the "Base Term") and shall thereafter continue in effect until terminated.

7.3 Termination. This Agreement may be terminated at any time, without the payment of any penalty:

        (a) with or without cause, at any time after the expiration of the Base Term, by either Party on at least ninety (90) days' written notice to the other Party.

        (b) for cause, and before or after the expiration of the Base Term, by the non-breaching Party on at least thirty (30) days' written notice thereof to the other Party, if the other party has materially breached any of its obligations hereunder including, with respect to the Fund Accountant, the failure by the Fund Accountant to act consistently with the standard of care set forth in Section 4.1(b); provided, however, that (i) the termination notice shall describe the breach, and (ii) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching Party has cured such breach to the reasonable satisfaction of the non-breaching Party.

        (c) by the Administrator, if the operations of the Fund or Class are wound up and discontinued, and the assets of the Fund are distributed to the Shareholders after the Company's Board of Trustees determines that its is no longer in the Shareholders' best interest to continue the operations of the Fund; provided, however, that the Administrator shall be required to pay a Default Payment (as defined below) if:

        (i) such distribution to Shareholders is incident to a merger, consolidation or reorganization to which the Fund is a party that (A) is treated as a tax-free reorganization pursuant to
                Section 368 of the Internal  Revenue Code of 1986, as amended or
                (B) as a result  of which the Fund is the  accounting  successor under generally accepted accounting principles (a "Fund Reorganization"); and

        (ii) after the Fund Reorganization, the Fund Accountant does not continue to provide services with respect to the Fund, or any successor fund or class, pursuant to this Agreement or any substantially similar agreement.

7.4 Default Payment. The Administrator agrees that if the Administrator terminates this Agreement prior to the expiration of the first anniversary of the initiation of investment operations by the Fund, then the Administrator shall be in default of this Agreement, unless the Agreement is properly terminated by the Administrator (x) for "cause" pursuant to Section 7.3(b) after the notice and cure period provided therein or (y) because the Fund is being liquidated under the circumstances described in Section 7.3(c). Inasmuch as a default by the Administrator will cause substantial damages to the Fund Accountant and because of the difficulty of estimating the damages that will result, the Administrator agrees to pay to the Fund Accountant, as liquidated damages for such default, an amount equal to (i) the average monthly Fees payable to the Fund Accountant pursuant to Section 6.1 of this Agreement with respect to the Fund for the two (2) months preceding default, multiplied by (ii) two (2) (the "Default Payment"). The Parties agree that this sum is a reasonable forecast of probable actual loss to the Fund Accountant and that this sum is agreed to as liquidated damages and not as a penalty.

7.5 Survival.  The provisions of Sections 2.8, 3.1(d),  3.2, 3.3, 4, 6.1, 6.2, 7
and 8 shall survive any termination of this Agreement.

7.6 Assignment. Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party, which shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. The Fund Accountant may, upon prior written notice to the Administrator, but without further consent on the part of the Administrator, (i) assign this agreement to any affiliate of the Fund Accountant or (ii) subcontract for the performance hereof with any entity, including an affiliate of the Fund Accountant; provided, that, subject to Section 4.1(d) with respect to Non-Discretionary Subcontractors, the Fund Accountant shall be as fully responsible to the Administrator for the acts and omissions of any subcontractor as the Fund Accountant is for its own acts and omissions.

SECTION 8.  MISCELLANEOUS

8.1 Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties; provided, that the Administrator may amend Schedule 1 as permitted by
Section 2.6(d).

8.2 Governing of Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws, principles and rules thereof.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

8.4 Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

8.5 Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and unaffected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

8.6 Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

8.7     Notices and Other Communications; Electronic Records.

        (a) Any notice to be given or to be served upon any Party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth below, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

        If to the Fund Accountant:
        --------------------------
        Forum Accounting Services, LLC
        Two Portland Square
        Portland, Maine 04101
        USA
        Fax:  (207) 879-8913
        Attn:  Legal Department

        If to the Administrator:
        ------------------------
        Allegiance Investment Management, LLC
        300 Pacific Coast Highway, Suite 305
        Huntington Beach, California 92648
        USA
        Fax:
        Attn:

        (b) This Agreement and electronic signatures and records delivered and maintained under the Agreement shall be effective to the fullest extent permitted by Law, provided that references in this Agreement to written approval or approval in writing of either Party shall be restricted to a writing executed by a then-current executive officer of such Party. Each Party agrees to maintain a copy of this Agreement and any amendments to this Agreement for its records.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.


ALLEGIANCE INVESTMENT MANAGEMENT, LLC


By:________________________________________
    Name:
    Title:


FORUM ACCOUNTING SERVICES, LLC


By:________________________________________
    Name:
    Title:



List of Schedules and Appendices that are part of this Agreement:

Schedule 1     Authorized Persons
----------

Appendix A     Services
----------

                            FUND ACCOUNTING AGREEMENT

                                   Schedule 1

                               Authorized Persons

1.      Authorized Persons:

In addition to the officers (including assistant officers) of the Administrator, the following persons are authorized to give Instructions to the Fund Accountant with respect to this Agreement:

--------------------------------------------------------------------------------
                    Name                               Title and Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


3.      Change in Authorized Persons

Any change in Authorized Persons shall only be made in accordance with Section 2.6(d) of the Agreement.


                               Schedule 1 - Page 1

                            FUND ACCOUNTING AGREEMENT

                                   Appendix A

                                    Services

Pursuant to Section 2.1 of the Fund Accounting Agreement (the "Agreement") by and between Allegiance Investment Management, LLC (the "Administrator"), as administrator for A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust (the "Company"), and Forum Accounting Services, LLC (the "Fund Accountant"), the Fund Accountant shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix A. All capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Agreement.

1. Services Related to Calculation of Accounting Items, Determination of NAV and Maintenance of a General Ledger ("Accounting Services")

        (a) Calculate the net asset value per Share ("NAV") on the Fund business day or with such frequency as is required to facilitate trading of the Shares, but no more frequently than once the Fund business day.

        (b) Calculate each item of income, deduction, credit, gain and loss, if any, and process the Fund's stated expense ratio as required by the Fund and in conformance with generally accepted accounting principles ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws) (the "Code").

        (c) Calculate the "SEC yield" for the Fund and each class of Shares, as applicable.

        (d) Prepare and record once daily, as of the time when the NAV of the Fund is calculated or at such other time as otherwise directed by the Administrator, either (A) a valuation of the assets and liabilities of the Fund (unless otherwise specified in or in accordance with the Fund's Policies and Procedures, based upon the use of outside services normally used and contracted for this purpose by the Fund Accountant in the case of securities for which information and market price or yield quotations are readily available, and based upon evaluations conducted in accordance with the Administrator's instructions in the case of all other assets and liabilities) or (B) periodic calculation confirming that the market value of the Fund's assets does not deviate from the amortized cost value of those assets by more than a specified percentage.

        (e) Make such adjustments over such periods as the  Administrator or any
authorized   sub-administrator  deems  necessary  to  reflect  over-accruals  or under-accruals of estimated expenses, or income.

        (f) Maintain the Fund's general ledger and record all income, gross expenses, capital share activity and security transactions of the Fund.


                               Appendix A - Page 1

2. Notes and Conditions to Accounting Services

        (a) The Fund Accountant shall not be liable for the errors or inaccurate information supplied by third parties, including pricing services (other than to pursue at the Fund's expense all reasonable claims against the third parties that the Fund Accountant may bring against the third party) and errors in information provided by an investment adviser (including prices and pricing methodologies and the untimely transmission of trade information), custodian, transfer agent or other service provider to the Fund.

        (b) Subject to Section 2(a) above and 2(c) below and to the provisions of Section 4 of the Agreement, the Fund Accountant's liability with respect to NAV Differences (as defined below) shall be as follows:

            (i) During each NAV Error Period (as defined below) resulting from a NAV Difference that is at least 1/10 of 1% but that is less than 1/2 of 1%, the Fund Accountant shall reimburse the Fund for any net losses to the Fund; and

            (ii) During each NAV Error Period resulting from a NAV Difference that is at least 1/2 of 1%, the Fund Accountant shall reimburse the Fund on its own behalf and on behalf of each shareholder of the Fund for any losses experienced by the Fund or any Fund shareholder, as applicable; provided, that the Fund Accountant's reimbursement responsibility shall not exceed the lesser of (A) the net loss that the Fund incurs or (B) the costs to the Fund of reprocessing the shareholder transactions during the NAV Error Period; provided, further, however, that the Fund Accountant shall not be responsible for reimbursing reprocessing costs with respect to any shareholder that experiences an aggregate loss during any NAV Error Period of less than $10.

        (c) For purposes of this Section 2 of Appendix A: (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption was effected divided by Recalculated NAV; (ii) NAV Error Period shall mean any Fund business day or series of two or more consecutive Fund business days during which an NAV Difference of 1/10 of 1% or more exists; (iii) NAV Differences and any Fund Accountant liability therefrom are to be calculated each time the Fund's (or class' of Shares) NAV is calculated; (iv) in calculating any amount for which the Fund Accountant would otherwise be liable under this Agreement for a particular NAV error, Fund (or class of Shares) losses and gains shall be netted; and (v) in calculating any amount for which the Fund Accountant would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund (or class of Shares) losses and gains for the period shall be netted.

3. Services Related to Reporting of Data and Provision of Other Information

        (a) Provide the Fund and such other persons as the Fund or the Administrator may direct with standard fund reporting available through the Fund Accountant's Internet reporting application.


                               Appendix A - Page 2

        (b) Provide appropriate records to assist the Fund's independent accountants and, subject to the Agreement, any regulatory body in any requested review of the Fund's books and records maintained by the Fund Accountant.

        (c) Provide information typically supplied in the investment company industry to the Fund's transfer agent.

        (d) Transmit the NAVs and dividend factors of the Fund to the Administrator or such Person as directed by the Administrator.

        (e) Provide the Fund or the Administrator with the data requested by the Fund or the Administrator that is required to update the Registration Statement.

        (f) Provide the Fund, the Administrator or the independent accountants for the Fund the data requested and maintained by the Fund Accountant with respect to the preparation of the Fund's income, excise and other tax returns with respect to the Fund.

        (g) Provide the Fund, the Administrator or the independent accountants for the Fund with unadjusted Fund data directly from the portfolio accounting system for any Fund business day and other data reasonably requested for the preparation of the Fund's semi-annual financial statements.

        (h) Transmit to and receive from the Fund's transfer agent appropriate data to reconcile Shares outstanding and other data with the transfer agent.

4. Services Related to Distributions and Reconciliation of Data

        (a) Process all distributions (if any) as directed in writing by the Fund or the Administrator or any authorized sub-administrator.

        (b) Reconcile cash daily and reconcile portfolio positions at least monthly with the Fund's custodian.

        (c)  Review  for  reasonableness   investment  trade  instructions  when
received from an investment adviser and maintain individual ledgers and historical tax lots for each security.

5. Services Related to Recordkeeping and Reporting; Facilities

        (a) Prepare and maintain on behalf of the Fund the following books and records of the Fund, and each class of Shares, pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

            (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

            (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection (b)(2) of the Rule (but not including the ledgers required by subsection (b)(2)(iv) of the Rule);


                               Appendix A - Page 3

            (iii) A record of all options, if any, in which the Fund has any direct or indirect interest or which the Fund has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property, as required by subsection (b)(7) of the Rule;

            (iv) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

            (v) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by closed-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.


                               Appendix A - Page 4

                                                                  Exhibit (k)(4)


                                A T FUND OF FUNDS
                            TRANSFER AGENCY AGREEMENT


         This TRANSFER AGENCY AGREEMENT made as of the ____ day of ____________, 2005, by and between Allegiance Investment Management, LLC, a Delaware limited liability company with its principal office and place of business at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 (the "Administrator"), and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Transfer Agent").

         WHEREAS, the Administrator is the primary administrator of A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware business trust registered under the 1940 Act (as defined below) as an closed-end management investment company (the "Company") pursuant to that certain Administration Agreement made as of ____________, 2005 (the "Administration Agreement") between the Administrator and A T Funds, LLC, as the investment adviser of the Fund (the "Adviser");

         WHEREAS, pursuant to the Administration Agreement, the Administrator may retain third parties to perform all or any of the administrative services with respect to the Fund; and

         WHEREAS, the Administrator desires that the Transfer Agent perform certain transfer agency services for the Fund, and the Transfer Agent is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Administrator and Transfer Agent hereby agree as follows:

SECTION 1. DEFINITIONS; APPOINTMENT; DELIVERY OF DOCUMENTS

1.1 Frequently Used Defined Terms. As used in this Agreement, the following terms have the following meanings:

         (a) "1940 Act" means the Investment Company Act of 1940, as amended.

         (b) "Administrator" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

         (c) "affiliate" means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, "control" of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person.

         (d) "Agreement" means this Agreement and any appendices and schedules attached hereto, in each case as they may be amended from time to time.

         (e) "Authorized  Person(s)" shall include:  (i) those persons listed on
         Schedule 1 hereto and (ii) any natural person that (A) is an executive officer of the Company or the Administrator or (B) has apparent authority to act on behalf of the Company or the Administrator with respect to the subject matter of the information request or instruction.

         (f) "Effective Date" means the date first set forth above.

         (g) "Instruction" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted to the Transfer Agent (i) in electronic format by machine readable input, electronic mail, CRT data entry or other similar means, or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

         (h) "Indemnitees" means, with respect to a Party, such Party's directors, officers, managers and employees.

         (i)  "Laws"  means  any  statutes,   rules  and   regulations   of  any
         governmental   authority   and   applicable   judicial  or   regulatory
         interpretations thereof.

         (j) "Losses" has the meaning set forth in Section 4.2(a).

         (k) "Organic Documents" means, for any entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

         (l) "Parties" means the Administrator and Transfer Agent.

         (m) "Person" means any natural person or incorporated or unincorporated entity.

         (n) "Policies and Procedures" means the written policies and procedures of the Fund in any way related to the Services, including any such policies and procedures contained in the Company's Organic Documents and the Private Placement Memorandum.

         (o) "Predecessor Records" has the meaning set forth in Section 2.9(b).

         (p) "Private Placement Memorandum" has the meaning set forth in Section 2.4(a).

         (q)  "Registration  Statement"  has the  meaning  set forth in  Section
         5.2(e).

         (r) "SEC" means the United States Securities and Exchange Commission and any successor governmental authority.

         (s) "Securities Act" means the Securities Act of 1933, as amended.

         (t) "Services" means the services set forth in Appendix A.

         (u)  "Services   Commencement  Date"  means  (i)  if  the  Registration
         Statement is effective as of the Effective Date, then such Effective Date; (ii) if the Registration

         Statement is not effective as of the Effective Date, then the date such Registration Statement is declared effective; or (iii) such other date as may be agreed in writing by the Parties.

         (v) "Shareholder" means any Person that holds Shares of record.

         (w) "Shares" means shares of common stock of the Fund.

         (x) "Transfer Agent" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

         (y) "Trust Agreement" means the Agreement and Declaration of Trust of the Company, as amended or supplemented from time to time.

Other capitalized terms used but not defined in this Section 1.1 shall have the meanings set forth in this Agreement.

1.2 Appointment. The Administrator hereby appoints the Transfer Agent to act as Transfer Agent of the Fund for the period and on the terms set forth in this Agreement, and the Transfer Agent hereby accepts such appointment and in connection with such appointment agrees to provide the Services on the terms and conditions set forth in this Agreement.

SECTION 2. SERVICES; OTHER RELATED TERMS AND CONDITIONS

2.1. Services. Subject to the terms and conditions of this Agreement and under the direction and control of the Administrator and the ultimate control of the Board of Trustees of the Company, the Transfer Agent shall provide the Services.

2.2 Other Services. The Transfer Agent shall provide such other services and assistance relating to the affairs of the Fund as the Administrator may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation arrangements.

2.3      Transfer Agent's Compliance with Laws.

         (a) The Transfer Agent shall comply in all material respects with all Laws applicable to the Transfer Agent's delivery of the Services.

         (b) Nothing contained herein shall be construed to require the Transfer Agent to perform any service that could cause the Transfer Agent to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Fund to act in contravention of the Private Placement Memorandum or any provision of the 1940 Act.

         (c) Except as specifically set forth in this Agreement to the contrary, the Transfer Agent assumes no responsibility for compliance by the Administrator, the Fund or the Company with any Laws applicable to the Administrator, the Fund or the Company; and, notwithstanding any other provision of this Agreement to the contrary, the Transfer Agent assumes no responsibility under this Agreement for compliance by any Person with the Laws of any jurisdiction other than those of the United States.

2.4      Certain Documents; Changes in Policies and Procedures or Applicable
Law.

         (a)  Contemporaneous  with or promptly  after the Effective  Date,  the
         Administrator shall deliver to the Transfer Agent copies of the following documents: (i) the Company's Trust Agreement; (ii) the registration statement filed with the SEC under the 1940 Act with respect to the Fund (the "Registration Statement"), including the private placement memorandum contained therein (the "Private Placement Memorandum"); (iii) a copy of the standard form of subscription agreement for the Shares of the Fund, (iv) a copy, certified by the secretary or other individual or legal entity responsible for maintaining the official records of the Administrator, of the relevant portions of the Administration Agreement authorizing the appointment of the Transfer Agent; and (v) any Policies and Procedures of the Fund.

         (b) Client shall deliver to the Transfer Agent as soon as is reasonably practical any and all amendments to the documents required to be delivered under Section 2.4(a).

         (c) The Transfer Agent shall perform the Services in observance of the Policies and Procedures delivered to the Transfer Agent pursuant to
         Section 2.4(a), provided that with respect to any provision(s) of the Policies and Procedures that are delivered to the Transfer Agent after the Effective Date, such provision(s) are commercially reasonable. Notwithstanding the foregoing, in the event the Policies and Procedures are amended or there is a change in Law related to or affecting the Services, the Transfer Agent need not begin performing any new service(s), and need not perform any service(s) in a materially different or more burdensome manner, except upon written agreement by the Transfer Agent and pursuant to mutually acceptable compensation agreements and the Transfer Agent's written approval of any amended Policies and Procedures, which approval shall not be unreasonably withheld or delayed.

2.5. Service Days. Nothing contained in this Agreement shall require the Transfer Agent to perform any functions or duties on any weekend day or on any other day on which banks located in the United States are open for business (a "Business Day"). Functions or duties normally scheduled to be performed on any day that is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by applicable Law.

2.6.     Reliance on Instructions, Documents and Advice.

         (a) With respect to the subject matter of this Agreement, the Transfer Agent may rely on (i) with respect to any matter, advice or Instruction that it receives and that it reasonably believes in good faith was transmitted by an Authorized Person; or (ii) with respect to any factual matter, any signature, Instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document of or presented by any Person (including any authorized representative(s) of any predecessor service providers to the Administrator).

         (b) Notwithstanding any other provisions of this Agreement to the contrary, the Transfer Agent shall have no duty or obligation to inquire into (i) the authenticity of any statement, oral or written Instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument that the Transfer Agent reasonably believes in good faith to be genuine; or (ii) the authority or lack thereof of any Person to represent or act as an agent for any other Person, provided that the Transfer Agent reasonably believes in good faith that such authority exists, and, provided, further, that with respect to Instructions of the Administrator, the Fund or the Company, the Transfer Agent may only rely on Instructions of Authorized Persons.

         (c) The Transfer Agent may assume that any Instructions are not in any way inconsistent with the Administration Agreement, the Trust Agreement, the Private Placement Memorandum, the Policies and Procedures or any proceeding or resolution of the Company's Board of Trustees or Shareholders of the Fund, unless and until the Transfer Agent receives written notice to the contrary from an Authorized Person.

         (d) Absent specific written notice to the contrary, the Transfer Agent may assume that Authorized Persons are authorized to deliver instructions relating to all or any matter under this Agreement. The Administrator may at any time (i) change the list of Authorized Persons or (ii) limit an Authorized Person's authority. The Transfer Agent shall not be deemed to have notice of any change of Authorized Persons or limitation of authority until receipt of written notice thereof from the Administrator in accordance with the provisions of this Agreement.

         (e) About any matter  related to the  Services or this  Agreement,  the
         Transfer Agent may apply to any Authorized Person for advice or Instructions; about any legal matter related to the Services or this Agreement, the Transfer Agent may request advice from counsel of its own choosing (who may be counsel to the Administrator, the Company, the Fund, or the Transfer Agent); and about any accounting or tax matter related to the Services or this Agreement, the Transfer Agent may request advice from the independent accountants of the Fund or from other independent accountants with recognized expertise about the specific subject matter. Any costs related to such advice or Instructions shall be borne by the Administrator, except that the Transfer Agent shall be responsible for costs related to advice from in-house counsel to the Transfer Agent or any affiliate of the Transfer Agent. In the event of any conflict between advice or Instructions the Transfer Agent receives from (i) any Authorized Person or such independent accountant(s) and (ii) advice from counsel, the Transfer Agent may rely on advice from counsel.

         (f) Nothing in this Section 2.6 shall be construed as imposing on the Transfer Agent any obligation to seek advice or Instructions, or, subject to Section 3.1(c), to act in accordance with such advice or Instructions if and when received.

2.7.     Certain Representative Powers; Other Activities.

         (a) The Transfer Agent may provide services similar to those provided under this Agreement for any other Person on such terms as may be arranged with such Person, and the Transfer Agent shall not be required to disclose to the Administrator any fact or thing that may come to the knowledge of the Transfer Agent in the course of so doing.

         (b) The Transfer Agent may acquire, hold or deal with, for its own account or for the account of any other Person, any shares or securities from time to time issued by the Fund or in which the Fund is authorized to invest; and the Transfer Agent shall not be required to account to the Administrator for any profit arising therefrom.

2.8 Cooperation with Independent Auditors and Counsel. The Transfer Agent shall cooperate with the independent auditor(s) and attorneys of the Fund and the Administrator and shall take reasonable action to make all necessary information related to the Services available to such auditors and attorneys for the performance of their duties.

2.9 Certain Responsibilities of the Administrator. In order to permit the Transfer Agent to provide the Services, the Administrator agrees to:

         (a) Comply in all material respects with all Laws applicable to the Administrator;

         (b) Prior to the Services Commencement Date, deliver or cause to be delivered to the Transfer Agent all books, records and other documents relating to the Fund's prior operations and service providers, if any, that, in the Transfer Agent's reasonable opinion, are necessary for the Transfer Agent properly to provide the Services (collectively "Predecessor Records");

         (c) Provide, and request each other agent or service provider of the Fund to provide, to the Transfer Agent all such information (and in such reasonable medium) that the Transfer Agent may reasonably request in connection with the Services and this Agreement; and

         (d) Deliver to the Transfer Agent in advance of publication thereof any Private Placement Memorandum or amendment to a Private Placement
         Memorandum in order to permit the Transfer Agent and its agents to review and comment upon, at the Transfer Agent's discretion, those portions thereof that describe the Transfer Agent and the Transfer Agent's duties and obligations under this Agreement, including the indemnity provisions hereof, and the Administrator shall not make any reference to the Transfer Agent and such duties, obligations and indemnities in any Private Placement Memorandum without the Transfer Agent's consent, which consent shall not be unreasonably withheld or delayed.

SECTION 3. RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

3.1      Client Records; Ownership; Inspection; Successors.

         (a) The Transfer Agent shall prepare and maintain on behalf of the Fund the books and records detailed in Appendix A and such other records as are agreed from time to time in writing by the Transfer Agent and the Administrator. The books and records maintained by the Transfer Agent shall be prepared, maintained and, subject to Section 3.1(d) below, preserved by the Transfer Agent in such form, for such periods and in such locations as may be required by applicable Law, including, without limitation, Section 31 of the 1940 Act and Section 17(A) of the Securities Exchange Act of 1934, as amended.

         (b) To the extent required by Section 31 of the 1940 Act and the rules thereunder, the books and records maintained by the Transfer Agent and any Predecessor Records received by the Transfer Agent pursuant to
         Section 2.9(b) (collectively, "Fund Records") in the Transfer Agent's possession shall be the property of the Fund. The Administrator and its authorized representatives shall have access to such Client Records at all times during the Transfer Agent's normal business hours. Upon the reasonable advance request of the Administrator or such authorized representatives, copies of any such Client Records shall be provided by the Transfer Agent, at the Administrator's expense, to the Administrator or its authorized representatives.

         (c) If the Transfer Agent receives a request or demand from a third party to inspect any Fund Records, the Transfer Agent will endeavor to notify the Administrator and to secure Instructions from the Administrator or an Authorized Person about such inspection. The Transfer Agent shall abide by such Instructions for granting or denying the inspection; provided, that the Transfer Agent may grant the inspection without Instructions or in contravention of specific Instructions if the Transfer Agent is advised by counsel to the Transfer Agent or the Administrator that failure to do so is substantially likely to result in liability to the Transfer Agent; and provided, further, that in such event, the Transfer Agent shall endeavor promptly to advise the Administrator of such contrary advice, to the extent practicable in advance of any actual inspection.

         (d) Upon termination of this Agreement, the Transfer Agent shall, subject to payment of all undisputed amounts due to the Transfer Agent hereunder and at the expense and direction of the Administrator, transfer to the Administrator or any successor service provider all Client Records in the electronic or other medium in which such material is then maintained by the Transfer Agent.

3.2 Proprietary Information of the Transfer Agent. The Administrator acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial importance to the Transfer Agent or the third party. The Administrator agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall maintain as confidential any Proprietary Information, except as may be provided under this Agreement, and that breach by the Administrator of this confidentiality obligation would cause irreparable injury to the Transfer Agent.

3.3      Confidentiality.

         (a) Each Party (for purposes of this Section 3.3, a "Receiving Party") agrees to keep confidential all information disclosed by the other Party (for purposes of this Section 3.3, a "Disclosing Party"), including, without limitation all forms and types of financial, business, marketing, operations, technical, economic and engineering information of the Disclosing Party (which, in the case of the Administrator, shall include information about the
         Fund), whether tangible or intangible.

         (b) Notwithstanding any provision of this Agreement to the contrary, the Parties agree that the following information shall not be deemed confidential information: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section 3; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party's information.

         (c) Notwithstanding any provision of this Agreement to the contrary, the Transfer Agent may: (i) provide information to the Transfer Agent's counsel and to Persons engaged by the Transfer Agent, the Administrator or otherwise to provide services with respect to the Fund; (ii) provide information consistent with the Fund's Policies and Procedures or with operating procedures that are customary with respect to the Services in the industry; (iii) identify the Administrator and the Fund as a client of the Transfer Agent for the Transfer Agent's sales and marketing purposes; and (iv) provide information as approved by an Authorized Person, provided, that (A) such approval shall not be unreasonably withheld or delayed, and (B) the Transfer Agent may release information without approval of the Administrator if the Transfer Agent is advised by counsel to the Transfer Agent or the Administrator that failure to do so will result in liability to the Transfer Agent; and provided, further, that, in such event the Transfer Agent shall endeavor promptly to advise the Administrator of such advice, to the extent practicable in advance of any actual release of information.

         (d) The Transfer Agent acknowledges that certain Shareholder information made available by the Administrator to the Transfer Agent or otherwise maintained by the Transfer Agent under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act and other applicable privacy Laws (collectively, "Privacy Laws"). The Transfer Agent agrees (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business; (ii) to limit access to such information to authorized representatives of the Transfer Agent and the Administrator; (iii) to establish and maintain reasonable physical, electronic and procedural safeguards to protect such information; and (iv) to cooperate with the Administrator and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the Parties.

SECTION  4.  RESPONSIBILITY  OF  THE  TRANSFER  AGENT;  INDEMNIFICATION;   OTHER
LIABILITY-RELATED MATTERS

4.1.     Responsibility of the Transfer Agent; Limitations.

         (a) The Transfer Agent shall be under no duty to take any action under this Agreement except as specifically set forth in this Agreement or as may be specifically agreed to by the Transfer Agent and the Administrator in a written amendment to this Agreement.

         (b) In performing the Services, the Transfer Agent (i) shall act in good faith and shall be obligated to exercise care and diligence; and
         (ii) may, without limiting the generality of any other provision of this Agreement, rely on Instructions, advice and information pursuant to Section 2.6;

         (c) Notwithstanding anything in this Agreement to the contrary, the Transfer Agent shall be liable to the Administrator only for any damages arising out of the Transfer Agent's performance or failure to perform its duties under this Agreement to the extent such damages were caused by the Transfer Agent's willful misfeasance, bad faith, gross negligence, or reckless disregard of such duties.

         (d) The Transfer Agent shall not be liable for the delays or errors of Persons that provide services to the Fund, the Administrator or the Transfer Agent (other than directors, officers, employees, agents or representatives of the Transfer Agent) or of other Persons, including the failure by any such Person to provide information to the Transfer Agent when they have a duty to do so (irrespective of whether that duty is owed specifically to the Transfer Agent or a third party). Without limiting the generality of the foregoing, the Transfer Agent shall not be liable for the actions of omissions of third parties engaged by the Transfer Agent at the request of the Administrator, the Fund, the Fund's investment adviser or distributor to provide services to or for the benefit of the Administrator or the Fund ("Non-Discretionary Subcontractors").

4.2      Indemnification; Notification of Claims.

         (a) Notwithstanding anything in this Agreement to the contrary, the Transfer Agent shall not be responsible for, and the Administrator shall indemnify and hold harmless the Transfer Agent and its Indemnitees from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, liability and other expenses of every nature and character (including, but not limited to, direct and indirect reasonable reprocessing costs) ("Losses") arising out of or attributable to all and any of the following:

                  (i) any action (or omission to act) of the Transfer Agent or its agents taken in connection with this Agreement; provided, that such action (or omission to act) is taken in good faith and without willful misfeasance, fraud, negligence or reckless disregard by the Transfer Agent of its duties and obligations under this Agreement;

                  (ii)     any   material   breach   of   the    Administrator's
                           representations and warranties in Section 5.2 of this Agreement;

                  (iii) the Administrator's bad faith, willful misfeasance, gross negligence or reckless disregard of its duties and obligations under this Agreement;

                  (iv) the reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Administrator or any other person or firm on behalf of the Administrator, including but not limited to any Predecessor Records provided pursuant to Section 2.9(b); and

                  (v) the reliance on advice, Instructions, and other information, as set forth in Section 2.6.

         (b) Notwithstanding anything in this Agreement to the contrary, the Administrator shall not be responsible for, and the Transfer Agent shall indemnify and hold harmless the Administrator and its Indemnitees from and against, any and all Losses arising out of or attributable to all and any of the following:

                  (i)      any   material   breach  of  the   Transfer   Agent's
                           representations and warranties in Section 5.2 of this Agreement; and

                  (ii) the bad faith, willful misfeasance, gross negligence or reckless disregard by the Transfer Agent of its duties and obligations under this Agreement.

         (c) In order  that the  indemnification  provisions  contained  in this
         Section 4.2 shall apply, upon the assertion of a claim for which either Party (the "Indemnifying Party") may be required to indemnify the other Party (the "Indemnified Party"), the Indemnified Party must promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. The Indemnifying Party shall have the option to participate with the Indemnified Party in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnified Party. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify it except with the Indemnifying Party's prior written consent.

4.3 Other Liability-Related Matters. Notwithstanding anything in this Agreement to the contrary excepting Section 4.2 or as specifically set forth below:

         (a) Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature;

         (b) Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party;

         (c) No affiliate, director, officer, employee, manager, shareholder, partner, agent, counsel or consultant of either Party shall be liable at law or in equity for the obligations of such Party under this Agreement or for any damages suffered by the other Party related to this Agreement;

         (d) No Shareholder or member of the Company's Board of Trustees may bring any action under or in the name of the Administrator in connection with this Agreement except as is specifically required to be permitted under applicable Law;

         (e) The Fund is a third party beneficiary of this Agreement and may enforce any rights it may have as set forth in this Agreement as an intended third party beneficiary of this Agreement as if the Fund were an actual party hereto. There are no other third party beneficiaries of this Agreement;

         (f) Each Party shall have a duty to mitigate damages for which the other Party may become responsible;

         (g) Except as expressly provided in this Agreement, the Transfer Agent hereby disclaims all representations and warranties, express or implied, made to the Administrator or any other Person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to Services provided under this Agreement. The Transfer Agent disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Transfer Agent. The Transfer Agent represents and warrants to the Administrator that:

         (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

         (c) All requisite limited liability company proceedings have been taken
         to  authorize  it  to  enter  into  this   Agreement  and  perform  its
         obligations under this Agreement;

         (d) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

         (e) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Transfer Agent, enforceable against the Transfer Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (f) It has in effect and will maintain all licenses, permits and other authorizations necessary or appropriate for the Transfer Agent to perform the Services.

5.2 Representations and Warranties of the Administrator. The Administrator represents and warrants to the Transfer Agent that:

         (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

         (c) All requisite limited liability company proceedings have been taken
         to  authorize  it  to  enter  into  this   Agreement  and  perform  its
         obligations under this Agreement; and

         (d) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

SECTION 6. COMPENSATION AND EXPENSES

6.1 Compensation. In consideration of the Services provided by the Transfer Agent pursuant to this Agreement, the Administrator shall pay the Transfer Agent the fees (the "Fees") as from time to time set forth in a separate written agreement between the Transfer Agent and the Administrator (the "Fee Schedule").

6.2      Expenses.

         (a) The Transfer Agent shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Services, including the compensation of any the Transfer Agent employee who serves as an officer of the Administrator or the Company.

         (b) In connection with the Services, the Administrator, on behalf of the Fund, agrees to reimburse, or cause the Fund to reimburse, the Transfer Agent for its out-of-pocket expenses as listed in the Fee Schedule.

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Transfer Agent is not responsible for and does not assume the obligation for payment of

         (and shall be reimbursed by the Fund or the Administrator on behalf of the Fund for) any expenses of the Fund or the Administrator not expressly assumed by the Transfer Agent under this Agreement, including those listed below:

                  (i)      the   fees   and   expenses    payable    under   the
                           Administrator's   or  the  Fund's  various   services
                           agreements;

                  (ii)     expenses of issue and repurchase of Shares;

                  (iii) interest, taxes and brokerage fees and commissions with respect to the Fund;

                  (iv) premiums for D&O and E&O insurance and for fidelity and other bonds with respect to the Fund;

                  (v)      costs  of  forming  the  Fund  and   maintaining  its
                           existence;

                  (vi)     expenses  of  meetings  of  Shareholders   and  proxy
                           solicitations therefor;

                  (vii) fees and expenses of the Company's Board of Trustees and its committees, officers, employees and corporate meetings,

                  (viii) SEC, state, territory or foreign securities laws registration fees and related expenses with respect to the Fund; and

                  (ix) fees and expenses payable in accordance with any distribution, service or similar plan or agreement related to similar matters with respect to the Fund.

6.3      Accrual and Payment of Fees and Expenses; Extraordinary Audits.

         (a) All reimbursable expenses (or an estimate thereof) shall be accrued daily and shall be payable monthly in arrears on the first Business Day of each calendar month for expenses incurred during the prior calendar month.

         (b) The Fees shall accrue and be computed monthly based on the net assets (i.e., the total value of all assets, less an amount equal to all accrued debts, liabilities and obligations) of the Fund as of the start of business on the first Business Day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten (10) Business Days after the end of each calendar month.

         (c) If Fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all Fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.

         (c) Upon the termination of this Agreement, the Administrator shall pay to the Transfer Agent such Fees as shall be payable prior to the effective date of termination and shall also pay any applicable termination costs pursuant to Section 7.4 of the Agreement.

         (d) The Administrator, on behalf of the Fund, shall reimburse, or shall cause the Fund to reimburse, the Transfer Agent for all reasonably incurred expenses and employee time attributable to (i) any review of the Fund's accounts and records by the Fund's independent accountants or any regulatory body outside of routine and normal periodic reviews and (ii) any material, non-routine Services.

6.4 Other Compensation. Notwithstanding anything in this Agreement to the contrary, the Transfer Agent and its affiliates may receive compensation or reimbursement from the Administrator with respect to any services not included under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION, TERMINATION; ASSIGNMENT; ADDITIONAL FUNDS AND CLASSES

7.1      Effectiveness.  This Agreement shall become  effective on the Effective
Date.

7.2 Duration. This Agreement shall have a minimum term of two (2) years from the Effective Date (the "Base Term") and shall thereafter continue in effect until terminated.

7.3 Termination. This Agreement may be terminated at any time, without the payment of any penalty:

         (a) with or without cause, at any time after the expiration of the Base Term, by either Party on at least ninety (90) days' written notice to the other Party.

         (b) for cause, and before or after the expiration of the Base Term, by the non-breaching Party on at least thirty (30) days' written notice thereof to the other Party, if the other party has materially breached any of its obligations hereunder including, with respect to the Transfer Agent, the failure by the Transfer Agent to act consistently with the standard of care set forth in Section 4.1(b); provided, however, that (i) the termination notice shall describe the breach, and
         (ii) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching Party has cured such breach to the reasonable satisfaction of the non-breaching Party.

         (c) by the Administrator, if the operations of the Fund or Class are wound up and discontinued, and the assets of the Fund are distributed to the Shareholders after the Company's Board of Trustees determines that its is no longer in the Shareholders' best interest to continue the operations of the Fund; provided, however, that the Administrator shall be required to pay a Default Payment (as defined below) if:

                  (i) such distribution to Shareholders is incident to a merger, consolidation or reorganization to which the Fund is a party that (A) is treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended or (B) as a result of which the Fund is the accounting successor under generally accepted accounting principles (a "Fund Reorganization"); and

                  (ii) after the Fund Reorganization, the Transfer Agent does not continue to provide services with respect to the Fund, or any successor fund or class, pursuant to this Agreement or any substantially similar agreement.

7.4 Default Payment. The Administrator agrees that if the Administrator terminates this Agreement prior to the expiration of the first anniversary of the initiation of investment operations by the Fund, then the Administrator shall be in default of this Agreement, unless the Agreement is properly terminated by the Administrator (x) for "cause" pursuant to Section 7.3(b) after the notice and cure period provided therein or (y) because the Fund is being liquidated under the circumstances described in Section 7.3(c). Inasmuch as a default by the Administrator will cause substantial damages to the Transfer Agent and because of the difficulty of estimating the damages that will result, the Administrator agrees to pay to the Transfer Agent, as liquidated damages for such default, an amount equal to (i) the average monthly Fees payable to the Transfer Agent pursuant to Section 6.1 of this Agreement with respect to the Fund for the two (2) months preceding default, multiplied by (ii) two (2) (the "Default Payment"). The Parties agree that this sum is a reasonable forecast of probable actual loss to the Transfer Agent and that this sum is agreed to as liquidated damages and not as a penalty.

7.5 Survival. The provisions of Sections 2.8, 3.1(d), 3.2, 3.3, 4, 6.1, 6.2, 7 and 8 shall survive any termination of this Agreement.

7.6 Assignment. Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party, which shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. The Transfer Agent may, upon prior written notice to the Administrator, but without further consent on the part of the Administrator, (i) assign this agreement to any affiliate of the Transfer Agent or (ii) subcontract for the performance hereof with any entity, including an affiliate of the Transfer Agent; provided, that, subject to Section 4.1(d) with respect to Non-Discretionary Subcontractors, the Transfer Agent shall be as fully responsible to the Administrator for the acts and omissions of any subcontractor as the Transfer Agent is for its own acts and omissions.

SECTION 8. MISCELLANEOUS

8.1 Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties; provided, that the Administrator may amend Schedule 1 as permitted by Section 2.6(d).

8.2 Governing of Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws, principles and rules thereof.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

8.4 Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

8.5 Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and unaffected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

8.6 Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

8.7      Notices and Other Communications; Electronic Records.

         (a) Any notice to be given or to be served upon any Party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth below, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

         If to the Transfer Agent:
         -------------------------
         Forum Shareholder Services, LLC
         Two Portland Square
         Portland, Maine 04101
         USA
         Fax: (207) 879-8913
         Attn: Legal Department

         If to the Administrator:
         ------------------------
         Allegiance Investment Management, LLC
         300 Pacific Coast Highway, Suite 305
         Huntington Beach, California 92648
         USA
         Fax:
         Attn:

         (b) This Agreement and electronic signatures and records delivered and maintained under the Agreement shall be effective to the fullest extent permitted by Law, provided that references in this Agreement to written approval or approval in writing of either Party shall be restricted to a writing executed by a then-current executive officer of such Party. Each Party agrees to maintain a copy of this Agreement and any amendments to this Agreement for its records.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.


ALLEGIANCE INVESTMENT MANAGEMENT, LLC


By:
   ----------------------------------------
    Name:
    Title:


FORUM SHAREHOLDER SERVICES, LLC


By:
   ----------------------------------------
    Name:
    Title:



List of Schedules and Appendices that are part of this Agreement:

Schedule 1     Authorized Persons
----------

Appendix A     Services
----------

                            TRANSFER AGENCY AGREEMENT

                                   Schedule 1

                               Authorized Persons

1.       Authorized Persons:

In addition to the officers (including assistant officers) of the Administrator, the following persons are authorized to give Instructions to the Transfer Agent with respect to this Agreement:


--------------------------------------------------------------------------------
              Name                                      Title and Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


3.       Change in Authorized Persons

Any change in Authorized Persons shall only be made in accordance with Section 2.6(d) of the Agreement.



                              Schedule 1 - Page 1

                            TRANSFER AGENCY AGREEMENT

                                   Appendix A

                                    Services

Pursuant to Section 2.1 of the Transfer Agency Agreement (the "Agreement") by and between Allegiance Investment Management, LLC (the "Administrator"), as administrator for A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust (the "Company"), and Forum Shareholder Services, LLC (the "Transfer Agent"), the Transfer Agent shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix A. All capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Agreement.

1.       General.

         (a) Transfer agent, dividend disbursing agent services and, as relevant, services in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that in each case are customary for closed-end, management investment companies, including:

                 (i) Maintaining all Shareholder accounts;

                 (ii) Preparing Shareholder meeting lists;

                 (iii) Mailing proxies and related materials to Shareholders;

                  (iv) Mailing Shareholder reports and prospectuses to current Shareholders;

                  (v) Withholding taxes on U.S. resident and non-resident alien accounts;

                  (vi) Preparing and filing appropriate U.S. Treasury Department forms with respect to distributions for Shareholders (if any);

                  (vii)   Preparing   and  mailing   activity   statements   for
Shareholders; and

                  (viii) Providing Shareholder account information.

2.       Purchase, Redemption and Transfer of Shares

         (a) Receive for acceptance orders for the purchase of Shares and promptly deliver payment therefor to the custodian;

         (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (c) Receive for acceptance redemption requests;

                              Appendix A - Page 1

         (d) As and when it receives monies paid to it by the custodian with respect to any redemption and as may be permitted under the applicable Private Placement Memorandum, pay the redemption proceeds as required by the Private Placement Memorandum pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders; and

         (e) Effect transfers of Shares upon receipt of appropriate instructions from Shareholders.

3. Notes and Conditions to Purchase, Redemption and Transfer of Shares:

         (a) Processing requests to purchase, redeem and transfer shares shall be subject to Transfer Agent's anti-money-laundering ("AML") program. (See
Section 5 below.)

         (b) Transfer Agent may require any or all of the following in connection with the original issue of Shares: (i) Instructions requesting the issuance, (ii) evidence that the Fund's Board of Trustees has authorized the issuance, (iii) any required funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the counsel to the Fund about the legality and validity of the issuance.

         (c) Shares shall be issued in accordance with the terms of the Private Placement Memorandum after Transfer Agent or its agent receives either of the following, in each case in good order and with such additional items or materials as may be required by the Fund's Procedures, Transfer Agent's operational procedures and/or Transfer Agent's AML Program:

                  (i) (A) an instruction directing investment in the Fund, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

                  (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

         (d) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the Private Placement Memorandum of the Fund:

                  (i) for a wire received, at the time of the receipt of the wire;

                  (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

                  (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Transfer Agent is credited with Federal Funds with respect to that check.

         (e) In registering transfers of Shares, Transfer Agent may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Transfer Agent's counsel, protect Transfer Agent and the Fund from liability arising from

                              Appendix A - Page 2

(i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal.

4.       Processing Distributions and Dividends

         (a) Transfer Agent shall prepare and, subject to receipt of good funds therefor from the custodian for the Fund, transmit to Shareholders payments for all distributions declared by the Fund (if any) with respect to Shares of the Fund.

         (b) Transfer Agent shall, on or before the payment date of any such dividend or distribution (if any), notify the fund accounting agent of the estimated amount required to pay any portion of said dividend or distribution that is payable in cash, and on or before the payment date of such distribution, the Administrator shall instruct the custodian to make available to the dividend disbursing agent sufficient funds for the cash amount to be paid out.

         (c) In accordance with the Private Placement Memorandum and such procedures and controls as are mutually agreed upon from time to time by among the Fund, Transfer Agent and the Fund's custodian, Transfer Agent shall process applications from Shareholders relating to the any dividend reinvestment plan maintained by the Fund, if any ("Dividend Reinvestment Plan") and will effect purchases of Shares in connection with the Dividend Reinvestment Plan.

5.       Anti-Money Laundering ("AML") Matters ("AML Services")

         (a) Verify Shareholder identity upon opening new accounts in accordance with Section 326 of the USA PATRIOT Act (the "Patriot Act") and any regulations thereunder, as required under applicable law;

         (b) Monitor Shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, in each case consistent with the AML programs of the Fund and Transfer Agent;

         (c) Submit all financial transactions through the Office of Foreign Asset Control ("OFAC") database and FinCEN's Control List;

         (d) Follow the Fund's third party check policies; provided, however, that under no circumstance will Transfer Agent accept a corporate third party check;

         (e) Place holds on transactions in Shareholder accounts or freeze assets in Shareholder accounts, as provided in the AML programs of the Fund and Transfer Agent and in accordance with the Patriot Act and OFAC; and

         (f) Maintain policies, procedures and internal controls that are consistent with the Fund's AML program

                              Appendix A - Page 3

6.       Notes and Conditions to AML Services

                  (i) The Administrator authorizes Transfer Agent to take such actions in the performance of the AML Services as Transfer Agent deems appropriate and consistent with the Fund's AML program and applicable AML Laws.

                  (ii) Transfer Agent agrees to furnish the Fund and Administrator its written program concerning anti-money laundering services rendered by Transfer Agent to its various clients. Transfer Agent agrees to notify the Fund and Administrator of any change to its anti-money laundering program that would materially impact the Fund's AML Program.

7.       Financial Intermediaries

         (a) Track Shareholder Accounts by financial intermediary source and otherwise as reasonably requested by the Administrator and provide periodic reporting to the Fund and Administrator;

         (b) Receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges); and

         (c) Prepare and, subject to receipt of good funds, transmit payments to underwriters, selected dealers and others for commissions and service fees received.

8.       Notes and Conditions to Financial Intermediaries Services

         (a) If the Fund fails to settle any trade of Shares (a "settlement failure") transacted over the FundServ network maintained by the National Securities Clearing Corporation ("NSCC"), the Administrator shall, prior to one hour before the next settlement of Shares, (i) notify Transfer Agent about the settlement failure and (ii) provide Transfer Agent with a description of the specific remedial and prospective actions proposed to be taken by the Fund in order to remedy such settlement failure and avoid any settlement failures in the future (a "remediation plan"). If (i) the Administrator fails to notify Transfer Agent about a settlement failure on a timely basis and (ii) the Administrator fails to deliver the remediation plan on a timely basis, or (iii) the remediation plan is inadequate (in Transfer Agent's reasonable opinion), then, upon written notice to the Administrator, Transfer Agent may terminate the performance of any services rendered to the Fund under Section 7 of this Appendix A immediately and without penalty.

         (b) If Transfer Agent is or, in Transfer Agent's reasonable opinion, Transfer Agent may be the subject to any disciplinary action by the NSCC, including, but not limited to fine or censure, expulsion, suspension, limitation of or restriction on activities, functions, and operations (collectively, an "NSCC sanction") as a result of the activities of the Fund or its respective agents, then Transfer Agent may, in its sole discretion, demand, in writing, that the Administrator provide Transfer Agent with adequate assurances specifying any remedial and prospective actions to be taken in order to remedy or avoid an NSCC sanction. If the Administrator does not, within seven (7) days of such demand provide adequate assurances

                              Appendix A - Page 4
satisfactory to Transfer Agent in response to any NSCC sanction, then, upon written notice to the Administrator, Transfer Agent may terminate the performance of any services rendered to the Fund under Section 7 of this Appendix A immediately and without penalty.

         (c) Notwithstanding the foregoing, Transfer Agent may terminate the performance of any services rendered to the Fund under Section 7 of this
Appendix A immediately and without penalty upon written notice to the Administrator if Transfer Agent is subject to more than one NSCC sanction by the NSCC during the term of this Agreement.

9.       Blue Sky; Escheatment

         (a) Provide a system that will enable the Administrator to calculate the total number of Shares of the Fund and each class thereof sold in each State; and

         (b)  Monitor  and  make   appropriate   filings  with  respect  to  the
escheatment laws of the various states and territories of the United States.

10.      Notes and Conditions to Blue Sky Services

         (a) The Administrator shall be responsible for identifying to Transfer Agent in writing those transactions and assets to be treated as exempt from reporting for each State and territory of the United States and for each foreign jurisdiction.

11.      Shareholder Votes and Proxy Statements

         (a) Pursuant to mutually acceptable compensation and implementation arrangements, Transfer Agent shall:

                  (i) Oversee the activities of proxy solicitation firms; and

                  (ii) Receive and tabulate proxy votes, coordinate the tabulation of proxy and Shareholder meeting votes and perform such other additional services as may be specified from time to time by the Administrator, pursuant to mutually acceptable compensation and implementation agreements.

12.      Recordkeeping and Reporting; Facilities

         (a) Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended a record of the total number of Shares of the Fund and each class thereof, that are authorized, based upon data provided to it by the Administrator, and are issued and outstanding and provide the Fund on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

         (b) Maintain records of account for and provide reports and statements to the Fund and Shareholders about the foregoing; and

                              Appendix A - Page 5

         (c) Transfer Agent shall establish and maintain facilities and procedures reasonably acceptable to the Administrator for the safekeeping, control, preparation and use of Share certificates, check forms, and facsimile signature imprinting devices. Transfer Agent shall establish and maintain facilities and procedures reasonably acceptable to the Administrator for safekeeping of all records maintained by Transfer Agent pursuant to this Agreement.

13.      Share Certificates (if Applicable)

         (a) Issue (i) share certificates and (ii) replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed. Transfer Agent may require the Shareholder to indemnify the Fund and/or Transfer Agent with respect to the issuance of replacement share certificates.

14.      Notes and Conditions to Share Certificates Services

         (a) The Administrator agrees to furnish to Transfer Agent a supply of blank share certificates of the Fund and each class of Shares and, from time to time, will renew such supply upon Transfer Agent's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized to sign by the Organic Documents of the Fund and, if required by the Organic Documents or the Fund's Board of Trustees, shall bear the Fund's seal or a facsimile thereof. Unless otherwise directed by the Administrator, Transfer Agent may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Fund.

         (b) New Share certificates shall be issued by Transfer Agent upon surrender of outstanding Share certificates in the form deemed by Transfer Agent to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.
Transfer Agent shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Transfer Agent deems equally reliable and expeditious. Transfer Agent shall not mail Share certificates in "negotiable" form unless requested in writing by the Administrator and fully indemnified by the Fund or Administrator to Transfer Agent's satisfaction.


                              Appendix A - Page 6

                                                                  Exhibit (k)(5)


                            AT FUNDS INVESTMENT TRUST
                                  FEE SCHEDULE


        AGREEMENT made as of the ___ day of _________, 2005, by and between AT Funds Investment Trust (the "Client"), and each of Forum Administrative Services, LLC, Forum Accounting Services, LLC and Forum Shareholder Services, LLC (collectively, "Forum.")

        WHEREAS, Client and Forum have entered into a Fund Accounting Agreement, a Transfer Agency Agreement and a Sub-Administration Agreement (each, a "Services Agreement") that contemplates at Section 6 thereof a separate Fee Schedule to document the fees and expenses payable and reimbursable by Client to Forum.

        NOW THEREFORE, as contemplated by Sections 6.1 and 6.2 of each Service Agreement, Client and Forum hereby agree that:

1.  Sub-Administration  and Fund Accounting Fees. For the sub-administration and
fund  accounting   services  to  be  provided  under  the  respective   Services
Agreements, the Fees payable to Forum Administrative Services, LLC shall be:

        (a) Implementation Fee:

            o $10,000

        (b) Asset Fee:

            o 0.165% (16.5 basis points) on first $50 million
            o 0.115% (11.5 basis points) on assets  between $50 million and $100 million
            o 0.065% (6.5 basis points) on assets  between $100 million and $200 million
            o 0.04% (4 basis points) on assets over 200 million
            o Subject to a $7,291.67 per month minimum ($87,500 per annum)

        (c) Miscellaneous Fees:

            o Out-of-pocket  charges  include  regulatory  filing fees, Blue Sky charges, industry data source fees (e.g., Lipper expense data), security pricing, paydown, corporate action, credit and other reporting services, NASDAQ fees, stamp charges, duties, taxes, application and/or registration fees, banking services, typesetting, printing, communications, postage and delivery services, reproduction and record storage and retention expenses and travel requested by the Client or its adviser, sub-adviser or administrator.
            o $1,000  per year for each  additional  user  beyond  the first two users of FundDataSM, Forum's web reporting service
            o No separate  custody  fees for book entry hedge fund  investments;
              separately negotiated custody charges will apply for other Client investments

2. Transfer Agency Fees. For its services under the Transfer Agency Agreement, the Fees payable to Forum Shareholder Services, LLC shall be:

        (a) Base fee:

            o $1,500 per month

        (b) Shareholder account fees:

            o $25 one time set up fee for each investor account
            o $1.67 per month per shareholder account

        (c) Asset fee:

            o 0.01% (1 basis point) on assets

        (d) Voice Response Unit (VRU) fees:

            o $0.50 per call,  subject to a $500 per month (per telephone  line)
              minimum

        (e) Reimbursable Expenses and Other Charges:

            o Out-of-pocket  charges include banking  services (DDA,  wire, ACH, check/draft clearing/lock box), NSCC fees and expenses, fund paper stock (statement/ confirmation/ application/ envelope/ stationary/ checks/drafts), proxy solicitor, escheatment, anti-money laundering software and related audit, customer identification, SAS 70, communications, document preparation and insertion, postage and delivery services, reproduction and record storage and retention expenses and travel requested by the Client or its adviser, sub-adviser or administrator.

3. Custody Fees. Forum shall pay any fees of Citibank, N.A., the Client's custodian.

4. Effect of Fee Schedule. This Fee Schedule is an amendment to each Services Agreement, is subject to the terms of each Services Agreement and is executed by an authorized representative of each party. In the event of any conflict between the provisions of this Fee Schedule and the provisions of a Services Agreement, the provisions of this Fee Schedule shall control. No provision of this Fee Schedule may be amended or modified in any manner except in a writing properly authorized and executed by the party against which such an amendment is sought to be enforced.

        IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.

AT FUNDS INVESTMENT TRUST                  FORUM ADMINISTRATIVE SERVICES,
                                           LLC

By:                                        By:
   ----------------------------------         ----------------------------------
        [Name, Title]                              Sara M. Morris, Director

FORUM ACCOUNTING SERVICES, LLC             FORUM SHAREHOLDER SERVICES,
                                           LLC

By:
   ----------------------------------      By:
        Stacey E. Hong, Director              ----------------------------------
                                                   Lisa J. Weymouth, Director

                                                                  Exhibit (k)(7)


                          SUBSCRIPTION ESCROW AGREEMENT
                                      with
                                 Citibank, N.A.


        Subscription Escrow Agreement (the "Agreement"), dated as of March ____, 2005, by and among A T Funds Investment Trust (the "Company"), a Delaware statutory trust registered as a closed-end management investment company, for and on behalf of its series A T Fund of Funds (the "Fund"), and CITIBANK, N.A., a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

        WHEREAS, the Fund intends to offer shares of beneficial interest ("Shares") as described in the Fund's Private Placement Memorandum dated ______ ___, 2005 (which, together with all exhibits thereto and any amendment or supplement thereto, is referred to herein as the "Memorandum");

        WHEREAS, the Shares are being offered and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, and pursuant to registration or to exemptions from registration under state securities laws;

        WHEREAS, the Fund intends to offer the Shares on a continuous basis for purchase by potential investors (also referred to herein as "Subscribers") as of the first business day of each month, or as otherwise determined by the Company's Board of Trustees (each, a "Closing");

        WHEREAS, the Fund expects the initial Closing to occur on or about March 31, 2005, subject to extension for up to 95 days at the discretion of the Company (the "Initial Closing");

        WHEREAS, the offering of Shares will be contingent upon receipt of a minimum aggregate subscription amount that the Fund's investment adviser, A T Funds, LLC (the "Adviser"), determines is sufficient for the Fund to implement its investment objectives and strategies as contemplated in the Memorandum, which the Adviser currently anticipates to be $20 million (the "Minimum"); provided, however, that the Adviser may modify the Minimum amount by providing written notice thereof to the Escrow Agent;

        WHEREAS, the subscription amounts received from Subscribers may be held in escrow for a period of up to 120 days following the Initial Closing (the "Offering Period"), and if the Fund has not received the Minimum by the end of the Offering Period, all subscription amounts received and held in escrow will be returned to Subscribers, without payment of interest; provided, however, that the Offering Period may be extended a reasonable period, upon appropriate disclosure to Subscribers, who will be provided with a reconfirmation offer under which Subscribers must affirmatively elect to reconfirm their subscription and any Subscriber not reconfirming a subscription will have its subscription funds returned, without payment of interest; and

        WHEREAS, with respect to all subscription payments received from Subscribers, the Fund proposes to establish an Escrow Account (defined herein in Section 2) with the Escrow Agent at the office of its Escrow Administration, 388 Greenwich Street, 14th Floor, New York, New York 10013.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1. Establishment of Escrow. Prior to the commencement of the offering of the Shares, the Interested Parties shall establish a non-interest bearing account (the "Escrow Account") with the Escrow Agent. The Fund hereby appoints CITIBANK, N.A. as Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment. The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Shares in accordance with the terms and conditions set forth herein. The Escrow Account shall be entitled "Escrow Account for the benefit of Subscribers for Shares of A T Fund of Funds."

        2. Deposit of Escrowed Property and Disbursement of Funds.

        (a) The Fund, has instructed Subscriber to direct any amounts wired in payment for Shares to the Escrow Agent for deposit in an Escrow Account, in accordance with the wire instructions provided for the Escrow Agent in Section 8 hereof. Upon receipt thereof, the Escrow Agent shall credit such funds to the Escrow Account. During any period prior to the end of the Offering Period or Initial Closing, as applicable, and during the periods between each Closing, the Fund is aware and understands that it is not entitled to the assets held in the Escrow Account (the "Escrow Property") and no Escrow Property shall become the property of the Fund or any other entity, or be subject to the debts of the Fund or any other entity, until properly released by the Escrow Agent to the Fund in accordance with this Agreement. All proceeds so deposited shall remain the property of the Subscriber and shall not be subject to any liens or charges by the Fund or the Escrow Agent until properly released by the Escrow Agent to the Fund in accordance with this Agreement.

        (b) Upon receipt of written instructions from the Fund signed by any Authorized Person (as defined below), at each Closing, the Escrow Agent shall pay out the Subscriber funds in the amounts specified in such written instructions, as such instructions are contemplated by Section 5 herein. If a Closing does not take place, upon receipt of written instructions from the Fund, the Escrow Agent shall, within a reasonable time following receipt of such written instructions, but in no even more than thirty (30) days after receipt of, and in accordance with, such instructions ("Reasonable Time"), refund to each Subscriber at the address appearing on the List of Subscribers (as defined below), or if different from such List of Subscribers at such other address as shall be furnished to the Escrow Agent by the Fund in writing ("Subscriber Address"), all amounts paid by Subscriber pursuant to its subscription agreement for Shares ("Subscription Agreement"), and shall notify the Fund in writing of such refunds. If a Subscriber's funds are not disbursed to the Fund on a Closing due to the Fund's rejection of the Subscriber's account application, or if the Subscriber should decide against an investment in the Fund prior to a Closing but after depositing funds in the Escrow Account, the Escrow Agent, upon receipt of written instructions as contemplated in Section 5 hereof, shall, within a Reasonable Time, refund to the Subscriber at the Subscriber Address, all amounts paid by the Subscriber pursuant to its Subscription Agreement and shall then notify the Fund in writing of such refunds.

        3. Rejection of Subscriber Funds. The Escrow Agent will reject any Subscriber funds upon receipt of written instructions generated as a result of the Fund's or the Adviser's review of the Subscriber's suitability for investment in the Shares. If the Fund's or the Adviser's review of the Subscriber's application and method for payment for Shares under its anti-money laundering policies and procedures indicates a risk of money laundering or fraud, the Fund will notify the Escrow Agent and will provide written instructions regarding disposition of the Subscriber funds in question. The Escrow Agent shall be entitled to rely on the foregoing review by the Fund or the Adviser, and in the absence of such written instructions from the Fund or the Adviser, the Escrow Agent shall be entitled to conclude that no risk of money laundering or fraud exists; provided, however, that the Escrow Agent (without undertaking any independent or additional responsibility for diligence or review) reserves the right to reject Subscriber funds based on its own policies and procedures and determinations by providing notice to the Fund.

        4. Maintenance of Escrowed Property. Pursuant to this Agreement, and during the term of this Agreement, the Escrow Agent shall maintain the assets of the Escrow Property in the Escrow Account.

        5. Written Instructions. All instructions required under this Agreement will be delivered to Escrow Agent in writing, in either original or facsimile form, executed by any person who is authorized by the Fund to provide such instructions ("Authorized Persons"), which Authorized Persons may include officers of the Fund, the Adviser and/or Allegiance Investment Management, LLC, the Fund's administrator (the "Administrator"). In addition, any notices to be given by or to the Fund pursuant to this Agreement may be given by or to any Authorized Person. The identity of such Authorized Persons, as well as their specimen signatures, will be delivered to Escrow Agent in the form of a certificate in the form attached as Exhibit A, and will remain in effect until Fund notifies the Escrow Agent of any change. In its capacity as Escrow Agent, the Escrow Agent will accept all instructions and documents from Authorized Persons so identified to it and complying with the above under the indemnities provided in this Agreement, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, the Escrow Agent reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents if they are not already on file as standing instructions. The Escrow Agent and the Fund and all Authorized Persons identified to the Escrow Agent as provided herein agree that the above constitutes a commercially reasonable security procedure.

        6. List of Subscribers. The Fund shall furnish or cause to be furnished to the Escrow Agent a list, substantially in the form of Exhibit B attached, containing the name of, the address of, number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the social security number, if applicable, of, each Subscriber whose funds are being deposited ("List of Subscribers"), and to which is attached a completed W-9 form (or, in the case of any Subscriber who is not a United States citizen or resident, a W-8 form) for each listed Subscriber. The Fund shall update the List of Subscribers on a monthly basis, and otherwise as reasonably requested by the Escrow Agent, by providing to the Escrow Agent a new List of Subscribers, certified to be accurate by an Authorized Person, which, upon receipt by the Escrow Agent, shall constitute Exhibit B for purposes of this Agreement, until superseded by a subsequent certified List of Subscribers. The Escrow Agent shall notify the Fund of any discrepancy between the subscription amounts set forth on List of Subscribers delivered pursuant to this Section 6 and the subscription amounts received by the Escrow Agent, whereupon the Fund and the Escrow Agent shall resolve such discrepancy, and the Fund shall cause to be delivered to the Escrow Agent a revised List of Subscribers reflecting such resolution.

        7. Withdrawal of Subscription Amounts.

        (a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit C hereto (an "Offering Termination Notice"), from the Fund, the Escrow Agent shall (within Reasonable Time after receipt of such Offering Termination Notice send to each Subscriber listed on the current List of Subscribers held by the Escrow Agent pursuant to Section 6, a check to the order of such Subscriber in the amount of the subscription amount held by the Escrow Agent for such Subscriber as set forth on such List of Subscribers held by the Escrow Agent. The Escrow Agent shall promptly notify the Fund of the distribution of such funds to the Subscribers.

        (b) In the event that (i) funds equal to at least the Minimum have been deposited with the Escrow Agent on or before the Initial Closing, and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Fund from time to time may deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the Subscribers thereof (the "Closing Date"), the proceeds of which are to be distributed on such Closing Date, and identifying the Subscribers and the number of Shares to be sold to each Subscriber on such Closing Date, not less than two (2) nor more than seven
(7) business days prior to such Closing Date. The Escrow Agent, after receipt of such Closing Notice on such Closing Date, shall pay to the Fund, in federal or other immediately available funds and otherwise in the manner specified by the Fund in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the Subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the Subscriber List held by the Escrow Agent pursuant to Section 6.

        (c) If at any time and from time to time prior to the release of any Subscriber's total subscription amount pursuant to paragraph (a) or (b) of this
Section 7 from the Escrow Account, the Fund shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit E hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such Subscriber have been rejected by the Fund (a "Rejected Subscription"), the Escrow Agent, within Reasonable Time after receipt of such Subscription Termination Notice shall send a check to the order of such Subscriber in the amount of such rejected subscription amount.

        (d) For the purposes of this Section 7, any check that the Escrow Agent shall be required to send to any Subscriber shall be sent to such Subscriber by first class mail, postage prepaid, at the address set forth on the List of Subscribers or at such address as the Fund shall indicate in such notices pursuant to this Section 7.

        8. Notices and Wire Instructions.

        (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand or (ii) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

        If to the Fund:

        A T Fund of Funds

        300 Pacific Coast Highway, Suite 305
        Huntington Beach,
        CA 92648 Attn:
        Phone:
        Facsimile:

        If to the Escrow Agent:

        Citibank, N.A.
        Agency and Trust Escrow Group
        388 Greenwich Street, 14th Floor
        New York, NY  10013
        Telephone:  (212) 816-5859
        Facsimile:  (212) 657-2762
        Attention: Camille Tomao

        With a copy (which shall not constitute notice) to:

        Nixon Peabody LLP
        100 Summer Street
        Boston, MA 02110
        Telephone: (617) 345-1130
        Facsimile:  (866) 244-1529
        Attention:  Ripley Hastings, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

        (b) For the purpose of deposits to or payments from the Escrow Account, the parties hereby specify the following wire instructions;

        If to the Fund:

        Bank Name:
        Address:
        ABA Number (9 digit Federal Reserve Bank reference number):
        Beneficiary Account Name:
        Beneficiary Account Number:
        Note:  Citibank does not process SWIFT transactions.

        If to the Escrow Agent:

        Citibank, N.A.
        388 Greenwich Street
        New York, New York 10013
        ABA Number:  0210-0008-9
        CREDIT A/C No.: 36855852
        Reference:  No.  795673 AT Funds LLC Subscription Escrow

        9. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, the Fund further agrees that:

        (a) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property, provided such degree of care is no less than industry standard care, and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

        (b) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Company, the Fund or the Adviser or to which either of them may be a party and to which the Escrow Agent is not a party, nor required to comply with any direction or instruction than is not delivered to the Escrow Agent in accordance with this Agreement. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder; provided, however, that the Escrow Agent shall be responsible for its own ordinary and routine costs and expenses in providing the escrow services contemplated hereunder. Notwithstanding any other provision hereof, the Escrow Agent shall have no responsibility whatsoever for any Subscription Documents nor for the Shares, and the Escrow Agent shall have no duty to disburse any funds deposited with it by check until such check shall have cleared.

        (c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of reckless disregard of its duties hereunder, gross negligence, fraud or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Fund or any entity acting on its behalf that is delivered to the Escrow Agent in accordance with this Agreement, or (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

        (d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism, war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

        (e) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. The Escrow Agent shall have no duty to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof.

        (f) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

        (g) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Fund shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Fund will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications.

        (h) Paragraphs (c) and (g) shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

        (i) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder. The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

        (j) In the event of any dispute between or conflicting claims by or among the Fund and/or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Fund or any other Person for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent, or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses that it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Fund.

        10. Termination.

        (a) This Agreement shall terminate upon the earlier of (i) payment pursuant to Section 7 of all amounts held in the Escrow Account, or (ii) earlier notification in accordance with this Section 10.

        (b) Either party may terminate this Agreement upon thirty (30) calendar days' prior written notice to the other. Within such 30-day period after the foregoing notice is given by either party, the Fund shall appoint a successor escrow agent and provide written notice of such appointment to the Escrow Agent.

        (c) At the end of such 30-day period and after receipt of the identity of the successor escrow agent, the Escrow Agent shall either (i) deliver the Escrow Property then held hereunder to the successor escrow agent and the Fund shall pay the Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent hereunder, or (ii) hold such portion of the Escrow Property, pending distribution, until all such fees, costs and conclusively expenses or other obligations are paid. Upon delivery of the Escrow Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

        (d) If a successor escrow agent has not accepted such appointment by the end of such 30-day period, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Fund at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Fund. Following such 30-day period, the Escrow Agent shall have no further obligation with respect to the Escrow Property.

        11. Fees. As consideration for its agreement to act as Escrow Agent as herein described, the Fund agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit F hereto (made a part of this Agreement as if herein set forth). In addition, the Fund agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

        12. Indemnification of Escrow Agent. The Fund shall be liable for and shall reimburse and indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and any and all claims, expenses, obligations, liabilities, losses, damages, actions, suits, judgments, reasonable costs and expenses (including reasonable attorneys' fees and expenses) suffered or incurred by the Escrow Agent relating to, or arising from the acceptance and performance of its obligations hereunder, or from any claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, except to the extent caused by the Escrow Agent's own gross negligence, fraud or willful misconduct or reckless disregard of its duties and obligations under this Agreement. The obligations of the Fund provided for in this Section 12 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

        13. Governing Law; Consent to Jurisdiction. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The parties hereby submit to the personal jurisdiction of, and agree that all proceedings relating hereto shall be brought in, courts located within the City and State of New York. The parties hereby waive the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction either party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. The parties waive personal service of process and consent to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

        14. Use of Escrow Agent's Name. No printed or other matter in any language (including, without limitation, Memorandum, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Memorandum.

        15. Inurement; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the Subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

        16. Amendment. This Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the Subscribers of the Shares adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

        17.  Headings.  The section headings herein are for convenience only and
shall  not  affect  the  construction   thereof.   Unless  otherwise  indicated,
references to Sections are to Sections contained herein.

        18. Counterparts. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

        A T FUNDS INVESTMENT TRUST, on behalf of its series A T FUND OF FUNDS


        By:_________________________
           Name: Mark G. Torline
           Title: Chief Executive Officer


        CITIBANK, N.A.


        By:_________________________
           Name:
           Title:

EXHIBIT A

                        CERTIFICATE OF AUTHORIZED PERSONS

The undersigned certifies that s/he is a Trustee of A T Funds Investment Trust, a Delaware statutory trust (the "Company"), and as such s/he is authorized to execute this Certificate and further certifies that the following persons have been duly authorized to act as "Authorized Persons" of A T Fund of Funds, a series of the Company (the "Fund"), in accordance with the Subscription Escrow Agreement dated _____________, 2005 between the Company, on behalf of the Fund, and Citigroup N.A. (the "Escrow Agreement"), and that the following Authorized Persons hold the offices with A T Funds, LLC, the Fund's investment adviser, and/or Allegiance Investment Management, LLC, the Fund's administrator, as indicated below, and that the signatures set forth opposite their respective names are their true and genuine signatures.


               Name                             Title / Phone                          Signature
               ----                             -------------                          ---------

                                                       /
-----------------------------------    --------------------------------     --------------------------------

                                                      /
-----------------------------------    --------------------------------     --------------------------------

                                                      /
-----------------------------------    --------------------------------     --------------------------------



        IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ______,
______.

                                            NOTE: S/B SIGNED BY SOMEONE WHOSE
                                            ---------------------------------
                                            NAME IS NOT INCLUDED IN THE ABOVE
                                            ---------------------------------
                                            LIST
                                            ----



                                                          ----------------------
                                                          Name:
                                                          Title:



Call Back Authorized Individuals:
---------------------------------

The below listed persons (must list at least two individuals) have been designated Call Back Authorized Individuals of the Fund and will be notified by Citibank N.A. upon the release of Escrow Property from the Escrow Account unless an original "Standing or Predefined Instruction" letter is on file with the Escrow Agent.


                Name:                                    Telephone #:
                -----                                    ------------


--------------------------------------      ------------------------------------


--------------------------------------      ------------------------------------


--------------------------------------      ------------------------------------

EXHIBIT B


                               LIST OF SUBSCRIBERS

EXHIBIT C

                       Form of Offering Termination Notice


[Date]

VIA FACSIMILE:  212-657-2762



Citibank, N.A., Agency and Trust
388 Greenwich Street, 14th Floor
New York, NY   10013


        Pursuant to Section 7(a) of the Subscription Escrow Agreement dated _____________, 2005 (the "Escrow Agreement") between A T Funds Investment Trust, a Delaware statutory trust (the "Company"), on behalf of its series of A T Fund of Funds (the "Fund"), and Citigroup N.A. (the "Escrow Agent"), the Fund hereby notifies the Escrow Agent of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs the Escrow Agent to make such payments to Subscribers provided for in Section 7(a) of the Escrow Agreement.

Very truly yours,



By:
   --------------------------
    Name:
    Title:

EXHIBIT D

                             Form of Closing Notice


[Date]

VIA FACSIMILE:  212-657-2762



Citibank, N.A., Agency and Trust
388 Greenwich Street, 14th Floor
New York, NY   10013


        Pursuant to Section 7(b) of the Subscription Escrow Agreement dated _____________, 2005 (the "Escrow Agreement") between A T Funds Investment Trust, a Delaware statutory trust (the "Company"), on behalf of its series of A T Fund of Funds (the "Fund"), and Citigroup N.A. (the "Escrow Agent"), the Fund hereby certifies that it has received subscriptions equal to at least the Minimum (as defined in the Escrow Agreement) and the Fund will sell and deliver Shares (as defined in the Escrow Agreement) to the Subscribers (as defined in the Escrow Agreement) thereof at a closing to be held on ________ ___, 2005 (the "Closing Date"). The names of the Subscribers concerned, the number of Shares subscribed for by each of such Subscribers and the related subscription amounts are set forth on the schedule annexed hereto.

        The Fund hereby requests that the aggregate subscription amount be paid as follows:

               [To be inserted].


Very truly yours,





By:
   --------------------------
    Name:
    Title:

EXHIBIT E

                     Form of Subscription Termination Notice

[Date]

VIA FACSIMILE:  212-657-2762



Citibank, N.A., Agency and Trust
388 Greenwich Street, 14th Floor
New York, NY   10013


        Pursuant to Section 7(c) of the Subscription Escrow Agreement dated _____________, 2005 (the "Escrow Agreement") between A T Funds Investment Trust, a Delaware statutory trust (the "Company"), on behalf of its series of A T Fund of Funds (the "Fund"), and Citigroup N.A. (the "Escrow Agent"), the Fund hereby notifies the Escrow Agent that the following subscription(s) have been rejected:


                               Number of Subscribed Shares Rejected        Amount of
Name of Subscriber(s)                               ---------------        Rejected Subscription
--------------------                                                       ---------------------
                                                                           $


Very truly yours,



By:
   --------------------------
    Name:
    Title:

EXHIBIT F

                                  FEE SCHEDULE


                        SCHEDULE OF FEES FOR SERVICES AS
                                  ESCROW AGENT
                              FOR AT FUND OF FUNDS

Acceptance Fee
--------------

To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting due diligence documents submitted in connection with the execution and delivery thereof, communication with other members of the working group:

        $1,000


Annual Administration Fee
-------------------------

To cover maintenance of accounts including safekeeping of assets, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent's records, follow-up of the Escrow Agreement's provisions, and any other duties required by the Escrow Agent under the terms of the Escrow
Agreement:

        $10,000


Legal Fee:
----------

To cover review of legal  documents by Citibank's  outside  counsel on behalf of
Citibank:

        AT COST

Schedule Assumptions
--------------------
o       Governed under New York law
o       Subject to internal approval and satisfactory review of the documents
o No more than 10 wires per month. If the number of wires exceeds 10, there will be a $100 charge per wire
o       Funds will be uninvested

        The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity, nor does it include the fees of our legal counsel. Fees are also subject to satisfactory review of the documentation, and we reserve the right to modify them should the characteristics of the transaction change. Our participation in this program is subject to internal approval of the third party depositing monies into the escrow account. The acceptance fee is payable upon execution of this document. Should this schedule of fees be accepted and agreed upon and work commenced on this program but subsequently halted and the program is not brought to market, the Acceptance Fee and legal fees incurred, if any, will still be payable in full. This Fee Schedule is offered for, and applicable to the program cited on page one only, and is guaranteed for sixty days from the date on this proposal. After sixty days, this offer can be extended in writing only. To help the US government fight terrorism and money laundering, Federal law requires us to obtain, verify and record information that identifies each business or entity that opens an account or establishes a relationship. What this means for you: when you open an account or establish a relationship, we will ask for your business name, a street address and a tax identification number, that Federal law requires us to obtain. We appreciate your cooperation.

                                                                    Exhibit r(2)


                                  (APPENDIX D)

                                 A T FUNDS, LLC
                                 CODE OF ETHICS
                               as of February 2005




     A T Funds, LLC (the "Company") is registered as an investment adviser with the Securities and Exchange Commission (the "SEC") and has adopted the policies and procedures set forth in this Code of Ethics (the "Code") which govern the activities of each officer, director, employee, and member of the Company (collectively, the "Employees").

                               Purpose of the Code

     Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires SEC registered investment advisers to establish, maintain and enforce a written code of ethics that, at a minimum, sets the standard of business conduct that the Company requires of its Employees, requires Employees to comply with applicable federal securities laws,(1) and sets forth provisions regarding personal securities transactions by Employees.

     Under Rule 204A of the Advisers Act, the Company must establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information. Accordingly, the Company and each of its Employees are prohibited from purchasing or selling any publicly traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., Insider Trading). In addition, the Company and each of its Employees has a fiduciary obligation to the Company's clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the Company or such Employees by its clients. Finally, because the Company and each of its Employees is a fiduciary to the Company's clients, the Company and such Employees must also maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of the Company or such Employees and the interests of the Company's clients.

     To ensure that insider-trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth in this Code. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its Employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its

------------------
1 "Federal securities laws" means the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the Investment Company Act of 1940 (the "Investment Company Act"), the Advisers Act, Title V of Gramm-Leach-Bliley Act ("GLB Act"), any rules adopted by the SEC under these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC of the Department of the Treasury.

obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.

     In addition, Rule 17j-1 of the Investment Company Act requires that every investment adviser to an investment company adopt a written code of ethics. Because the Company is the investment adviser to certain registered investment companies (the "Advised Funds"), the Company has included such requirements in this Code. The Company is required to report to the Board of Trustees of the Advised Funds regarding any material compliance violations of this Code by Access Persons (as defined below).

     As a fiduciary to the Company's clients, each Employee must avoid actual and apparent conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for client accounts, or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. Also, the SEC has determined that it is a conflict of interest for an investment adviser's Employees to personally take advantage of a limited investment opportunity without first considering whether the investment is appropriate for any of the Company's clients. If so, the Company's Employees are first obligated to make such limited opportunity available to the Company's clients. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

     Fraudulent activities by Employees are prohibited. Specifically, any Employee, in connection with the purchase or sale, directly or indirectly, by such Employee of a Security Held or to be Acquired by a Company client, including the Advised Funds, may not:

          a) Employ any device, scheme or artifice to defraud the Advised Funds or the Company's clients;

          b) Make any untrue statement of a material fact to the Advised Funds or the Company's clients or omit to state a material fact necessary in order to make the statements made to the Advised Funds, in light of the circumstances under which they are made, not misleading;

          c) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Advised Funds or the Company's clients; or

          d) Engage in any manipulative practice with respect to the Advised Funds or the Company's clients.

     If you have any questions regarding this Code, please contact the Chief Compliance Officer. In the absence of the Chief Compliance Officer, the Chief Executive Officer acts as the alternate chief compliance officer.

I. Definitions

     "Access Person" means any Employee who, in connection which his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Reportable Securities by an Advised Fund, or whose function relates to the making of any recommendations with respect to such purchases or sales. Currently, all Employees are treated as Access Persons of the Advised Funds.

     "Advised Funds" are the Funds for which the Company serves as investment adviser or investment subadviser.

     "Automated investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     "Beneficial ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act. However, any report filed under this Code may state that the report is not to be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

     "Confidential information" means any non-public information concerning the Company's activities or developed by the Company or received by the Company under an express or implied agreement or understanding the information will be treated in confidence or used only for a limited purpose, regardless of whether or not it would be considered to be important by investors. Examples of confidential information include stocks recommended for purchase or sale for client accounts, details of financial transactions, and identity and terms of customer accounts.

     "Fund" means an investment company registered under the Investment Company Act.

     "Initial public offering (IPO)" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     "Inside information" means material, nonpublic information (i.e., information which is not available to investors generally) that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security (e.g., stock; bond; option) including, for example, non-public information relating to a pending merger, acquisition, disposition, joint venture, contract award or termination, major lawsuit or claim, earnings announcement or change in dividend policy, significant product development, or the gain or loss of a significant customer or supplier. Any non-public information may be inside information regardless of whether it is developed internally or obtained from others (e.g., the issuer, current or prospective customers, suppliers or business partners). Information is considered non-public until the market has had a reasonable time after public announcement to assimilate and react to the information.

     "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) or pursuant to Rule 504, 505 or 506.

     "Personal Account" means any securities and futures account of an Employee for which the Employee has a direct or pecuniary interest or for which such Employee influences or controls the investment decisions (other than accounts for the Company's clients, except those clients who fall within the list below). An account established for the benefit of the following will be presumed to be a Personal Account unless the Employee and the Chief Compliance Officer agree otherwise in writing: (i) an Employee of the Company; (ii) the spouse of an Employee; (iii) any child under the age of 21 of an Employee, whether or not residing with the Employee; (iv) any other family member of the Employee residing in the same household with the Employee or to whose financial support the Employee makes a significant contribution; and (v) any other account in which the Employee has a direct or indirect beneficial interest (e.g. joint accounts, trustee accounts, partnerships, investment clubs, estates or closely held corporations in which the Employee has a beneficial interest).

     "Publicly Traded Securities" are any equity or debt instruments traded on an exchange, through NASDAQ or through the "Pink Sheets," any option to purchase or sell such equity or debt instrument, index stock or bond group options that include such equity or debt instrument, futures contracts on stock or bond groups that include such equity or debt instrument, and any option on such futures contracts. Publicly Traded Securities also includes securities traded on foreign security exchanges, shares of registered closed-end investment companies, unit trusts, partnership and similar interests, notes, warrants, or fixed income instruments, and bonds and debt obligations issued by foreign governments, states, or municipalities. Securities issued by Funds (other than Reportable Funds), U.S. treasury bonds, notes and bills, U.S. savings bonds and other instruments issued by the U.S. government, debt instruments issued by a banking institution, such as bankers' acceptances and certificates of deposit, commercial paper and other high-quality short-term debt instruments, and U.S. and foreign currency (collectively, "Non-covered Securities") are not considered Publicly Traded Securities for the purpose of this Code.

     "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     "Reportable Fund" means (i) any Fund for which the Company serves as investment adviser or sub-adviser (i.e., an Advised Fund) or (ii) any Fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company. The Reportable Funds are listed on Exhibit 7.

     "Reportable Security" means a security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include:

          a)   direct obligations of the Government of the United States;

          b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements);

          c)   shares issued by money market funds;

          d)   shares issued by open-end funds other than Reportable Funds; and

          e) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

     "Security Held or to be Acquired" includes: (i) any Reportable Security which, within the most recent 15 days: (a) is or has been held by the Reportable Funds; or (b) is being or has been considered by the Reportable Funds or the Company for purchase by the Reportable Funds; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security described in paragraphs (a) or (b) above.

II. Insider Trading

     It is unlawful to engage in "Insider Trading." This means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Although the Insider Trading prohibitions extend to the activities of its Employees, the Company does not have an investment banking division or affiliate and it is anticipated that Employees will not routinely receive "inside information." However, in order to educate the Company's Employees, more information describing "Insider Trading" is set forth below, and the penalties for trading using such inside information are also described below. In the event an Employee comes into possession of inside information, compliance procedures to regarding the use and treatment of the information are set forth below.

     A. Insider Trading Defined

     The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.


     The laws concerning insider trading generally prohibit:

        -> The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

        -> The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

        -> The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.


          1. Who is an Insider? The concept of "insider" is broad. It includes the officers, directors, Employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the Employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

          2. What is Material Information? Trading on inside information is not a basis for liability unless the information is "material." Material information is broadly construed and is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business, it can be significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

          3. What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

          4. What is "Trading on the Basis of" Material Nonpublic Information? Generally, a purchase or sale of a security is made "on the basis of" material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase of sale.

     B. Penalties for Insider Trading

     Penalties for trading on or communicating material, nonpublic information are severe both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

     ->   Civil injunctions;

     ->   Disgorgement of profits;

     ->   Jail sentences;

     -> Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and

     -> Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

     In addition, any violation of the procedures set forth in this Code can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

C.      Policy Statement Regarding Insider Trading

     The Company expects that each of its Employees will obey the law and not trade on the basis of material, nonpublic information. In addition, the Company discourages its Employees from seeking or knowingly obtaining material, nonpublic information. The Company also prohibits each of its Employees from serving as an officer or director of a company having Publicly Traded Securities.

D.      Procedures to Prevent Insider Trading

     As indicated above, because the Company does not have an investment banking division or affiliate and because the Company prohibits its Employees from serving as an officer or director of a company having Publicly Traded Securities, the Company does not anticipate its Employees routinely being in receipt of material, nonpublic information. However, such persons may from time to time receive such information. If any such person receives any information which may constitute such material, nonpublic information, such person (i) should not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a Personal Account or a client account based on such inside material, nonpublic information, (ii) should not communicate such information to any other person (other than the Company's Chief Compliance Officer), and (iii) should discuss promptly such information with the Chief Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends. Each Employee contacting an issuer or analyst should identify himself as associated with the Company and identify the Company as an investment management firm, and, after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the Employee identified himself as associated with the Company). Once such material, nonpublic information becomes public, the Employee may trade in securities in accordance with this Code.

III. Confidential Client and Company Information

     A. Confidential Information Defined

     As noted above, even if the Company and its Employees do not receive material, nonpublic information (i.e., "inside information"), the Company or its Employees may receive other sensitive or Confidential Information from or about the Company's clients and the Company's Employees will receive confidential or sensitive information about the Company's affairs. Such Confidential Information may include, among other things:

     ->   Names and addresses of clients ("client lists").

     -> Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

     -> The names of the securities being purchased or sold, or being considered for purchase or sale, for any client's account.

     -> Any client or Company information privately given to an Employee that, if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company or (ii) embarrass or harm the client or the Company.


Given the breadth of the above, all information that an Employee obtains through the Company should be considered Confidential Information unless it is specifically known to be available to the public.

B. Policy Statement Regarding Use and Treatment of Confidential Information

     All Confidential Information, whatever the source, may be used only in the discharge of the Employee's duties with the Company. Confidential Information may not be used by Employees for any personal purpose, including the purchase or sale of securities for a personal account. No Employee may use any Confidential Information in any manner that adversely affects the Company or its clients. All Confidential Information is to be treated as the secret, proprietary and confidential data of the Company.

C.      Procedures Regarding Use and Treatment of Confidential Information

     The Company encourages each of its Employees to be aware of, and sensitive to, such Employee's treatment of Confidential Information. The Company has also adopted its Privacy Policy which also sets forth policies and procedures regarding maintaining the privacy of its consumers and customers personal financial information. Each Employee must take the following precautions:

     o Employees must not discuss Confidential Information unless necessary as part of his or her duties and responsibilities with the Company.

     o Precautions must be taken to avoid storing Confidential Information in plain view in public areas of the Company's facilities, including reception areas, conferences rooms and kitchens, and Employees must remove Confidential Information from areas where third parties may inadvertently see it.

     o Particular care should be exercised if Confidential Information must be discussed in public places, such as restaurants, elevators, taxicabs, trains or airplanes, where such information may be overheard.

     o Under no circumstances may Confidential Information be shared with any person, including any spouse or other family member, who is not an Employee of the Company.

     o Employees must return all Confidential Information upon their separation from the Company.

IV. Conflicts of Interest Involving Trading Publicly Traded Securities for Personal Accounts

     A. Fiduciary Duty to Avoid Conflicts of Interest Between Client Accounts and Personal Accounts

     As noted above, because the Company and each of its Employees is a fiduciary to the Company's clients, the Company and such persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. If a potential conflict arises, the Company and the Employee must resolve the matter in the client's favor.

     An actual or apparent conflict of interest could arise when both an Employee and the Company, on behalf of a client, engage in a transaction involving the same security. In such cases, transactions for client accounts must take precedence over transactions in Employees' personal accounts.

     Conflicts of interest may arise when an Employee becomes aware of limited investment opportunities, such as private placements, limited partnerships or any thinly traded securities, whether public or private. Because of the inherent potential for conflict, such investment opportunities demand extreme care and are subject to closer scrutiny in the pre-approval procedures discussed below.

     B. Personal Account Exemption

     If an Employee certifies in writing to the Chief Compliance Officer (or, in the case of the Chief Compliance Officer, to the Company's Chief Executive Officer) that (i) the certifying

Employee does not influence the investment decisions for any specified account of such spouse, child or other person, and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the Employee has provided, the Chief Compliance Officer (or the Chief Executive Officer) may, at her/his discretion, determine that such an account is not subject to the Code.

     Similarly, if an Employee certifies in writing that trading in an account in which he has direct or indirect beneficial ownership is handled by someone other than the Employee, such as a third party who exercises complete investment discretion in managing the account, the Chief Compliance Officer, may, in her/his discretion, determine that such account is not subject to the pre-clearance requirements of the Code, below. In addition, written verification by the third party involved in the management of the account may also be required in certain circumstances. If the Employee has any role in the managing the account, then this exception does not apply.

     Securities held or traded in an excepted account are nonetheless required to be included in the Employee's initial, annual and quarterly reports. Any actual or appearance of a conflict of interest in the trading in the Employee's excepted accounts may render these accounts subject to all of the provisions of the Code.

     C. Policy Statement Regarding Trading for Personal Accounts

     The Company recognizes that the personal investment transactions of its Employees and members of their immediate families demand the application of a strict code of ethics. Consequently, the Company requires that all personal investment transactions be carried out in a manner that will not endanger the interest of any client or create any apparent or actual conflict of interest between the Company and its Employees, on the one hand, and the client, on the other hand. Thus, the Company has adopted the procedures set forth below.

     D. Procedures Regarding Trading for Personal Accounts

          1. Trading Procedures. The following procedures must be followed by all Employees of the Company buying or selling Initial Public Offerings and Limited Offerings (collectively "Special Securities").

               a. Confirm That Not in Receipt of Inside Information. Each Employee wishing to buy or sell a Special Security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that Special Security.

               b. Seek Pre-Approval for All Trades of Special Securities Made for a Personal Account. Each Employee wishing to buy or sell for any Personal Account any Special Security shall complete an "Intention to Execute Form" (attached as Exhibit 1) and obtain approval to buy or sell such Special Security from the Chief Compliance Officer. No person may approve his or her own trade in a Special Security (the Chief Compliance Officer's trades will be approved by the Chief Executive Officer or Chief Financial Officer). If the Chief Compliance Officer grants such approval, he or she shall sign and date the Intention to Execute Form. The Chief Compliance Officer, after consultation with the appropriate portfolio manager, will give such approval only if the trade complies with the following guidelines:

                    (i) No Company Decision to Increase or Decrease Client Holdings. The Company can not have made a decision to buy or sell the same Special Security for its clients, including a decision to increase or decrease clients' positions in the same Special Security.

                    (ii) No Securities to be Purchased by Company for Clients. No Employee may effect a transaction in a Special Security for a Personal Account if that Special Security is planned for purchase by the Company for client accounts, until (a) one (1) day after client purchases in that Special Security, for purchases by Employees, or (b) two (2) days after client purchases in that Special Security, for sales by Employees.

                    (iii) No Securities to be Sold by Company for Clients. No Employee may effect a transaction in a Special Security a Personal Account if that Special Security is planned for sale by the Company for client accounts, until (i) one (1) day after all client sales of that Special Security have been completed, for sales by the Employee, or (ii) two (2) days after all client sales of that Special Security have been completed, for purchases by the Employee.

                    (iv) No Consideration by the Company of Purchase or Sale. Employees may effect transactions in a Special Security that is not then being considered for purchase or sale by the Company for its clients. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

               c. Execute Trade. All approved trades must be executed during the day the approval for such trade is given. If the trade is not executed during such day, the Employee shall seek new approval.

          2. Reports of Personal Transactions

               a. List of Brokerage Accounts. Within 10 days of hiring, each new Employee will provide a statement of initial holdings and a list of all brokerage accounts that are "Personal Accounts" as defined in the policies. (See Initial Holdings Report form, Exhibit 2 to the policies.) The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the person becoming an Employee. The Initial Holdings Report includes all Reportable Securities, including Limited Offerings, in which the Employee had any direct or indirect beneficial ownership of upon commencement of employment by the Company and must contain, at a minimum, the following information:

               o    The name of the Reportable Security and type of security.

               o    As applicable, the ticker symbol or CUSIP number.

               o As applicable, the number of shares or principal amount of each Reportable Security.

               o The name of any broker, dealer, bank or Reportable Fund's transfer agent with the Employee maintains an account in which any Reportable Securities.

               o The employee's signature and the date the Initial Holdings Report is being submitted.

               Additionally, each new Employee or current Employee with new brokerage information shall arrange for duplicate statements to be sent to the Company. (See the form letter in Exhibit 3 to these policies.) If an Employee's list of brokerage accounts becomes inaccurate or incomplete at any time, such Employee shall promptly submit to the Chief Compliance Officer a report correcting or completing all information.

               b. Submission of Reports. In order for the Company to monitor compliance with its insider trading and conflict of interest policies and procedures and to comply with the books and records requirements of the Advisers Act, each Employee of the Company shall submit a "Quarterly Personal Transactions Report" (see Exhibit 4 to these policies) for each of his or her Personal Accounts. The report shall be submitted to the Chief Compliance Officer within thirty days following the end of each quarter, regardless of whether any trading activity took place in that account during the quarter. The Quarterly Personal Transaction Reports must contain, at a minimum, the following information:

                    o The trade date of the transaction and the name of the Reportable Security.

                    o As applicable, the ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security.

                    o The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition).

                    o The price of the Reportable Security at which the transaction was effected.

                    o The name of the broker, dealer, bank or transfer agent with or through which the transaction was effected.

                    o The signature of the Employee and the date the report is being submitted.


               In addition to quarterly reports, each Employee will be required to submit a complete and accurate Annual Holdings Report (see Exhibit 6 to this Code) and to annually certify that he or she has complied with the Company's Code of Ethics. (See Exhibit 5 to this Code.) The Annual Holdings Report is due by February 1st of each year and the information in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted. At a minimum, the Annual Holdings Report must contain the same information as required in the Initial Holdings Report.

               c. Review and Retention of Reports. The Chief Compliance Officer or her designate shall review each Initial and Annual Holdings Report and Quarterly Personal Transactions Report (collectively, the "Reports") to determine whether any violations of the Company's Code or of the applicable securities laws took place. If any Report fails to contain all required information, the Chief Compliance Officer shall contact such Employee to obtain the missing information.

               The Chief Compliance Officer shall promptly review each duplicate confirmation, and compare the transactions reported against the Intention to Execute Forms that were prepared during the month or the quarter, as the case may be, to determine whether any violations of the Company's policies or of the applicable securities laws took place. If there are any discrepancies between trade confirmations and Intention to Execute Forms, the Chief Compliance Officer shall promptly contact such Employee to resolve the discrepancy. Upon discovering a violation of these procedures, the Company may impose such sanctions, as it deems appropriate, including a letter of censure or suspension, or termination of the employment of the violator. Where a violation of procedures affects a client account, the Company may require the trade to be unwound and any profits disgorged to the client account. All material violations of these procedures and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of any investment company client of the Company if the violation involved the securities owned by such investment company client.


               The Company shall retain all documents required to be submitted by Employees under this Code, including, all duplicate confirmations and any documents referred to or incorporated therein, as part of the books and records required by the Advisers Act, as amended, and the rules thereunder. The Chief Compliance Officer's reports shall be reviewed by the Chief Financial Officer.

V. Summary

     A. Importance of Adherence to Procedures

          It is very important that Employees adhere strictly to the Code of Ethics. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company.

     B. Annual Circulation/Certification of Receipt of Code and Amendments

          This Code shall be circulated at least annually to all Employees, and at least annually, each Employee shall be asked to certify in writing pursuant to the form attached hereto as Exhibit 5 that he or she has received and followed the Code. Each Employee will also be asked to certify to the receipt of any amendments to the Code circulated during the year.

     C. Reports to Boards of Reportable Funds

          On at least an annual basis, the Chief Compliance Officer shall prepare a written report describing any issues arising under the Code, including information about any material Code violations by Access Persons and any sanctions imposed due to such violations, and submit the information for review by Board of the Reportable Funds. On an annual basis, the Company shall certify to Board of the Reportable Funds that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

     D. Questions

          Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Chief Compliance Officer or, in her absence, to the Chief Executive Officer or the Chief Financial Officer.

                             Exhibit 1 to Appendix D
                             -----------------------

A T Funds, LLC
INTENTION TO EXECUTE
EMPLOYEE PERSONAL TRADE

Employee Name:________________________________


---------------------------------------------------------------------------------------------------
Date      Buy   Sell  Shares/Amount  Security Name               Symbol    Broker/Dealer    Price
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------



__________________________________ Employee Signature



GUIDELINES

Who should submit this form?                    How long is approval valid?

o   All Employees, long-term temporary          o The trade must be executed on the day
    Employees and on-site consultants.            approval is given.

When should this form be submitted?             Who grants the approval?

o   Before the trade is placed.                 o Trading Department officers.

Whose trades are covered?                       What trades require approval?

o   Employees and their immediate families.     o IPOs, Limited Offerings (e.g.,
                                                  private placements).

How is approval granted?                        What trades do not require
                                                approval?

o   Approval is granted if there are no open    o CDs, commercial paper, open-
    orders or any orders anticipated and if       end mutual funds, banker
    not within a blackout period.                 acceptances and U.S.
                                                  Government bonds, municipal
                                                  bonds.
                                                o Other Publicly Traded
                                                  Securities.



The Trading Policy is designed to avoid actual or apparent conflicts of interest between the interests of the Company or its Employees and the interests of the Company's clients. The guidelines presented above address the most commonly asked questions. Please refer to the Trading Policy for a complete explanation of these and other issues, or contact the Chief Compliance Office directly.


TRADING DEPARTMENT APPROVAL
--------------------------------------------------------------------------------

Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics as follows: (1) There are no open orders for clients to buy or sell the above security(ies); (2) the requisite time has passed since the last transaction in that security, if any, for a client; and (3) I have no personal knowledge that there has been any decision to increase or decrease clients' positions in the above security(ies). (The Trading Desk will check with the Research Department if there is any uncertainty regarding item (3)).

--------------------------------             -----------------------------------
Authorized Officer                           Date and Time Stamp


[] Contrary position?  Explain:

                             EXHIBIT 2 to APPENDIX D
                             -----------------------


                                 A T Funds, LLC
                             Initial Holdings Report
               (complete within ten days of becoming an Employee)
                                Date: ___________

Note: In lieu of completing this report, you may attach duplicate copies of your most recent brokerage or custodian statements provided they are current within 45 days of the date of this report and sign below certifying that all required information has been provided.


1. HOLDINGS


--------------------------------------------------------------------------------
Name of Reportable Security                                     Number of Shares
                                                Ticker Symbol     or Principal
                              Type of Security    or CUSIP           Amount
--------------------------------------------------------------------------------



2.  BROKERAGE / CUSTODY ACCOUNTS

--------------------------------------------------------------------------------
    Name of Institution and
    Account Holders' Name                    Account       Have you requested
    (i.e., you, spouse, child)               Number       duplicate statements?
--------------------------------------------------------------------------------


Signed By:___________________________________         Date:   _______________


Print Name:___________________________________



Reviewed By: ___________________________________
                  (compliance officer signature)

                             EXHIBIT 3 to APPENDIX D
                             -----------------------


(Date)

(Broker name and address)


RE:     (Employee)
        (S.S.N.)


Dear Sir or Madam:

Please be advised that the above-referenced person is an Employee of A T Funds, LLC, an investment adviser registered with the Securities and Exchange Commission. We request that you send duplicate confirmation of this Employee's transactions in securities, as well as duplicate statements, to the attention of:

                      Chief Compliance Officer
                      A T Funds, LLC
                      300 Pacific Coast Highway, Suite 305
                      Huntington Beach, CA  92648

This request is made pursuant to the personal trading policies of A T Funds, LLC, as required under federal securities law.

Thank you for your corporation.

Sincerely,








--------------------------------------------------------------------------------
Sharon Goldberg
Chief Compliance Officer


                                                   - Authorization by Employee -


                                                   -----------------------------
                                                        [Name of Employee]



cc: Employee

                             EXHIBIT 4 to APPENDIX D
                             -----------------------

                          Quarterly Transaction Report
              (complete within 30 days of the ___ quarter of 200_ )
                                Date: ___________

Note: In lieu of completing this Report, you may attach duplicate copies of all of your brokerage or custodian statements for the quarter and sign below certifying that all required information has been provided. If no transactions have been undertaken this Quarter, please check the following box and sign and date below. |_|

1. TRANSACTIONS IN REPORTABLE SECURITIES (including Reportable Funds)


----------------------------------------------------------------------------------------------------------------------------
Name of Security    Ticker                   Number of         Interest Rate     Nature of       Transaction       Date of
                    Symbol      Broker    Shares/Principal      & Maturity      Transaction         Price       Transaction
                   or CUSIP                   Amount              Date          (i.e, buy, sale)
----------------------------------------------------------------------------------------------------------------------------





2. TRANSACTIONS IN LIMITED OFFERINGS (INCLUDES PRIVATE PLACEMENTS, HEDGE FUNDS AND OTHER OFFERINGS NOT PUBLICLY AVAILABLE)



----------------------------------------------------------------------------------------------------------------------------
Name of Security                  Number of            Interest Rate        Nature of          Transaction          Date of
                  Broker       Shares/Principal         & Maturity         Transaction            Price          Transaction
                                   Amount                 Date             (i.e, buy, sale)
----------------------------------------------------------------------------------------------------------------------------






3. BROKERAGE / CUSTODY ACCOUNTS OPENED DURING QUARTER


--------------------------------------------------------------------------------
    Name of Institution and
    Account Holders' Name                    Account       Have you requested
    (i.e., you, spouse, child)               Number       duplicate statements?
--------------------------------------------------------------------------------




Signed By: __________________________________     Date:________________


Print Name: _________________________________


Reviewed By: _________________________________
                (compliance officer signature)

                             EXHIBIT 5 to APPENDIX D
                             -----------------------


                                 A T Funds, LLC
                              ANNUAL CERTIFICATION


     I hereby certify that during calendar year ____ I have complied with my obligations under the A T Funds, LLC Code of Ethics (the "Code of Ethics") as in effect during that period.

     I further certify that I have provided to A T Funds, LLC a list of all of my Personal Accounts, including all brokerage accounts in which I (or others whose accounts are deemed to be my Personal Accounts) place my (or their) own trades.

     Capitalized terms used without definition in this Certification have the meanings given to them in the Code of Ethics.


Dated:  ___________________    ___________________________________________
                                               Signature


                               ____________________________________________
                                     Name of Employee (typed or printed)

                             EXHIBIT 6 to APPENDIX D
                             -----------------------


                             Annual Holdings Report

              (to be accurate within forty-five days of submission)




Print Name:    _____________________________________________________

Date:          ________________________


Note: In lieu of completing this Report, you may attach duplicate copies of your most recent brokerage or custodian statements and sign below certifying that all required information has been provided.

1. HOLDINGS IN REPORTABLE SECURITIES (including Limited Offerings and Reportable Funds)



----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                            Ticker Symbol       Shares or Principal
       Name of Reportable Security      Type of Security      or CUSIP                 Amount
-----------------------------------------------------------------------------------------------------







3.  BROKERAGE / CUSTODY ACCOUNTS

--------------------------------------------------------------------------------
    Name of Institution and
    Account Holders' Name                    Account       Have you requested
    (i.e., you, spouse, child)               Number       duplicate statements?





Signed:___________________________________________________

Reviewed By:______________________________________________
                      (compliance officer signature)

Date:_____________________________________________________

                             EXHIBIT 7 to APPENDIX D
                             -----------------------


                                Reportable Funds
                            (including Advised Funds)

--------------------------------------------------------------------------------
         Advised Funds                           Other Reportable Funds
--------------------------------------------------------------------------------
A T Fund of Funds (closed end)               Rice Hall James Micro Cap Fund
--------------------------------------------------------------------------------
                                             Rice Hall James Small/Mid Cap Fund
--------------------------------------------------------------------------------
                                             Diversified Investors Intermediate
                                             Government Bond Fund
--------------------------------------------------------------------------------
                                             John Hancock Trust High Grade Bond
                                             Trust (formerly Manulife Investment
                                             Trust)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    Exhibit r(3)

                                  (APPENDIX H)

                            TREESDALE PARTNERS, LLC
                                 CODE OF ETHICS

                           (Best Practices--Annotated)

                            Adopted November 1, 2004

I.      INTRODUCTION
        ------------

High ethical standards are essential for the success of the Adviser and to maintain the confidence of clients and investors in investment funds managed by the Adviser ("clients"). The Adviser's long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of the Adviser, including directors, officers and employees of the Adviser must put the interests of the Adviser's clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients. All personnel of the Adviser must also comply with all federal securities laws. In recognition of the Adviser's fiduciary duty to its clients and the Adviser's desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the "Code") containing provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Adviser's clients.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment by the Adviser. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code of Ethics.

II.     DEFINITIONS
        -----------

        1. Access Person means (i) any partner, officer, director, or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser and (ii) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

        2. Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

        3. Beneficial ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

        4. Covered Person means any director/manager, officer, or employee of the Adviser. A Covered Person also includes any solicitor/consultant, representative or agent retained by the Adviser who (i) makes or participates in the making of investments and/or potential investments for the clients; (ii) obtains information on investments and/or potential investments for clients; or (iii) has knowledge of the investments or potential investments of the clients.

        5. Personal Account means any account in which a Covered Person has any beneficial ownership.

        6. Reportable security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), except that it does not include:

           (i)   Direct obligations of the Government of the United States;

           (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

           (iii) Shares issued by money market funds;

           (iv) Shares issued by registered open-end funds other than registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (each a "reportable fund"); and

           (v) Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are reportable funds.

        7. Restricted Security means any security that (1) a client owns or is in the process of buying or selling; (2) the Adviser is researching, analyzing or considering buying or selling for a client; (3) is issued by a registered investment company managed by the Adviser; or
           (4) is issued by a registered investment company whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

        8. Short Sale means the sale of securities that the seller does not own. A Short Sale is "against the box" to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.

III.    APPLICABILITY OF CODE OF ETHICS
        -------------------------------

        Personal Accounts of Covered Persons. This Code of Ethics applies to all Personal Accounts of all Covered Persons.

        A Personal Account also includes an account maintained by or for:

        o A Covered Person's spouse (other than a legally separated or divorced spouse of the Covered Person) and minor children;

        o Any immediate family members who live in the Covered Person's household;

        o Any persons to whom the Covered Person provides primary financial support, and either (i) whose financial affairs the Covered Person controls, or (ii) for whom the Covered Person provides discretionary advisory services; and

        o Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control.

        A comprehensive list of all Covered Persons and Personal Accounts will be maintained by the Adviser's Compliance Officer.

IV.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
        ---------------------------------------------

        1. General. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this Section.

        2. Preclearance of Transactions in Personal Account. A Covered Person must obtain the prior written approval of the Compliance Officer before engaging in any transaction in his or her Personal Account. The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would comply with the provisions of this Code of Ethics and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by completing the Preclearance Form and submitting it to the Compliance Officer in advance of the contemplated transaction. A Preclearance Form is attached as Attachment A. Generally, any security appearing on the Restricted Security list will not be approved for personal trading.

           Any approval given under this paragraph will remain in effect for 24 hours.

        3. Short Sales. A Covered Person shall not engage in any short sale of a security on the Restricted Security list. However, short sales of securities that are not on the Restricted Securities list "against the box" are permitted.

        4. Initial Public Offerings. A Covered Person shall not acquire any direct or indirect beneficial ownership in ANY securities in any initial public offering.

        5. Private Placements and Investment Opportunities of Limited Availability. A Covered Person shall not acquire any beneficial ownership in ANY securities in any private placement of securities or investment opportunity of limited availability unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for clients and whether the opportunity is being offered to the Covered Person by virtue of his or her position with the Adviser.

        6. Service on Boards of Directors. A Covered Person shall not serve as a director (or similar position) on the board of any company unless the Covered Person has received written approval from the Compliance Officer and the Adviser has adopted policies to address such service.

        7. Excessive Trading. The Adviser believes that excessive personal trading by its Covered Persons can raise compliance and conflicts issues. Accordingly, no Covered Person may engage in more than 20 personal securities transactions during any 30 day period.

        8. Gifts. Covered Persons are prohibited from accepting any gift greater than $100 in value from any person or company that does business with the Adviser or a private investment vehicle managed by the Adviser. Unsolicited business entertainment, including meals or tickets to cultural and sporting events are permitted if they are not so frequent or of such high value as to raise a question of impropriety.

        9. Management of Non-Adviser Accounts. Covered Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the Compliance Officer preclears the arrangement and finds that the arrangement would not harm any client. The Compliance Officer may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

V.      EXCEPTIONS FROM PRECLEARANCE PROVISIONS
        ---------------------------------------

        In recognition of the de minimis or involuntary nature of certain transactions, this section sets forth exceptions from the preclearance requirements. The restrictions and reporting obligations of the Code of Ethics will continue to apply to any transaction exempted from preclearance pursuant to this Section. Accordingly, the following transactions will be exempt only from the preclearance requirements of
        Section IV(b):

        1. Purchases or sales that are non-volitional on the part of the Covered Person such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

        2. Purchases or sales pursuant to an Automatic investment plan;

        3. Transactions in securities that are not reportable securities; and

        4. Transactions effected in, and the holdings of, any account over which the Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

VI.     REPORTING
        ---------

        10.Duplicate Copies of Broker's  Confirmations and Account Statements to
           Adviser. All Access Persons must direct their brokers or custodians or any persons managing the Covered Person's/Access Person's account in which any reportable securities are held to supply the Compliance Officer with:

           o duplicate copies of securities trade confirmations ("Broker's Confirmations") within 30 days after the Covered Person's/Access Person's transaction and

           o the Covered Person's/Access Person's monthly and quarterly brokerage statements.

           o All Access Persons must submit to the Compliance Officer a report of their securities transactions no later than 30 days after the end of each calendar quarter. The report must set forth each transaction in a reportable security in which the Access Person had any beneficial interest during the period covered by the report. A form of quarterly report is set forth as Attachment B.

        11.New Accounts. Each Access Person must notify the Compliance Officer promptly if the Access Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian.

        12.Disclosure  of  Securities  Holdings  and  Business  Activities.  All
           Access Persons shall, within 10 days of commencement of employment with the Adviser, submit an initial statement to the Compliance Officer listing all of the

           o securities in which the Access Person has any beneficial ownership, (including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Access Person has any beneficial ownership);

                a. business activities in which the Access Person has a significant role, including any service on the board of directors of a company; and

                b. the names of any brokerage firms or banks where the Access Person in which ANY securities are held.

                c. The report must be dated the day the Access Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes a Access Person of the Adviser. Access Persons shall annually submit to the Compliance Officer an updated statement, which must be current as of a date no more than 45 days prior to the date the report was submitted.

        13.Exceptions to Reporting Requirements. An Access Person need not submit any report with respect to securities held in accounts over which the Access Person has not direct or indirect influence or control or transaction reports with respect to transactions effected pursuant to an automatic investment plan.

        14.Access Persons must report immediately any suspected violations to the Compliance Officer.

        15.Transactions Subject to Review. The transactions reported on the Broker's Confirmations will be reviewed and compared against client transactions.

VII.    RECORDKEEPING
        -------------

        The Compliance Officer shall keep in an easily accessible place for at least five (5) years copies of this Code of Ethics, all Broker's
        Confirmations and periodic statements and reports of Access Persons, copies of all preclearance forms, records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code of Ethics.

        All Broker's Confirmations and periodic statements of Access Persons may be kept electronically in a computer database.

VIII.   OVERSIGHT OF CODE OF ETHICS
        ---------------------------

        16.Acknowledgment. The Compliance Officer shall annually distribute a copy of the Code of Ethics to all Covered Persons. The Compliance Officer will also distribute promptly all amendments to the Code of Ethics. All Covered Persons are required annually to sign and acknowledge their receipt of this Code of Ethics by signing the form of acknowledgment attached as Attachment C or such other form as may be approved by the Compliance Officer.

        17.Review  of  Transactions.   Each  Covered  Person's  transactions  in
           his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients and against the list of Restricted Securities. Any Covered Person transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the management of the Adviser. A Managing Member of the Adviser will review the Compliance Officer's transactions and preclearance requests.

        18.Sanctions. Adviser's management, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

        19.Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client. The Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

        20.ADV  Disclosure.   The  Compliance  Officer  shall  ensure  that  the
           Adviser's  Form ADV (1) describes the Code of Ethics on Schedule F of
           Part II and (2) offers to provide a copy of the Code of Ethics to any client or prospective client upon request.

IX.     CONFIDENTIALITY
        ---------------

        All  reports  of  personal   securities   transactions   and  any  other
        information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

                                                                      APPENDIX H
                                                                    ATTACHMENT A
                                                                    ------------


                             Treesdale Partners, LLC

                                PRECLEARANCE FORM

            FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

Covered Persons must complete this Preclearance Form prior to engaging in any personal transaction (unless excepted by the Code of Ethics).

Investment Information

Issuer:_________________________

Equity Investments:      Cmn        Pfd
Number of shares_________________

Debt Investments
Interest rate:____________
Maturity date:______________

Transaction Information

Transaction Type (please circle):
               Purchase             Sale                  Short Sale
Estimated Trade Date:_______________
Estimated Price:____________________
Broker/Dealer:_____________________

Is the investment a security on the "Restricted Security" List?           Y   N
Is the investment an initial public offering?                             Y   N
Is the investment a private placement or investment
        opportunity of limited availability?                              Y   N
Number of transactions over the last 30 day period?       _______________

Representation and Signature

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information. I understand that preclearance will only be in effect for 24 hours from the time of the Compliance Officer's signature.

---------------------------------

Employee Name (please print)

---------------------------------           --------------------
Employee Signature                                        Date

Disposition of Preclearance Request


Approved  _____________________     ____________________

Denied  _______________________

Compliance Officer

Date

                                                                      APPENDIX H
                                                                    ATTACHMENT B
                                                                    ------------


                          QUARTERLY TRANSACTION REPORT

               This report must be submitted to the Compliance Officer no later than 30 days after the end of a calendar quarter.



Period of Report:  From ____________ to ____________________.



------------------------------------------------------------------------------------------------------------------------------------
  Date           Issuer           Debt:     Amount,    Equity:                     Purchase (P),         Price         Broker
                                  Interest     Rate    Number             of     Sale (S) or Short
                                  and      Maturity    shares                       Sale (SS)
                                  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


I certify that I have reported on this form all transactions in which I had any direct or indirect  beneficial  ownership during the period covered by this report.

____________________________
Name of reporting person
Date:_________________________

                                                                      APPENDIX H
                                                                    ATTACHMENT C
                                                                    ------------



I.      CODE OF ETHICS

        A.      ACKNOWLEDGMENT



        I hereby acknowledge receipt of the Treesdale Partners, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

        I also confirm that I have reported to the Compliance Officer all transactions in which I had or obtained any direct or indirect beneficial ownership.





Date:_________________                             ___________________________
                                                   (Signature)



                                                   ___________________________
                                                   (Print Name)